Registration No. 333- 131136

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ----------------

                                   FORM S-3/A

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                       CITIGROUP MORTGAGE LOAN TRUST INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                or Organization)

                                   01-0791848
                      (I.R.S. Employer Identification No.)

                              390 Greenwich Street
                            New York, New York 10013
                                 (212) 816-6000
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               Executive Offices)

                                  Myongsu Kong
                                 Vice President
                       Citigroup Mortgage Loan Trust Inc.
                              390 Greenwich Street
                            New York, New York 10013
                                 (212) 816-6000
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

Richard M. Horowitz, Esq.                     Susan Mills
Thacher Proffitt & Wood LLP                   Citigroup Mortgage Loan Trust Inc.
2 World Financial Center                      390 Greenwich Street
New York, New York 10281                      New York, New York 10013


================================================================================

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

                                          CALCULATION OF REGISTRATION FEE

============================= =================== ======================== ======================= ===============
    Title of securities                              Proposed maximum         Proposed maximum
        registration             Amount being       offering price per       aggregate offering      Amount of
      being registered          registered(1)             unit(1)                 price(1)             fee(2)
----------------------------- ------------------- ------------------------ ----------------------- ---------------
Mortgage Pass-Through
Certificates and
Mortgage-Backed Notes,
issued in Series............    $1,000,000.00              100%                $1,000,000.00          $107.00
============================= =================== ======================== ======================= ===============

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(2)  Calculated in reliance upon 457(o). (3) Previously paid(.)


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (333-127834) of the Registrant.

                              CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)


                Items and Captions in Form S-3                               Location in Prospectuses

1.   Forepart of  Registration  Statement  and  Outside  Front
     Cover Page of Prospectus..............................     Forepart  of  Registration  Statement  and  Outside
                                                                Front Cover Page of Prospectuses**

2.   Inside Front and Outside Back Cover Pages of Prospectus    Inside  Front  Cover  Page  of   Prospectuses   and
                                                                Outside Back Cover Page of Prospectuses**

3.   Summary Information, Risk Factors and Ratio of Earnings
     to Fixed Charges......................................     Summaries of Prospectus; Special Considerations

4.   Use of Proceeds.......................................     Use of Proceeds**

5    Determination of Offering Price.......................     *

6.   Dilution..............................................     *

7.   Selling Security Holders..............................     *

8.   Plan of Distribution..................................     Method of Distribution**

9.   Description of Securities to Be Registered............     Outside Front Cover Page;  Summaries of Prospectus;
                                                                Description of the Trust Funds;  Description of the
                                                                Certificates**

10.  Interests of Named Experts and Counsel................     *

11.  Material Changes......................................     Financial Information

12.  Incorporation of Certain Information by Reference.....     Incorporation of Certain Information by Reference

13.  Disclosure of Commission  Position on Indemnification for
     Securities Act Liabilities............................     See page II-2

--------------
* Answer negative or item inapplicable.
** To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE

This Registration Statement consists of (i) a basic prospectus for use in a residential or multifamily transaction and (ii) two forms of prospectus supplement (one form to be used in offering a Series of Senior/Subordinate Certificates and the second form to be used in offering Mortgage-Backed Notes). Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.


                       CONTENTS OF REGISTRATION STATEMENT


Forms of Prospectus Supplement:

     Version 1: Form of Prospectus Supplement relating to a
                typical Senior/Subordinate Series

     Version 2: Form of Prospectus Supplement relating to an
                offering of Mortgage-Backed Notes

Form of Basic Prospectus:

     Form of Basic Prospectus for use in a residential or multifamily transaction

Prospectus Supplement dated [____________] (to Prospectus dated [_____________])

$[______________] (APPROXIMATE)

CITIGROUP MORTGAGE LOAN TRUST ____-____
ISSUING ENTITY

CITIGROUP MORTGAGE LOAN TRUST INC.
DEPOSITOR

[------------------]
SELLER AND SPONSOR

[------------------]
SERVICER

[------------------]
TRUST ADMINISTRATOR

ASSET-BACKED PASS THROUGH CERTIFICATES, SERIES 200____-____

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 5 IN THE PROSPECTUS.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

OFFERED CERTIFICATES       The trust created for the Series 200_-____
                           certificates will hold a pool of one- to four-family residential first lien and second lien, fixed-rate and adjustable-rate mortgage loans. The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances at origination that conform to Freddie Mac loan limits and one consisting of mortgage loans with principal balances at origination that may or may not conform to Freddie Mac loan limits. The trust will issue fourteen classes of offered certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, on page S-5 of this prospectus supplement. Credit enhancement for the offered certificates will be provided in the form of excess interest, subordination, overcollateralization and the cap contract. The offered certificates will be entitled to monthly distributions beginning in [____].

UNDERWRITING               Citigroup Global Markets Inc., as underwriter, will
                           offer to the public the offered certificates at varying prices to be determined at the time of sale.
                           The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately [___]% of the aggregate initial certificate principal balance of the offered certificates. See "Method of Distribution."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    CITIGROUP

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Citigroup Mortgage Loan Trust Inc.'s principal offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013 and its phone number is
(212) 816-6000, Attention: Mortgage Finance.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT................................................
RISK FACTORS....................................................................
USE OF PROCEEDS.................................................................
THE MORTGAGE POOL...............................................................
THE ORIGINATOR..................................................................
YIELD ON THE CERTIFICATES.......................................................
DESCRIPTION OF THE CERTIFICATES.................................................
THE SERVICER....................................................................
POOLING AND SERVICING AGREEMENT.................................................
FEDERAL INCOME TAX CONSEQUENCES.................................................
METHOD OF DISTRIBUTION..........................................................
SECONDARY MARKET................................................................
LEGAL OPINIONS..................................................................
RATINGS.........................................................................
LEGAL INVESTMENT................................................................
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.......................................
ANNEX I.........................................................................
ANNEX II........................................................................
ANNEX III.......................................................................
ANNEX IV........................................................................

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY PRESENTS A BRIEF DESCRIPTION OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. ANNEX I, II AND III ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Issuing Entity....................  Citigroup Mortgage Loan Trust Inc.,
                                    Asset-Backed Pass-Through Certificates,
                                    Series 200_-___. The issuing entity will be established under a pooling and servicing agreement among Citigroup Mortgage Loan Trust Inc., as depositor, [___________], as servicer and trust administrator and [___________], as trustee.

Title of Series...................  Citigroup Mortgage Loan Trust Inc.,
                                    Asset-Backed Pass-Through Certificates,
                                    Series 200_-___.

Cut-off Date......................  [________________].

Closing Date......................  On or about [________________].

Depositor.........................  Citigroup Mortgage Loan Trust Inc., a
                                    Delaware corporation and an affiliate of Citigroup Global Markets Inc. The depositor will deposit the mortgage loans into the trust. SEE "THE DEPOSITOR" IN THE PROSPECTUS.

Originator........................  [______________], a [______________]
                                    (referred to in this prospectus supplement as [____]). SEE "THE ORIGINATOR" IN THIS PROSPECTUS SUPPLEMENT.

                                                        [Disclose any
                                                       affiliations or
                                                       transactions with other
                                                       transaction parties].

Servicer..........................  [______________], a [______________]
                                    (referred to in this prospectus supplement as [_______]). Any obligation specified to be performed by the master servicer in the prospectus will be, with respect to the servicing of the mortgage loans, an obligation to be performed by the servicer pursuant to the pooling and servicing agreement, as described herein. SEE "THE SERVICER" IN THIS PROSPECTUS SUPPLEMENT.

                                    [Disclose any affiliations or transactions with other transaction parties].

Seller............................  Citigroup Global Markets Realty Corp., a New
                                    York corporation and an affiliate of
                                    Citigroup Global Markets Inc. The seller will sell the mortgage loans to the depositor.

                                    [Disclose any affiliations or transactions with other transaction parties].

Trust Administrator...............  [______________], a [______________]. SEE
                                    "POOLING AND SERVICING AGREEMENT--THE TRUST
                                    ADMINISTRATOR" IN THIS PROSPECTUS
                                    SUPPLEMENT.

                                                       [Disclose any
                                                       affiliations or
                                                       transactions with other
                                                       transaction parties].

Trustee...........................  [______________], a [______________]. SEE
                                    "POOLING AND SERVICING AGREEMENT--THE
                                    TRUSTEE" IN THIS PROSPECTUS supplement.

                                    [Disclose any affiliations or transactions with other transaction parties].

Credit Risk Manager...............  [______________],a [______________]. SEE
                                    "POOLING AND SERVICING AGREEMENT--THE CREDIT
                                    RISK MANAGER" IN THIS PROSPECTUS SUPPLEMENT.

                                    [Disclose any affiliations or transactions with other transaction parties].

[Any other known transaction
party]............................  [insert a brief description of any other known transaction parties].

Distribution Dates................  Distributions on the certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [________________].

Final Scheduled Distribution
Dates.............................  The final scheduled distribution date for the Class A Certificates and Mezzanine
                                    Certificates will be the distribution date in [_____]. The final scheduled distribution date for the Class A Certificates and Mezzanine Certificates is based upon [____]. The actual final distribution date for each class of Class A Certificates and Mezzanine Certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

Offered Certificates..............  Only the certificates listed in the immediately following table are being
                                    offered by this prospectus supplement. Each class of offered certificates will have the initial certificate principal balance and pass-through rate set forth or described in the immediately following table.

====================================================================================================================
                   INITIAL CERTIFICATE     PASS-THROUGH                     INITIAL CERTIFICATE     PASS-THROUGH
      CLASS        PRINCIPAL BALANCE(1)       Rate(2)          CLASS       PRINCIPAL BALANCE(1)        Rate(2)
---------------   ---------------------    -------------   --------------  --------------------     -------------
A-[__].........        $[________]           Variable      M-[__]........      $[________]            Variable
A-[__].........        $[________]           Variable      M-[__]........      $[________]            Variable
====================================================================================================================

---------------
(1)  Approximate. Subject to a variance of + 5%
(2) The pass-through rate on each class of offered certificates is based on one-month LIBOR plus an applicable certificate margin, subject to a rate cap as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates."


THE TRUST

The depositor will establish a trust with respect to the certificates pursuant to a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer, the trust administrator and the trustee. There will be twenty classes of certificates representing beneficial interests in the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates will represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans and amounts received under the cap contract.

THE MORTGAGE LOANS

References to percentages of the mortgage loans or weighted averages with respect to the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans, or of the indicated subset thereof, as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

The trust will contain [___] conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $[_________] as of the cut-off date, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans will be divided into two loan groups, loan group I and loan group II. Loan group I will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conform to Freddie Mac loan limits. Loan group II will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not conform to Freddie Mac loan limits. In addition, certain of the conforming balance mortgage loans included in loan group II might otherwise have been included in loan group I, but were excluded from loan group I because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance. The mortgage loans in loan group I are referred to in this prospectus supplement as the Group I Mortgage Loans. The mortgage loans in loan group II are referred to in this prospectus supplement as the Group II Mortgage Loans.

The Group I Mortgage Loans will consist of [____] mortgage loans having an aggregate principal balance as of the cut-off date of approximately $[_________], after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group II Mortgage Loans will consist of [___]mortgage loans having an aggregate principal balance as of the cut-off date of approximately $[__________], after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans:  [__]%
Fixed-rate mortgage loans:       [__]%
Interest only mortgage loans:    [__]%
Second lien mortgage loans:      [__]%
Range of mortgage rates:         [__]% - [__]%
Weighted average mortgage rate:  [__]%
Range of gross margins of the
adjustable-rate mortgage loans:  [__]% - [__]%
Weighted average gross margin
of the adjustable-rate
mortgage loans:                  [__]%
Range of minimum mortgage
rates of the adjustable-rate
mortgage loans:                  [__]% - [__]%
Weighted average minimum
mortgage rate of the
adjustable-rate mortgage loans:  [__]%
Range of maximum mortgage
rates of the adjustable-rate
mortgage loans:                  [__]% - [__]%
Weighed average maximum
mortgage rate of the
adjustable-rate mortgage loans:  [__]%
Weighted average next
adjustment date of the
adjustable-rate mortgage loans:  [___________]
Weighed average remaining term
to stated maturity:              [___] months
Range of principal balances:     $[____] - $[____]
Average principal balance:       $[_____]
Range of combined loan-
to-value ratios:                 [__]% - [__]%
Weighted average combined
loan-to-value ratio:             [__]%
Balloon loans:                   [__]%
Geographic concentrations in
excess of 5%:

         [_________]:            [__]%


The Group I Mortgage Loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I
Mortgage Loans:                  [__]%
Fixed-rate Group I Mortgage
Loans:                           [__]%
Interest only Group I Mortgage
Loans:                           [__]%
Second lien Group I Mortgage
Loans:                           [__]%
Range of mortgage rates:         [__]% - [__]%
Weighted average mortgage rate:  [__]%
Range of gross margins of the
adjustable-rate Group I
Mortgage Loans:                  [__]% - [__]%
Weighted average gross margin
of the adjustable-rate Group I
Mortgage Loans:                  [__]%
Range of minimum mortgage
rates of the adjustable-rate
Group I Mortgage Loans:          [__]% - [__]%
Weighted average minimum
mortgage rate of the
adjustable-rate Group I
Mortgage Loans:                  [__]%
Range of maximum mortgage
rates of the adjustable-rate
Group I Mortgage Loans:          [__]% - [__]%
Weighed average maximum
mortgage rate of the
adjustable-rate Group I
Mortgage Loans:                  [__]%
Weighted average next
adjustment date of the
adjustable-rate Group I
Mortgage Loans:                  [___________]
Weighed average remaining term
to stated maturity:              [___] months
Range of principal balances:     $[____] - $[____]
Average principal balance:       $[_____]
Range of combined loan-
to-value ratios:                 [__]% - [__]%
Weighted average combined
loan-to-value ratio:             [__]%
Balloon loans:                   [__]%
Geographic concentrations in
excess of 5%:

         [_________]:            [__]%


The Group II Mortgage Loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II
Mortgage Loans:                  [__]%
Fixed-rate Group II Mortgage
Loans:                           [__]%
Interest only Group II
Mortgage Loans:                  [__]%
Second lien Group II Mortgage
Loans:                           [__]%
Range of mortgage rates:         [__]% - [__]%
Weighted average mortgage rate:  [__]%
Range of gross margins of the
adjustable-rate Group II
Mortgage Loans:                  [__]% - [__]%
Weighted average gross margin
of the adjustable-rate Group
II Mortgage Loans:               [__]%
Range of minimum mortgage
rates of the adjustable-rate
Group II Mortgage Loans:         [__]% - [__]%
Weighted average minimum
mortgage rate of the
adjustable-rate Group II
Mortgage Loans:                  [__]%
Range of maximum mortgage
rates of the adjustable-rate
Group II Mortgage Loans:         [__]% - [__]%
Weighed average maximum
mortgage rate of the
adjustable-rate Group II
Mortgage Loans:                  [__]%
Weighted average next
adjustment date of the
adjustable-rate Group II
Mortgage Loans:                  [_______]
Weighed average remaining term
to stated maturity:              [___] months
Range of principal balances:     $[____] - $[_____]
Average principal balance:       $[_____]
Range of combined loan-
to-value ratios:                 [__]% - [__]%
Weighted average combined
loan-to-value ratio:             [__]%
Balloon loans:                   [__]%
Geographic concentrations in
excess of 5%:
         [_______]               [__]%


FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

CLASS A CERTIFICATES

Class A-[__] Certificates, Class A-[__] Certificates and Class A-[__] Certificates.

GROUP I CERTIFICATES

Class A-[__] Certificates.

GROUP II CERTIFICATES

Class A-[__] Certificates and Class A-[__] Certificates.

MEZZANINE CERTIFICATES

Class M-[__] Certificates, Class M-[__] Certificates and Class M-[__] Certificates.

FLOATING RATE CERTIFICATES

Class A Certificates and Mezzanine Certificates.

SUBORDINATE CERTIFICATES

Mezzanine Certificates and Class CE Certificates.

RESIDUAL CERTIFICATES

Class R and Class R-X Certificates.

The pass-through rate for the Floating Rate Certificates will be a per annum rate based on one-month LIBOR plus an applicable margin set forth below, in each case, subject to the Net WAC Pass-Through Rate as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

                              MARGIN
                   ----------------------------
   CLASS               (1)              (2)
 ---------         -----------      -----------
   A-[__]
   A-[__]
   A-[__]
   M-[__]
   M-[__]
   M-[__]

----------
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(2)  For each interest accrual period thereafter.


The offered certificates will be sold by the depositor to Citigroup Global Markets Inc., the underwriter, on the closing date.

The Floating Rate Certificates will initially be represented by one or more global certificates registered in the name of Cede & Co., as a nominee of The Depository Trust Company in minimum denominations of $25,000 and integral multiples of $1.00 in excess of those minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES--REGISTRATION OF THE BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The Class A-[__] Certificates and the Class M-[__] Certificates are described in this prospectus supplement because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, collateral, rights, risks and other characteristics of the offered certificates.

The Class A-[__] Certificates and the Class M-[__] Certificates, the Class CE Certificates, the Class P Certificates and the Residual Certificates are not offered by this prospectus supplement. Information about these classes of certificates is included in this prospectus supplement solely to facilitate an understanding of the offered certificates.

CLASS A-[__] CERTIFICATES. The Class A-[__] Certificates will have an initial certificate principal balance of approximately $[_______]. The Class A-[__] Certificates will be sold by the depositor to Citigroup Global Markets, Inc. on the closing date.

CLASS M-[__] CERTIFICATES. The Class M-[__] Certificates will have an initial certificate principal balance of $[_______]. The Class M-[__] Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date.

CLASS CE CERTIFICATES. The Class CE Certificates will have an initial certificate principal balance of approximately $[_______], which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately [__]% in the trust. On any distribution date, the Class CE Certificates will be entitled to distributions only after all required distributions on the Floating Rate Certificates for such distribution date have been made. The Class CE Certificates will be delivered to the seller as partial consideration for the sale of the Mortgage Loans.

CLASS P CERTIFICATES. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the seller as partial consideration for the sale of the Mortgage Loans.

RESIDUAL CERTIFICATES. The Residual Certificates will represent the residual interests in the trust. The Residual Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date

TRIGGER EVENT

The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of Class A Certificates and Mezzanine Certificates and affecting the weighted average lives of such certificates. The Step-down Date is the earlier to occur of (1) the first distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the distribution date occurring in [______] and (y) the first distribution date on which the subordination available to the Class A Certificates has doubled. A Trigger Event will be met if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

 See "Description of the Certificates--Allocation of Losses" or "Principal Distributions of Available Funds" and "Glossary of Terms" in this prospectus supplement for additional information.

FEES AND EXPENSES

Before distributions are made on the certificates, the following fees and expenses will be payable: (i) the servicer will be paid a monthly fee equal to one-twelfth of the 0.50% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period, (ii) the trust administrator will be paid a monthly fee equal to one-twelfth of [___]% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period and (iii) the credit risk manager will be paid a monthly fee equal to one-twelfth of [___]% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period. The servicing fee will be payable from amounts on deposit in the collection account. The administration fee and the credit risk manager fee will be payable from amounts on deposit in the distribution account.

See "Fees and Expenses of the Trust" and "Description of Certificates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Floating Rate Certificates will consist of excess interest, subordination, overcollateralization and a cap contract, each as described in this section and under "Description of the Certificates--Credit Enhancement" in this prospectus supplement.

EXCESS INTEREST. The mortgage loans bear interest each month which, in the aggregate, is expected to exceed the amount needed to distribute monthly interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust. The excess interest, if any, from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at the required level.

SUBORDINATION. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of certificates in respect of interest and principal and to afford the more senior classes of certificates protection against realized losses on the mortgage loans.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Floating Rate Certificates and Class P Certificates as of the closing date by approximately $[_______]. The required level of overcollateralization will initially be equal to approximately [__]% of the aggregate principal balance of the mortgage loans as of the cut-off date. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain or restore overcollateralization at the required level.

ALLOCATION OF LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Credit Enhancement--Overcollateralization Provisions" in this prospectus supplement or payments received under the cap contract, then realized losses on the mortgage loans will be allocated to the Mezzanine Certificates in reverse order of seniority. The pooling and servicing agreement will not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there may not be enough interest and principal on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which these certificates are then entitled. SEE "DESCRIPTION OF THE CERTIFICATES-- ALLOCATION OF LOSSES" IN THIS PROSPECTUS SUPPLEMENT.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated thereafter, except in the case of certain subsequent recoveries that occur while such certificates are still outstanding. However, the amount of any realized losses allocated to any of the Mezzanine Certificates may be paid, without interest, on future distribution dates to the holders of such Mezzanine Certificates, if such certificates are then still outstanding, on a subordinated basis to the extent funds are available for such purpose according to the priorities described under "Description of the Certificates--Credit Enhancement--Overcollateralization Provisions" and "Description of the Certificates--Cap Contract" in this prospectus supplement.

CAP CONTRACT

On the closing date, the trustee will enter into a cap contract. The cap contract will require the counterparty to pay amounts to the trust to the extent one-month LIBOR (as defined in the related cap contract) for any related interest accrual period exceeds [__]% per annum, in an amount equal to such excess multiplied by the notional amount for such interest accrual period set forth in Annex IV. The counterparty will make a payment to the trust administrator, as cap administrator and the cap administrator will distribute such amount in the manner and priority as set forth under "Description of the Certificates--Cap Contract" in this prospectus supplement. SEE "DESCRIPTION OF THE CERTIFICATES--THE CAP CONTRACT" IN THIS PROSPECTUS SUPPLEMENT.

[If the aggregate significance percentage is greater than 10%, provide applicable disclosure as outlined in Item 1115(b)(1) and (2) of Regulation AB].

P&I ADVANCES

The servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under "Description of the Certificates--P&I Advances" in this prospectus supplement. The servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. The servicer will not advance the balloon payment with respect to any balloon mortgage loan. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option, the servicer may purchase all of the mortgage loans in the trust, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans and properties acquired in respect of the mortgage loans has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

The seller made, and the originator will make, certain representations and warranties with respect to each mortgage loan at the time of origination, or as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the certificateholders, the originator or the seller, as applicable, will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan. The trust administrator will give or cause to be given written notice to the certificateholders and the NIMS Insurer that such substitution has taken place.

See "Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement for additional information.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the cap account and the cap contract) as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes. SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the offered certificates that the offered certificates receive not lower than the following ratings from Fitch Ratings, or Fitch, Moody's Investors Service, Inc., or Moody's, and Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or S&P:

OFFERED CERTIFICATES    FITCH     MOODY'S      S&P
--------------------   -------    -------    -------
Class A-[__]            [___]      [___]      [___]
Class A-[__]            [___]      [___]      [___]
Class M-[__]            [___]      [___]      [___]
Class M-[__]            [___]      [___]      [___]

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. The ratings on the offered certificates do not address the likelihood of any recovery of basis risk shortfalls by holders of such certificates. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, as amended, to Citigroup Global Markets Inc. This exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986, or the Code, and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Citigroup Global Markets Inc. This exemption generally applies to certificates such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. See "Considerations For Benefit Plan Investors" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the offered certificates.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE CREDIT STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         The originator's underwriting standards are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan and consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae or Freddie Mac credit guidelines. The originator's underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator's first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination for the originator's first lien.

         As a result of the originator's underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Originator" in this prospectus supplement.

MORTGAGE LOANS WITH HIGH LOAN-TO-VALUE RATIOS LEAVE THE RELATED BORROWER WITH LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         The original loan-to-value ratio of a mortgage loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination over the value of the related mortgaged property determined at origination. There can be no assurance that the value of a mortgaged property used in the calculation of the loan-to-value ratio accurately reflected the actual value of the related mortgaged property at origination.

         Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) have an original loan-to-value ratio in excess of 80%. None of the mortgage loans has an original loan-to-value ratio in excess of approximately 100.00%. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the related mortgaged property from the value at the time the mortgage loan was originated. If the value of a mortgaged property decreases, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination will be less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" in this prospectus supplement.

         Furthermore, a mortgagor may have obtained at or around the time of origination of the related originator's first lien or second lien, or may obtain at any time thereafter, additional financing which is subordinate to that lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination for such originator's first or second lien.

THERE ARE RISKS ASSOCIATED WITH SECOND LIEN MORTGAGE LOANS.

         Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high original loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

DELINQUENCIES ON THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE FLOATING RATE CERTIFICATES.

         Approximately [__]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the Group II Mortgage Loans as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are 30-59 days delinquent as of [_______].

         [Provide delinquency information necessary to comply with Items 1111(c) and 1100(b) of Regulation AB].

         The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

INTEREST ONLY MORTGAGE LOANS RISK.

         Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the borrowers to make monthly payments only of accrued interest for the first 24, 36, 60 or 120 months following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the Floating Rate Certificates that are purchased at a discount.

BALLOON LOAN RISK

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans (by aggregate principal balance of the Group II Mortgage Loans as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are balloon loans.

SILENT SECOND LIEN RISK

         Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately [__]% (with respect to such Group I Mortgage Loans) and approximately [__]% (with respect to such Group II Mortgage Loans) and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately [__]% (with respect to such Group I Mortgage Loans) and approximately [__]% (with respect to such Group II Mortgage Loans). With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

THE MORTGAGE LOANS ARE CONCENTRATED IN PARTICULAR STATES, WHICH MAY PRESENT A GREATER RISK OF LOSS RELATING TO THESE MORTGAGE LOANS.

         The chart presented under "Summary of Prospectus Supplement--The Mortgage Loans" lists the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans based on their location:

o Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.


[According to ss.229.1111(b)(14) if 10% or more of the pool assets are or will be located in any one state or other geographic region, describe any economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

HURRICANES MAY POSE SPECIAL RISKS

         At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The Originator or the Seller will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Originator or the Seller, as applicable, will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the trust occurring after the closing date as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

         The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of such certificates.

VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

         The originator will represent that as of the closing date, each mortgage loan was in compliance with applicable federal and state laws and regulations that were in effect at the time the related mortgage loan was originated. In the event of a breach of such representation, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the pooling and servicing agreement.

HIGH COST LOANS

         None of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" in the prospectus.

         In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The failure of the originator to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the originator will be required to purchase such mortgage loan from the trust.

FICO SCORES

         A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter's judgment. Although FICO Scores are used as a predictive measure of a loan's quality, it is not determinative and is based solely on the information available from the credit repositories. As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans.

YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST AND NOT OF ANY OTHER PARTY.

         The certificates will represent obligations of the issuing entity and will not represent an interest in or obligation of the seller, the depositor, the sponsor, the servicer, the credit risk manager, the trust administrator, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the seller, the depositor, the sponsor, the servicer, the credit risk manager, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of distributions on the offered certificates, and there will be no recourse to the seller, the depositor, the servicer, the credit risk manager, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the offered certificates.

THE CAP CONTRACT IS SUBJECT TO COUNTERPARTY RISK.

         The assets of the trust will include the cap contract which will require the counterparty thereunder to make certain payments to the trust. To the extent that distributions on the Floating Rate Certificates depend in part on payments to be received by the trust administrator under the cap contract, the ability of the trustee to make such distributions on the Floating Rate Certificates will be subject to the credit risk of the counterparty to the cap contract. Although there will be a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement cap contract.

CREDIT SCORES MAY NOT ACCURATELY PREDICT THE PERFORMANCE OF THE MORTGAGE LOANS

         Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES.

         The credit enhancement features described in this prospectus supplement are intended to increase the likelihood that holders of the offered certificates will receive regular distributions of interest and/or principal. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed unrecoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, the holders of the offered certificates may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OR RESTORE OVERCOLLATERALIZATION.

         The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Floating Rate Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain or restore overcollateralization, at the then-required level. We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization or thereafter to maintain or restore overcollateralization at the required level. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

o Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. Prepayments and liquidations of mortgage loans with relatively higher mortgage rates will cause excess interest to be reduced to a greater degree than will prepayments and liquidations of mortgage loans with relatively lower mortgage rates.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Floating Rate Certificates.

o The adjustable-rate mortgage loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Floating Rate Certificates, and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Floating Rate Certificates may increase relative to mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by the mortgage loans be applied to cover interest on the Floating Rate Certificates.

o The distribution priorities for the certificates will at times cause certain classes of Floating Rate Certificates with lower pass-through rates to amortize more rapidly than the classes of Floating Rate Certificates with higher pass-through rates, with resulting increases in the weighted average pass-through rate of the Floating Rate Certificates and corresponding decreases in the amount of excess interest.

THE PASS-THROUGH RATES ON THE FLOATING RATE CERTIFICATES ARE SUBJECT TO LIMITATION.

         The Floating Rate Certificates will accrue interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but the pass-through rate on every class of Floating Rate Certificates will be subject to a limit. The limit on the pass-through rates for the Floating Rate Certificates is generally based on the weighted average of the mortgage rates on the related mortgage loans, net of certain fees and expenses of the trust. As a result of the limit on the pass-through rates on the Floating Rate Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were calculated without regard to such limit.

         A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Floating Rate Certificates. Some of these factors are described below.

o The pass-through rates for the Floating Rate Certificates may adjust monthly while the mortgage rates on the fixed-rate mortgage loans do not adjust and the mortgage rates on the adjustable-rate mortgage loans adjust less frequently. Furthermore, substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two, three, five or ten years after their origination. Consequently, the limits on the pass-through rates on the Floating Certificates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rate on one or more classes of the Floating Rate Certificates is more likely to be limited.

o The mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Floating Rate Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Floating Rate Certificates may both decline or increase during the same period, but that the pass-through rates on the Floating Rate Certificates may decline more slowly or increase more rapidly.

         If the pass-through rate on any class of Floating Rate Certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on the same distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. There can be no assurance that any basis risk shortfalls will be recovered, and the ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of such certificates.

         Amounts used to pay such shortfalls on the Floating Rate Certificates may be supplemented by the cap contract on any distribution date to the extent such amount is available in the priority described in this prospectus supplement. However, the amount received from the cap counterparty under the cap contract may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

         The limit on the pass-through rate on any class of Floating Rate Certificates may apply for extended periods, or indefinitely. If the pass-through rate on any class of Floating Rate Certificates is limited for any distribution date, the value of such class of certificates may be temporarily or permanently reduced.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE FLOATING RATE CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the Floating Rate Certificates will depend on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to distribute principal on such certificates. As is the case with mortgage pass-through certificates generally, the Floating Rate Certificates will be subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. See "The Mortgage Pool" in this prospectus supplement.

         The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Floating Rate Certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Floating Rate Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, the adjustable-rate mortgage loans may prepay at different rates and in response to different factors than the fixed-rate mortgage loans. The inclusion of different types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

         The originator or the seller may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the servicer, may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. These purchases will have the same effect on the holders of the Floating Rate Certificates as a prepayment of those mortgage loans.

         The multiple class structure of the Floating Rate Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yields to maturity on the classes of Floating Rate Certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yields to maturity on each class of Floating Rate Certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, payments received under the cap contract or, in the case of a class of Class A Certificates, by the Mezzanine Certificates or, in the case of a class of Mezzanine Certificates, by Mezzanine Certificates with higher numerical class designations. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Floating Rate Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of Initial Certificate Principal Balance Outstanding."

THE YIELD TO MATURITY ON THE FLOATING RATE CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the Floating Rate Certificates will depend on:
(i) the applicable pass-through rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans, and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v) adjustments to the mortgage rates on the adjustable-rate mortgage loans; (vi) the amount of excess interest generated by the mortgage loans; (vii) changes in six-month LIBOR and one-month LIBOR and (viii) the allocation to the Floating Rate Certificates of some types of interest shortfalls.

         If the Floating Rate Certificates are purchased at a premium and principal distributions on these certificates occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Floating Rate Certificates are purchased at a discount and principal distributions on these certificates occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and amounts received under the cap contract as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the certificates upon such liquidations, will result in an earlier return of principal to the Floating Rate Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

ADDITIONAL RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES.

         The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in the Mezzanine Certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the holder. The timing of losses on the mortgage loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, overcollateralization and payments made under the cap contract, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Mezzanine Certificate, such written down amount will not be reinstated (except in the case of Subsequent Recoveries received while such certificate remains outstanding) and will not accrue interest. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates on a subordinated basis, without interest, according to the priorities set forth under "Description of the Certificates--Credit Enhancement-- Overcollateralization Provisions" and "Description of the Certificates--Cap Contract" in this prospectus supplement.

         Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [_______] or a later date as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed the levels set forth under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because the Mezzanine Certificates might not receive any principal if the delinquency levels or realized losses set forth under "Description of the Certificates--Principal Distributions" in this prospectus supplement are exceeded, it is possible for these certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS.

         When a mortgage loan is prepaid, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only in an amount up to the servicer's servicing fee for the related calendar month. In addition, certain shortfalls in interest collections due to the application of the Servicemembers Civil Relief Act, or Relief Act, or due to the application of any state law providing for similar relief will not be covered by the servicer.

         Any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer and any interest shortfalls resulting from the application of the Relief Act for any distribution date will be allocated, first, to the Net Monthly Excess Cashflow and thereafter, to the interest distribution amounts with respect to the Floating Rate Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

         The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks at home and abroad and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the applicable servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

         In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act. See "Legal Aspects of Mortgage Loans--Servicemembers Civil Relief" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer.

[DELINQUENCY STATUS OF THE MORTGAGE LOANS]

         Approximately [___]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are 30-59 days delinquent as of [_____________]. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next monthly due date. As a result of the inclusion of delinquent mortgage loans, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

         [Provide delinquency information necessary to comply with Items 1111(c) and 1100(b) of Regulation AB].

AN OPTIONAL TERMINATION MAY ADVERSELY AFFECT YIELDS ON THE FLOATING RATE CERTIFICATES.

         When the aggregate stated principal balance of the mortgage loans has been reduced to less than 10% of their aggregate stated principal balance as of the cut-off date, the servicer may purchase all of the mortgage loans in the trust and cause an early retirement of the certificates. If this happens, the purchase price paid in connection with such termination, net of amounts payable or reimbursable to the servicer, the trust administrator or others, will be passed through to the related certificateholders. Any class of Floating Rate Certificates purchased at a premium could be adversely affected by an optional purchase of the mortgage loans. In addition, if the trust contains any REO properties at the time of any optional termination, it is possible that the purchase price paid in connection with such termination will be insufficient to result in the payment of the principal of and accrued interest on all classes of Floating Rate Certificates, and this could result in losses or shortfalls being incurred by the most subordinate then-outstanding classes of offered certificates. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE LIMITED.

         The underwriter has no obligation to make a secondary market in the classes of offered certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate and these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

POSSIBLE REDUCTION OR WITHDRAWAL OF RATINGS ON THE OFFERED CERTIFICATES.

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS.

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

         [Legal Actions Pending Against the Originator, Seller, Servicer or Master Servicer or include legal actions in disclosure of each party?]

         All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary" or in the prospectus under "Glossary."

                      AFFILIATIONS AND RELATED TRANSACTIONS

         The sponsor is an affiliate of the servicer and each of the sponsor and the servicer is a direct wholly owned subsidiary of [__________]. None of the other parties to the transaction are related.

         There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between the sponsor and the servicer.

                                 USE OF PROCEEDS

         The seller will sell the mortgage loans to the depositor, and the depositor will convey the mortgage loans to the trust in exchange for and concurrently with the delivery of the certificates. Net proceeds, after deduction of expenses payable by the depositor, equal to approximately $[_______], from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the seller. These net proceeds will represent the purchase price to be paid by the depositor to the seller for the mortgage loans. The seller will have acquired the mortgage loans from the originator prior to the sale of the mortgage loans to the depositor.

         [According to ss.229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by ss.229.1108(a)(2), depositor, issuing entity, originator contemplated by ss.229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

                                THE MORTGAGE POOL

         The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties in the aggregate and in each loan group as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

         The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans in the aggregate and in each loan group will be representative of the characteristics of the mortgage pool and each such loan group as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans in the related loan group or in the aggregate as of the cut-off date.

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

         The trust will consist of a pool of one- to four- family, fixed-rate and adjustable-rate, first lien and second lien residential mortgage loans which will be divided into two loan groups consisting of loan group I containing mortgage loans that conform to Freddie Mac loan limits at origination and loan group II containing mortgage loans that may or may not conform to Freddie Mac loan limits at origination. In addition, certain of the conforming balance mortgage loans included in loan group II might otherwise have been included in loan group I, but were excluded from loan group I because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance.

         [If applicable, include discussion of loan groups in accordance with
Section 1111(a)(3) of Regulation AB]

         The mortgage pool will consist of [__] conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $[_______] after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The Group I Mortgage Loans will consist of [__] conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $[_______] after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The Group II Mortgage Loans will consist of [__] conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $[_______] after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than 30 years.

         The mortgage loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first or second liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units, planned unit developments and townhouse units. The mortgage loans will be acquired by the depositor from the seller in the manner described in this prospectus supplement.

         All of the Mortgage Loans were originated by [_______] or acquired by [_______] from correspondent lenders after re-underwriting such acquired Mortgage Loans generally in accordance with its underwriting guidelines then in effect.

         Each mortgage loan will accrue interest at the fixed-rate or the adjustable-rate calculated as specified under the terms of the related mortgage note. Approximately [__]% of the Mortgage Loans are adjustable-rate mortgage loans and approximately [__]% of the Mortgage Loans are fixed-rate mortgage loans. Approximately [__]% of the Group I Mortgage Loans are adjustable-rate mortgage loans and approximately [__]% of the Group I Mortgage Loans are fixed-rate mortgage loans. Approximately [__]% of the Group II Mortgage Loans are adjustable -rate mortgage loans and approximately [__]% of the Group II Mortgage Loans are fixed-rate mortgage loans.

         Each fixed-rate mortgage loan has a mortgage rate that is fixed for the life of such mortgage loan.

         Each adjustable-rate mortgage loan accrues interest at a mortgage rate that is adjustable. Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that (i) the first adjustment of the rates for approximately [__]% of the adjustable-rate Group I Mortgage Loans and approximately [__]% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately two years from the date of origination, (ii) the first adjustment of the rates for approximately [__]% of the adjustable-rate Group I Mortgage Loans and approximately [__]% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately three years from the date of origination, (iii) the first adjustment of the rates for approximately [__]% of the adjustable-rate Group I Mortgage Loans and approximately [__]% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately five years from the date of origination and (iv).the first adjustment of the rates for approximately [__]% of the adjustable-rate Group I Mortgage Loans and approximately [__]% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) and approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately ten years from the date of origination. Such adjustable-rate mortgage loans are referred to in this prospectus supplement as "delayed first adjustment mortgage loans." In connection with each mortgage rate adjustment, the adjustable-rate mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each adjustable-rate mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each adjustable-rate mortgage loan will generally not increase or decrease by more than [__]% to [__]% per annum, on any related adjustment date after the first adjustment date and will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this prospectus supplement, and the related gross margin. See "--The Index" in this prospectus supplement. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         Approximately [__]% of the Group I Mortgage Loans, approximately [__]% of the Group II Mortgage Loans and approximately [__]% of the mortgage loans provide that for a period of 24, 36, 60 or 120 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

         Approximately [__]% of the Group I Mortgage Loans, approximately [__]% of the Group II Mortgage Loans and approximately [__]% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period not in excess of three years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan in any 12 month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982, or Parity Act, which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the Office of Thrift Supervision's ruling does not retroactively affect loans originated before July 1, 2003. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions--Prepayment Charges and Prepayments" in the prospectus.

         All of the mortgage loans have scheduled monthly payments due on the first day of the month and that day is referred to as the "due date" with respect to each mortgage loan. Each mortgage loan will contain a customary "due-on-sale" clause.

         None of the mortgage loans are buydown mortgage loans.

         The Mortgage Loans were selected by the Seller and the Depositor using criteria established by the Seller, the Depositor, the Underwriters and the Rating Agencies.

MORTGAGE LOAN STATISTICS FOR ALL MORTGAGE LOANS

         The average principal balance of the mortgage loans as of the cut-off date was approximately $[_______]. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $[_______] or less than approximately $[_______].

         The mortgage loans had mortgage rates as of the cut-off date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average mortgage rate for the mortgage loans was approximately [__]% per annum.

         As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from approximately [__]% per annum to approximately [__]% per annum, minimum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum and maximum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the cut-off date, with respect to the adjustable-rate mortgage loans, the weighted average gross margin was approximately [__]% per annum, the weighted average minimum mortgage rate was approximately [__]% per annum and the weighted average maximum mortgage rate was approximately [__]% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs in [_______] and the weighted average next adjustment date for all of the adjustable-rate mortgage loans following the cut-off date is [_______].

         The weighted average original loan-to-value ratio of the mortgage loans as of the cut-off date was approximately [__]%. As of the cut-off date, no mortgage loan had an original loan-to-value ratio greater than 100.00% or less than approximately [__]%. The original loan-to-value ratio of a mortgage loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination over the value of the related mortgaged property determined at origination.

         The weighted average remaining term to stated maturity of the mortgage loans was approximately [__] months as of the cut-off date. None of the mortgage loans will have a first due date prior to [_______] or after [_______], or will have a remaining term to stated maturity of less than [__] months or greater than [__] months as of the cut-off date. The latest maturity date of any mortgage loan is [_______].

         The weighted average credit score of the mortgage loans for which credit scores were available is approximately [__]. The "Weighted Average FICO" column heading in the tables below relating to the mortgage loans refers to the weighted average credit score of only the mortgage loans in the applicable subset for which credit scores were available.

         The mortgage loans are expected to have the characteristics as set forth in Annex II to this prospectus supplement as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding.

GROUP I MORTGAGE LOAN STATISTICS

         The average principal balance of the Group I Mortgage Loans as of the cut-off date was approximately $[_______]. No Group I Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $[__________] or less than approximately $[___________].

         The Group I Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average mortgage rate for the Group I Mortgage Loans was approximately [__]% per annum.

         As of the cut-off date, the adjustable-rate Group I Mortgage Loans had gross margins ranging from approximately [__]% per annum to approximately [__]% per annum, minimum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum and maximum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the cut-off date, with respect to the adjustable-rate Group I Mortgage Loans, the weighted average gross margin was approximately [__]% per annum, the weighted average minimum mortgage rate was approximately [__]% per annum and the weighted average maximum mortgage rate was approximately [__]% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group I Mortgage Loan occurs in [_______] and the weighted average next adjustment date for all of the adjustable-rate Group I Mortgage Loans following the cut-off date is [_______].

         The weighted average original loan-to-value ratio of the Group I Mortgage Loans as of the cut-off date was approximately [__]%. As of the cut-off date, no Group I Mortgage Loan had an original loan-to-value ratio greater than 100.00% or less than approximately [__]%. The original loan-to-value ratio of a Group I Mortgage Loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the Group I Mortgage Loan at origination over the value of the related mortgaged property determined at origination.

         The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately [__] months as of the cut-off date. None of the Group I Mortgage Loans will have a first due date prior to [_______] or after [_______], or will have a remaining term to stated maturity of less than [__] months or greater than [__] months as of the cut-off date. The latest maturity date of any Group I Mortgage Loan is [_______].

         The weighted average credit score of the Group I Mortgage Loans for which credit scores were available is approximately [__]. The "Weighted Average FICO" column heading in the tables below relating to the Group I Mortgage Loans refers to the weighted average credit score of only the Group I Mortgage Loans in the applicable subset for which credit scores were available.

         The Group I Mortgage Loans are expected to have the characteristics as set forth in Annex II to this prospectus supplement as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding.

         GROUP II MORTGAGE LOAN STATISTICS

         The average principal balance of the Group II Mortgage Loans as of the cut-off date was approximately $[_______]. No Group II Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $[_______] or less than approximately $[___________].

         The Group II Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average mortgage rate for the Group II Mortgage Loans was approximately [__]% per annum.

         As of the cut-off date, the adjustable-rate Group II Mortgage Loans had gross margins ranging from approximately [__]% per annum to approximately [__]% per annum, minimum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum and maximum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the cut-off date, with respect to the adjustable-rate Group II Mortgage Loans, the weighted average gross margin was approximately [__]% per annum, the weighted average minimum mortgage rate was approximately [__]% per annum and the weighted average maximum mortgage rate was approximately [__]% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group II Mortgage Loan occurs in [_______] and the weighted average next adjustment date for all of the adjustable-rate Group II Mortgage Loans following the cut-off date is [_______].

         The weighted average original loan-to-value ratio of the Group II Mortgage Loans as of the cut-off date was approximately [__]%. As of the cut-off date, no Group II Mortgage Loan had an original loan-to-value ratio greater than 100.00% or less than approximately [__]%. The original loan-to-value ratio of a Group II Mortgage Loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the Group II Mortgage Loan at origination over the value of the related mortgaged property determined at origination.

         The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately [__] months as of the cut-off date. None of the Group II Mortgage Loans will have a first due date prior to [_______] or after [_______], or will have a remaining term to stated maturity of less than [__] months or greater than [__] months as of the cut-off date. The latest maturity date of any Group II Mortgage Loan is [_______].

         The weighted average credit score of the Group II Mortgage Loans for which credit scores were available is approximately [__]. The "Weighted Average FICO" column heading in the tables below relating to the Group II Mortgage Loans refers to the weighted average credit score of only the Group II Mortgage Loans in the applicable subset for which credit scores were available.

         The Group II Mortgage Loans are expected to have the characteristics as set forth in Annex II to this prospectus supplement as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding.

CREDIT SCORES

         Credit scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score of a borrower is based on that borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the depositor, the seller, the servicer, the trustee, the trust administrator, the underwriter or any of their respective affiliates has made or will make any representation as to the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

THE INDEX

         As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable-rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as specified in the related mortgage note either as of the first business day 45 days prior to that adjustment date or as of the first business day of the month preceding the month of the adjustment date.

         In the event that the index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

PRE-FUNDING ACCOUNTS AND OTHER CHANGES TO POOL ASSETS

         [If the transaction contemplates a pre-funding period, provide the information required by ss.229.1111(g)].

         [Additionally, add any language necessary to comply with Item 1103(a)(5) of Regulation AB].

LEGAL AND REGULATORY PROVISIONS

         [Insert information required by ss.229.1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

CLAIMS ON POOL ASSETS

         [Describe any material direct or contingent claim that parties other than holders of the certificates have on any pool assets pursuant to ss.229.1111(f). Also, describe any material cross-collateralization or cross-default provisions relating to the pool assets.]

                             STATIC POOL INFORMATION

         The depositor has filed with the Securities and Exchange Commission, by a Current Report on Form 8 K, static pool information about prior securitized pools of mortgage loans of the originator, which information is incorporated by reference into this prospectus supplement. The static pool information includes
(i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in quarterly increments from the related cut-off date through [___________]. The static pool information about prior securitized pools of mortgage loans of the originator that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement.

         There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the trust.

                                 THE ORIGINATOR

         The information set forth in the following paragraphs with regard to the originator and the originator's underwriting standards has been provided by the originator.


     [Underwriting guidelines to be provided by the Originator in accordance with ss.229.1110 of Regulation AB].

                                   THE SPONSOR

         The information set forth in the following paragraphs has been provided by [_____________].

         [Information to be provided by the Sponsor in accordance with ss.229.1104 of Regulation AB].

                                  THE DEPOSITOR

         Citigroup Mortgage Loan Trust Inc., a Delaware corporation, is the depositor of the transaction. The depositor was organized on [______] and is an affiliate of Citigroup Global Markets Inc. The depositor maintains its principal office at 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604)1285.

         The depositor has been engaged in the securitization of mortgage loans since its incorporation in [________]. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The depositor typically acquires mortgage loans and other assets for inclusion in securitizations from the sponsor.

         The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

         After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the trust fund. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the mortgage loans, to arrange for the cap contract or replacement instruments to be included in the trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Securities Exchange Act of 1934, as amended, to provide notices to certain parties under the pooling and servicing agreement or to provide requested information to the various transaction participants.

         The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential mortgage loans, mortgage securities and agency securities, offering mortgage-backed or other asset-backed securities, and related activities.

                               THE ISSUING ENTITY

         [_____________], the issuing entity, will be a New York common law trust established pursuant to the Pooling and Servicing Agreement. The trust will not own any assets other than the Mortgage Loans and the other assets described under "Pooling and Servicing Agreement--General." The trust will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement. The trust will not have any directors, officers, or other employees. No equity contribution will be made to the trust by the sponsor, the depositor or any other party, and the trust will not have any other capital. The fiscal year end of the trust will be December
31. The trust will act through the trustee.

                            YIELD ON THE CERTIFICATES

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or any state law providing for similar relief to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on these mortgage loans. See "Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only in an amount up to the servicer's servicing fee for the related calendar month. The effect of any principal prepayments on the mortgage loans, to the extent that any Prepayment Interest Shortfalls exceed Compensating Interest, and the effect of any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates--Interest Distributions" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS

         The yields to maturity of the Floating Rate Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         The rate of principal payments, the aggregate amount of payments and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the adjustable-rate mortgage loans will in turn be affected by the amortization schedules of such mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments on the mortgage loans. The rate of principal prepayments on the mortgage loans will be affected by payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases (whether optional or required), by an originator or the seller, as the case may be. All of the mortgage loans contain due-on-sale clauses. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge.

         Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Floating Rate Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Floating Rate Certificates may vary from the anticipated yield will depend upon the degree to which the Floating Rate Certificates are purchased at a discount or premium and the degree to which the timing of distributions on the Floating Rate Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Floating Rate Certificates purchased at a discount, the risk that a slower than assumed rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Floating Rate Certificates purchased at a premium, investors should consider the risk that a faster than assumed rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the Floating Rate Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the Floating Rate Certificates. As a result, the effect on an investor's yield of principal distributions occurring at a rate higher or lower than the rate assumed by the investor during the period immediately following the issuance of the Floating Rate Certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal distributions.

         The rate of payments (including prepayments), on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. The prepayment experience of the delayed first adjustment mortgage loans may differ from that of the other mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments. In addition, the existence of the applicable periodic rate caps, maximum mortgage rates and minimum mortgage rates with respect to the adjustable-rate mortgage loans may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the Floating Rate Certificates. Furthermore, the interest-only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Because principal distributions prior to the Stepdown Date or when a Trigger Event is in effect are distributed to more senior classes of Floating Rate Certificates before other classes, and because distributions of principal to the Class A Certificates will be allocated among the classes of Class A Certificates in accordance with the priorities described under "Description of the Certificates--Principal Distributions," holders of classes of Floating Rate Certificates having a later distribution priority bear a greater risk of losses than holders of classes having earlier distribution priorities. As a result, the Floating Rate Certificates having later distribution priority will represent an increasing percentage of the obligations of the trust during the period prior to the commencement of distributions of principal on these certificates.

         Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment or that the value of the mortgaged property will be sufficient to cover the amount due on the mortgage loan. Any recovery made on a defaulted mortgage loan in the absence of realized losses will have a similar effect on the holders of the Floating Rate Certificates as a prepayment of those mortgage loans.

SPECIAL YIELD CONSIDERATIONS

         The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable-rate mortgage loans, adjust semi-annually based upon six-month LIBOR, subject to periodic and lifetime limitations and after an initial period of six months, two, three, five or ten years after origination. The pass-through rates on the Floating Rate Certificates will adjust monthly based upon one-month LIBOR determined as described in this prospectus supplement, subject to the related Net WAC Pass-Through Rate, with the result that increases in the pass-through rate on the Floating Rate Certificates may be limited by the related Net WAC Pass-Through Rate for extended periods in a rising interest rate environment. With respect to the adjustable-rate mortgage loans, six-month LIBOR and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR, potentially resulting in the application of the related Net WAC Pass-Through Rate on the related class of Floating Rate Certificates. In addition, if the mortgage loans with relatively higher mortgage rates prepay more rapidly than the mortgage loans with relatively lower mortgage rates, then the related Net WAC Pass-Through Rate will decrease, and the Floating Rate Certificates will be more likely to have their pass-through rates limited by the related Net WAC Pass-Through Rate. Application of the related Net WAC Pass-Through Rate would adversely affect the yield to maturity on the Floating Rate Certificates.

         If the pass-through rate on any class of Floating Rate Certificates is limited by the related Net WAC Pass-Through Rate for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such distribution date or on future distribution dates, from the proceeds of the cap contract and from Net Monthly Excess Cashflow, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the Floating Rate Certificates and the payment of certain fees and expenses of the trust. The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of those certificates.

         As described under "Description of the Certificates--Allocation of Losses," amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by advances made by the servicer. Such delinquencies may affect the yield to investors in these certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of these certificates.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be distributed to the investor. The weighted average life of each class of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid. Principal payments on the mortgage loans may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor), as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (referred to as the Prepayment Assumption in this prospectus supplement) assumes:

         (i) in the case of the fixed-rate mortgage loans, 100% of the Fixed-Rate Prepayment Vector. The Fixed-Rate Prepayment Vector assumes a constant prepayment rate, or CPR, of [__]% per annum in the first month of the life of such mortgage loans and an additional approximately [__]% per annum (precisely [__]) in each month thereafter until the [__] month. Beginning in the [__] month and in each month thereafter during the life of such mortgage loans, the Fixed-Rate Prepayment Vector assumes a CPR of [__]%; and

         (ii) in the case of the adjustable-rate mortgage loans, 100% of the Adjustable-Rate Prepayment Vector. The " Adjustable-Rate Prepayment Vector" means (a) a CPR of [__]% per annum in the first month of the life of such Mortgage Loans and an additional [__]% per annum in each month thereafter until the [__] month, and then beginning in the [__] month and in each month thereafter until the [__] month, a CPR of [__]% per annum, (b) beginning in the [__] month and in each month thereafter until the [__] month, a CPR of [__]% per annum and (c) beginning in the [__] month and in each month thereafter, a CPR of 30% per annum. However, the assumed prepayment rate for the adjustable-rate mortgage loans will not exceed [__]% CPR per annum in any period for any percentage of the Adjustable-Rate Prepayment Vector.

         CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption.

         The tables entitled "Percent of Initial Certificate Principal Balance Outstanding" indicate the percentage of the initial Certificate Principal Balance of the each class of the offered certificates that would be outstanding after each of the dates shown at the various percentages of the Prepayment Scenarios indicated and the corresponding weighted average lives of the offered certificates. The tables are based on the following modeling assumptions:

o the mortgage loans have the characteristics set forth in the table entitled "Assumed Mortgage Loan Characteristics" which is attached as Annex III to this prospectus supplement;

o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in [_______];

o the mortgage loans prepay at the percentages of the Prepayment Assumption indicated in the applicable Prepayment Scenario;

o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;

o none of the originator, the seller, the servicer or any other person purchases from the trust any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second footnote to the tables;

o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in [_______], and are computed prior to giving effect to any prepayments received in the prior month;

o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in [_______], and include 30 days' interest on the mortgage loan;

o except with respect to the interest only mortgage loans, the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its stated remaining term;

o        the certificates are purchased on [_______];

o the sum of the Servicing Fee Rate and the Credit Risk Manager Fee Rate is [__]% per annum;

o six-month LIBOR remains constant at [__]% per annum and one-month LIBOR remains constant at [__]% per annum and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the next adjustment date and on subsequent adjustment dates, if necessary, to equal the applicable index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations;

o the certificate principal balances of the Class P Certificates is $[__]; and

o the monthly payment on each adjustable-rate mortgage loan is adjusted on the due date immediately following the next adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment.

                             PREPAYMENT SCENARIOS(1)

                                      I           II            III           IV           V
                                   ------       ------         ------       ------       ------
Fixed-Rate Mortgage Loans:          [__]%        [__]%         [__]%         [__]%        [__]%
Adjustable-Rate Mortgage Loans:     [__]%        [__]%         [__]%         [__]%        [__]%

---------------
(1) Percentages of the Fixed-Rate Prepayment Vector in the case of the fixed-rate mortgage loans and the Adjustable-Rate Prepayment Vector in the case of the adjustable-rate mortgage loans.


         There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables below. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding, and the weighted average lives of the offered certificates. In addition, to the extent that the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of six-month LIBOR or one-month LIBOR will remain constant as assumed, the offered certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables below indicate the weighted average lives of the offered certificates, and set forth the percentage of the initial Certificate Principal Balances of the offered certificates that would be outstanding after each of the dates shown, at the various Prepayment Scenarios indicated. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance and weighted average lives shown in the tables. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                              CLASS A-[__]                              CLASS A-[__]
                               ------------------------------------------  ---------------------------------------
      DISTRIBUTION DATE           I        II      III      IV       V       I       II     III      IV       V
----------------------------   -------  -------  -------  ------  -------  ------  ------  ------   ------  ------
Initial Percentage..........      100%    100%     100%    100%    100%     100%    100%    100%     100%     100%
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
Weighted Average Life to
Maturity in Years(1)........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
Weighted Average Life to
Optional Termination in
Years(1)(2).................     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]

----------
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                              CLASS M-[__]                              CLASS M-[__]
                               ------------------------------------------  ---------------------------------------
      DISTRIBUTION DATE           I        II      III      IV       V       I       II     III      IV       V
----------------------------   -------  -------  -------  ------  -------  ------  ------  ------   ------  ------
Initial Percentage..........      100%    100%     100%    100%    100%     100%    100%    100%     100%     100%
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
[_______________]...........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
Weighted Average Life to
Maturity in Years(1)........     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]
Weighted Average Life to
Optional Termination in
Years(1)(2).................     [__]     [__]     [__]    [__]    [__]     [__]    [__]    [__]     [__]    [__]

----------
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

          There is no assurance that prepayments of the mortgage loans in the mortgage pool will conform to any of the Prepayment Scenarios indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any percentage of the Prepayment Assumption until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

         If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the cap contract and available for that purpose), will be allocated to those certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of investors to fully recover their investments. Once a Realized Loss is allocated to a Mezzanine Certificate, such written down amount will not bear interest and will not be reinstated (except in the case of subsequent recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of such Certificates on a subordinated basis without interest according to the priorities set forth under "Description of the Certificates--Credit Enhancement--Overcollateralization Provisions" and "Description of the Certificates--Cap Contract" in this prospectus supplement.

         The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Class A Certificates and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date, even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL DESCRIPTION OF THE CERTIFICATES

         The certificates will consist of [_______] classes of certificates designated as the Class A-[__] Certificates, the Class A-[__]Certificates, the Class A-[__]Certificates, the Class M-[__] Certificates, the Class M-[__] Certificates, the Class M-[__] Certificates, the Class CE Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates. Only the Class A Certificates and the Mezzanine Certificates (other than the Class A-[__]and Class M-[__] Certificates) are offered by this prospectus supplement.

         For the designations given to certain classes of certificates based on their characterization, see "Summary of Prospectus Supplement--The Certificates" in this prospectus supplement.

         The certificates represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of the mortgage pool of conventional, one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans.

         Distributions on the certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [_______].

         Each class of offered certificates will have the initial Certificate Principal Balance (subject to the indicated permitted variance) and pass-through rate as set forth in the table appearing in the summary of this prospectus supplement and as described under "-- Pass-Through Rates" below. The Class A-[__] Certificates will have an initial Certificate Principal Balance of $[_______] and the Class M-[__] Certificates will have an initial Certificate Principal Balance of $[_______].

         The Class A Certificates in the aggregate evidence an initial approximate [__]% undivided interest in the trust. The Mezzanine Certificates and the Class CE Certificates evidence the following approximate initial undivided interests in the trust:

                     CLASS     PERCENTAGE INTEREST (%)
                   --------    -----------------------
                    M-[__]            [__]
                    M-[__]            [__]
                      CE              [__]

         The offered certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company, or DTC, and its participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess of those minimum denominations.

         All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trust administrator to the persons in whose names the certificates are registered at the close of business on each record date. With respect to the Floating Rate Offered Certificates, the record date for each distribution date will be the close of business on the business day immediately preceding such distribution, for so long as such certificates are book-entry certificates as described under "--Registration of the Book-Entry Certificates" below. With respect to each class of the Fixed Rate Offered Certificates and any definitive certificates, the record date for each distribution date will be the close of business on the last business day of the calendar month immediately preceding the calendar month in which such distribution date occurs (or, in the case of the first distribution date, the close of business on the closing date). Distributions will be made either by check mailed to the address of each certificateholder as it appears in the certificate register or upon written request to the trust administrator at least five business days prior to the relevant record date by any holder of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the related certificates at the corporate trust office of the trust administrator or other location specified in the notice to certificateholders of the final distribution.

FEES AND EXPENSES OF THE TRUST

         The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to certificateholders:

                          Frequency of                                  How and When Fee
Fee Payable to:           Payment:           Amount of Fee:             Is Payable:
--------------------      ------------       -------------------        -------------------
Servicer                  [Monthly]          [_________________]        [_________________]
Master Servicer and       [Monthly]          [_________________]        [_________________]
Trust Administrator
Credit Risk Manager       [Monthly]          [_________________]        [_________________]

------------
(1) See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement for a description of additional compensation that the servicer may receive.


REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

         The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 150,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

         Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System," or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trust administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

         Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trust administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

         DTC has advised the trust administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trust administrator is unable to locate a qualified successor or (b) after the occurrence of a servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator on behalf of the trustee will issue definitive certificates, and thereafter the trust administrator will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the depositor, the servicer, the trustee or (except in connection with its role as depositary for Clearstream) the trust administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PASS-THROUGH RATES

         The pass-through rate for any class of Floating Rate Certificates and any distribution date will be the lesser of (i) the related Formula Rate for such distribution date and (ii) the related Net WAC Pass-Through Rate for such distribution date. See "--Glossary" below.

         Each class of Floating Rate Certificates will accrue interest during each Interest Accrual Period on the related Certificate Principal Balance at the related pass-through rate calculated as described above. Interest will accrue on the Floating Rate Certificates on the basis of a 360 day year and the actual number of days elapsed in such Interest Accrual Period. The interest entitlement of each class of Floating Rate Certificates on each distribution date will also include any interest distributable on such class on the prior distribution date (exclusive of any Net WAC Rate Carryover Amount for such class) that was undistributed on such prior distribution date together with interest on such undistributed amount for the most recently-ended Interest Accrual Period at the applicable pass-through rate therefor. The interest entitlement of each class of certificates will be reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and by the allocable share for such class of shortfalls resulting from the application of the Relief Act. See "--Interest Distributions" below.

         The pass-through rate for each class of Floating Rate Certificates for the Interest Accrual Period beginning on a distribution date, to the extent it has been determined, and for the immediately preceding Interest Accrual Period will be made available via the trust administrator's internet website, together with the monthly statements required by the pooling and servicing agreement. See "--Reports to Certificateholders" below.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period and the Floating Rate Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the trust administrator will determine one-month LIBOR for such Interest Accrual Period. "One-month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein), Bloomberg Page BBAM or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The trust administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of (x) one-month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the trust administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the trust administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the seller; and "Reserve Interest Rate" shall be the rate per annum that the trust administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which two or more New York City banks selected by the trust administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the trust administrator can determine no such arithmetic mean because fewer than two New York City banks have provided such quotes, the lowest one-month U.S. dollar lending rate which two or more New York City banks selected by the trust administrator are quoting on such Interest Determination Date to leading European banks.

         The establishment of one-month LIBOR on each Interest Determination Date by the trust administrator and the trust administrator's calculation of the rate of interest applicable to the Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

GLOSSARY

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

"ALLOCATED REALIZED LOSS AMOUNT": An Allocated Realized Loss Amount with respect to (x) any class of Mezzanine Certificates and any distribution date will be an amount equal to the sum of any Realized Losses allocated to that class of certificates on the distribution date as described above in "--Allocation of Losses; Subordination" and any Allocated Realized Loss Amount for that class remaining undistributed from the previous distribution date minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

"AVAILABLE DISTRIBUTION AMOUNT": The Available Distribution Amount for any distribution date will be equal to the sum, net of amounts (other than the servicing fee and the credit risk manager fee) reimbursable therefrom to the servicer, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fees and the credit risk manager fee for such distribution date, (ii) certain unscheduled payments in respect of the mortgage loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans) occurring during the related Prepayment Period and (iii) all P&I Advances and Compensating Interest with respect to the mortgage Loans received for the related distribution date. Prepayment Charges collected with respect to the mortgage loans will not be included among the "Available Distribution Amount" available for general distributions on the certificates. Prepayment Charges will be distributed to the holders of the Class P Certificates which are not offered hereby.

"BANKRUPTCY LOSS": A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

"CERTIFICATE MARGIN": With respect to the Floating Rate Certificates and any distribution date, the applicable Certificate Margin for such distribution date as set forth below:

                              MARGIN
                 -------------------------------
   CLASS             (1)                  (2)
-----------      ----------            ---------
  A-[__]            [__]%                [__]%
  A-[__]            [__]%                [__]%
  M-[__]            [__]%                [__]%
  M-[__]            [__]%                [__]%

----------
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(2)  For each interest accrual period thereafter.


"CERTIFICATE PRINCIPAL BALANCE": The Certificate Principal Balance of any Floating Rate Certificate as of any date of determination will be equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of all amounts allocable to principal previously distributed with respect to that certificate and with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries as described below). The Certificate Principal Balance of the Class CE Certificates as of any date of determination will be equal to the excess, if any, of the then aggregate principal balance of the mortgage loans over the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates. In the event that Realized Losses on a mortgage loan are subsequently recovered from the proceeds of a mortgage loan, the Certificate Principal Balance of the most senior class of Mezzanine Certificates then outstanding to which realized losses have been allocated will be increased by the amount of such subsequently recovered loss amount, to the extent of aggregate Realized Losses previously allocated to such class.

"CLASS M-[__] PRINCIPAL DISTRIBUTION AMOUNT": The Class M-[__] Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date) and (ii) the Certificate Principal Balance of the Class M-[__] Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

"COMPENSATING INTEREST": With respect to any principal prepayments in full or in part, any payments made by the servicer from their own funds to cover Prepayment Interest Shortfalls as described herein.

"CREDIT RISK MANAGER FEE": With respect to any Distribution Date, the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the mortgage loans. Such fee will be paid monthly from the trust in accordance with the pooling and servicing agreement.

"CREDIT RISK MANAGER FEE RATE": With respect to any Distribution Date, [__]% per annum.

"DEBT SERVICE REDUCTION": A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

"DEFICIENT VALUATION": With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

"DETERMINATION DATE": The Determination Date with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

"DUE PERIOD": The Due Period with respect to any distribution date will be the period commencing on the second day of the month immediately preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

"EXPENSE ADJUSTED MORTGAGE RATE": The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

"EXPENSE ADJUSTED MAXIMUM MORTGAGE RATE": The Expense Adjusted Maximum Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

"FORMULA RATE": With respect to the Floating Rate Certificates is the lesser of
(a) one-month LIBOR plus the applicable Certificate Margin and (b) the Maximum Cap Rate.

"GROUP I ALLOCATION PERCENTAGE": The Group I Allocation Percentage for any distribution date is the percentage equivalent of a fraction, the numerator of which (i) the Group I Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

"GROUP I INTEREST REMITTANCE AMOUNT": The Group I Interest Remittance Amount for any distribution date will be that portion of the Available Distribution Amount for such distribution date attributable to (i) interest received or advanced on the Group I Mortgage Loans and (ii) amounts in respect of Prepayment Interest Shortfalls paid by the servicer on the Group I Mortgage Loans (in each case, to the extent remaining after payment of an allocable portion of (A) the servicing fees for such distribution date and any unpaid servicing fees in respect of prior periods collected by the servicer and (B) the credit risk manager fee for such distribution date).

"GROUP I PRINCIPAL DISTRIBUTION AMOUNT": The Group I Principal Distribution Amount for any distribution date will be the sum of (i) the principal portion of all scheduled monthly payments due on the Group I Mortgage Loans during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such distribution date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received on the Group I Mortgage Loans during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans and (iv) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such distribution date minus (v) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Group I Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Floating Rate Certificates.

"GROUP I PRINCIPAL REMITTANCE AMOUNT": The Group I Principal Remittance Amount for any distribution date will be that portion of the Available Distribution Amount equal to the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

"GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT": The Group I Senior Principal Distribution Amount is an amount equal to the excess of (i) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to the related distribution date over (ii) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

"GROUP II ALLOCATION PERCENTAGE": The Group II Allocation Percentage for any distribution date is the percentage equivalent of a fraction, the numerator of which (i) the Group II Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

"GROUP II INTEREST REMITTANCE AMOUNT": The Group II Interest Remittance Amount for any distribution date will be that portion of the Available Distribution Amount for such distribution date attributable to (i) interest received or advanced on the Group II Mortgage Loans and (ii) amounts in respect of Prepayment Interest Shortfalls paid by the servicer on the Group II Mortgage Loans (in each case, to the extent remaining after payment of an allocable portion of (A) the servicing fees for such distribution date and any unpaid servicing fees in respect of prior periods collected by the servicer and (B) the credit risk manager fee for such distribution date).

"GROUP II PRINCIPAL DISTRIBUTION AMOUNT": The Group II Principal Distribution Amount for any distribution date will be the sum of (i) the principal portion of all scheduled monthly payments due on the Group II Mortgage Loans during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such distribution date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received on the Group II Mortgage Loans during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans and (iv) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such distribution date minus (v) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Group II Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Floating Rate Certificates.

"GROUP II PRINCIPAL REMITTANCE AMOUNT": The Group II Principal Remittance Amount for any distribution date will be that portion of the Available Distribution Amount equal to the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

"GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT": The Group II Senior Principal Distribution Amount is an amount equal to the excess of (i) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to the related distribution date over (ii) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

"INTEREST ACCRUAL PERIOD": The Interest Accrual Period for any distribution date and the Floating Rate Certificates will be the period commencing on the distribution date of the month immediately preceding the month in which the distribution date occurs or, in the case of the first distribution date, commencing on the closing date, and ending on the day preceding the distribution date. All distributions of interest on the Floating Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

"INTEREST CARRY FORWARD AMOUNT": The Interest Carry Forward Amount with respect to any class of Floating Rate Certificates and any distribution date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining unpaid from the previous distribution date, plus interest accrued thereon at the related pass-through rate on such class of certificates for the most recently ended Interest Accrual Period.

"INTEREST DISTRIBUTION AMOUNT": The Interest Distribution Amount for each class of certificates on any distribution date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of certificates immediately prior to the distribution date at the then applicable pass-through rate for such class, reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief.

"MAXIMUM CAP RATE": The Maximum Cap Rate for any distribution date and

         (a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period, plus an amount, expressed as a per annum rate, equal to the product of (i) the payment made by the cap counterparty divided by the aggregate principal balance of the Mortgage Loans and (ii) 12;

         (b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period, plus an amount, expressed as a per annum rate, equal to the product of (i) the payment made by the cap counterparty divided by the aggregate principal balance of the Mortgage Loans and (ii) 12; and

         (c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

"NET MONTHLY EXCESS CASHFLOW": The Net Monthly Excess Cashflow for any distribution date will be equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

o        the Available Distribution Amount for such distribution date over

o the sum for such distribution date of the aggregate of (a) the Senior Interest Distribution Amounts distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amounts distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

"NET WAC PASS-THROUGH RATE": The Net WAC Pass-Through Rate for any distribution date and

         (a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period;

         (b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period; and

         (c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Group I Certificates and (ii) the Net WAC Pass-Through Rate for the Group II Certificates.

"NET WAC RATE CARRYOVER RESERVE ACCOUNT": The reserve account established by the trust administrator from which payments in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made.

"NET WAC RATE CARRYOVER AMOUNT": For any class of Floating Rate Certificates and any distribution date, an amount equal to the sum of (i) the excess, if any, of
(x) the amount of interest such class of certificates would have accrued for such distribution date had the related pass-through rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such distribution date at the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount for such class from the prior distribution date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such class for such Interest Accrual Period.

"OVERCOLLATERALIZATION INCREASE AMOUNT": The Overcollateralization Increase Amount with respect to any distribution date will equal the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such distribution date and (ii) any amounts received under the cap contract for this purpose (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed).

"OVERCOLLATERALIZATION REDUCTION AMOUNT": The Overcollateralization Reduction Amount with respect to any distribution date will equal the lesser of (a) the Principal Remittance Amount on such distribution date and (b) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed) over (ii) the Overcollateralization Target Amount for such distribution date.

"OVERCOLLATERALIZATION TARGET AMOUNT": The Overcollateralization Target Amount with respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the cut-off date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) [__]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) approximately 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

"OVERCOLLATERALIZED AMOUNT": The Overcollateralized Amount with respect to any distribution date will equal the excess, if any, of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates (after taking into account the distributions of the Principal Remittance Amount on the related distribution date).

"PREPAYMENT INTEREST SHORTFALL": With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

"PREPAYMENT PERIOD": The Prepayment Period for any distribution date is the period commencing on the 16th day of the month preceding the month in which such distribution date falls (or, in the case of the first distribution date, from [_______]) and ending on the 15th day of the calendar month in which such distribution date occurs.

"PRINCIPAL REMITTANCE AMOUNT": The Principal Remittance Amount for any distribution date will be the sum of (a) the Group I Principal Remittance Amount and (b) the Group II Principal Remittance Amount.

"REALIZED LOSS": A Realized Loss is (a) a Bankruptcy Loss or (b) with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the servicer for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan.

"SENIOR ENHANCEMENT PERCENTAGE": The Senior Enhancement Percentage for any distribution date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates, calculated after taking into account distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

"SENIOR INTEREST DISTRIBUTION AMOUNT": The Senior Interest Distribution Amount for each class of Class A Certificates on any distribution date is equal to the sum of the Interest Distribution Amount for that class for that distribution date and the Interest Carry Forward Amount, if any, for that class for that distribution date.

"SENIOR PRINCIPAL DISTRIBUTION AMOUNT": The Senior Principal Distribution Amount for any distribution date is the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

"SERVICING FEE RATE": The Servicing Fee Rate on each mortgage loan is [__]% per annum.

"STEPDOWN DATE": The Stepdown Date will be the earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in [_______] and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only prior to any distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date) is greater than or equal to approximately [__]%.

"SUBSEQUENT RECOVERIES": Subsequent recoveries, net of expenses reimbursable to the servicer, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

"TRIGGER EVENT": With respect to any distribution date, a Trigger Event is in effect if:

(i) (A) the percentage obtained by dividing the aggregate principal balance of mortgage loans delinquent 60 days or more (including mortgage loans delinquent 60 days or more and in foreclosure or bankruptcy and REO properties) by the aggregate principal balance of all of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds (B) [__]% of the Senior Enhancement Percentage for the prior distribution date; or

(ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Prepayment Period, divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such distribution date:

               DISTRIBUTION DATE OCCURRING IN                 PERCENTAGE
               --------------------------------              ------------
               [________] through [________]                    [___]%
               [________] through [________]                    [___]%
               [________] through [________]                    [___]%
               [________] through [________]                    [___]%
               [________] and thereafter                        [___]%


INTEREST DISTRIBUTIONS

         On each distribution date, the trust administrator will withdraw from the Certificate Account that portion of Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount for such distribution date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such distribution date.

         I. On each distribution date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

         (i) to the holders of the Group I Certificates, the Senior Interest Distribution Amount allocable to the Group I Certificates; and

         (ii) concurrently, to the holders of each class of Group II Certificates, on a PRO RATA basis based on the entitlement of each such class, the Senior Interest Distribution Amounts related to such certificates, to the extent remaining undistributed after the distribution of the Group II Interest Remittance Amount, as set forth in clause II below.

         II. On each distribution date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

         (i) concurrently, to the holders of each class of Group II Certificates, on a PRO RATA basis based on the entitlement of each such class, the Senior Interest Distribution Amounts allocable to the Group II Certificates; and

         (ii) to the holders of the Group I Certificates, the Senior Interest Distribution Amount related to such certificates, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount, as set forth in clause I above.

         III. On each distribution date, following the distributions made pursuant to clauses I and II above, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining will be distributed sequentially, to the Class M-[__], Class M-[__] and Class M-[__] Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such class.

         On any distribution date, any Prepayment Interest Shortfalls to the extent not covered by the servicer and any shortfalls resulting from the application of the Relief Act or similar state laws will be allocated, first, in reduction of the Interest Distribution Amount with respect to the Class CE Certificates determined as provided in the pooling and servicing agreement, and thereafter, in reduction of the Interest Distribution Amounts with respect to the Floating Rate Certificates on a PRO RATA basis based on their respective entitlements to such interest for such distribution date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls.

PRINCIPAL DISTRIBUTIONS

         I. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

         (i) to the holders of the Group I Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

         (ii) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

         II. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

         (i) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

         (ii) to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balance thereof has been reduced to zero.

         III. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such distribution date will be made sequentially to the Class M-[__], Class M-[__] and Class M-[__] Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

         IV. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

         (i) to the holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

         (ii) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount as described herein, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

         V. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

         (i) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; and

         (ii) to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described herein, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance thereof has been reduced to zero.

         VI. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such distribution date will be made in the following amounts and order of priority:

         (i) to the holders of the Class M-[__] Certificates, the Class M-[__] Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) to the holders of the Class M-[__] Certificates, the Class M-[__] Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

         (iii) to the holders of the Class M-[__] Certificates, the Class M-[__] Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

         The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the Class A-[__], Class A-[__] and Class A-[__] Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero, with the exception that on any distribution date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, principal distributions will be allocated concurrently, to the Class A-[__], Class A-[__] and Class A-[__] Certificates, a PRO RATA basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

CREDIT ENHANCEMENT

         The holders of each class of Class A Certificates and each class of Mezzanine Certificates (subject to the priorities described under "--Excess Interest and Overcollateralization," "--Allocation of Losses" and "--Cap Contract" below) are entitled to the benefits of the credit enhancement consisting of excess interest, overcollateralization, subordination and the cap contract.

         SUBORDINATION. The rights of the holders of the Subordinate Certificates and the Residual Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates and Residual Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates and Residual Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates and Residual Certificates.

         In addition, the rights of the holders of Mezzanine Certificates with higher distribution priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Mezzanine Certificates with lower distribution priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of interest and principal will be senior to the rights of the holders of the Class CE Certificates and Residual Certificates, in each case to the extent described herein.

         The subordination feature is intended to enhance the likelihood of regular receipt by the holders of the more senior classes of certificates of distributions in respect of interest and principal and to afford such holders limited protection against Realized Losses.

         EXCESS INTEREST AND OVERCOLLATERALIZATION. The mortgage loans, if they perform, are expected to generate more interest than is needed to distribute interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust. The weighted average of the mortgage rates of the mortgage loans (net of certain fees and expenses of the trust) is generally expected to be higher than the weighted average of the pass-through rates on the Floating Rate Certificates. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of the closing date by approximately $ [_______] which is approximately equal to the initial Overcollateralization Target Amount. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as an accelerated distribution of principal on the Floating Rate Certificates, whenever the Overcollateralization Amount is less than the required amount, subject to the priorities described below and under "--Principal Distributions" above.

         The payment of portions of the Net Monthly Excess Cashflow (to the extent described above and subject to the priorities described below) as principal distributions to the holders of the Floating Rate Certificates is intended to maintain or restore overcollateralization (the excess of the aggregate principal balance of the mortgage loans over the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates). The pooling and servicing agreement requires that the above described principal distributions to the holders of the Floating Rate Certificates entitled to principal continue whenever funds are available for such purpose, until the amount of overcollateralization is equal to the Overcollateralization Target Amount. There can be no assurance that Net Monthly Excess Cashflow will be generated in amounts sufficient to maintain the required level of overcollateralization. There can be no assurance as to the rate at which the Certificate Principal Balances of the certificates entitled to principal will be reduced, and there can be no assurance that Realized Losses will not be allocated to the Mezzanine Certificates. However, excess interest payments from the cap and overcollateralization are intended to absorb Realized Losses prior to the allocation of any such Realized Losses to the Mezzanine Certificates. See "--Allocation of Losses" below.

         With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid in the following amounts and order of priority:

         (i) to the holders of the class or classes of Floating Rate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, without taking into account amounts, if any, received under the cap contract, distributable as part of the Group I Principal Distribution Amount and Group II Principal Distribution Amount;

         (ii) sequentially, to the holders of the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such class for such distribution date;

         (iii) sequentially, to the holders of the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class for such distribution date;

         (iv) to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates, without taking into account amounts, if any, received under the cap contract;

         (v) to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

         (vi) to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

         In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses could result in an overcollateralization deficiency since such Realized Losses would reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balance of the Floating Rate Certificates. In such event, the pooling and servicing agreement will require the distribution from Net Monthly Excess Cashflow, if any, of an amount equal to the Overcollateralization Increase Amount, which will constitute a principal distribution on the Floating Rate Certificates in reduction of the Certificate Principal Balances thereof in order to eliminate such overcollateralization deficiency. This will have the effect of accelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         In the event that the Overcollateralized Amount exceeds the Overcollateralization Target Amount on any distribution date, the pooling and servicing agreement will provide that a portion of the Principal Remittance Amount on such distribution date be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This will have the effect of decelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.

         On the Closing Date, the trust administrator will establish the Net WAC Rate Carryover Reserve Account from which distributions in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC. On each distribution date, after making the distributions and allocations of the last of the Available Distribution Amount for such distribution date as described above, the trust administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of the amount then on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates for such distribution date and will distribute such amounts to the holders of such classes of certificates in the following amounts and order of priority:

          (i) concurrently, to the Class A Certificates, on a PRO RATA basis based on the Certificate Principal Balance for each such class prior to any distributions of principal on such distribution date and then on a PRO RATA basis based on any remaining Net WAC Rate Carryover Amount for each such class; and

         (ii) sequentially, to the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates.

         On each distribution date, the trust administrator will withdraw from the certificate account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

         [If the potential liability of any credit enhancement provider is greater than 10%, provide applicable disclosure as outlined in Item 1114(b)(1) and (2) of Regulation AB].

CAP CONTRACT

         On the closing date, the trustee will enter into a cap contract. Pursuant to the cap contract, [______________________________________] (together with any successor, the "Counterparty" or "Cap Provider") will agree to pay to the trust a monthly payment in an amount equal to the product of: (1) for the distribution date in [_______] through the distribution date in [_______], the excess, if any, of one-month LIBOR (as defined in the cap contract) over the rate set forth in Annex IV, (2) the notional amount for the related Interest Accrual Period set forth in Annex IV; and (3) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period, and the denominator of which is 360. The notional amount declines in accordance with a schedule set forth in Annex IV.

         On each distribution date beginning with the distribution date in [_______], the trust administrator pursuant to a Cap Administration Agreement (as further described below), will deposit into the cap account certain amounts, if any, received from the Cap Provider from which distributions in respect of Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Cap Account will be an asset of the trust but not of any REMIC.

         [To the extent that the significance percentage of the cap contract is 10% or more, provide descriptive information and financial information meeting the requirements of Item 1115(b)(1) and (2)].

         [Insert additional language as may be required by Item 1115(a)(4) of Regulation AB].

THE CAP PROVIDER

[INSERT CAP PROVIDER INFO]

THE CAP ADMINISTRATION AGREEMENT AND CAP ACCOUNT

         The cap contract will be administered by Citibank, as Cap Administrator pursuant to a cap administration agreement (the "Cap Administration Agreement"). Any payments made by the Cap Provider to the cap account will be distributed in accordance with the Cap Administration Agreement. Beginning on the distribution date in [_______] and on or prior to the distribution date in [__________], the trust administrator will be required to deposit into the cap account an amount equal to any remaining and unpaid Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the Overcollateralization Target Amount on the Floating Rate Certificates, up to the payment received from the Cap Provider. Any excess amounts remaining in the cap account will be paid to the seller or its designee.

         On each distribution date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in "--Excess Interest and Overcollateralization" in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account, amounts will be withdrawn from the cap account by the Cap Administrator and distributed to the Floating Rate Certificates in the following order of priority:

         first, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Senior Interest Distribution Amount, second, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount after taking into account distributions made pursuant to clause (i) under "--Excess Interest and Overcollateralization;"

         third, sequentially, to the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

         fourth, sequentially to the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such certificates for such distribution date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

         fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a PRO RATA basis based on the Certificate Principal Balance for each such Class prior to any distributions of principal on such Distribution Date and then on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts remaining; and

         sixth, sequentially, to the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

ALLOCATION OF LOSSES

         Any Realized Losses on the mortgage loans will be allocated on any distribution date first, to Net Monthly Excess Cashflow, second, to payments received under the cap contract, third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero and fourth, to each class of Mezzanine Certificates in reverse numerical order until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement will not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios there may not be enough interest and principal received or advanced on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" above or from the Cap Account, according to the priorities set forth under "--Cap Contract."

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred.

P&I ADVANCES

         If the scheduled payment on a mortgage loan which was due during the related Due Period is delinquent, the servicer will remit to the trust administrator on the servicer remittance date an amount equal to such delinquency, except to the extent the servicer determines any such advance to be nonrecoverable from future payments on the mortgage loan for which such advance was made. These advances are referred to in this prospectus supplement as "P&I Advances." Subject to the foregoing, P&I Advances will be made by the servicer until the time set forth in the pooling and servicing agreement. Failure by the servicer to remit any required P&I Advance, which failure goes unremedied beyond any applicable cure period under the pooling and servicing agreement, will constitute an event of default under the pooling and servicing agreement. Shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will generally not be covered by any P&I Advances. If the servicer fails to make any required P&I Advance, the trust administrator will be obligated to make such P&I Advance to the extent provided in the pooling and servicing agreement. The servicer will not advance the balloon payment with respect to any balloon mortgage loan. In the event that a defaulted mortgage loan is modified by the servicer in accordance with the terms of the pooling and servicing agreement, the servicer is entitled to reimbursement from amounts in the collection account at the time of such modification for any outstanding P&I Advances or servicing advances made by the servicer with respect to the mortgage loans as set forth in the pooling and servicing agreement.

         The purpose of making such P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

         The servicer is entitled to be reimbursed for these advances to the extent set forth in the pooling and servicing agreement. See "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus.

         The pooling and servicing agreement provides that the trust administrator on behalf of the trust, or the servicer, may enter into a facility with any person which provides that such person (an "Advancing Person") may fund P&I Advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer's obligation to fund such P&I Advances and/or servicing advances. Any P&I Advances and/or servicing advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer. In addition, the servicer may pledge its servicing rights under the pooling and servicing agreement to one or more lenders.

REPORTS TO CERTIFICATEHOLDERS

         The trust administrator will generate, based on information received from the servicer, the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding Certificate Principal Balance of each class of the offered certificates and the status of the applicable form of credit enhancement. The trust administrator will make each monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month via the trust administrator's internet website. Assistance in using the website can be obtained by calling [_______] Agency & Trust department at [_______]. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling Citibank's Agency & Trust department and indicating such. The trust administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible the recipients thereof, and the trust administrator will provide timely and adequate notification regarding any such changes.

         The primary source of information available to investors concerning the Class A and Mezzanine Certificates will be the monthly reports made available via the Trustee's internet website at [_________], which will include information as to the outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates and the status of the applicable form of credit enhancement. Additionally, such reports will also be filed on Form 10-D as necessary.] Also, investors may read any Form 10-D, Form 10-K or Form 8-K at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

         Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the Depositor.

         The filing of Form 10-D, Form 10-K and Form 8-K will include such information as all amounts due on the mortgage loans during the related due period, amount of distributions to certificateholders to reduce the principal owed to each class, as well as other factors that may be other information which may be required to comply with Item 1118(b)(1) of Regulation AB.

                                  THE SERVICER

     The information set forth in the following paragraphs has been provided by the servicer.

         [Information to be provided by the Servicer in accordance with ss.229.1108 of Regulation AB].


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement, dated as of [_______], among the depositor, the servicer, the trust administrator and the trustee, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission following the initial issuance of the certificates. The trust created under the pooling and servicing agreement will consist of (i) all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed-in-lieu of foreclosure, and any revenues received thereon; (iv) the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement; (v) the right to any payment under the cap contract; and
(vi) the rights of the depositor under the mortgage loan purchase agreement pursuant to which the depositor acquired the mortgage loans from the seller.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the pooling and servicing agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the Secretary, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 6th Floor, New York, New York 10013.

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to one or more sale agreements, the originator sold the mortgage loans originated by it, directly or indirectly, without recourse, to the seller. Pursuant to an assignment and recognition agreement, the seller will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey all of the mortgage loans, without recourse, to the trustee, for the benefit of the certificateholders, on the closing date.

         The depositor will deliver or cause to be delivered to the trustee, or to a custodian on behalf of the trustee, with respect to each mortgage loan, among other things: the mortgage note endorsed in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in blank.

         The assignments of mortgage will not be recorded in the offices for real property records, except as set forth in the pooling and servicing agreement.

         Pursuant to a related assignment and recognition agreement, the originator and/or the seller made and/or will make certain representations and warranties relating to, among other things, certain characteristics of the mortgage loans. Subject to certain limitations contained in the related assignment and recognition agreement, the originator or the seller will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such document deficiency or breach of any such representation or warranty materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

         The seller will sell, and the originator sold, the mortgage loans without recourse and neither the seller nor any originator will have any obligation with respect to the certificates, other than the cure, repurchase or substitution obligations described above and certain limited indemnification obligations. The depositor will not make any loan level representations and warranties and will not therefore have any cure, repurchase or substitution obligations with respect to any loan level representation or warranty.

         The assignments of mortgage will not be recorded in the offices for real property records, except as set forth in the pooling and servicing agreement.

THE TRUSTEE

         [                 ], [a national banking association?- state form of
organization], will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at [ insert address ].

         [Information to be provided by the Trustee in accordance with ss.229.1109 of Regulation AB].

         The Trustee has served as a trustee for asset-backed securities
involving similar pool of assets since [     ] involving [      ] transactions.

         The Trustee will perform certain administrative functions with respect to the certificates, such as making distributions to certificateholders, calculating one-month LIBOR, distributing reports concerning the distribution and performance of the Mortgage Loans and other functions described throughout this prospectus supplement and base prospectus. The Trustee will also act as initial paying agent and certificate registrar. The Trustee, in performing its duties under the Pooling and Servicing Agreement, will act on behalf of the Trust in connection with any third-party contracts.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to any interest or other income earned on funds held in the distribution account as provided in the Pooling and Servicing Agreement and the Trustee Fee. The Trustee Fee is payable monthly and accrues at the Trustee Fee Rate of [ ]% per annum on the aggregate principal balance of the Mortgage Loans.

         The trust will provide certain indemnifications to the trustee which may reduce amounts otherwise distributable to certificateholders.

THE TRUST ADMINISTRATOR

         [Information to be provided by the Trust Administrator in accordance with ss.229.1109 of Regulation AB].

         [_______], a [_______], referred to in this prospectus supplement as [_______] or the Trust Administrator, will act as trust administrator for the certificates pursuant to the pooling and servicing agreement. The trust administrator will perform certain administrative functions on behalf of the trustee. The trust administrator's offices for notices under the pooling and servicing agreement are located [_______], Attention: [_______], and its telephone number is [_______].

         In the event the servicer defaults in the performance of its obligations pursuant to the terms of the pooling and servicing agreement prior to the appointment of a successor, the trust administrator will be obligated to perform such obligations until a successor servicer is appointed.

         The principal compensation to be paid to the trust administrator in respect of its obligations under the pooling and servicing agreement will be equal to certain investment earnings on the amounts on deposit in the certificate account.

         The trust will provide certain indemnifications to the trust administrator which may reduce amounts otherwise distributable to certificateholders.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF THE TRUSTEE, THE TRUST ADMINISTRATOR AND ANY CUSTODIAN

         The pooling and servicing agreement will provide that the trustee, the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party's agents and counsel, in the ordinary course of such party's performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from a breach of the servicer's obligations and duties under the pooling and servicing agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the servicer under the pooling and servicing agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its duties under the pooling and servicing agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the pooling and servicing agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations or covenants under the pooling and servicing agreement with respect to REMIC administration or REMIC protection. The pooling and servicing agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders. In addition, any custodian of the mortgage files will be indemnified by the trust to the same degree as the trustee or the trust administrator would be indemnified as described above were it performing custodian functions itself pursuant to the pooling and servicing agreement. Furthermore, to the extent set forth in the pooling and servicing agreement, the servicer will be entitled to be indemnified by the trust against losses, liabilities or expenses incurred in connection with legal actions relating to the pooling and servicing agreement.

REMOVAL OF THE TRUSTEE AND THE TRUST ADMINISTRATOR

         If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or trust administrator of its respective property is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor, the master servicer or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

         The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

         Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

THE CREDIT RISK MANAGER

         [_______], a [_______], as credit risk manager for the trust will monitor the performance of the servicer, and make recommendations to the servicer regarding certain delinquent and defaulted mortgage loans and will report on the performance of such mortgage loans, pursuant to a credit risk management agreement to be entered into by the credit risk manager and the servicer on or prior to the closing date. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer in performing its advisory and monitoring functions. The credit risk manager will be entitled to receive the credit risk manager fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the then current aggregate principal balance of the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to receive a fee as compensation for its servicing activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the scheduled principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The Servicing Fee Rate for each mortgage loan will be determined as described in the definition of Servicing Fee Rate under "Description of the Certificates--Glossary" in this prospectus supplement.

         As additional servicing compensation, the servicer may be entitled to retain all assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the pooling and servicing agreement. In addition, the servicer will be entitled to prepayment interest excess as provided in the pooling and servicing agreement.

         The servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in the pooling and servicing agreement.

         The servicer is obligated to offset any Prepayment Interest Shortfall in respect of certain prepayments of mortgage loans, to the extent set forth in the pooling and servicing agreement.

         The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage loans incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement, and is entitled to reimbursement therefor as provided in the pooling and servicing agreement. See "Description of the Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicer and "Federal Income Tax Consequences" in this prospectus regarding certain taxes payable by the trust administrator.

EVENTS OF DEFAULT AND REMOVAL OF SERVICER OR MASTER SERVICER

         The circumstances under which the servicer or master servicer may be removed are set forth under "Description of the Securities--Events of Default" in the prospectus.

         In the event of an Event of Default regarding the servicer, the master servicer will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement).

         The trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by the servicer or master servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicer or master servicer.

         All reasonable servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or master servicer or the trustee (in which case the successor servicer, master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

VOTING RIGHTS

         At all times, 98% of all voting rights will be allocated among the holders of the Floating Rate Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates, in each case in proportion to the percentage interests in such classes evidenced by their respective certificates.

TERMINATION

         The servicer, will have the right to purchase all of the mortgage loans and any REO properties on any distribution date once the aggregate principal balance of the mortgage loans and REO properties at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. If such option is exercised, such election will effect both the termination of the trust and the early retirement of the certificates. In the event such option is exercised, the purchase price payable in connection therewith generally will be equal to the greater of (i) the aggregate stated principal balance of the mortgage loans and the fair market value of any REO properties, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the purchase price is distributed, together with any amounts due to the servicer for any unreimbursed servicing advances and (ii) the aggregate fair market value of all of the assets in the trust. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, any net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE Certificates and Class P Certificates. In the event such option is exercised, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

o in the case of each class of certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus

o in the case of each class of certificates, one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable pass-through rate for that class and any previously accrued but unpaid interest thereon.

         In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "Description of the Securities--Termination" in the prospectus.

AMENDMENT OF THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer, if any, and without the consent of the Certificateholders in order to:
(i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

         The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may:
(i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

         None of the Depositor, the Master Servicer nor the Trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trustee will furnish a copy of such amendment to each certificateholder.

EVIDENCE AS TO COMPLIANCE

         Notwithstanding anything in the prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that on or before March 15, 2007, each party participating in the servicing function will provide to the depositor and the trust administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

                         FEDERAL INCOME TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Cap Account and the Cap Contract) as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC created under the pooling and servicing agreement will qualify as a REMIC under Sections 860A through 860G of the Code.

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in related REMICs elected by the trust and (ii) the Certificates other than the Residual Certificates (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account or the Cap Account) will represent ownership of "regular interests" in, and generally will be treated as debt instruments of a REMIC. See "Federal Income Tax Consequences--REMIC-- Classification of REMICs" in the prospectus.

         For federal income tax reporting purposes, the Floating Rate Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

         Each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount. Neither the Net WAC Rate Carryover Reserve Account nor the Cap Account is an asset of any REMIC.

         The treatment of amounts received by a holder of a Floating Rate Certificate under such holder's right to receive the Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Floating Rate Certificate must allocate its purchase price for the Floating Rate Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Floating Rate Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of Net WAC Rate Carryover Amounts as having more than a DE MINIMIS value. Upon request, the trust administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Floating Rate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trust administrator's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

         Upon the sale of a Floating Rate Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Floating Rate Certificate, as the case may be. A holder of a Floating Rate Certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount.

         Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of the Floating Rate Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

         With respect to the Floating Rate Certificates, this paragraph is relevant to such Certificates exclusive of the rights of the holders of such Certificates to receive certain payments in respect of the Net WAC Rate Carryover Amount. The offered certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest distributions on such certificates and will be applied as an offset against the interest distributions. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The offered certificates (other than the Residual Certificates and exclusive of the right to receive Net WAC Rate Carryover Amounts) also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

         It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, the tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (iii) by the servicer, if the servicer has breached it's obligations with respect to REMIC compliance under the pooling and servicing agreement, or (iv) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences --REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus.

         The responsibility for filing annual federal information returns and other reports will be generally borne by the trust administrator. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated [_______], the depositor has agreed to sell, and the underwriter has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates offered hereby if it purchases any. The underwriter is an affiliate of the depositor.

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately [__]% of the aggregate initial Certificate Principal Balance of the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and Euroclear on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

         The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates, but is not obligated to do so. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding Certificate Principal Balance or Notional Amount of the offered certificates and the status of the credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the offered certificates will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the certificates that each class of the offered certificates be rated not lower than the initial rating indicated for such class in the table under "Summary of Prospectus Supplement--Ratings."

         The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which these prepayments will differ from that originally anticipated or the corresponding effect on yield to investors. The ratings on the offered certificates do not address the likelihood of any recovery of Net WAC Rate Carryover Amounts by holders of such certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

         The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as described in this section.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Offered Certificates in accordance with the Rating Agencies' particular surveillance policies, unless [__________] Trust [200_-___] requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

         [In order to monitor such ratings while the Offered Certificates are outstanding, the [identify responsible party] will [describe arrangement.]]

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as "benefit plans," or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the offered certificates by or on behalf of, or with benefit plan assets of, a benefit plan may qualify for exemptive relief under the Underwriter's Exemption, as described under "Considerations for Benefit Plan Investors--Possible Exemptive Relief" in the prospectus. The Underwriter's Exemption relevant to the offered certificates was granted by the Department of Labor on April 18, 1991 as PTE 91-23 at 56 F. R. 15,936 and amended on July 21, 1997 as PTE 97-34 at 62 F. R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. The Underwriter's Exemption was amended further on August 22, 2002 by PTE 2001-41, 67 Fed. Reg. 54487 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and that the offered certificates be rated at least "BBB-" (or its equivalent) by S&P, Moody's or Fitch, at the time of the benefit plan's purchase.

         Each beneficial owner of a Mezzanine Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that either (i) it is not a benefit plan investor, (ii) it has acquired and is holding the related Mezzanine Certificate or interest therein in reliance on the Underwriter's Exemption, and that it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that the applicable Mezzanine Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or S&P and that such certificate is so rated or
(iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the depositor, the trustee, the trust administrator, the servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an offered certificate, a fiduciary of a benefit plan should itself confirm that the offered certificate constitutes a "security" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see "Considerations for Benefit Plan Investors" in the prospectus.

                          $[____________] (APPROXIMATE)


                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR


                       CITIGROUP MORTGAGE LOAN TRUST INC.
             ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 200_-__



                              PROSPECTUS SUPPLEMENT
                              DATED [____________]



                               [________________]
                                    SERVICER

                               [________________]
                               TRUST ADMINISTRATOR


                                    CITIGROUP

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of this prospectus supplement.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Citigroup Mortgage Loan Trust, Asset- Backed Pass-Through Certificates, Series 200_-___ will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or their agents.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

         The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) the Global Security. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                COLLATERAL CHARACTERISTICS OF THE MORTGAGE LOANS

                                    ANNEX III

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
                                              ORIGINAL           REMAINING           ORIGINAL
     AGGREGATE              GROSS             TERM TO             TERM TO          AMORTIZATION         AGGREGATE
     PRINCIPAL            MORTGAGE            MATURITY           MATURITY              TERM             PRINCIPAL
    BALANCE ($)           RATE (%)            (MONTHS)           (MONTHS)            (MONTHS)          BALANCE ($)
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------


--------------------- ------------------ ------------------- ------------------ ------------------- ------------------



--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
                                                                                                        ORIGINAL
                          ORIGINAL           REMAINING           ORIGINAL                               INTEREST
       GROSS               TERM TO            TERM TO          AMORTIZATION          PERIODIC             ONLY
      MORTGAGE            MATURITY            MATURITY             TERM                RATE               TERM
      RATE (%)            (MONTHS)            (MONTHS)           (MONTHS)            CAP (%)            (MONTHS)
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------


--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

                                    ANNEX IV

                                  CAP SCHEDULE

Prospectus Supplement dated [____________] (To Prospectus dated [____________])

$[______________] (APPROXIMATE)

CITIGROUP MORTGAGE LOAN TRUST NOTES, SERIES [_____]

CITIGROUP MORTGAGE LOAN TRUST [_____]
ISSUING ENTITY

CITIGROUP MORTGAGE LOAN TRUST INC.
DEPOSITOR

[______________]
ORIGINATOR

[______________]
SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND PAGE [__] OF THE PROSPECTUS.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Offered Notes     The trust created for the Series [____] notes will hold a pool of mortgage loans. The trust will issue [__] classes of notes.
                  Credit enhancement for all of the offered notes will be in the form of excess interest, subordination and overcollateralization. The offered notes will represent non-recourse debt obligations of the issuing entity, secured by a pledge of a trust estate consisting of mortgage loans.
                  The notes being offered by this prospectus supplement are as follows:

                                                                                 Underwriting        Proceeds to
   Class            Principal Amount (1)    Note Rate (2)   Price to Public(3)     Discount         Depositor (4)
   -----            --------------------    -------------   ------------------     --------         -------------
Class A-1                 $[______]             [__]%             [___]%             [__]%              [___]%
Class A-2                 $[______]             [__]%             [___]%             [__]%              [___]%
Class A-3                 $[______]             [__]%             [___]%             [__]%              [___]%
Class A-4                 $[______]             [__]%             [___]%             [__]%              [___]%
Total                     $[______]              N/A            $[______]          $[______]          $[______]
                          =========                             =========          =========          =========

----------
(1) Approximate
(2) The note rate on the Class A-4 Notes will be subject to a rate cap as described in this prospectus supplement
(3) Plus accrued interest from [___________].
(4) Before deducting expenses payable to the depositor estimated to be at $[_________].


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    CITIGROUP

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

o this prospectus supplement, which describes the specific terms of this series of notes.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT................................................
RISK FACTORS....................................................................
USE OF PROCEEDS.................................................................
LEGAL ACTION PENDING AGAINST [THE DEPOSITOR/ TRUSTEE]...........................
AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................
THE MORTGAGE POOL...............................................................
STATIC POOL INFORMATION.........................................................
THE ORIGINATOR..................................................................
THE SPONSOR.....................................................................
THE DEPOSITOR...................................................................
THE ISSUING ENTITY..............................................................
YIELD CONSIDERATIONS............................................................
DESCRIPTION OF THE NOTES........................................................
THE OWNER TRUSTEE...............................................................
SERVICING AGREEMENT.............................................................
THE INDENTURE...................................................................
FEDERAL INCOME TAX CONSEQUENCES.................................................
METHOD OF DISTRIBUTION..........................................................
SECONDARY MARKET................................................................
LEGAL OPINIONS..................................................................
RATINGS.........................................................................
LEGAL INVESTMENT................................................................
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.......................................

                        SUMMARY OF PROSPECTUS SUPPLEMENT


         THE FOLLOWING SUMMARY IS A BRIEF DESCRIPTION OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. ANNEX I, II AND III ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT.

Issuing Entity ...................  Citigroup Mortgage Loan Trust [______]. See
                                    "The Issuing Entity" herein.

Title of Series ..................  [______________], Series [______].

Closing Date .....................  On or about [______________].

Depositor ........................  Citigroup Mortgage Loan Trust Inc. will sell the mortgage loans to the issuing entity.
                                    See "The Depositor" herein.

Originator .......................  [______________], a [______________].

Seller ...........................  [______________], a [______________] and a
                                    wholly-owned subsidiary of [______________] will sell the mortgage loans to the depositor. See "The Seller, the Originator and the Servicer" herein. [Disclose any affiliations or transactions with other transaction parties].

Indenture ........................  Trustee [______________], a
                                    [______________], as indenture trustee under the Indenture. See "The Indenture Trustee" herein. [Disclose any affiliations or transactions with other transaction parties].

Owner Trustee ....................  [______________], a [______________], not in
                                    its individual capacity but solely as owner trustee under the trust agreement. See "The Owner Trustee" herein. [Disclose any affiliations or transactions with other transaction parties].

Servicer .........................  [______________] will act as servicer of the mortgage loans under the servicing
                                    agreement. [______________] will subservice the mortgage loans secured by mortgage loans located in certain jurisdictions until [______________] has obtained all requisite licenses from those jurisdictions. See "The Seller, the Originator and the Servicer" herein. [Disclose any affiliations or transactions with other transaction parties].

Backup ...........................  Servicer [______________] See "The Servicing
                                    Agreement - The Backup Servicer" herein.
                                    [Disclose any affiliations or transactions with other transaction parties].

[Any other transaction party].....  [Insert brief description of any other known transaction parties].

Cut-off Date .....................  The opening of business on [______________].

Payment Dates ....................  The 15th day of each month or, if that day is not a business day, the next business day, commencing in [______________].

Final Stated Maturity Date .......  The payment date occurring in
                                    [______________], with respect to the Class
                                    A-1 notes; [______________], with respect to
                                    the Class A-2 notes; [______________], with
                                    respect to the Class A-3 notes; and
                                    [______________], with respect to the Class
                                    A-4 notes.

Offered Notes ....................  The notes listed in the immediately following table are being offered by this prospectus supplement. The notes will represent non-recourse obligations of the issuing entity issued pursuant to the indenture. Payments on the notes will be secured by a pledge of the trust estate by the issuing entity to the indenture trustee pursuant to the indenture. The note balance with respect to a class of notes outstanding at any time represents the then maximum amount that the noteholders of that class are entitled to receive as payments allocable to principal of the notes. Each class of offered notes will have the initial note balance and note rate set forth on the cover hereof.

Owner Trust Certificates .........  In addition to the notes, the issuing entity will issue ownership certificates,
                                    designated as the Citigroup Mortgage Loan
                                    Trust [____] Owner Trust Certificates to the depositor. The owner trust certificates are not being offered hereby and will be delivered to the seller or its designee as partial consideration for the mortgage loans.

The Trust Estate .................  The trust estate will consist primarily of mortgage loans which will be acquired by the issuing entity on the closing date and held by the indenture trustee for the benefit of the noteholders. As of [______________], or the statistical calculation date, the pool of mortgage loans expected to be delivered to the indenture trustee had the following characteristics:

                                    o        number of mortgage loans: [____]

                                    o        aggregate principal balance:
                                             $[______________]

                                    o        mortgage loan concentration:
                                             states; other than [__]% of
                                             mortgage loans located in
                                             [________], [__]% located in
                                             [________], [__]% located in
                                             [________] and [__]% located in
                                             [________], no state represents
                                             more than [__]% of the mortgage
                                             loans, by principal balance

                                    o        loan-to-value ratio range: [__]% to
                                             [__]% (approximate)

                                    o        weighted average loan-to-value
                                             ratio: [__]% (approximate)

                                    o        principal balance range: $[__] to
                                             $[__]

                                    o        average principal balance: $[____]

                                    o        contract rates range: [__]% to
                                             [__]%

                                    o        weighted average contract rate:
                                             [__]% (approximate)

                                    o        remaining term to stated maturity
                                             range: [__] months to [__] months

                                    o        weighted average remaining term to
                                             stated maturity, based on principal
                                             balance: [__] months (approximate)

                                    o        latest maturity date:
                                             [______________]

                                    The aggregate principal amount of the
                                    mortgage loans actually delivered to the trust on the closing date may vary by up to plus or minus [__]%. It is possible that mortgage loans will be added to, and certain mortgage loans may be removed from, the pool of mortgage loans between the date of this prospectus supplement and the closing date. Notwithstanding any such additions or removals, the characteristics of the mortgage loans actually included in the trust on the closing date are not expected to differ materially from the characteristics described in this prospectus supplement. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.


Payments on the Notes

     A. General...................  The noteholders of record on the business day immediately preceding each payment date will be entitled to receive from amounts collected on the mortgage loans during the related due period, which is the calendar month preceding the month in which the related payment date occurs. The indenture trustee will apply the amount available, net of the servicing fee, the trustee fee, the backup servicing fee and other reimbursements to the servicer and the indenture trustee, to make payments of interest and principal on the notes in the following order of priority:

                                    (1)      Class A interest (concurrently to
                                             each class of class A notes);

                                    (2)      Class A principal (sequentially to
                                             each class of Class A notes); and

                                    (3)      Class A-4 available funds cap
                                             carry-forward amount.

                                    The payments on each class of notes will be made only up to the amount available, after making any payments to each class of notes with a higher priority.

                                    Investors should note that failure of the issuing entity to make payments due on a class of notes outstanding will not be an event of default, and investors will have no right to accelerate their notes, unless (i) the issuing entity fails to pay the Interest Payment Amount due on any class and, if the Class A notes are no longer outstanding, the related liquidation loss interest amount due on the most senior class of notes outstanding, for a period of six consecutive payment dates, or (ii) the issuing entity fails to pay principal due on any class of notes by the related final stated maturity date. If such an event of default occurs, the notes may only be accelerated at the direction of the holders of notes representing at least [__]% of the aggregate note balance outstanding. SEE "THE INDENTURE--EVENTS OF DEFAULT" IN THIS PROSPECTUS SUPPLEMENT.

     B. Interest Payments.........  On each payment date, interest will be payable first to each class of Class A notes concurrently, up to the amount to which those classes are entitled, to the extent of the amount available for that payment date.

                                    Interest on the notes for a payment date will accrue during the related interest accrual period. The interest accrual period for each class of notes will be the calendar month preceding the month in which that payment date occurs. Interest will be calculated for each class of notes on the basis of a 360-day year consisting of twelve 30-day months.

                                    SEE "DESCRIPTION OF THE NOTES--PAYMENTS ON
                                    THE NOTES" AND "--INTEREST" FOR ADDITIONAL
                                    INFORMATION.

     C. Principal Payments........  The amount of principal payable on the Class
                                    A notes on any payment date will be based on the amount by which the aggregate note balance of the notes must be reduced in order to reach or maintain the overcollateralization at the required level for that payment date. That amount will initially be paid only on the Class A notes.

                                    SEE "DESCRIPTION OF THE NOTES--PAYMENTS ON
                                    THE NOTES" AND "--PRINCIPAL" FOR ADDITIONAL
                                    INFORMATION.

Final Scheduled Payment Dates.....  The final scheduled payment date for the offered notes will be the payment date in [________]. The final scheduled payment date for the notes is based upon [_____]. The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

Credit Enhancement................  The credit enhancement provided for the benefit of the holders of the Class A Notes will consist of excess interest, overcollateralization and subordination, each as described in this section and under "Description of the Notes--Credit Enhancement" and "--Overcollateralization" in this prospectus supplement.

                                    EXCESS INTEREST. The mortgage loans will bear interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered notes and to pay certain fees and expenses of the trust. The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to make payments of principal on the notes in order to maintain or restore overcollateralization at the required level.

                                    OVERCOLLATERALIZATION. The aggregate
                                    principal balance of the mortgage loans as of the cut-off date is expected to exceed the aggregate note balance of the offered notes on the closing date by approximately $[______], or approximately [__]% of the aggregate principal balance of the mortgage loans as of the cut-off date, and will be the initial amount of overcollateralization required to be provided by the contract pool under the indenture. SEE "DESCRIPTION OF THE NOTES--OVERCOLLATERALIZATION" IN THIS
                                    PROSPECTUS SUPPLEMENT.

                                    ALLOCATION OF LOSSES. On any payment date, realized losses on the mortgage loans will have the effect of reducing the amount of excess interest and the overcollateralized amount. If realized losses eliminate the overcollateralization on any payment date and result in the outstanding principal balance of the mortgage loans being lower than the outstanding principal balance of the notes such a discrepancy will result in a liquidation loss. The indenture will not permit the allocation of realized losses on the mortgage loans to the Class A notes; however, investors in the Class A notes should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to pay to the Class A notes all principal and interest amounts to which such notes are then entitled. SEE "DESCRIPTION OF THE NOTES--LOSSES ON LIQUIDATED MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT.

Trigger Events....................  The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of the Notes and affecting the weighted average lives of such Notes. The Stepdown Date is the earlier to occur of (i) the first payment date on which the aggregate note principal balance of the Class A Notes has been reduced to zero and
                                    (2) the later of (x) the payment date
                                    occurring in [____] and (y) the first
                                    payment date on which the subordination
                                    available to the Class A Notes has doubled.

                                    We refer you to "Description of the
                                    Notes--Glossary of Terms", and "Principal
                                    Payments" and "Yield on the Notes" in this prospectus supplement.

Fees and Expenses.................  Before payments are made on the notes, the servicer will be paid a monthly fee
                                    calculated as an amount equal to one-twelfth of the Servicing Fee Rate for the loan on the unpaid principal balance of the loan at the end of the applicable Due Period.

                                    The Servicing Fee will be payable from
                                    amounts on deposit in the Collection
                                    Account.

                                    SEE "DESCRIPTION OF THE NOTES--GLOSSARY OF
                                    TERMS."

                                    The trustee will be paid [________].

Optional Redemption; Auction Sale.. At its option, the servicer will be permitted to purchase all outstanding
                                    mortgage loans and thereby redeem the
                                    offered notes, in whole but not in part, on any payment date on which the aggregate principal balance of the mortgage loans remaining in the contract pool has been reduced to less than or equal to [__]% of the aggregate principal balance of the mortgage loans as of the cut-off date. SEE "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION; AUCTION SALE" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--TERMINATION OF THE TRUST FUND AND DISPOSITION OF THE TRUST FUND ASSETS" IN THE PROSPECTUS.

                                    If the servicer does not exercise this
                                    purchase option, then on the next payment date the indenture trustee, or an agent on its behalf, will begin an auction process to sell the mortgage loans and the other trust assets. The indenture trustee cannot sell the trust assets and liquidate the trust pursuant to the auction process unless the proceeds of that sale are expected to be sufficient to pay the aggregate unpaid principal balance of the notes and all accrued and unpaid interest (other than any unpaid liquidation loss interest) thereon.

Repurchase or Substitution of
Mortgage Loans for Breaches of
Representations and Warranties....  The Originator will make certain representations and warranties with respect to each related Mortgage Loan at the time of origination, or as of the Closing Date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the noteholders, the Originator will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan. The Depositor will give or cause to be given written notice to the noteholders that such substitution has taken place.

                                    SEE "SERVICING AGREEMENT- ASSIGNMENT AND
                                    SUBSTITUTION OF THE MORTGAGE LOANS" IN THIS
                                    PROSPECTUS SUPPLEMENT AND "THE DEPOSITOR'S
                                    MORTGAGE LOAN PURCHASE PROGRAM-
                                    REPRESENTATIONS BY OR BEHALF OF MORTGAGE
                                    LOAN SELLERS; REMEDIES FOR BREACH OF
                                    REPRESENTATION" IN THE PROSPECTUS.

Servicing Fees ...................  The principal compensation to be paid to the
                                    Master Servicer in respect of its servicing activities for the Mortgage Loans will be equal to [ ]% per annum with respect to each Mortgage Loan in the trust (the "Servicing Fee"). The Servicing Fee will be paid prior to payments to the noteholders from amounts received from the Mortgage Loans.

                                    WE REFER YOU TO "SERVICING AGREEMENT-
                                    SERVICING AND OTHER COMPENSATION AND PAYMENT
                                    OF EXPENSES" IN THIS PROSPECTUS SUPPLEMENT.

Federal Income Tax Consequences...  For federal income tax purposes, the Class A
                                    Notes will be treated as indebtedness to a noteholder other than the owner of the Owner Trust Certificates and not as an equity interest in the Issuing entity. In addition, for federal income tax purposes, the Issuing entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. See "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

Ratings...........................  It is a condition to the issuance of the notes that they be rated as follows by
                                    Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S & P"; together with Moody's, the "Rating Agencies"):

                                     Class            Moody's              S&P
                                     -----            -------              ---
                                      A-1               [__]              [__]
                                      A-2               [__]              [__]
                                      A-3               [__]              [__]
                                      A-4               [__]              [__]

                                    Such ratings reflect the assessment of the rating agencies, based on particular prepayment and loss assumptions, of the likelihood of the ultimate receipt by the noteholders of the original note balance on or prior to the final stated maturity date for each class and the timely receipt by the noteholders of interest at the note rate on the note balance outstanding immediately prior to each payment date. The issuing entity has not requested that any rating agency rate the notes other than as stated above. If another rating agency were to rate the notes, such rating agency may assign a rating different from the ratings described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. While the ratings address the likelihood of receipt by noteholders of the original note balance and interest on the note balance outstanding from time to time at the note rate, such ratings do not represent any assessment of the timing of receipt by noteholders of the original note balance or the corresponding effect on yield to investors. In addition, the ratings do not address the likelihood of receipt of any available funds cap carry-forward amounts. SEE "YIELD CONSIDERATIONS" AND "RATINGS" " IN THIS PROSPECTUS SUPPLEMENT.

Legal Investment..................  The Class [__] notes are expected to constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class [__] notes will not be "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the notes, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of securities. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the notes constitute legal investments for them. See "Legal Investment" in this prospectus supplement.

ERISA Considerations..............  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Code should review carefully with its legal counsel whether the purchase or holding of the offered notes or an interest therein could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                    Any benefit plan fiduciary considering
                                    whether to purchase any offered notes or an interest therein on behalf of a benefit plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. See "Considerations for Benefit Plan Investors" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

THE OFFERED NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE THE OFFERED NOTES UNLESS YOU UNDERSTAND THE PREPAYMENT, CREDIT LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE OFFERED NOTES.

THE OFFERED NOTES ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE OFFERED NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE CREDIT STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         The originator's underwriting standards are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan and consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae or Freddie Mac credit guidelines. The originator's underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator's first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination for the originator's first lien. As a result of the originator's underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Originator" in this prospectus supplement.

MORTGAGE LOANS WITH HIGH LOAN-TO-VALUE RATIOS LEAVE THE RELATED BORROWER WITH LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         The original loan-to-value ratio of a mortgage loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination over the value of the related mortgaged property determined at origination. There can be no assurance that the value of a mortgaged property used in the calculation of the loan-to-value ratio accurately reflected the actual value of the related mortgaged property at origination.

         Approximately [__]% of the Mortgage Loans by aggregate principal balance as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) have an original loan-to-value ratio in excess of 80%. None of the mortgage loans has an original loan-to-value ratio in excess of approximately 100.00%. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the related mortgaged property from the value at the time the mortgage loan was originated. If the value of a mortgaged property decreases, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination will be less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" in this prospectus supplement.

         Furthermore, a mortgagor may have obtained at or around the time of origination of the related originator's first lien or second lien, or may obtain at any time thereafter, additional financing which is subordinate to that lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination for such originator's first or second lien.

THERE ARE RISKS ASSOCIATED WITH SECOND LIEN MORTGAGE LOANS.

         Approximately [__]% of the Mortgage Loans (by aggregate principal balance as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high original loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

DELINQUENCIES ON THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE NOTES.

         Approximately [__]% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are 30-59 days delinquent as of [_______].

         The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

INTEREST ONLY MORTGAGE LOANS RISK.

         Approximately [__]% of the Mortgage Loans (by aggregate principal balance as of the cut-off date) and approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the borrowers to make monthly payments only of accrued interest for the first 24, 36, 60 or 120 months following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, noteholders will receive smaller principal payments during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal payments may reduce the return on an investment in the Notes that are purchased at a discount.

BALLOON LOAN RISK.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately [__]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are balloon loans.

SILENT SECOND LIEN RISK.

         Approximately [__]% of the Mortgage Loans (by aggregate principal balance as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately [__]% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately [__]%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

MORTGAGE LOANS ORIGINATED WITH A SIMULTANEOUS SECOND LIEN RISK MAY PRESENT A GREATER RISK OF LOSS RELATING TO SUCH MORTGAGE LOANS.

         With respect to approximately [__]% of the mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately [__]% (with respect to such mortgage loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately [__]% (with respect to such mortgage loans). With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. In addition, the master servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

MOST OF THE MORTGAGE LOANS ARE NEWLY ORIGINATED AND HAVE LITTLE, IF ANY, PAYMENT HISTORY.

         [Provide delinquency and loss information for the asset pool, including statistical information regarding delinquencies and losses pursuant to ss.229.1111(c).]

         The master servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans, to the extent such advances are deemed by the master servicer to be recoverable, until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the master servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the master servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

THE MORTGAGE LOANS ARE CONCENTRATED IN PARTICULAR STATES, WHICH MAY PRESENT A GREATER RISK OF LOSS RELATING TO THESE MORTGAGE LOANS.

         The chart presented under "Summary of Prospectus Supplement--The Mortgage Loans" lists the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the conditions below will have a disproportionate impact on the mortgage loans based on their location:

o Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

[According to ss.229.1111(b)(14) if 10% or more of the pool assets are or will be located in any one state or other geographic region, describe any economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

HURRICANES MAY POSE SPECIAL RISKS.

         At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The Originator or the Seller will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Originator or the Seller, as applicable, will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal payments on the Class A Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the trust occurring after the closing date as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

         The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Notes or impact the weighted average lives of such notes.

VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR NOTES.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.
         The originator will represent that as of the closing date, each mortgage loan was in compliance with applicable federal and state laws and regulations that were in effect at the time the related mortgage loan was originated. In the event of a breach of such representation, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the Indenture.

HIGH COST LOANS

         None of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" in the prospectus.

         In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The failure of the originator to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the originator will be required to purchase such mortgage loan from the trust.

FICO SCORES.

         A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter's judgment. Although FICO Scores are used as a predictive measure of a loan's quality, it is not determinative and is based solely on the information available from the credit repositories. As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans.

YOUR NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST AND NOT OF ANY OTHER PARTY.

         The notes will not represent an interest in or obligation of the seller, the depositor, the sponsor, the servicer, the credit risk manager, the trust administrator, the trustee or any of their respective affiliates. Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the seller, the depositor, the sponsor, the servicer, the credit risk manager, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered notes, and there will be no recourse to the seller, the depositor, the servicer, the credit risk manager, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes.

CREDIT SCORES MAY NOT ACCURATELY PREDICT THE PERFORMANCE OF THE MORTGAGE LOANS.

         Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

THE NOTES ARE NOT AN OBLIGATION OF THE DEPOSITOR, THE SELLER, THE ORIGINATOR, THE SERVICER, THE INDENTURE TRUSTEE, THE BACKUP SERVICER OR THE UNDERWRITER AND THEY ARE NOT INSURED.

         Except for the originator's obligation to repurchase mortgage loans for a breach of representations and warranties, the notes will not represent an interest in or obligation of the depositor, the seller, the servicer, the indenture trustee, the owner trustee, the backup servicer or the underwriter. The notes are not insured or guaranteed by the government, the underwriter, the depositor, the seller, the originator, the servicer, the indenture trustee, the owner trustee, the backup servicer or their respective affiliates or any other party.

PREPAYMENTS MAY LIMIT THE NOTE RATE ON THE CLASS A-4 NOTES DUE TO THE CAP ON THEIR NOTE RATES.

         Disproportionate prepayments of mortgage loans with net contract rates higher than the Class A-4 note rate will increase the possibility that in certain periods the note rate for the Class A-4 notes will be the available funds rate rather than the fixed note rate. However, the Class A-4 notes will be entitled, on later payment dates, to that interest that would have accrued on those notes had the note rate not been limited to the available funds rate. We refer to that amount as the available funds cap carry-forward amount. FOR MORE INFORMATION, SEE "YIELD CONSIDERATIONS" AND "DESCRIPTION OF THE NOTES--INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON YOUR NOTES.

         The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks at home and abroad and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the applicable servicing standard set forth in the Indenture, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

         In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act. See "Legal Aspects of Mortgage Loans--Servicemembers Civil Relief" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer.

[DELINQUENCY STATUS OF THE MORTGAGE LOANS]

         Approximately [___]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are 30-59 days delinquent as of December 31, 2005. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month. As a result of the inclusion of delinquent mortgage loans, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

BANKRUPTCY PROCEEDINGS COULD CAUSE DELAYS OR REDUCTIONS IN PAYMENTS TO HOLDERS OF NOTES.

         While [_____] intends to treat the overall transaction as a financing for accounting purposes, the transfer of mortgage loans by the seller to the depositor has been structured as a sale for contractual and legal purposes, rather than a pledge of the mortgage loans to secure indebtedness. Notwithstanding this intent, if the seller were to become a debtor under the federal bankruptcy code, it is possible that its creditors, a bankruptcy trustee, or the seller as debtor-in-possession, may argue that its transfer of the mortgage loans was a pledge rather than a sale. If this argument were presented to or accepted by a court, it could result in a delay in or reduction of payments to the holders of the notes.

LIQUIDITY OF THE ORIGINATOR.

         The originator requires substantial capital to fund its operations. The originator funds substantially all of its operations, including its contract production, from borrowings under lending arrangements with third parties, including an affiliate of the underwriter.

         The originator's inability to renew its existing financing facilities or arrange for new or alternative methods of financing on favorable terms may adversely affect its financial condition and, in turn, the originator's ability to repurchase or replace any defective contract. In addition, an adverse change in the financial condition of the originator may adversely affect the servicer's ability to service the mortgage loans.

TRANSFERS OF SERVICING MAY RESULT IN DELAYS IN PAYMENTS ON THE NOTES.

         If the servicing responsibilities for the trust were transferred to the backup servicer, delays in collections on the mortgage loans are likely to result during the transition period. Those delays could result in delays in payments or losses on the notes.

THE NOTES MAY HAVE LIMITED LIQUIDITY.

         The underwriter has no obligation to make a secondary market in the classes of offered notes. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate and these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

LACK OF SMMEA ELIGIBILITY MAY AFFECT LIQUIDITY OF NOTES.

         The Class [__] notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest only in SMMEA securities will be not be able to invest in those notes, thereby limiting the market for those notes. In light of the foregoing, investors should consult their own legal counsel as to whether they have the legal authority to invest in non-SMMEA securities such as those classes of notes.

THIS PROSPECTUS SUPPLEMENT DESCRIBES ONLY A PORTION OF THE MORTGAGE LOANS, AS OF THE STATISTICAL CALCULATION DATE; THE FINAL POOL OF MORTGAGE LOANS AS OF THE CUT-OFF DATE COULD HAVE DIFFERENT CHARACTERISTICS.

         The mortgage loans that will be delivered on the closing date will have characteristics that differ somewhat from the mortgage loans in the statistical pool and described in this prospectus supplement. However, each of the mortgage loans must satisfy the eligibility criteria described under "Description of the Notes--Conveyance of Mortgage loans" in this prospectus supplement.

APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT MAY AFFECT THE CREDIT ENHANCEMENT AVAILABLE TO YOUR NOTES.

         The Servicemembers Civil Relief Act of 1940, or Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their mortgage loans. The Relief Act provides generally that an obligor who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of [__]% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, interest shortfalls on the mortgage loans due to the application of the Relief Act will reduce the amount available to make payments to the noteholders and thus, reduce the amount of excess interest available to absorb realized losses and to build or maintain the overcollateralization amount to the required level.

         The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses, to the extent the overcollateralization amount is reduced to zero, will be borne by the outstanding class of notes with the lowest level of payment priority, although it will not reduce the outstanding note balance of such class.

         It is unknown how many mortgage loans have been or may be affected by the application of the Relief Act.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY NOTES.

         LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in book-entry notes can be effected only through The Depository Trust Company, or DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of those notes, may be limited due to lack of a physical note representing your note.

         DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on the book-entry notes because the payments will be forwarded by the indenture trustee to DTC, DTC will then credit the accounts of its participants and those participants will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

SUITABILITY OF THE NOTES AS INVESTMENTS.

         The offered notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

         [Legal Actions Pending Against the Originator, Seller, Servicer or Master Servicer or include legal actions in disclosure of each party?]

         All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Notes--Glossary" or in the prospectus under "Glossary."

                                 USE OF PROCEEDS

         The seller will transfer the mortgage loans to the depositor, the depositor will convey the mortgage loans to the trust and the trust will pledge the mortgage loans to the indenture trustee, in exchange for and concurrently with the delivery of the notes. The net proceeds, after deduction of expenses, equal to approximately $[_____], from the sale of the offered notes, together with the Owner Trust Certificates, will represent the purchase price to be paid by the depositor to the seller for the mortgage loans. The seller will have acquired the Mortgage Loans prior to the sale of the Mortgage Loans to the depositor.

         [According to ss.229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by ss.229.1108(a)(2), depositor, issuing entity, originators contemplated by ss.229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

              LEGAL ACTION PENDING AGAINST [THE DEPOSITOR/ TRUSTEE]

          [To the extent material, insert any legal proceedings pending against the depositor or trustee].


          AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Citigroup Mortgage Loan Trust Inc.. (the "Depositor"), is a [_______] corporation and is a direct wholly-owned subsidiary of [____________]. [According to ss.229.1119(b) provide information as to whether there is any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arms' length transaction with an unrelated third party. See ss.229.1119(b) for requirements.]

                                THE MORTGAGE POOL

         The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

         The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans in the mortgage pool will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date.

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

         The mortgage pool will consist of approximately ______ conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans, secured by first and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $___________ after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus __%.

         The mortgage loans are secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on residential properties. The mortgaged properties consist of attached, detached or semi-detached, one- to four-family dwelling units, individual condominium units and individual units in planned unit developments. The mortgage loans will be acquired by the depositor from the seller in the manner described in this prospectus supplement, who previously acquired the mortgage loans from the originator. [_______________] will act as the master servicer under the servicing agreement.

         No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

         For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "Underwriting Standards" in the prospectus.

         Each mortgage loan will accrue interest at the fixed-rate or the adjustable-rate calculated as specified under the terms of the related mortgage note. Approximately ____% of the mortgage loans are adjustable-rate mortgage loans. Approximately ____% of the mortgage loans are fixed-rate mortgage loans.

         Each fixed-rate mortgage loan has a mortgage rate that is fixed for the life of such mortgage loan.

         Each adjustable-rate mortgage loan accrues interest at a mortgage rate that is adjustable. Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that in the case of approximately ____%, approximately ____% and approximately ____% of the adjustable-rate mortgage loans, the first adjustment will not occur until after an initial period of approximately two years, three years and five years, respectively, from the date of origination. Such adjustable-rate mortgage loans are referred to in this prospectus supplement as "delayed first adjustment mortgage loans." In connection with each mortgage rate adjustment, the adjustable-rate mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each adjustable-rate mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of ____%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each adjustable-rate mortgage loan will generally not increase or decrease by more than ____% to ____% per annum, on any related adjustment date and will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this prospectus supplement, and the related gross margin. See "--The Index" in this prospectus supplement. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         Approximately ____% of the mortgage loans provide that for a period of 24, 36 or 60 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

         The mortgage loans have scheduled monthly payments due on the first day of the month and that day is referred to in this prospectus supplement as the "due date." Each mortgage loan will contain a customary due-on-sale clause which provides that the mortgage loan must be repaid at the time of a sale of the related mortgaged property or, in the case of an adjustable-rate mortgage loan, assumed by a creditworthy purchaser of the related mortgaged property.

         The mortgage loans were selected by the Seller and the Depositor using criteria established by the Seller, the Depositor, the Underwriters and the Rating Agencies.

         Approximately ____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period generally not in excess of three years from the date of origination of the mortgage loan as provided in the related mortgage note. Under the limited instances described under the terms of the servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Any prepayment charges paid in respect of the mortgage loans during a prepayment period will be available to absorb realized losses on the mortgage loans or if not so required, will be distributed to the holders of the Owner Trust Certificates on the related payment date.

         None of the mortgage loans are buydown mortgage loans. A buydown mortgage loan consists of monthly payments made by the mortgagor during the buy-down period that will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from: (i) funds contributed by the seller of the mortgaged property or another source and placed in the buy-down account; (ii) if the funds are contributed on a present value basis, investment earnings on the funds; or (iii) additional funds to be contributed over time by the mortgagor's employer or another source.

         The Mortgage Loans will consist of mortgages to sub-prime borrowers. A sub-prime loan is a first-lien mortgage loan to a sub-prime borrower. A sub-prime borrower generally has been delinquent on payments at least once during the preceding year or has a FICO score below 620. In general, a prime mortgage loan borrower has made all mortgage payments on time during the preceding year and has a FICO score above 620. None of the Mortgage Loans are prime mortgage loans. Sub-prime loans are riskier than prime loans, as described in "Risk Factors--Litigation concerning [_________________]." In "The Mortgage Pool - Underwriting Standards of the Originator" in this prospectus supplement, the underwriting standards that the Originator used in acquiring the Mortgage Loans are described.

AGGREGATE MORTGAGE LOAN STATISTICS

         The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $_________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $_______. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $_________ or less than approximately $______.

         The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately ____% per annum, and the weighted average mortgage rate for the mortgage loans was approximately ____% per annum.

         As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from approximately ____% to approximately ____%, minimum mortgage rates ranging from approximately ____% per annum to approximately ____% per annum and maximum mortgage rates ranging from approximately ____% per annum to approximately ____% per annum. As of the cut-off date, with respect to the adjustable-rate mortgage loans, the weighted average gross margin was approximately ____%, the weighted average minimum mortgage rate was approximately ____% per annum and the weighted average maximum mortgage rate was approximately ____% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs in ____________ and the weighted average next adjustment date for all of the adjustable-rate mortgage loans following the cut-off date is ____________.

         The weighted average loan-to-value ratio of the mortgage loans at origination was approximately ____%. At origination, no mortgage loan had a loan-to-value ratio greater than ____% or less than approximately ____%. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

         The weighted average remaining term to stated maturity of the mortgage loans was approximately ___ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _________ or after ___________, or will have a remaining term to stated maturity of less than ___ months or greater than ___ months as of the cut-off date. The latest maturity date of any mortgage loan is ____________.

         The mortgage loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION
                                    AGGREGATE

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
        RANGE ($)             LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
      0.01 -50,000.00...
 50,000.01 -100,000.00..
100,000.01 -150,000.00..
150,000.01 -200,000.00..
200,000.01 -250,000.00..
250,000.01 -300,000.00..
300,000.01 -350,000.00..
350,000.01 -400,000.00..
400,000.01 -450,000.00..
450,000.01 -500,000.00..
500,000.01 -550,000.00..
550,000.01 -600,000.00..
600,000.01 -650,000.00..
650,000.01 -700,000.00..
700,000.01 -750,000.00..
750,000.01 -800,000.00..
  800,000.01 or greater.
      Total.............



         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
        RANGE ($)             LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
      0.01 -50,000.00...
 50,000.01 -100,000.00..
100,000.01 -150,000.00..
150,000.01 -200,000.00..
200,000.01 -250,000.00..
250,000.01 -300,000.00..
300,000.01 -350,000.00..
350,000.01 -400,000.00..
400,000.01 -450,000.00..
450,000.01 -500,000.00..
500,000.01 -550,000.00..
550,000.01 -600,000.00..
600,000.01 -650,000.00..
650,000.01 -700,000.00..
700,000.01 -750,000.00..
750,000.01 -800,000.00..
  800,000.01 or greater.
      Total.............



           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
  MORTGAGE RATE (%)           LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
 4.500  -4.999.........
 5.000  -5.499.........
 5.500  -5.999.........
 6.000  -6.499.........
 6.500  -6.999.........
 7.000  -7.499.........
 7.500  -7.999.........
 8.000  -8.499.........
 8.500  -8.999.........
 9.000  -9.499.........
 9.500  -9.999.........
10.000  -10.499........
10.500  -10.999........
11.000  -11.499........
11.500  -11.999........
12.000  -12.499........
12.500  -12.999........
13.000  -13.499........
      Total............



             ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
ORIGINAL TERM (MONTHS)        LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
120.....................
180.....................
240.....................
300.....................
360.....................
      Total.............



            REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
REMAINING TERM (MONTHS)       LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
 109-  120..............
 169-  180..............
 229-  240..............
 289-  300..............
 349-  360..............
      Total.............



               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
ORIGINAL LOAN-TO-VALUE       MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
      RATIO (%)               LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Less than or equal to 30.00
 30.01  -35.00.........
 35.01  -40.00.........
 40.01  -45.00.........
 45.01  -50.00.........
 50.01  -55.00.........
 55.01  -60.00.........
 60.01  -65.00.........
 65.01  -70.00.........
 70.01  -75.00.........
 75.01  -80.00.........
 80.01  -85.00.........
 85.01  -90.00.........
 90.01  -95.00.........
 95.01  -100.00........
      Total............



                    OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
  OCCUPANCY STATUS            LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Primary.................
Investment..............
Second Home.............
      Total.............

---------------
(1) Occupancy as represented by the mortgagor at the time of origination.



                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
      PURPOSE                 LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Refinance-Cash out......
Purchase................
Refinance-Rate Term.....
      Total.............



                       PROPERTY TYPE OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
   PROPERTY TYPE              LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Single Family Residence.
Planned Unit Development
Condo...................
2-4 Family..............
Modular Home............
      Total.............



                  DOCUMENTATION TYPES OF THE MORTGAGE LOANS(1)

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
  DOCUMENTATION LEVEL         LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Full Documentation......
Stated Documentation....
Limited Documentation...
      Total.............

--------------
(1) For a description of the loan programs, see "The Mortgage Pool--Underwriting
Standards of the Originator" in this prospectus supplement.



                    RISK CATEGORIES OF THE MORTGAGE LOANS(1)

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
  RISK CATEGORIES             LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
AA......................
A+......................
A-......................
B.......................
C.......................
C-......................
      Total.............

--------------
(1) For a description of the risk categories, see "The Mortgage
Pool--Underwriting Standards of the Originator" in this prospectus supplement.



                             TYPES OF MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
      LOAN TYPE               LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Fixed Rate..............
ARM-2 Year/6 Month......
ARM-3 Year/6 Month......
ARM-5 Year/6 Month......
Interest Only ARM-2 Year/6
Month...................
Interest Only ARM-3 Year/6
Month...................
      Total.............



      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
        STATE                 LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
California..............
Florida.................
New York................
New Jersey..............
Massachusetts...........
Illinois................
Arizona.................
Texas...................
Maryland................
Washington..............
Nevada..................
Virginia................
Colorado................
Pennsylvania............
Hawaii..................
Other...................
      Total.............



                       GROSS MARGINS OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
RANGE OF GROSS MARGIN (%)     LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Fixed Rate Loans.......
 2.500  -2.749.........
 2.750  -2.999.........
 3.250  -3.499.........
 3.500  -3.749.........
 3.750  -3.999.........
 4.000  -4.249.........
 4.250  -4.499.........
 4.500  -4.749.........
 5.000  -5.249.........
 5.250  -5.499.........
 5.500  -5.749.........
 5.750  -5.999.........
 6.000  -6.249.........
 6.250  -6.499.........
 6.500  -6.749.........
 6.750  -6.999.........
 7.000  -7.249.........
 7.250  -7.499.........
 7.500  -7.749.........
 7.750  -7.999.........
 8.000  -8.249.........
 8.250  -8.499.........
 8.750  -8.999.........
      Total............



                   NEXT ADJUSTMENT DATE FOR THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
 NEXT ADJUSTMENT DATE         LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Fixed Rate Loans........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
[------------]..........
      Total.............



                  MAXIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
  MAXIMUM MORTGAGE           MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
       RATE (%)               LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Fixed Rate Loans.......
11.500  -11.999........
12.000  -12.499........
12.500  -12.999........
13.000  -13.499........
13.500  -13.999........
14.000  -14.499........
14.500  -14.999........
15.000  -15.499........
15.500  -15.999........
16.000  -16.499........
16.500  -16.999........
17.000  -17.499........
17.500  -17.999........
18.000  -18.499........
18.500  -18.999........
19.000  -19.499........
      Total............



                  MINIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
  MINIMUM MORTGAGE           MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
      RATE (%)                LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Fixed Rate Loans.......
 4.500  -4.999.........
 5.000  -5.499.........
 5.500  -5.999.........
 6.000  -6.499.........
 6.500  -6.999.........
 7.000  -7.499.........
 7.500  -7.999.........
 8.000  -8.499.........
 8.500  -8.999.........
 9.000  -9.499.........
 9.500  -9.999.........
10.000  -10.499........
10.500  -10.999........
11.000  -11.499........
11.500  -11.999........
12.000  -12.499........
      Total............



                INITIAL PERIODIC RATE CAPS OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
  INITIAL PERIODIC           MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
    RATE CAPS (%)             LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Fixed Rate Loans........
1.000...................
1.500...................
      Total.............



               SUBSEQUENT PERIODIC RATE CAPS OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
  SUBSEQUENT PERIODIC        MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
    RATE CAPS (%)             LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
Fixed Rate Loans........
1.000...................
1.500...................
      Total.............



                     PREPAYMENT TERMS OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
  PREPAYMENT TERMC           MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
     (MONTHS)                 LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
0.......................
12......................
24......................
36......................
      Total.............



                       LIEN POSITION OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
    LIEN POSITION             LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
1st Lien................
2nd Lien................
      Total.............



                       CREDIT SCORES OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                                                 % OF                        WEIGHTED       AVERAGE       WEIGHTED
                            NUMBER OF        AGGREGATE         AGGREGATE        AVERAGE      AVERAGE        ORIGINAL       AVERAGE
                             MORTGAGE        PRINCIPAL         PRINCIPAL       PRINCIPAL     MORTGAGE    LOAN-TO-VALUE     CREDIT
    CREDIT SCORE              LOANS           BALANCE           BALANCE         BALANCE         RATE         RATIO          SCORE
------------------------   -----------     -------------      -----------    ------------   ----------   -------------   -----------
 500-  524..............
 525-  549..............
 550-  574..............
 575-  599..............
 600-  624..............
 625-  649..............
 650-  674..............
 675-  699..............
 700-  724..............
 725-  749..............
 750-  774..............
 775-  799..............
800 or greater..........
      Total.............

CREDIT SCORES

         Credit scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately ___ to approximately ___, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the seller, the master servicer, the indenture trustee, the owner trustee, the underwriters or the depositor make any representations or warranties as to the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

THE INDEX

         As of any adjustment date, the index applicable to the determination of the mortgage rate on substantially all of the adjustable-rate mortgage loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as specified in the related mortgage note either as of the first business day 45 days prior to that adjustment date or as of the first business day of the month preceding the month of the adjustment date.

         In the event that the index becomes unavailable or otherwise unpublished, the master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

LEGAL AND REGULATORY PROVISIONS

         [Insert information required by ss.229.1111(a)(6) regarding legal or regulatory provisions that maY materially affect pool asset performance or payments.]

CLAIMS ON POOL ASSETS

         [Describe any material direct or contingent claim that parties other than holders of the notes have on any pool assets pursuant to ss.229.1111(f). Also, describe any material cross-collateralization or cross-defaulT provisions relating to the pool assets.]


                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at https://www2.citimortgage.com/Remic/securitydata.do?DATA_SELECTION= abReportsShelf.

         Information provided through the Internet address above will not be deemed to be part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006. See "Static Pool Information" in the prospectus.

                                 THE ORIGINATOR

         The information set forth in the following paragraphs with regard to the originator and the originator's underwriting standards has been provided by the originator.

         [Underwriting guidelines to be provided by the Originator in accordance with ss.229.1110 of Regulation AB].

                                   THE SPONSOR

         The information set forth in the following paragraphs has been provided by [_____________].

         [Information to be provided by the Sponsor in accordance with ss.229.1104 of Regulation AB].


                                  THE DEPOSITOR

         Citigroup Mortgage Loan Trust Inc., a Delaware corporation, is the depositor of the transaction. The depositor was organized on [______] and is an affiliate of Citigroup Global Markets Inc. The depositor maintains its principal office at 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604)1285.

         The depositor has been engaged in the securitization of mortgage loans since its incorporation in [________]. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or notes of interest that are secured by, or represent an interest in mortgage loans. The depositor typically acquires mortgage loans and other assets for inclusion in securitizations from the sponsor.

         The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

         After the issuance of the notes, the depositor will have limited or no obligations with respect to the notes and the trust fund. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the mortgage loans, to arrange for the cap contract or replacement instruments to be included in the trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Securities Exchange Act of 1934, as amended, to provide notices to certain parties under the Indenture or to provide requested information to the various transaction participants.

         The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential mortgage loans, mortgage securities and agency securities, offering mortgage-backed or other asset-backed securities, and related activities.

                               THE ISSUING ENTITY

         Citigroup Mortgage Loan Trust [_____] is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement, dated as of [_____________], as amended and restated on the closing date, among the depositor, the owner trustee and the certificate registrar for the transactions described in this prospectus supplement. The trust agreement and the amended and restated trust agreement constitute the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the offered notes and the Owner Trust Certificates, (iii) making payments on the offered notes and the Owner Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the offered notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes and any payments received under the cap contracts for the benefit of the holders of the offered notes. The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

                              YIELD CONSIDERATIONS

GENERAL PREPAYMENT CONSIDERATIONS

         The yields to maturity of the offered notes will be sensitive to defaults on the mortgage loans. If a purchaser of an offered note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         The rate of principal payments, the aggregate amount of payments and the yields to maturity of the offered notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the adjustable-rate mortgage loans will in turn be affected by the amortization schedules of such mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately ____% of the mortgage loans (by aggregate principal balance as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge.

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of offered notes then entitled to receive payments that otherwise would be paid over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of offered notes may vary from the anticipated yield will depend upon the degree to which the offered notes are purchased at a discount or premium and the degree to which the timing of payments on the offered notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered note purchased at a discount, the risk that a slower than assumed rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any offered note purchased at a premium, investors should consider the risk that a faster than assumed rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the offered notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the offered notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate assumed by the investor during the period immediately following the issuance of the offered notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. The prepayment experience of the delayed first adjustment mortgage loans may differ from that of the other mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments. In addition, the existence of the applicable periodic rate caps, maximum mortgage rates and minimum mortgage rates with respect to the adjustable-rate mortgage loans may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the notes. Furthermore, the interest-only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Because principal payments prior to the Stepdown Date or when a Trigger Event is in effect are paid to more senior classes of offered notes before other classes, holders of classes of offered notes having a later payment priority bear a greater risk of losses than holders of classes having earlier payment priorities. As a result, the notes having later priority will represent an increasing percentage of the obligations of the trust during the period prior to the commencement of payments of principal on these notes. As described under "Description of the Notes--Principal Payments on the Offered Notes" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the related Class A Notes. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated to the offered notes in the priorities described under "Description of the Notes--Principal Payments on the Offered Notes" in this prospectus supplement.

         Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment or that the value of the mortgaged property will be sufficient to cover the amount due on the mortgage loan. Any recovery made on a defaulted mortgage loan will have the same effect on the holders of the offered notes as a prepayment of those mortgage loans. See "The Mortgage Pool--Underwriting Standards of the Originator" in this prospectus supplement.

SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on mortgage loans affected by application of the Relief Act. The master servicer is obligated to pay those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of its aggregate servicing fee for the related due period. Accordingly, the effect of any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or any shortfalls resulting from the application of the Relief Act will be to reduce the aggregate amount of interest collected that is available for payment to noteholders.

         Any of these shortfalls will be allocated in reduction of the Net Monthly Excess Cashflow for such payment date. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

SPECIAL YIELD CONSIDERATIONS

         The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index whereas the mortgage rates on substantially all of the adjustable-rate mortgage loans adjust semi-annually based upon six-month LIBOR, subject to periodic and lifetime limitations and generally after an initial period of two, three or five years after origination. The interest due on the mortgage loans during any Due Period, net of fees and expenses of the trust, may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the related class of offered notes during the related Interest Accrual Period. In addition, six-month LIBOR and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR, potentially resulting in the application of the related rate cap on the related class of offered notes. Application of the related rate cap would adversely affect the yield to maturity on the offered notes. In addition, the rate cap for each class of offered notes will be reduced by the prepayment of related mortgage loans with mortgage rates that are higher relative to the other mortgage rates.

         If the Note Rate on any class of offered notes is limited by the related rate cap for any payment date, the resulting basis risk shortfalls may be recovered by the holders of such notes on such payment date or on future payment dates, to the extent that on such payment date or future payment dates there are any available funds remaining after certain other payments on the offered notes and the payment of certain fees and expenses of the trust. The ratings on the offered notes will not address the likelihood of any such recovery of basis risk shortfalls by holders of those notes.

         In general, a slower than anticipated rate of principal prepayments will extend the weighted average lives of the notes.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the offered notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (referred to as the Prepayment Assumption in this prospectus supplement) assumes:

          (i) in the case of the fixed-rate mortgage loans, ____% of the Fixed-Rate Prepayment Vector. The Fixed-Rate Prepayment Vector assumes a constant prepayment rate, or CPR, of approximately ____% per annum in the first month of the life of such mortgage loans and an additional approximately ____% (precisely ____%) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, the Fixed-Rate Prepayment Vector assumes a CPR of ____% per annum; and

         (ii) in the case of the adjustable-rate mortgage loans, ____% of the Adjustable-Rate Prepayment Vector. The Adjustable-Rate Prepayment Vector assumes
(a) a CPR of ____% per annum in the first month of the life of such mortgage loans and an additional approximately ____% (precisely ____%) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter until the 22nd month, the Adjustable-Rate Prepayment Vector assumes a CPR of ____% per annum, (b) beginning in the 23rd month and in each month thereafter until the 27th month, a CPR of ____% per annum, and (c) beginning in the 28th month and in each month thereafter during the life of such mortgage loans, the Adjustable-Rate Prepayment Vector assumes a CPR of ____% per annum. However, the prepayment rate will not exceed ____% CPR per annum in any period for any percentage of the Adjustable-Rate Prepayment Vector.

         CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         Each of the Prepayment Scenarios in the table below assumes the respective percentages of the applicable prepayment vector.

         The tables entitled "Percent of Original Note Balance Outstanding" in this prospectus supplement indicate the percentage of the initial Note Balance of the offered notes that would be outstanding after each of the dates shown at various percentages of the percentage of the Prepayment Assumption and the corresponding weighted average lives of these notes. The tables are based on the following assumptions:

(a) the mortgage pool consists of mortgage loans with the characteristics set forth in Annex II of this prospectus supplement;

(b)      the cut-off date for the mortgage loans is ________, 200__;

(c) payments on the offered notes are received, in cash, on the 25th day of each month, commencing in ____________ 200__;

(d) the mortgage loans prepay at the percentages of the applicable prepayment vector indicated in the applicable Prepayment Scenario;

(e) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act or similar state laws are incurred;

(f) none of [________________], the master servicer or any other person purchases from the trust any mortgage loan under any obligation or option under any agreement, except as indicated in the second footnote to the tables entitled "Percent of Original Note Balance Outstanding";

(g) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ________ 200__, and are computed prior to giving effect to any prepayments received in the prior month (except for the interest only mortgage loans);

(h) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ 200__, and include 30 days' interest on the mortgage loan;

(i) the scheduled monthly payment for each mortgage loan (and for each interest only mortgage loan following its initial interest only period) is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity;

(j)      the notes are purchased on _________, 200__;

(k) six-month LIBOR remains constant at _______% per annum and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the next adjustment date and on subsequent adjustment dates, if necessary, to equal the index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations;

(l)      one-month LIBOR remains constant at ____% per annum;

(m) the monthly payment on each adjustable-rate mortgage loan is adjusted on the due date immediately following the next adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment;

(n)      none of the mortgage loans are balloon loans; and

(o) the aggregate of the Servicing Fee Rate and the Indenture Trustee Fee Rate is equal to ____% per annum.

                             PREPAYMENT SCENARIOS(1)

                                       I          II          III           IV           V          VI          VII
                                   ---------   ---------   ---------    ---------    ---------   ---------   ---------
Adjustable-Rate Mortgage Loans:      ____%       ____%       ____%        ____%        ____%       ____%       ____%
Fixed-Rate Mortgage Loans:           ____%       ____%       ____%        ____%        ____%       ____%       ____%

-------------
(1) Percentages of the Fixed-Rate Prepayment Vector in the case of the fixed-rate mortgage loans and the Adjustable-Rate Prepayment Vector in the case of the adjustable-rate mortgage loans.


         There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables entitled "Percent of Original Note Balance Outstanding" in this prospectus supplement. Any discrepancy may have an effect upon the percentages of the initial Note Balance outstanding, and the corresponding weighted average lives, of the offered notes set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of six-month LIBOR or one-month LIBOR will remain constant as assumed, the offered notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Offered Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event, will have the effect of accelerating or decelerating the amortization of the offered notes, affecting the weighted average lives of such offered notes. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the principal balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances, and corresponding weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of the percentage of the prepayment assumption shown in the immediately following tables.


                  PERCENT OF ORIGINAL NOTE BALANCE OUTSTANDING

                                                                     CLASS A-[__]
                                                                  PREPAYMENT SCENARIO
                                   ---------------------------------------------------------------------------------
           PAYMENT DATE                I          II        III         IV          V           VI          VII
--------------------------------   ---------   ---------  ---------   ---------  ---------   ---------   ---------
Initial Percentage..............       100%       100%       100%       100%       100%        100%         100%
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
[-----].........................
Weighted Average Life (years) to
Maturity(1).....................
Weighted Average Life (years) to
Optional Termination(1)(2)......

-------------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.
(2) Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Indenture--Optional Redemption" in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

         The Citigroup Mortgage Loan Trust Notes, Series [___], will consist of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, each of which is being offered by this prospectus supplement.


         Payments on the offered notes will be made on each payment date which will be the 15th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [____________].

         The Owner Trust Certificates, which are not offered hereby, will only be entitled to payments after all required payments have been made on the offered notes.

         Each class of offered notes will have the initial note balances (subject to the permitted variance), and note rate as set forth in the table appearing in the summary of this prospectus supplement.

         The offered notes will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants in minimum denominations of $[______] and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the offered notes is terminated, which may occur under the limited circumstances described under "--Book-Entry Notes" below, then any definitive notes issued in respect of the offered notes will be transferable and exchangeable at the offices of the indenture trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All payments to holders of the offered notes will be made by the indenture trustee to the persons in whose names such notes are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive notes are issued. The Record Date for each payment date (i) with respect to the offered notes will be the close of business on the business day immediately preceding such payment date (so long as the offered notes are book-entry notes) and (ii) with respect to any definitive notes, will be the close of business on the last business day of the month preceding the month in which such payment date occurs. Such payments will be made by wire transfer in immediately available funds to the account of each noteholder specified in writing to the indenture trustee at least five business days prior to the relevant Record Date by such holder of notes or, if such instructions are not received, then by check mailed to the address of each such noteholder as it appears in the note register. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of such notes at the offices of the indenture trustee designated for such purposes or such other location specified in the notice to noteholders of such final payment. As of the closing date, the indenture trustee designates the office of its agent located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for such purposes.

FEES AND EXPENSES OF THE TRUST

The master servicer, trustee [and other parties] will receive compensation, to be paid from the amounts received from the Mortgage Loans, in exchange for their services on behalf of the trust, prior to payments to noteholders, as set forth in the following table:

------------------------- ---------------------- ----------------------- ----------------------
Party                     Purpose                Amount of Fee           Frequency
------------------------- ---------------------- ----------------------- ----------------------
[_________]               Master Servicer        [______]%*              Monthly
------------------------- ---------------------- ----------------------- ----------------------
[_________]               Indenture Trustee      [______]%*              Monthly
------------------------- ---------------------- ----------------------- ----------------------
[Insert   other  parties  [             ]        [______]%*              Monthly
as applicable]
------------------------- ---------------------- ----------------------- ----------------------
[_________]               Owner Trustee          [______]                [______]
------------------------- ---------------------- ----------------------- ----------------------

-------
* Per annum rate based on the aggregate principal balance of the Mortgage Loans in the trust for such payment date.


BOOK-ENTRY NOTES

         The offered notes will be book-entry notes. Persons acquiring beneficial ownership interests in the book-entry notes are referred to as note owners and will hold their notes through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more notes which equal the aggregate note balance of such notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear. Citibank and JP Morgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry notes in minimum denominations of $[______]. Except as described below, no note owner acquiring a book-entry note will be entitled to receive a physical, or definitive, note representing such note. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the offered notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

         The note owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the note owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry note will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Note owners will receive all payments of principal of, and interest on, the book-entry notes from the indenture trustee through DTC and DTC participants. While the book-entry notes are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry notes and is required to receive and transmit payments of principal of, and interest on, the book-entry notes. DTC participants and indirect participants with whom note owners have accounts with respect to book-entry notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes representing their respective interests in the book-entry notes, the rules of DTC provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

         Note owners will not receive or be entitled to receive notes representing their respective interests in the book-entry notes, except under the limited circumstances described below. Unless and until definitive notes are issued, note owners who are not DTC participants may transfer ownership of book-entry notes only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry notes, by book-entry transfer, through DTC for the account of the purchasers of such book-entry notes, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry notes will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules of DTC, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

         Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System," or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments on the book-entry notes will be made on each payment date by the indenture trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the note owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the note owners of the book-entry notes that it represents.

         Under a book-entry format, note owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to note owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of such note owners are credited.

         DTC has advised the depositor that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry notes which conflict with actions taken with respect to other book-entry notes.

         Definitive notes will be issued to note owners of the book-entry notes, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the depositor is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the indenture trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of a servicer event of termination as set forth in the servicing agreement, note owners having percentage interests aggregating not less than [__]% of the book-entry notes advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of note owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all note owners of the occurrence of such event and the availability through DTC of definitive notes. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of the definitive notes as noteholders under the indenture.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry notes among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
         None of the depositor, the master servicer or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS ON THE NOTES

         Each payment on a book-entry note will be paid to DTC or its nominee, which will credit the amount of the payment to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the payment to the note owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the note owners that it represents. All credits and disbursements on a book-entry note are to be made by DTC and the participants in accordance with DTC's rules.

         The indenture trustee will send with each payment on a payment date to DTC or its nominee, a statement or statements compiled based on information provided by the servicer and describing the amount of the payment allocable to principal and the amount of the payment allocable to interest. These amounts will be expressed as a dollar amount per Class A note with a [__]% percentage interest or per $[______] denomination of Class A note.

PRIORITY OF PAYMENTS

         On each payment date, the indenture trustee will apply the amount available to make payments in the following order of priority:

         (1) the trustee fee and any indemnities and reimbursements (such indemnities and reimbursements subject to a cap of $[______] per annum) due to the indenture trustee;

         (2)      the monthly backup servicing fee to the backup servicer;

         (3) concurrently, to each Class of Class A notes, the related Interest Payment Amount for that payment date, pro rata based on the Interest Payment Amount each class is entitled to receive, with any shortfall in the amount available being allocated pro rata on that basis;

         (4) concurrently, to the Class A notes, on a pro rata basis based on the principal balance of each such class, the Class A Principal Payment Amount for that payment date, until the principal balances thereof have been reduced to zero;

         (5) to the Class A-4 notes, the related Available Funds Cap Carry-Forward Amount for that payment date;

         (6) to the indenture trustee any indemnities and reimbursement for expenses incurred in excess of the amount set forth in (1) above, without regard to the annual cap on such amounts;

         (7)      to the owner trustee any reimbursement for expenses incurred;
                  and

         (8) remaining amounts to the holders of the owner trust certificates.

         Notwithstanding the prioritization of the payment of the Class A Principal Payment Amount pursuant to clause (6) above, if the aggregate principal balance of the Class A notes exceeds the pool principal balance for that payment date, the payment pursuant to clause (6) above will be made pro rata based on the principal balances of the Class A notes.

         To the extent that available funds are paid, noteholders have no recourse for the issuing entity's failure to make payments due on the notes unless (i) the issuing entity fails to pay the Interest Payment Amount due on any class and, if the Class A notes are no longer outstanding, the related liquidation loss interest amount due to the most senior class of notes outstanding, for a period of six consecutive payment dates or (ii) the issuing entity fails to pay the principal balance of any class on the related Final Stated Maturity Date.

INTEREST

         With respect to any payment date, each class of offered notes will be entitled to receive, in the order set forth above and subject to the availability of the amount available after prior payments, the related Interest Payment Amount for that class accrued during the related interest period.

GLOSSARY OF TERMS--INTEREST PAYMENTS

         With respect to each class of notes, the "Interest Payment Amount" will be equal to the sum of

         (1) interest at the related note rate that accrued during the related interest accrual period on, in the case of the Class A notes, the related note balance,

         (2) any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior payment dates, and

         (3)      interest on the amount in clause (2) at the related note rate.

         With respect to each interest period, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The adjusted note balance of any of the Class A notes as of any payment date will be the outstanding note balance of that class of notes.

         The Class A note balance as of any payment date will be the sum of the Class A-1 note balance, the Class A-2 note balance, the Class A-3 note balance and the Class A-4 note balance.

         The interest accrual period for any payment date with respect to each class of notes, will be the calendar month preceding the month in which the payment date occurs.

         The note balance of any class of notes as of any payment date will be the original principal balance of that class less all amounts previously paid to holders of that class on account of principal.

         The note rate for (i) each class of Class A notes, other than the Class A-4 notes, will be the fixed rate listed on the cover of this prospectus supplement for the class of notes and (ii) the Class A-4 notes will be the lesser of (x) the fixed rate listed on the cover of this prospectus supplement for that class of notes and (y) the available funds rate for that payment date.

         The available funds rate for any payment date will be the rate per annum equal to the weighted average of the contract rates (weighted on the basis of the principal balance of the mortgage loans as of the first day of the related due period), net of the rate at which the trustee fee, the servicing fee and the backup servicing are calculated, multiplied by a fraction the numerator of which is the Pool Principal Balance for the immediately preceding payment date and the denominator of which is the aggregate note balance of the Class A notes as of the day immediately prior to that payment date.

         The "Available Funds Cap Carry-Forward Amount" for the Class A-4 notes and any payment date on which the note rate therefor is the available funds rate, will be the sum of

         (1) the excess, if any, of (a) the amount of interest accrued thereon for such payment date calculated pursuant to clause
                  (ii)(x) of the definition of note rate over (b) the amount of interest accrued thereon at the available funds rate for that payment date;

         (2) any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior payment dates; and

         (3)      interest on the amount in clause (2) at the related note rate.


PRINCIPAL

         Holders of each class of notes will be entitled to receive a payment of principal on each payment date, to the extent of the amount available in the note payment account on that date available for payment in the order described above under "--Payments on the Notes."

         GLOSSARY OF TERMS--PRINCIPAL PAYMENTS

         The "Class A Principal Payment Amount" for any payment date will equal the lesser of (i) Required Principal Payment Amount for that payment date and
(ii) the Class A note balance as of the day immediately preceding that payment date less the Class A Target Balance for that payment date.

         The "Class A Target Balance" will equal (i) for each payment date prior to the Stepdown Date, on which a Trigger Event is in effect or on which the Pool Principal Balance is less than or equal to [__]% of the Pool Principal Balance as of the cut-off date, zero and (ii) for each payment date on or after the Stepdown Date provided that a Trigger Event is not in effect and that the Pool Principal Balance is greater than [__]% of the Pool Principal Balance as of the cut-off date, the Pool Principal Balance minus the greater of (x) [__]% of the Pool Principal Balance and (y) the Overcollateralization Target Amount for that payment date; provided, however, that, in no event will the Class A Target Balance for any payment date be greater that the Class A note balance as of the day immediately preceding that payment date.

         A liquidated contract is a defaulted contract as to which all amounts that the servicer expects to recover through the date of disposition of the mortgage loans have been received.

         The "Overcollateralization Target Amount" will be (i) for each payment date prior to the Stepdown Date, [__]% of the Pool Principal Balance as of the cut-off date, (ii) for each payment date on or after the Stepdown Date provided a Trigger Event is not in effect, the lesser of (x) [__]% of the Pool Principal Balance as of the cut-off date and (y) the greater of (1) [__]% of the Pool Principal Balance for that payment date and (2) approximately $[______], and
(iii) for each payment date on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date. Notwithstanding the foregoing, on any payment date on which the Pool Principal Balance is less than or equal to [__]% of the Pool Principal Balance as of the cut-off date, the Overcollateralization Target Amount will equal [__]% of the then-current Pool Principal Balance.

         The "Pool Principal Balance" as of any payment date will be the aggregate of the Principal Balances of mortgage loans outstanding at the end of the related due period.

         The "Principal Balance" of a contract as of any payment date is the unpaid principal balance of the contract on the cut-off date less any principal collected with respect to that contract prior to the last day of the related due period.

         The "Required Principal Payment Amount" for any payment date will be the amount by which (i) the sum of the note balances of the Class A notes, as of the day immediately preceding that payment date, exceeds (ii) the Pool Principal Balance as of that payment date minus the Overcollateralization Target Amount for that payment date.

         The "Stepdown Date" will be the earlier to occur of (i) the payment date in [____________] or (ii) the first payment date after which the aggregate note balance of the Class A notes has been reduced to zero.

         A "Trigger Event" will be in effect with respect to any payment date if:

         (i) the average sixty-day delinquency ratio test, as defined in the servicing agreement, as of the payment date exceeds [__]%;

         (ii) the aggregate of realized losses incurred since the cut-off date and as of the payment date exceed the following percentages of the aggregate Principal Balance of the mortgage loans as of the cut-off date: payment dates commencing [____________] to and including [____________], [__]%, payment dates commencing [____________] to and including [____________], [__]%, payment dates commencing [____________]
                  to and including [____________], [__]% and each payment date thereafter, [__]%;

         (iii) the current realized loss ratio, as defined in the servicing agreement, as of the payment date exceeds [__]%.

OVERCOLLATERALIZATION

         On the closing date, the aggregate Principal Balance of the mortgage loans as of the cut-off date will exceed the aggregate original principal balances of the notes by approximately $[______], or approximately [__]% of the aggregate cut-off date principal balance of the mortgage loans included in the trust as of the closing date. On any payment date prior to the Stepdown Date or on which a Trigger Event is in effect, the Class A noteholders will receive [__]% of the principal collections and excess interest on the mortgage loans, as described under "Description of the Notes--Payments" and "--Principal". This will have the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans and thereby increasing the Overcollateralization Amount. Once the Overcollateralization Target Amount is reached or is permitted to step down, a portion of the principal collections and excess interest that would otherwise have been paid to the holders of the notes will be distributed to the Owner Trust Certificates. The step down of the Overcollateralization Target Amount will have the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans and thereby decreasing the Overcollateralization Amount

         With respect to any payment date, the "Overcollateralization Amount" will be the excess of the Pool Principal Balance for that payment date over the aggregate of the note balances of the offered notes.

         In addition, beginning on the first payment date after the first payment date on which the servicer can exercise its option to repurchase all mortgage loans, the noteholders will also receive an additional payment in respect of principal, to the extent there is an amount available remaining after payment of all interest and principal on the notes, the trustee fee to the indenture trustee, the backup servicing fee to the backup servicer and the monthly servicing fee to the servicer for that payment date. These additional principal payments will be paid on the various classes of notes in the manner described under "Description of the Notes--Payments." If the overcollateralization amount is reduced by losses on the mortgage loans, as described under "--Losses on Liquidated Mortgage loans" below, the overcollateralization amount will be restored to the Overcollateralization Target Amount as the amount available in the collection account on subsequent payment dates is sufficient to pay shortfalls in the required principal payments for prior payment dates.

LOSSES ON LIQUIDATED MORTGAGE LOANS

         In the event the amount available in the payment account for any payment date is insufficient to pay the full Required Principal Payment Amount for that payment date to the noteholders, the overcollateralization amount would be reduced by the amount of that deficiency. If the overcollateralization amount were reduced to zero, further losses and delinquencies, including reductions in the principal balances of defaulted mortgage loans as a loss mitigation effort by the servicer, would cause the aggregate outstanding principal balance of the notes to be greater than the pool principal balance. If the adjusted note balance of a class of notes is reduced by a liquidation loss amount, interest accruing on that class will be calculated on the lower, adjusted note balance of that class. The interest accruing on that class's liquidation loss amount each month, plus interest at the applicable note rate on any liquidation loss interest amount due on a prior payment date but not paid, will be paid to the noteholders of that class from the amount available for that payment date prior to the payment of principal on that class and prior to any payment of principal on a subordinate class. However, once a liquidation loss amount is incurred there will not be enough principal and interest on the mortgage loans to pay, under certain loss scenarios, the Class A notes all principal amounts to which such notes are then entitled. Consequently, but for the effect of the overcollateralization amount, the Class A noteholders will absorb all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee and will incur a loss on their investments.

OPTIONAL REDEMPTION

         The servicing agreement will provide that on any payment date on which the pool principal balance is less than or equal to [__]% of the aggregate cut-off date principal balance of the mortgage loans, the servicer will have the right to purchase all outstanding mortgage loans at a price equal to the greater of:

         (a) the sum of: (i) [__]% of the principal balance of each contract, other than any contract as to which the related mortgage loan has been repossessed and whose fair market value is included in clause (ii) hereof, and (ii) the fair market value of any acquired property, as determined by the servicer; and

         (b) the aggregate fair market value, as determined by the servicer, of all of the assets of the trust,

plus, in each case, any unpaid Interest Payment Amounts on each class of notes.

         The purchase price deposited by the servicer will be paid to all outstanding noteholders on the payment date occurring in the month following the date of purchase. The servicer must give the indenture trustee and DTC at least 30 days' prior notice of its intent to exercise this option.

         If the servicer does not exercise this purchase option, then on the next payment date the indenture trustee, or an agent on its behalf, will begin an auction process to sell the mortgage loans and the other trust assets at the highest possible price, but the indenture trustee cannot sell the trust assets and liquidate the trust unless the proceeds of that sale are expected to be sufficient to pay the aggregate unpaid principal balance of the notes plus all accrued and unpaid Interest Payment Amounts on the notes. In conducting such auction, the indenture trustee shall solicit good faith bids for the mortgage loans and the other trust assets from no more than three (3) parties or, if three (3) bidders cannot be located, then from as many bidders as the indenture trustee can locate; provided that, at the indenture trustee's request, the seller shall supply the indenture trustee with the names of parties from whom to solicit such bids; and provided, further, that the indenture trustee shall not be responsible if less than three (3) or no bidders submit bids for the mortgage loans and the other trust assets. The seller or an affiliate may participate in the auction. The indenture trustee will be permitted under the indenture to hire an agent, at the expense of the trust, to perform the auction. If the auction of the trust property is not successful because the highest bid received was too low, then on each payment date after that all of the amount available remaining after payments of interest and principal due on all notes and payment of the monthly servicing fee will be used to make additional payments of principal on the outstanding Class A notes, pro rata based on the principal balance of such notes after giving effect to payments of principal on that payment date, until the principal balance of those classes are reduced to zero. In addition, the indenture trustee will continue to conduct an auction of the mortgage loans every third month after that, until an acceptable bid is received for the trust property. The servicer's purchase option will expire upon the indenture trustee's acceptance of a qualifying bid.

FORM OF REPORTS TO THE NOTEHOLDERS

                  Under the terms of the servicing agreement and as described in the prospectus, the noteholders will receive important information concerning matters about the payment of and performance of the mortgage loans for the related payment date from the trustee on each payment date. Such information will be made available each month to the noteholders, the servicer and the rating agencies by calling the trustee's investor relations desk at [____]. Parties that are unable to use the payment options provided by the Trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

         The primary source of information available to investors concerning the Class A Notes will be the monthly reports made available via the Trustee's internet website at [_________], which will include information as to the outstanding Note Principal Balance of the Class A Notes and the status of the applicable form of credit enhancement. Also, investors may read and any Form 10-D, Form 10-K or Form 8-K at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

         Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the Depositor.

                                THE OWNER TRUSTEE

         [___________] is the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation and its principal offices are located in [___________].

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence and bad faith or in the case of the inaccuracy of certain representations made by the owner trustee in the trust agreement. The owner trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents. The owner trustee's sole duties and liabilities with respect to the notes are limited to the express duties and liabilities of the owner trustee as set forth in the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the trust Agreement.

         The principal compensation to be paid to the owner trustee in respect of its obligations under the trust agreement will be the owner trustee fee as set forth in a separate fee agreement as referenced the indenture. The fees payable to the owner trustee and the indenture trustee are collectively referred to in this prospectus supplement as the trustee fee.

         [Provide any other relevant information as required by Item 1109(b) of Regulation AB].

                               SERVICING AGREEMENT

THE MASTER SERVICER

[INSERT SERVICER INFORMATION]

         [According to ss.229.1108(b)(2) state how long the servicer has been servicing assets. Provide, to the extent material, a general discussion of the servicer's experience in servicing assets of any type as well as a more detailed discussion of the servicer's experience in, and procedures for the servicing function it will perform in the current transaction for assets of the type included in the current transaction. See ss.229.1108(b)(2) for requirements.]

         [According to ss.229.1108(b)(3) describe any material changes to the servicer's policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years.]

[According to ss.229.1108(b)(4) provide information regarding the servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or performance of the notes.]

         The master servicer will service and administer the Mortgage Loans as further described herein.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

         The servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is in accordance with the servicing standard set forth in the servicing agreement; provided, however the servicer may not permit any modification of any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan, unless
(i) the borrower is in default or (ii) such default is reasonably foreseeable.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The master servicer will establish and maintain or cause to be maintained a separate trust account, the collection account, for the benefit of the noteholders. The collection account will be an eligible account (as defined in the servicing agreement). Upon receipt by the master servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the master servicer will deposit such amounts in the collection account. Amounts so deposited may be invested in permitted investments (as defined in the servicing agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the distribution account. The indenture trustee will establish an account, the distribution account, into which will be deposited amounts withdrawn from the collection account for payment to noteholders on a payment date and payment of certain fees and expenses of the trust. The distribution account will be an eligible account. Amounts on deposit therein may be invested in permitted investments maturing on or before the business day prior to the related payment date unless such permitted investments are invested in investments managed or advised by the trustee or an affiliate thereof, in which case such permitted investments may mature on the related payment date.

SERVICING ADVANCES

         The servicer will not be obligated to make advances for delinquent scheduled payments of principal or interest on the mortgage loans. The servicer will be obligated under the servicing agreement to make advances, to the extent it deems them recoverable out of liquidation proceeds or late collections, in respect of certain taxes and insurance premiums not paid by an obligor under a contract on a timely basis and in respect of expenses incurred in connection with the repossession or foreclosure of a mortgage loan and legal and other costs incurred by the servicer in an effort to cure defaulted mortgage loans. Upon the determination by the servicer that such an advance made by the servicer is nonrecoverable from late payments, liquidation proceeds or otherwise (a "Nonrecoverable Advance") the servicer will be entitled to reimburse itself out of funds in the collection account for the amount of that Nonrecoverable Advance. Without limiting the generality of the foregoing, expenses incurred by the servicer in connection with a defaulted contract which is subsequently reinstated, worked out, or otherwise cured, shall be reimbursable to the servicer as Nonrecoverable Advances at the time the default is cured, out of collections in the trust, and such reimbursements shall reduce the amount available to make payments to noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each due period, the servicer will be entitled to receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly servicing fee in the amount equal to [__]% per annum, the "Servicing Fee Rate", on the Principal Balance of each contract as of the first day of that due period plus any unpaid monthly servicing fees from prior payment dates. All assumption fees, late payment charges and other fees and charges, to the extent collected from obligors, will be retained by the servicer as additional servicing compensation.

         With respect to each due period, for so long as it is acting as backup servicer, the backup servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a backup servicing fee as provided in the servicing agreement.

         The servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related contract or otherwise relating to the mortgage loans in respect of which such unreimbursed amounts are owed. The servicer's right to those reimbursements is prior to the rights of noteholders. However, if any Servicing Advance is determined by the servicer to be non-recoverable from such sources, the amount of that Nonrecoverable Advances may be reimbursed to the servicer from other amounts received with respect to the mortgage loans.

THE BACKUP SERVICER

         [Insert information to be provided by Backup Servicer, if any, in accordance with Regulation AB].

EVENTS OF DEFAULT AND REMOVAL OF THE MASTER SERVICER

         In addition to those Events of Default (as defined in the prospectus) described under "Description of the Securities--Events of Default under the Governing Agreement and Rights Upon Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the Mortgage Loans, the master servicer maybe removed as master servicer of the Mortgage Loans in accordance with the terms of the servicing agreement.

         Any successor to the master servicer appointed under the servicing agreement must be a housing loan servicing institution, acceptable to each rating agency as defined in the prospectus, with a net worth at the time of the appointment of at least $[____________]. See "Description of the Securities--Events of Default under the Governing Agreements and Rights Upon Event of Default" in the prospectus. If no successor master servicer is appointed, the indenture trustee will assume all responsibilities and liabilities of the master servicer. The indenture trustee must provide the noteholders with notice of such event no later than 60 days after its occurrence of within 5 days after the indenture trustee becomes aware of the occurrence of the event.

         [According to ss.229.1108(d)(2) describe the process for transferring servicing to a successor master servicer.]

         [According to ss.229.1108(d)(3) describe the provisions for payment of expenses associated with a servicing transfer and any additional fees charged by a successor master servicer. Specify the amount of any funds set aside for a servicing transfer.]

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The master servicer may delegate its duties and obligations under the servicing agreement to a sub-servicer, as long as such delegation would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any class of notes.

         See ["Servicing of Mortgage Loans- Sub-Servicers"] in the prospectus.

         As set forth in the servicing agreement, the master servicer is permitted to resign from its obligations and duties if upon determination that its duties are no longer permissible under applicable law, or with the written consent of the indenture trustee, and written confirmation from each Rating Agency (which confirmation will be furnished to the depositor and the indenture trustee) that its resignation will not cause the Rating Agency to reduce the then current rating of the Class A Notes.

EVIDENCE AS TO COMPLIANCE

         The servicing agreement will provide for delivery on or before the fifteenth day of the third month following the end of the servicer's fiscal year, beginning in [____________], to the indenture trustee, the depositor and the Rating Agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the servicing agreement throughout the preceding fiscal year, except as specified in that statement.

         On or before March 1 of each year, beginning in [____________], the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the depositor) to the indenture trustee, the depositor and the Rating Agencies to the effect that such firm has examined documents and the records relating to servicing of the mortgage loans and that firm's conclusion with respect to that review.

MATTERS REGARDING THE DEPOSITOR, SELLER, AND SERVICER

         The servicing agreement will provide that the servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (1) those duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the indenture trustee, or (2) in the case of the backup servicer, the backup servicer is not paid the fees/reimbursable amounts due and payable to the backup servicer under the servicing agreement or (3) upon the satisfaction of the following conditions: (a) the servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee; and (b) the Rating Agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the offered notes. No resignation will become effective until the backup servicer or another successor servicer has assumed the servicer's obligations and duties as provided in the servicing agreement.

         The servicer will be permitted to perform any of its duties and obligations under the servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the indenture trustee and the noteholders for the servicer's duties and obligations under the servicing agreement, without any diminution of such duties and obligations and as if the servicer itself were performing such duties and obligations.

         The servicing agreement will provide that the servicer will indemnify the trust, the owner trustee and the indenture trustee, its employees, officers, agents and directors from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the servicer's willful misconduct, bad faith or negligence in connection with the servicing and administration of the mortgage loans. The servicing agreement will provide that none of the depositor, the seller, the servicer nor the backup servicer, nor their directors, officers, employees or agents will be under any other liability to the trust, the indenture trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the servicing agreement; provided that neither the depositor, the seller, the servicer nor the backup servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the depositor, the seller, the servicer nor the backup servicer, as the case may be, in the performance of its duties under the servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the servicing agreement will provide that neither the servicer nor the backup servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interest of the noteholders under the servicing agreement.

         Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any entity succeeding to the business of the servicer shall be the successor of the servicer under the servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the servicing agreement, anything in the servicing agreement to the contrary notwithstanding.

AMENDMENT

         The servicing agreement may be amended from time to time by the originator, the issuing entity, the servicer, the depositor and the indenture trustee, without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the servicing agreement, to add to the duties of the depositor or the servicer to comply with any requirements imposed by the Code or any regulation under the Code, or to add or amend any provisions of the servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the offered notes (it being understood that; after obtaining the ratings in effect on the closing date, none of the depositor, the originator, the indenture trustee nor the servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the servicing agreement which shall not be inconsistent with the provisions of the servicing agreement, provided that, in each case, such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder; provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the offered notes. The servicing agreement may also be amended from time to time by the seller, the issuing entity, the servicer, the depositor and the indenture trustee, with the consent of noteholders evidencing at least [__]% of the Percentage Interests of each class affected thereby (or [__]% of the Percentage Interests of all classes if all classes are affected) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the noteholders, provided that no such amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the notes or payments which are required to be made on any note without the consent of the noteholder or (2) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all offered notes then outstanding.

                                  THE INDENTURE

GENERAL

         The offered notes will be issued under an indenture, to be dated as of [____________], between the issuing entity and the indenture trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the offered notes containing a copy of the indenture, trust agreement and servicing agreement as executed will be filed by the depositor with the Commission within fifteen days of the initial issuance of the offered notes. The trust estate pledged to the indenture trustee pursuant to the indenture will consist of (i) all right, title and interest in the mortgage loans and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans; (iii) any mortgaged properties acquired on behalf of noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the indenture trustee under all insurance policies required to be maintained under the servicing agreement; and (v) the rights of the depositor under the contract purchase agreement and all rights under the servicing agreement. The indenture trustee will administer the trust and perform certain duties under the indenture and as further described herein.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the trust agreement and the offered notes. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy of the indenture and trust agreement.

THE INDENTURE TRUSTEE

         [________________], [a national banking association or state form of organization], will act as indenture trustee for the notes pursuant to the indenture. The indenture trustee's offices for notices under the indenture are located at [____Insert Address___], Attention: [________].

         The indenture trustee has served as an indenture trustee for asset-backed securities involving similar pools of assets since [____] involving [____] transactions.

         The indenture trustee will perform certain administrative functions with respect to the notes, such as making payments to noteholders, calculating one-month LIBOR, payment reports concerning the payment and performance of the Mortgage Loans and other functions described throughout this prospectus supplement and base prospectus. The indenture trustee will also act as initial paying agent and note registrar. The indenture trustee, in performing its duties under the indenture, will act on behalf of the trust in connection with any third-party contracts.

The principal compensation to be paid to the indenture trustee in respect of its duties under the indenture will be equal to any interest or other income earned on funds held in the distribution account as provided in the indenture and the indenture trustee fee. The indenture trustee fee is payable monthly and accrues at the Indenture Trustee Fee Rate on the aggregate principal balance of the mortgage loans.

REMOVAL AND TERMINATION OF THE INDENTURE TRUSTEE

         The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee for the offered notes or such class of offered notes within the period specified in the indenture. The indenture trustee also may be removed at any time by noteholders representing more than 50% of the aggregate Note Balance of the offered notes. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the indenture trustee or its property. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

         The indenture trustee will not be under any obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee indemnity satisfactory to it against the cost, expenses and liabilities which may be incurred. The issuing entity shall reimburse the indenture trustee and the owner trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses include reasonable compensation and expenses, disbursements and advances of the indenture trustee's or the owner trustee's agents, counsel, accountants and experts. The issuing entity will indemnify the indenture trustee and the owner trustee and hold each of them harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys' fees and expenses) of any kind whatsoever incurred by either of them in connection with the administration of the trust and the performance of their respective duties under any of the agreements to which it is a party.

EVENTS OF DEFAULT

         Notwithstanding the prospectus, an "Event of Default" under the indenture with respect to the offered notes is as follows: (a) the failure of the issuing entity to pay the Interest Payment Amount due on any class and, if the Class A notes are no longer outstanding, the related liquidation loss interest amount due on the most senior class of notes outstanding, for a period of six consecutive payment dates; (b) the failure of the issuing entity to pay the principal of any note in full by its Final Stated Maturity Date; (c) a default by the issuing entity in the observance of certain negative covenants in the indenture; (d) a default by the issuing entity in the observance of any other covenant of the indenture, and the continuation of any such default for a period of thirty days after notice to the issuing entity by the indenture trustee or by the holders of at least [__]% of the aggregate note balance of the offered notes, as applicable; (e) any representation or warranty made by the issuing entity in the indenture or in any offered note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuing entity by the indenture trustee or by the holders of at least [__]% of the aggregate note balance of the offered notes, as applicable; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the issuing entity.

RIGHTS UPON EVENT OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to the offered notes, then (in every such case) the indenture trustee, at the written direction of the noteholders representing at least [__]% of the aggregate note balance of the notes then outstanding will declare the principal of the offered notes, together with accrued and unpaid Interest Payment Amounts thereon through the date of acceleration, to be due and payable. Such declarations in respect of the offered notes may under certain circumstances be rescinded by the noteholders representing not less than [__]% of the aggregate note balance of the notes then outstanding.

         If, following an Event of Default, any offered notes have been declared to be due and payable, the indenture trustee may, if directed by the noteholders representing not less than [__]% of the aggregate note balance of all the notes then outstanding, refrain from selling the assets of the trust and continue to apply all amounts received on such assets to payments due on the offered notes in accordance with their terms, notwithstanding the acceleration of the maturity of the offered notes. The indenture trustee, however, must sell or cause to be sold (in accordance with the direction of the noteholders representing at least [__]% of the aggregate note balance of all the notes then outstanding) the assets included in the trust if collections in respect of such assets are determined (by an independent appraiser payable by the trust) to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the offered notes. In the event the assets of the trust are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the indenture.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an Event of Default has occurred and is continuing, the indenture trustee will be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the noteholders, unless such noteholders have offered to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the noteholders representing at least [__]% of the aggregate note balance of all the notes then outstanding will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the offered notes; and the noteholders representing at least [__]% of the aggregate note balance of all the notes then outstanding may, in certain cases, waive any default with respect thereto.

LIMITATION ON SUITS

         No noteholder will have any right to institute any proceedings with respect to the indenture unless (1) such noteholder has previously given written notice to the indenture trustee of a continuing Event of Default; (2) the noteholders representing not less than [__]% of the aggregate note balance of the offered notes have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as indenture trustee; (3) such noteholders have offered to the indenture trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the indenture trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the noteholders representing at least [__]% of the aggregate note balance of all the notes then outstanding and (6) such Event of Default has occurred and is continuing.

         The indenture trustee (as such or in its individual capacity) may not, prior to the date which is one year and one day (or, if longer, the then applicable preference period) after the payment in full of all the notes, institute against, or join any other person in instituting against, the issuing entity any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under any insolvency law or similar laws. Nothing shall preclude, or be deemed to stop, the indenture trustee (i) from taking any action (other than joining in the institution of any involuntary insolvency proceeding described below) prior to the expiration of the aforementioned preference period in (A) any case or proceeding voluntarily filed or commenced by the issuing entity or (B) any involuntary insolvency proceeding filed or commenced by a person other than the indenture trustee, or
(ii) from commencing against the issuing entity or any of the mortgage loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under any insolvency law or similar laws.

VOTING RIGHTS

         At all times, [__]% of all voting rights will be allocated among the holders of the offered notes in proportion to the then outstanding note balances of their respective notes.

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Class A Notes will be characterized as indebtedness to a noteholder other than the owner of the Owner Trust Certificates and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuing entity or the Depositor. In addition, for federal income tax purposes, the Issuing entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. The Class A Notes will not be treated as having been issued with "original issue discount" (as defined in the prospectus). See "Federal Income Tax Consequences" in the prospectus.

         The Class A Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Class A Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Class A Notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Class A Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuing entity and purchasers of the Class Notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated [____________] between the underwriter and the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered notes.

         The underwriter proposes initially to offer the notes of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the note balance of the related class of notes. The underwriter may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the note balance of the related class of notes, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

          ---------------------- ---------------------- -------------------
                                         Selling           Reallowance
                    Class              Concession           Discount
          ---------------------- ---------------------- -------------------
                Class A-1                [__]%                [__]%
          ---------------------- ---------------------- -------------------
                Class A-2                [__]%                [__]%
          ---------------------- ---------------------- -------------------
                Class A-3                [__]%                [__]%
          ---------------------- ---------------------- -------------------
                Class A-4                [__]%                [__]%
          ---------------------- ---------------------- -------------------


         The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered notes will be offered in Europe and the United States of America.

         The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

         [Insert disclosure if underwriter or its affiliate, if affiliated with the Sponsor or Depositor, has provided financing to an originator of 10% or more of the Mortgage Loans that are part of the mortgage pool.]

                                SECONDARY MARKET

         There is currently no secondary market for the offered notes and there can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered notes but is not obligated to do so. The primary source of information available to investors concerning the offered notes will be the monthly reports made available via the indenture trustee's internet website, initially located at [____________], and located at [____________] beginning [____________] (unless and until the indenture trustee sends notice of a change), which will include information as to the outstanding note balance of the offered notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered notes will be available on an ongoing basis. The limited nature of the information regarding the offered notes may adversely affect the liquidity of the offered notes, even if a secondary market for the offered notes becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the offered notes will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the notes that the Class A notes be rated "[__]" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or S&P and "[__]" by Moody's Investors Service, Inc., or Moody's.

         Such ratings reflect the assessment of the rating agencies, based on particular prepayment and loss assumptions, of the likelihood of the ultimate receipt by the noteholders of the original note balance on or prior to the final stated maturity date for each class and the timely receipt by the noteholders of interest at the note rate on the note balance outstanding immediately prior to each payment date. The rating process addresses structural and legal aspects associated with the offered notes, including the nature of the mortgage loans. The ratings on the offered notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that a holder of an offered note might realize a lower than anticipated yield. The ratings assigned to asset-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from those originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings do not address the likelihood of receipt of any available funds cap carry-forward amounts.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered notes in accordance with the Rating Agencies' particular surveillance policies, unless [__________] Trust [200_-___] requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered notes.

         The depositor has not requested that any rating agency rate the offered notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered notes as stated in this section.

         [In order to monitor such ratings while the offered notes are outstanding, the [identify responsible party] will [describe arrangement].

                                LEGAL INVESTMENT

         The Class [__] notes will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered notes constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (referred to in this prospectus supplement as ERISA Plans) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this prospectus supplement as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this prospectus supplement as Plans) and persons who have certain specified relationships to such Plans (so-called "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

         Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an offered note, if the assets of the issuing entity are deemed to be assets of the Plan. Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the issuing entity), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes. Under the DOL Regulations, the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the issuing entity anticipates that, as of the date hereof, the offered notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurred losses.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan's investment in the offered notes may cause the mortgage loans and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The issuing entity, the depositor, the seller, the servicer, the underwriter, the indenture trustee, the owner trustee, the note registrar, any other provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the offered notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

         Because the issuing entity, the depositor, the seller, the servicer, the underwriter, the indenture trustee, the owner trustee, the note registrar, any provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the mortgage loans and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the notes, prospective Plan investors should determine whether the issuing entity, the depositor, the seller, the servicer, the underwriter, the indenture trustee, the owner trustee, the note registrar, any provider of credit support, a holder of the owner trust certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the offered notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the offered notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

         As mentioned above, although it is not free from doubt, the issuing entity anticipates that the offered notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the issuing entity believes that, so long as the offered notes retain a rating of at least investment grade, the offered notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating on the offered notes, the subsequent transferee of the offered notes or any interest therein to a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any offered note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the offered notes are rated at least investment grade,
(ii) such transferee believes that the offered notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the offered notes and (iii) the acquisition and holding of the offered note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the offered notes, a prospective transferee of the offered notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the indenture trustee an opinion of counsel satisfactory to the indenture trustee and for the benefit of the indenture trustee, the issuing entity and the depositor, which opinion will not be at the expense of the trust, the issuing entity, the depositor or the indenture trustee, that the purchase, holding and transfer of the offered notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the issuing entity, the depositor or the indenture trustee, to any obligation in addition to those undertaken in the indenture.

         Any prospective Plan investor considering whether to invest in the offered notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase offered notes on behalf of a Plan.

         The sale of any of the offered notes to a Plan is in no respect a representation by the depositor that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                          $[____________](APPROXIMATE)


                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR


                      CITIGROUP MORTGAGE LOAN TRUST NOTES,
                                SERIES [________]


                              PROSPECTUS SUPPLEMENT
                            DATED [________________]




                               [________________]

                                    SERVICER



                                    CITIGROUP

                                   UNDERWRITER


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT OFFERING THE NOTES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of this prospectus supplement.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Citigroup Mortgage Loan Trust Notes, Series [___], will be available only in book-entry form. The offered notes are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period, and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;


o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or


o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the [__]% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Note Owners or their agents.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

         The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) the Global Security. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

THIS PROSPECTUS MAY BE USED TO OFFER AND SELL THE SECURITIES ONLY IF ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE SECURITIES:

         Citigroup Mortgage Loan Trust Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

         o        the ownership of trust fund assets, or

         o        debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS

The assets of a trust fund will primarily include any combination of:

         o one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans, installment loan agreements, home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests,

         o installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes, or

         o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds, or other types of credit support, or any combination thereof, and cash flow agreements and other financial assets, or any combination thereof as provided herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in the related prospectus supplement. All certificates will be distributed by, or sold through underwriters managed by:

                                    CITIGROUP

                  The date of this Prospectus is [___________]

                                TABLE OF CONTENTS

RISK FACTORS....................................................................

THE TRUST FUNDS.................................................................
            THE MORTGAGE LOANS..................................................
            REVOLVING CREDIT LOANS..............................................
            THE CONTRACTS.......................................................
            AGENCY SECURITIES...................................................
            PRIVATE MORTGAGE-BACKED SECURITIES..................................

USE OF PROCEEDS.................................................................

YIELD CONSIDERATIONS............................................................

MATURITY AND PREPAYMENT CONSIDERATIONS..........................................

THE DEPOSITOR...................................................................

MORTGAGE LOAN PROGRAM...........................................................
            UNDERWRITING STANDARDS..............................................
            QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS.............
            REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS;
              REPURCHASES.......................................................

DESCRIPTION OF THE SECURITIES...................................................
            GENERAL.............................................................
            ASSIGNMENT OF TRUST FUND ASSETS.....................................
            DEPOSITS TO CERTIFICATE ACCOUNT.....................................
            PAYMENTS ON MORTGAGE LOANS AND CONTRACTS............................
            PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES
            DISTRIBUTIONS.......................................................
            INTEREST ON THE SECURITIES..........................................
            PRINCIPAL OF THE SECURITIES.........................................
            PRE-FUNDING ACCOUNT.................................................
            ALLOCATION OF LOSSES................................................
            ADVANCES IN RESPECT OF DELINQUENCIES................................
            REPORTS TO SECURITYHOLDERS..........................................
            COLLECTION AND OTHER SERVICING PROCEDURES...........................
            SUB-SERVICING.......................................................
            REALIZATION UPON DEFAULTED MORTGAGE LOANS...........................
            REALIZATION UPON DEFAULTED CONTRACTS................................
            RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND
              PAYMENT OF EXPENSES...............................................
            EVIDENCE AS TO COMPLIANCE...........................................
            CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR.....
            EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT.................
            AMENDMENT...........................................................
            TERMINATION.........................................................
            DUTIES OF THE TRUSTEE...............................................
            DESCRIPTION OF THE TRUSTEE..........................................
            DESCRIPTION OF CREDIT SUPPORT.......................................
            SUBORDINATION.......................................................
            LETTER OF CREDIT....................................................
            MORTGAGE POOL INSURANCE POLICY......................................
            SPECIAL HAZARD INSURANCE POLICY.....................................
            BANKRUPTCY BOND.....................................................
            FINANCIAL GUARANTEE INSURANCE.......................................
            RESERVE FUND........................................................
            OVERCOLLATERALIZATION...............................................
            CROSS-SUPPORT FEATURES..............................................
            CASH FLOW AGREEMENTS................................................
            DESCRIPTION OF PRIMARY INSURANCE POLICIES...........................
            PRIMARY MORTGAGE INSURANCE POLICIES.................................
            PRIMARY HAZARD INSURANCE POLICIES ON MORTGAGE LOANS.................
            STANDARD HAZARD INSURANCE POLICIES ON MANUFACTURED HOMES............
            FHA INSURANCE.......................................................
            VA GUARANTEES.......................................................

LEGAL ASPECTS OF MORTGAGE LOANS.................................................
            GENERAL.............................................................
            SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS...........................
            LEASES AND RENTS....................................................
            COOPERATIVE LOANS...................................................
            CONTRACTS...........................................................
            FORECLOSURE ON MORTGAGES............................................
            FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF
              PUERTO RICO.......................................................
            FORECLOSURE ON COOPERATIVE SHARES...................................
            REPOSSESSION WITH RESPECT TO CONTRACTS..............................
            NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND
              MULTIFAMILY PROPERTIES............................................
            ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS........
            COOPERATIVE LOANS...................................................
            JUNIOR MORTGAGES....................................................
            CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS..................
            OTHER LIMITATIONS...................................................
            ENFORCEABILITY OF PROVISIONS........................................
            SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS...........................
            TRANSFER OF MANUFACTURED HOMES......................................
            PREPAYMENT CHARGES AND PREPAYMENTS..................................
            SUBORDINATE FINANCING...............................................
            APPLICABILITY OF USURY LAWS.........................................
            ALTERNATIVE MORTGAGE INSTRUMENTS....................................
            FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS...................
            SERVICEMEMBERS' CIVIL RELIEF ACT....................................
            ENVIRONMENTAL LEGISLATION...........................................
            FORFEITURES IN DRUG AND RICO PROCEEDINGS............................
            NEGATIVE AMORTIZATION LOANS.........................................

FEDERAL INCOME TAX CONSEQUENCES.................................................
            GENERAL.............................................................
            REMICS..............................................................
            TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES....................
            TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES...................
            SALES OF REMIC CERTIFICATES.........................................
            NOTES 126
            GRANTOR TRUST FUNDS.................................................
            CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.......
            TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES..............
            SALES OF GRANTOR TRUST CERTIFICATES.................................
            PARTNERSHIP TRUST FUNDS.............................................
            TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES......................
            TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS................

STATE AND OTHER TAX CONSEQUENCES................................................

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.......................................
            INVESTORS AFFECTED..................................................
            FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES. PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS
              AND RELATED INVESTMENT VEHICLES...................................
            POSSIBLE EXEMPTIVE RELIEF...........................................
            CONSULTATION WITH COUNSEL...........................................
            GOVERNMENT PLANS....................................................
            REPRESENTATION  FROM PLANS INVESTING IN NOTES WITH SUBSTANTIAL
              EQUITY FEATURES OR CERTAIN SECURITIES.............................
            TAX EXEMPT INVESTORS................................................

LEGAL INVESTMENT................................................................

METHODS OF DISTRIBUTION.........................................................

LEGAL MATTERS...................................................................

FINANCIAL INFORMATION...........................................................

RATING..........................................................................

AVAILABLE INFORMATION...........................................................

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...............................

GLOSSARY........................................................................

                                  RISK FACTORS

         The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

     ....You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL THEIR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR INITIAL OFFERING PRICE.

         There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.

         Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

THE SECURITIES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND AND NOT OF ANY OTHER PARTY.

         The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the securities, any mortgage loan or any other trust fund asset will be the repurchase or substitution obligations, if any, of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other trust fund assets and the master servicer's servicing obligations under the related servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans or other trust fund assets.

         Neither the securities nor the underlying mortgage loans or other trust fund assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities will be guaranteed as described in this prospectus and in the related prospectus supplement by GNMA, Fannie Mae or Freddie Mac, the securities of any series including agency securities will not be so guaranteed.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

         Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in some cases will be subject to periodic reduction in accordance with a schedule or formula, as further described in the prospectus supplement. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support" in this Prospectus.

THE TYPES OF LOANS INCLUDED IN THE TRUST FUND RELATED TO YOUR SECURITIES MAY BE ESPECIALLY PRONE TO DEFAULTS WHICH MAY EXPOSE YOUR SECURITIES TO GREATER LOSSES

         The securities will be directly or indirectly backed by mortgage loans or by conditional or installment sales contracts or installment loan agreements, referred to as contracts, secured by manufactured homes. The types of mortgage loans or contracts included in a trust fund will primarily be made to borrowers who do not qualify for loans conforming to underwriting standards of more traditional lenders and as a result of the credit quality of such borrowers, such mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties or manufactured homes fail to provide adequate security for the mortgage loans or contracts, as applicable, included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties or manufactured homes have remained or will remain at the appraised values on the dates of origination of the related mortgage loans or contracts. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. The prospectus supplement for each series of securities will describe the mortgage loans and contracts which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

         NEGATIVELY AMORTIZING LOANS. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered by any reserve fund or instrument of credit support in the related trust fund, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

         BUYDOWN MORTGAGE LOANS. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

         o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

         o investment earnings on the amount, if any, contributed by the borrower, or

         o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

         BALLOON LOANS. Some mortgage loans, particularly those secured by multifamily properties, may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment.

         The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

         o        the value of the related mortgaged property,

         o the level of available mortgage rates at the time of sale or refinancing,

         o        the mortgagor's equity in the related mortgaged property,

         o        prevailing general economic conditions,

         o the availability of credit for loans secured by comparable real properties and,

         o in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

         NON-OWNER-OCCUPIED PROPERTIES. It is anticipated that some or all of the mortgage loans included in any trust fund, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

         MULTIFAMILY LOANS. Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from the property. If the net operating income of the property is reduced , for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase, the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

         NON-CONFORMING LOANS. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as the Fannie Mae and the Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

         o        the applicable loan-to-value ratios,

         o        the credit and income histories of the related mortgagors,

         o the documentation required for approval of the related mortgage loans,

         o the types of properties securing the mortgage loans, the loan sizes, and

         o the mortgagors' occupancy status with respect to the mortgaged properties.

         As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

         HIGH LTV LOANS. Mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies are designated by the depositor as high LTV loans. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

         JUNIOR LIEN MORTGAGE LOANS. The trust funds may contain mortgage loans secured by junior liens and the related senior liens may not be included in the trust fund. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

         MANUFACTURED HOMES. Each contract included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

         PUERTO RICO AND GUAM LOANS. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures generally applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

         Certain of the types of loans which may be included in a trust fund may involve additional uncertainties not present in traditional types of loans. You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the trust fund related to your security and the risks associated with these mortgage loans.

DECLINING PROPERTY VALUES AND GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY PRESENT A GREATER RISK OF LOSS

         An investment in securities such as the securities which represent, in general, interests in mortgage loans and/or contracts may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties or manufacture homes, as applicable, have remained or will remain at the appraised values on the dates of origination of the related mortgage loans and contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. Delinquencies, foreclosures and losses due to declining values of mortgaged properties or manufactured homes, especially those with high loan-to-value ratios, would cause losses to the related trust fund and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

VARYING UNDERWRITING STANDARDS OF UNAFFILIATED MORTGAGE LOAN SELLERS MAY PRESENT A GREATER RISK OF LOSS

         Mortgage loans and contracts to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described under "Mortgage Loan Program--Underwriting Standards" as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or an affiliate thereof. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

RISKS RELATED TO MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS.

         If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

         If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

         After a borrower's monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

FORECLOSURE OF LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES ALLOCATED TO THE RELATED SECURITIES

         Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a master servicer takes the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance loan than would be the case with a larger principal balance loan.

MORTGAGED PROPERTIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR SECURITY

         It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

FAILURE OF THE MORTGAGE LOAN SELLER TO REPURCHASE OR REPLACE A LOAN MAY RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

         Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans and contracts sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or contract, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or contract as described under "Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation". However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan or contract as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

         In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans or contracts, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans or contracts which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan or contract not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

         All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan or contract was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or contract. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE SECURITIES

         Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and--if the limits of applicable insurance coverage is otherwise unavailable--ultimate payment of principal and interest on DTC registered securities may be impaired.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

         o the extent of prepayments on the underlying mortgage loans and contracts in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

         o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

         o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

         o the rate and timing of defaults and losses on the assets in the related trust fund;

         o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller and

         o with respect to a trust fund containing revolving credit loans, additional draws on under the related credit line agreements.

         Prepayments on mortgage loans and contracts are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans and contracts included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

         The yield to maturity on certain types of classes of securities including Strip Securities, Accrual Securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans and contracts than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

         To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans or contracts, holders of the securities may receive an additional prepayment.

         See "Yield Considerations" and "Maturity and Prepayment
Considerations."

EARLY OR MULTIPLE PAYMENT DEFAULTS MAY BE INDICATIVE OF HIGHER RATES OF DELINQUENCIES AND LOSSES IN THE FUTURE

         As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

         Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY ON THE RELATED SECURITIES

         If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

         The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

         In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered by this prospectus a price equal to 100% of the principal balance of their securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders. A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

         The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption "ERISA Considerations." However, due to the complexity of regulations that govern these plans, if you are subject to the ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

EVENTS OF DEFAULT UNDER THE RELATED GOVERNING DOCUMENTS MAY RESULT IN LOSSES TO THE RELATED SECURITIES.

         Upon an event of default under a pooling and servicing agreement, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets. Upon an event of default under a servicing agreement, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. Upon an event of default with respect to any series of notes issued under an indenture, the notes of the series have been declared to be due and payable, the trustee may, in its discretion (notwithstanding an acceleration of the related securities pursuant to the indenture), elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. Any of the foregoing actions taken under the related governing documents pursuant to an event of default may result in losses to the related securities due to delays in the transfer of servicing from one entity to another or due to the liquidation of trust fund assets pursuant to an acceleration of the related securities. See "Description of the Securities-Events of Default under the Governing Agreement and Rights Upon Events of Default."

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND THE SECURITIES BACKED BY THOSE MORTGAGE LOANS

         Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

         o        regulate interest rates and other charges on mortgage loans;

         o        require specific disclosures to borrowers;

         o        require licensing of originators; and

         o regulate generally the origination, servicing and collection process for the mortgage loans.

         Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 8 percentage points for first lien loans or 10 percentage points for subordinate lien loans greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $480. The $480 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

         In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See "Legal Aspects of Mortgage Loans".

MODIFICATION OF A MORTGAGE LOAN BY THE MASTER SERVICER MAY REDUCE THE YIELD ON THE RELATED SECURITIES

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See "Collection and Other Servicing Procedures Employed by the Master Servicer".

EFFECT OF CREDITWORTHINESS OF SWAP COUNTERPARTY ON RATINGS OF SECURITIES

         If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to certificateholders.

         If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your certificates will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your certificates may be qualified, reduced or withdrawn. In such event, the value and marketability of those certificates will be adversely affected.

         See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

THE SERVICERS' COLLECTION PROCEDURES MAY AFFECT THE TIMING OF COLLECTIONS ON THE MORTGAGE LOANS

         In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund's receipt of interest or principal payments.

RISKS RELATING TO DEFAULTS OR RESIGNATION OF THE MASTER SERVICER OR SERVICER

         If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are "accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the certificateholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

         If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

         If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securitybolders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to certificateholders, particularly holders of subordinate securities.

ORIGINATORS AND SERVICERS MAY BE SUBJECT TO LITIGATION OR GOVERNMENTAL
PROCEEDINGS

         The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS

         The certificates may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your certificates may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of certificates that are susceptible to special risks, such as subordinate certificates, interest- only certificates and principal-only certificates, unless the investors have the financial ability to absorb a substantial loss on their investment.

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED TO A SERIES OF SECURITIES

         The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular trust fund and, if applicable, legal aspects of trust fund assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

         Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary in this prospectus.

                                 THE TRUST FUNDS

         The trust fund for each series will be held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

o a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit, multifamily residential mortgage loans, cooperative apartment loans or installment loan agreements, or beneficial interests therein,

         o installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes,

         o pass-through or participation certificates issued or guaranteed by the GNMA, Fannie Mae or Freddie Mac, commonly referred to as agency securities, or

         o pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

THE MORTGAGE LOANS

GENERAL

         The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by any of the following:

         o first or junior liens on by one- to four-family residential properties

         o rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units

         o shares in a private cooperative housing corporation that give the owner thereof the right to occupy a particular dwelling unit in the cooperative

         o manufactured homes that have been permanently attached to real estate, or

         o real property acquired upon foreclosure or comparable conversion of then mortgage loans.

         Any of these loan types may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

         In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

         Each mortgage loan will have been originated by a person not affiliated with the depositor. Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased, either directly or indirectly, on or before the date of initial issuance of the related securities, from a prior holder thereof, which prior holder may not be the originator thereof and may be an affiliate of the depositor. See "Mortgage Loan Program--Underwriting Standards".

         All of the mortgage loans or home equity loans will have individual principal balances at origination of not more than $5,000,000, monthly payments due on the first day of each month, original terms to maturity of not more than 40 years and be one of the following types of mortgage loans:

         o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

         o fully amortizing mortgage loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index, such as a one-month LIBOR index or six-month LIBOR index;

         o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

         o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

         o fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

         o fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

         o        revolving credit loans.

JUNIOR LIEN MORTGAGE LOANS

         If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

         The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

         Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property, multifamily property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related prospectus supplement, with respect to a used manufactured home, the value is the least of the sale price, the appraised value, and the national automobile dealer's association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 90%, in the case of a mortgage loan secured by an owner-occupied primary residence or 80%, in the case of a mortgage loan secured by a vacation or second home.

         If so provided in the related prospectus supplement certain or all of the single family loans may have loan-to-value ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies.

OCCUPANCY STATUS OF THE RELATED MORTGAGED PROPERTY

         With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home that is not part of a mandatory rental pool and is suitable for year-round occupancy.

         With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

CONDOMINIUMS

         Unless otherwise specified in the related prospectus supplement, with respect to mortgage loans secured by condominium units, the related condominium project will generally have characteristics that satisfy the Fannie Mae guidelines. See "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

BUYDOWN MORTGAGE LOANS

         If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

         Generally, the borrower under each buydown mortgage loan will be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

PRIMARY MORTGAGE INSURANCE

         Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies".

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT

         Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans, agency securities, private mortgage-backed securities contained in the related trust fund, including:

         o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the trust fund assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

         o the type of property securing the mortgage loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

         o        the original terms to maturity of the mortgage loans,

         o        the earliest origination date and latest maturity date,

         o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

         o the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities or private mortgage-backed securities,

         o the geographical distribution of the mortgage loans on a state-by-state basis,

         o the number and aggregate principal balance of buydown mortgage loans, if any,

         o        the weighted average retained interest, if any,

         o with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and,

         o with respect to the high loan-to-value mortgage loans of the type described above, whether the loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

         If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed, together with the related pooling and servicing agreement or trust agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after initial issuance of the series.

         The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the Form 8-K.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

         The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement among the depositor, itself and the trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities". With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans.

         The depositor will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Securities-- Assignment of Trust Fund Assets".

         The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or mortgage loan sellers, or both, as more fully described under "Mortgage Loan Program --Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Sub-Servicing" and"--Assignment of Trust Fund Assets") and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under "Description of the Securities--Advances in respect of Delinquencies". Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

         The single-family loans will be evidenced by promissory notes, the mortgage notes, secured by first mortgages or first deeds of trust creating a first lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement.

         The multifamily loans will be evidenced by mortgage notes secured by mortgages creating a first lien on the multifamily properties. The multifamily properties will consist of rental apartments or projects, including apartment buildings owned by cooperative housing cooperatives, containing five or more dwelling units. Multifamily properties may include high-rise, mid-rise and garden apartments. Multifamily loans may be conventional loans or FHA insured loans as specified in the related prospectus supplement.

         The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

REVOLVING CREDIT LOANS

GENERAL

         The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

         The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

         The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

         Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

         o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

         o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

         o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

         Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

         The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

         In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

         As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

         o a materially adverse change in the borrower's financial circumstances;

         o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

         o        a payment default by the borrower.

         However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

         o        the borrower's failure to make any payment as required;

         o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

         o any fraud or material misrepresentation by a borrower in connection with the loan.

         The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

         If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement.

         The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

         For any series of securities backed by revolving credit loans, the related trust fund may include either:

         o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to daws made after the related cut-off date, or

         o a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

         The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

         o provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

         o provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

         Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

         The contracts included in a trust fund may be conditional or installment sales contracts or installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. The contracts may be conventional manufactured housing contracts or contracts insured byt he FHA or parially guaranteed by the VA. Each secured will be secured by a new or used unit of manufactured housing. The manufactured homes securing the contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         The depositor will cause the contracts to be assigned and/or pledged to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The master servicer will service the contracts, either by itself or through other servicers, pursuant to the pooling and servicing or servicing agreement.

         Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a current report on Form 8-K to be filed with the Commission, will specify, for the contracts contained in the related contract pool, among other things:

         o the dates of origination of the contracts; ? the weighted average annual percentage rate on the contracts; ? the range of outstanding principal balances as of the cut-off date; ? the average outstanding principal balance of the contracts as of the cut-off date; ? the weighted average term to maturity as of the cut-off date; and ? the range of original maturities of the contracts.

AGENCY SECURITIES

         The agency securities evidenced by a series of certificates will consist of:

         o mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by the Freddie Mac certificates,

         o guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Fannie Mae certificates, ? fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA certificates,

         o stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the principal distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

         o another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

         o        a combination of such agency securities.

         All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

         The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the prospectus supplement. The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

         GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA CERTIFICATES

         Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

         The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If specified in a prospectus supplement, GNMA certificates may be backed by multifamily mortgage loans having the characteristics specified in such prospectus supplement.

FEDERAL HOME LOAN MORTGAGE CORPORATION

         Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans, referred to together as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received.

         Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

         o        30 days following foreclosure sale,

         o 30 days following payment of the claim by any mortgage insurer, or

         o 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum, servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

         Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

FANNIE MAE CERTIFICATES

         Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

STRIPPED MORTGAGE-BACKED SECURITIES

         Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

OTHER AGENCY SECURITIES

         If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

GENERAL

         Private mortgage-backed securities may consist of mortgage participations or pass-through certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Any transaction involving private mortgage-backed securities underlying any securities will meet the requirements of Rule 190.

         Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying mortgage loans will have entered into the private mortgage-backed securities with the trustee under such private mortgage-backed agreement. The private mortgage-backed trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a servicer directly or by one or more subservicers who may be subject to the supervision of the servicer. The servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

         The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the prospectus supplement, the private mortgage-backed securities issuer may be an affiliate of the depositor. The obligations of the private mortgage-backed securities issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the private mortgage backed agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The private mortgage-backed securities issuer or the private mortgage-backed securities may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

UNDERLYING LOANS

         The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related prospectus supplement:

         o no mortgage loan will have had a loan-to-value ratio at origination in excess of 95% (except in the case of high loan-to-value loans),

         o each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of high loan-to-value loans),

         o each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,

         o no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related agreement,

         o each mortgage loan, other than a cooperative loan, will be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

         o each mortgage loan, other than a cooperative loan or a contract secured by a manufactured home, will be covered by a title insurance policy.

CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES

         Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the related agreement, letters of credit, insurance policies or cash flow agreements may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

ADDITIONAL INFORMATION

         The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including

         o        the payment features of such mortgage loans,

         o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the mortgage loans, and

         o the minimum and maximum stated maturities of the underlying mortgage loans at origination,

         o the maximum original term-to-stated maturity of the private mortgage-backed securities,

         o the weighted average term-to-stated maturity of the private mortgage-backed securities,

         o the pass-through or certificate rate of the private mortgage-backed securities,

         o the weighted average pass-through or certificate rate of the private mortgage-backed securities,

         o the private mortgage-backed securities issuer, servicer, if other than the issuer, and the trustee for such private mortgage-backed securities,

         o certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, cash flow agreements or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

         o the term on which the underlying mortgage loans for such private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

         o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

         Unless otherwise provided in the related prospectus supplement, each monthly interest payment on a trust fund asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each distribution date to the holders of the various classes of securities, other than certain classes of strip securities, of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable security interest rate multiplied by the outstanding principal balance thereof, except as provided below with respect to prepayments. In the case of strip securities with no or, in certain cases, a nominal principal balance, such distributions of stripped interest will be in an amount, as to any distribution date, described in the related prospectus supplement.

         The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a strip security, the distributions of stripped interest thereon, and purchase price, because although interest accrued on each trust fund asset during each month is due and payable on the first day of the following month, unless otherwise provided in the related prospectus supplement, the distribution of interest on the securities fund will not be made until the distribution date occurring in the month following the month of accrual of interest in the case of mortgage loans, and in later months in the case of agency securities or private mortgage-backed securities and in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

         Unless otherwise specified in the related prospectus supplement, when a principal prepayment in full is made on a mortgage loan, a contract or a mortgage loan underlying a private mortgage-backed security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. If so provided in the related prospectus supplement, certain of the mortgage loans or the mortgage loans underlying a private mortgage-backed security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied, other than a revolving credit loan, on the first day of the month following receipt, with no resulting reduction in interest payable for the period, other than with respect to a revolving credit loan, in which the partial principal prepayment is made. Unless specified otherwise in the related prospectus supplement, neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable prepayment period will be available for distribution to securityholders on the related distribution date. Unless otherwise provided in the related prospectus supplement, a prepayment period in respect of any distribution date will commence on the first day of the month in which the preceding distribution date occurs, or, as to the first prepayment period, the day after the cut-off date, and will end on the last day of the month prior to the month in which the related distribution date occurs. See "Maturity and Prepayment Considerations" and "Description of the Securities--General".

         In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities, the call class, will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until such date as the clean-up call becomes exercisable and thereby effect early retirement of the securities of such series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Such termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of such securities, perhaps significantly. The earlier after the closing date that such termination occurs, the greater would be such effect.

         The outstanding principal balances of revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

         For some loans, including revolving credit loans and adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

         The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in such trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. Unless otherwise specified in the related prospectus supplement, all of the single-family loans, revolving credit loans, cooperative loans, contracts and all of the mortgage loans underlying the agency securities and private mortgage-backed securities may be prepaid without penalty in full or in part at any time. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions prohibiting prepayment for a specified period after the origination date, a lockout period and the date of expiration thereof, a lockout date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

         The prepayment experience on the mortgage loans and contracts underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments, for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as other mortgage loans. No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Puerto Rico or Guam.

         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience.

         There are no uniform statistics compiled for prepayments of contracts relating to manufactured homes. Prepayments on the contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in notes or certificates, as applicable, evidencing interests in, or secured by, contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the contracts. To the extent that losses on the contracts are not covered by the subordinated amount, if any, letters of credit, applicable insurance policies, if any, or by any alternative credit support, holders of the notes or certificates, as applicable, of a series evidencing interests in, or secured by, contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted contracts.

         The multifamily loans may contain due-on-encumbrance provisions, permitting the lender to accelerate the maturity of the multifamily loan upon further encumbrance by the borrower of the underlying multifamily property. Conventional mortgage loans that underlie Freddie Mac certificates and Fannie Mae certificates may contain, and in certain instances must contain, such due-on-sale provisions. While most contracts will contain "due-on-sale" provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the master servicer may permit proposed assumptions of contracts where the proposed buyer meets the underwriting standards described below. Any assumption would have the effect of extending the average life of the contracts. FHA Loans and contracts, VA Loans and contracts and other mortgage loans underlying GNMA certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates may be lower than that of conventional mortgage loans bearing comparable interest rates.

         With respect to a series of securities evidencing interests in the trust fund including mortgage loans and/or contracts, unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Description of the Securities--Termination" for a description of the possible early termination of any series of securities. See also "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans or contracts under certain circumstances. In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans or contracts to the related trust fund, as described under "Description of the Securities--Pre-Funding Account", and the trust fund is unable to acquire such additional mortgage loans or contracts within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of securities of such series.

         There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

         For any series of securities backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

         As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

                                  THE DEPOSITOR

         Citigroup Mortgage Loan Trust Inc., as depositor, was incorporated in the State of Delaware on July 16, 2003 as an indirect wholly-owned subsidiary of Citigroup Financial Products Inc. and is an affiliate of Citigroup Global Markets Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

         The depositor does not have, nor is it expected in the future to have, any significant assets.

                              MORTGAGE LOAN PROGRAM

         The mortgage loans and contracts will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers. The mortgage loans and contracts so acquired by the depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         All mortgage loans will have been subject to underwriting standards acceptable to the depositor and applied as described below. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with such underwriting standards.

         Unless otherwise specified in the related prospectus supplement, the underwriting standards are applied by the originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, the borrower is also required to provide certain information regarding the related multifamily property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the depositor will consider:

         o        the location of the multifamily property,

         o the availability of competitive lease space and rental income of comparable properties in the relevant market area,

         o the overall economy and demographic features of the geographic area and

         o the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than multifamily properties, the appraisal is based on the market value of comparable homes, the estimated rental income if considered applicable by the appraiser and the cost of replacing the home.

         With respect to multifamily properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value.

         The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans and contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to:

         o meet the borrower's monthly obligations on the proposed mortgage loan, determined on the basis of the monthly payments due in the year of origination, and other expenses related to the home such as property taxes and hazard insurance and

         o meet monthly housing expenses and other financial obligations and monthly living expenses.

         Unless otherwise provided in the related prospectus supplement, the underwriting standards to be applied to the single family loans will be generally similar to the traditional underwriting guidelines used by Fannie Mae and Freddie Mac which are in effect at the time of origination of each single family loan, except that the ratios at origination of the amounts described above to the applicant's stable monthly gross income may exceed in certain cases the then applicable Fannie Mae and Freddie Mac guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

         High loan-to-value loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such mortgage loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of a single family loan or multifamily loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

         The mortgaged properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

         With respect to any FHA loan the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance". With respect to any VA loan, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

         Conventional contracts will comply with the underwriting policies of the Originator or the mortgage loan seller of the contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

         With respect to a contract made in connection with the obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. Unless otherwise specified in the related prospectus supplement, the "loan-to-value ratio" will be equal to the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home.

         The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

         Certain of the types of loans that may be included in the mortgage pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related prospectus supplement, the multifamily loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific multifamily property pledged to secure that multifamily loan, and not against the mortgagor's assets.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

         Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller of mortgage loans will be required to satisfy the qualifications set forth below. Each originator of mortgage loans must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator and mortgage loan seller of mortgage loans must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each originator and mortgage loan seller of mortgage loans must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the BIF or SAIF of the FDIC. In addition, with respect to FHA Loans or VA Loans, each originator must be approved to originate such mortgage loans by the FHA or VA, as applicable. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

         Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

         o that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

         o that, in the case of single-family loans and multifamily loans, either (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

         o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

         o that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

         o that there were no delinquent tax or assessment liens against the mortgaged property;

         o that each mortgage loan was current as to all required payments; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

         All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the mortgage loan seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

         The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the master servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

         The master servicer and/or trustee will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or the interests therein of the securityholders. If such mortgage loan seller cannot cure such breach within 60 days from the date on which the mortgage loan seller was notified of such breach, then such mortgage loan seller will be obligated to repurchase such mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller was notified of such breach, at the purchase price therefor.

         As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the Purchase Price is equal to the sum of:

         o        the unpaid principal balance thereof,

         o unpaid accrued interest on the stated principal balance at the net interest rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur,

         o any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to such mortgage loan,

         o any unpaid Retained Interest with respect to such mortgage loan,

         o any realized losses, as described below under "Description of the Securities--Allocation of Losses", incurred with respect to such mortgage loan, and

         o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

         Unless otherwise provided in the related prospectus supplement, a mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of such mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce such obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities--General".

         The stated principal balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss as defined below thereon has been, or, if it had not been covered by any form of credit support, would have been, allocated to one or more classes of securities on or before the date of determination.

         With respect to the contracts, the mortgage loan seller will make or cause to be made representations and warranties as to the types and geographical distribution of the contracts and as to the accuracy in all material respects of information furnished to the trustee in respect of each contract. In addition, the mortgage loan seller of the contracts will represent and warrant that, as of the cut-off date, unless otherwise specified in the related prospectus supplement, no contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related securityholders in a contract, the mortgage loan seller will be obligated either to cure the breach in all material respects or to purchase the contract or, if so specified in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of a representation by the mortgage loan seller.

         If provided in the related prospectus supplement, if the depositor discovers or receives notice of any breach of its representations and warranties relating to a contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the notes or certificates, as applicable, the depositor may remove the contract from the trust fund, rather than repurchase the contract as provided above, and substitute in its place another contract. Any substitute contract, on the date of substitution, will

         o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted contract, the amount of any shortfall to be distributed to securityholders in the month of substitution,

         o have an annual percentage rate not less than, and not more than 1% greater than, the annual percentage rate of the deleted contract,

         o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted contract and

         o comply with all the representations and warranties set forth in the agreement as of the date of substitution.

         Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out such obligations with respect to mortgage loans or contracts. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets".

                          DESCRIPTION OF THE SECURITIES

         The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued pursuant to an agreement called the pooling and servicing agreement, among the depositor, the master servicer if the depositor is not acting as master servicer, and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued pursuant to an indenture between the related issuer and the trustee named in the prospectus supplement. Such trust fund will be created pursuant to a owner trust agreement between the depositor and the owner trustee. The issuer will be the depositor or an owner trust established by it for the purpose of issuing such series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may or may not be offered publicly. Each series of securities evidencing interests in a trust fund consisting exclusively of agency securities or private mortgage-backed securities will be issued pursuant to a trust agreement between the depositor and the trustee. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

GENERAL

         The certificates of each series including any class of certificates not offered by this prospectus will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. The notes of each series including any class of notes not offered by this prospectus will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related agreement. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of the DTC. The interests of beneficial owners of such securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such securities only under limited circumstances as provided in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, each trust fund will consist of:

         o such trust fund assets, or interests therein, exclusive of the Retained Interest on a trust fund asset retained by the depositor or any previous owner thereof, as from time to time are subject to the related agreement;

         o such assets as from time to time are identified as deposited in the certificate account or any other account maintained for the benefit of the securityholders;

         o        with respect to trust funds that include mortgage loans,

         o property acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;

         o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies";

         o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans in such trust fund; and

         o the rights of the trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and

         o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support".

         Subject to any limitations described in the related prospectus supplement, the trust fund will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each series of securities may consist of either:

         o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund; or

         o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which senior securities will be senior in right of payment to one or more of the other classes of subordinate securities to the extent described in the related prospectus supplement.

         A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions or interest distributions, with disproportionate, nominal or no principal distributions, strip securities.

         With respect to any series of notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. In addition, a series may include two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, referred to as accrual securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date, as defined, in the manner described in the related prospectus supplement. If so specified in the related prospectus supplement, partial or full protection against certain mortgage loan defaults and losses may be provided to a series of securities or to one or more classes of securities in such series in the form of subordination of one or more other classes of securities in such series or by letters of credit, reserve funds, insurance policies, cash flow agreements, or a combination thereof. See "Description of Credit Support".

         Each class of securities, other than certain strip securities, will have a stated principal balance and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate, a security interest rate. The security interest rate of each security offered by this prospectus will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

         As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related prospectus supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the trust fund or from any securityholder. Unless otherwise provided in the related prospectus supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes".

         As to each series, the securities of each class offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, referred to as a rating agency.

ASSIGNMENT OF TRUST FUND ASSETS

         ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian on behalf of the trustee:

         (1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form or evidence that the Mortgage is held for the trustee through the MERS(R) System. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignment of each related mortgage loan (except for Mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

         (2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

         With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either secure a specific obligation for the benefit of a specified person or secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

         The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

         If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

         (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

         (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage loan,

         (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan,

         (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan and

         (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

         In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

         With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

         The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

         ASSIGNMENT OF CONTRACTS

         The depositor will cause the contracts to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the mortgage loan seller will be obligated to repurchase the contract. The trustee, concurrently with each assignment, will authenticate and deliver the notes or certificates, as applicable. If a series of notes or certificates, as applicable, includes notes, the trust fund will be pledged by the issuer to the indenture trustee as security for the notes. Each contract will be identified in a schedule appearing as an exhibit to the related agreement. The contract schedule will specify, with respect to each contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the cut-off date, the annual percentage rate, the current scheduled monthly level payment of principal and interest and the maturity of the contract.

         In addition, the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the interest of the certificateholders in the contracts could be defeated. See "Legal Aspects of Mortgage Loans."

         The trustee, or the custodian, will review and hold the documents in trust for the benefit of the securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the mortgage loan seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the mortgage loan seller, not later than 90 days or within another period specified in the related prospectus supplement, after the trustee's discovery of the defect. If the defect is not cured, the mortgage loan seller will repurchase the related contract or any property acquired in respect of the contract from the trustee at a price equal to the remaining unpaid principal balance of the contract, or, in the case of a repossessed manufactured home, the unpaid principal balance of the contract immediately prior to the repossession, or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus any unreimbursed advances with respect to the contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

         Unless otherwise specified in the related prospectus supplement, each mortgage loan seller of contracts will have represented, among other things, that

         o immediately prior to the transfer and assignment of the contracts, the mortgage loan seller had good title to, and was the sole owner of each contract and there had been no other sale or assignment of the relevant contract, ? as of the date of transfer, the contracts are subject to no offsets, defenses or counterclaims,

         o each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

         o as of the date of transfer, each contract is a valid first lien on the related manufactured home and the manufactured home is free of material damage and is in good repair,

         o as of the date of transfer, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home and

         o with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the agreement and that all premiums now due on insurance have been paid in full.

     All of the representations and warranties of an mortgage loan seller in respect of a contract will have been made as of the date on which the mortgage loan seller sold the contract to the depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of notes or certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related series of notes or certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a mortgage loan seller, the mortgage loan seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the mortgage loan seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected contract. Nothing, however, has come to the depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of contracts as of the date of initial issuance of the related series of notes or certificates, as applicable.

         If a mortgage loan seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the securityholders in the contract within 90 days, or another period specified in the related prospectus supplement, after notice from the master servicer, the mortgage loan seller will be obligated to repurchase the contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the contract as of the date of the repurchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus the amount of any unreimbursed advances in respect of the contract. The master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by an mortgage loan seller.

         Neither the depositor nor the master servicer will be obligated to purchase a contract if an mortgage loan seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to contracts.

         ASSIGNMENT OF AGENCY SECURITIES

         The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each agency security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES

         The depositor will cause private mortgage-backed securities to be registered in the name of the trustee. The trustee or custodian will have possession of any certificated private mortgage-backed securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds--Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

DEPOSITS TO CERTIFICATE ACCOUNT

         The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either:

         o maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

         o an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

         The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

         Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

PAYMENTS ON MORTGAGE LOANS AND CONTRACTS

         The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans and/or contracts, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

         (1) all payments on account of principal, including principal prepayments, on the mortgage loans and contracts;

         (2) all payments on account of interest on the mortgage loans and contracts, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

         (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor or obligor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related mortgage and mortgage note, contract, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

         (5) any advances made as described below under "Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

         (6) if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

         (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

         (8) all proceeds of any mortgage loan or contract or property in respect of the mortgage loan or contract purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage loan or contract;

         (9) all proceeds of any mortgage loan or contract repurchased as described under "--Termination" below;

         (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

         (11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

         With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

         Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

         The agency securities and private mortgage-backed securities included in a trust fund will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The trustee will deposit or cause to be deposited into the certificate account for each trust fund including agency securities and private mortgage-backed securities as and when received, unless otherwise provided in the related agreement, all distributions received by the trustee with respect to the related agency securities and private mortgage-backed securities, other than payments due on or before the cut-off date and exclusive of any trust administration fee and amounts representing the retained interest, if any.

DISTRIBUTIONS

         Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

         All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

         (1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

                  (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                  (c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

         (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

         (3) all advances with respect to the distribution date;

         (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

         (5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

         (6) any other amounts described in the related prospectus supplement.

         The entire available distribution amount will be distributed among the related securities, including any securities not offered by this prospectus, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

INTEREST ON THE SECURITIES

         Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield Considerations".

PRINCIPAL OF THE SECURITIES

         The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered by this prospectus will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the related agreement may provide for the transfer by the mortgage loan seller of additional mortgage loans or contracts to the related trust fund after the closing date. Such additional mortgage loans or contracts will be required to conform to the requirements set forth in the related agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the mortgage loans or contracts initially included in the trust fund. As specified in the related prospectus supplement, such transfer may be funded by the establishment of a pre-funding account. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in such account to be released as additional mortgage loans or contracts are transferred. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in permitted investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional mortgage loans or contracts will generally provide that all such transfers must be made within 3 months after the closing date, and that amounts set aside to fund such transfers whether in a pre-funding account or otherwise and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement.

         The depositor will be required to provide data regarding the additional mortgage loans or contracts to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional mortgage loans or contracts will be further conditioned upon confirmation by the rating agencies that the addition of such mortgage loans or contracts to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans or contracts have been satisfied.

ALLOCATION OF LOSSES

         With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination".

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan or contract related to the advance. Unless otherwise stated in the prospectus supplement, the amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans or contracts, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         Advances in respect of delinquencies will not be made in connection with revolving credit loans, except as otherwise provided in the related prospectus supplement.

         In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the pool.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

         (1) all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the securities;

         (2) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

         (3) the amount of the distribution to holders of securities of that class allocable to interest;

         (4) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer;

         (5) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

         (6) reimbursement of advances and reimbursements from amounts on deposit in the collection account;

         (7) the amount on deposit in the collection account, distribution account, and any other account maintained for the benefit of the certificateholders as of the previous distribution date and of the related distribution date, and any material account activity during the period;

         (8) the aggregate principal balance of the mortgage loans at the close of business on that distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

         (9) the number and aggregate principal balance of mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more and (d) as to which foreclosure proceedings have been commenced;

         (10) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

         (11) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

         (12) the aggregate principal balance of each class of securities (including any class of securities not offered by this prospectus) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

         (13) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

         (14) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

         (15) the amount on deposit in the reserve fund and any other applicable transaction account, if any, as of the distribution date and after giving effect to all distributions and allocations made on such distribution date;

         (16) if applicable, any tests or calculations to determine whether any trigger events were met or not;

         (17) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

         (18) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

         (19) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

         (20) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

         (21) material breaches of representations and warranties or covenants with respect to the mortgage loans, as well as any material modifications or waivers of trigger events;

         (22) material breaches of representations and warranties or covenants, as well as any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that cumulatively become material over time; and

         (23) if the related prospectus supplement provides for pre-funding, the aggregate principal balance of all subsequent mortgage loans added to the mortgage pool and the balance remaining in the pre-funding account.

         In the case of information furnished under subclauses (1)-(3), (5) and
(10) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and contracts and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans and contracts that are comparable to the mortgage loans and contracts held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support". Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

         The master servicer will segregate and hold all funds that are collected and received pursuant to each mortgage loan separate and apart from any of its own funds and general assets. The master servicer will also establish and maintain in the name of the trustee one or more collection accounts held in trust for the benefit of the trustee and the securityholders.

         With respect to either affiliated sub-servicers or sub-servicers that service 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities. The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account. Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a collection account or remit the funds to the master servicer for deposit into the collection account.

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

         In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

         In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions".

         The Depositor will provide static pool information through its internet website as set forth in the prospectus supplement.

SUB-SERVICING

         Any master servicer may delegate its servicing obligations in respect of the mortgage loans or contracts to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable loans, including:

         o collecting payments from borrowers and remitting the collections to the master servicer,

         o maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

         o filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

         o processing assumptions or substitutions where a due-on-sale clause is not exercised,

         o        attempting to cure delinquencies,

         o        supervising foreclosures or repossessions,

         o inspecting and managing mortgaged properties, if applicable, and

         o        maintaining accounting records relating to the mortgage loans.

         The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

         The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

         The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest, Servicing or Administration Compensation and Payment of Expenses".

         The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth under "--Collection and Other Servicing Procedures Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

         If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Loans--Foreclosure on Cooperatives".

REALIZATION UPON DEFAULTED CONTRACTS

         Under the applicable servicing agreement, the master servicer will repossess or otherwise comparably convert the ownership of properties securing the related manufactured homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the servicer or master servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general contract servicing activities. The servicer or master servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

         The master servicer's, or in the case of a trust fund consisting of agency securities or Private Mortgage-Backed Securities if specified in the related prospectus supplement, the trustee's, primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, except as otherwise described in the prospectus supplement, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

         The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

EVIDENCE AS TO COMPLIANCE

         Each servicing agreement with respect to a series of securities will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee (on behalf of the servicer and any other party "participating in the servicing function" within the meaning of Item 1122 of Regulation AB), for inclusion as an exhibit to the Form 10-K of the issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Exchange Act, including, but not limited to, the following:

         GENERAL SERVICING CRITERIA

1. policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

2. if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities;

3. any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

4. a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

         CASH COLLECTION AND ADMINISTRATION

1. payments on the mortgage loans are deposited in the collection account in any clearing accounts in accordance with the terms of the servicing agreement

2.       wire transfers to investors are made by authorized personnel;

3. advances are made in accordance with the terms of the servicing agreement; and

4. all accounts are separately maintained in accordance with the terms of the servicing agreement.

         INVESTOR REMITTANCES AND REPORTING

1. reports to investors are maintained in accordance with the terms of the servicing agreement; and

2. amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

         POOL ASSET ADMINISTRATION

1. the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

2. any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

3. payments on the mortgage loans are posted to the servicer's records in accordance with the terms of the servicing agreement;

4. changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

5. records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

6. adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

7. escrow accounts are kept in accordance with the terms of the servicing agreement.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that a review was conducted of the master servicer's activities and performance during the applicable reporting period under such officer's supervision and that based on such review, the master servicer has fulfilled its obligations under the related agreement throughout the preceding year, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof. To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee. Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

         Copies of the annual accountants' statement and the officer's statement of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

         Each pooling and servicing agreement and each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement. If the master servicer resigns and transfers its duties to a successor master servicer, the entire amount of the servicing fee and other compensation payable to the master servicer will thereafter be payable to such successor master servicer.

         Each pooling and servicing agreement and each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (1) any legal action relating to the related agreement or the securities, other than any loss, liability or expense is related to any specific mortgage loan or mortgage loans, unless any such loss, liability or expense otherwise reimbursable pursuant to the related agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, (2) any breach of a representation or warranty regarding the mortgage loans or (3) if so specified in the related agreement, actions taken by the master servicer or the depositor in accordance with the terms of the related agreement. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account. Except in the case of a series of senior/subordinate securities, any such obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued security interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

         POOLING AND SERVICING AGREEMENT

         Events of default under each pooling and servicing agreement will include:

         o any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

         If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

         No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

         o the certificateholder previously has given to the trustee written notice of default,

         o the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

         o        have offered to the trustee reasonable indemnity, and

         o the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

         SERVICING AGREEMENT

         A servicing default under the related servicing agreement will include:

         o any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

         o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

         o events of insolvency, readjustment of debt, marshalling of assets and material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

         o liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

         o any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

         INDENTURE

         An event of default under the indenture will include:

         o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

         o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

         No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

         o the holder previously has given to the trustee written notice of default and the default is continuing,

         o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

         o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

         o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

         o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities) in a manner, other than as described in the first bullet point, or

         o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

         However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

         o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

         o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

         o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION

         The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

         o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

         In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

         o the sum of (a) 100% of the stated principal balance of each mortgage

         o loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

         o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

         The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

         In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

DUTIES OF THE TRUSTEE

         The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

         The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

                             EXCHANGEABLE SECURITIES

GENERAL

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

         o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

         o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

         o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

         o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

         o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

         o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

         o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                          DESCRIPTION OF CREDIT SUPPORT

         If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

         o coverage with respect to realized losses incurred on liquidated loans;

         o coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

         o coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

         As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization or cross support or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

         With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

         All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

         As set forth under "Description of the Securities--Distributions of Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

         If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

         With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

         If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

LETTER OF CREDIT

         As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

         The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

         (1) For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of
(A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

         (2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

         (3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

         If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

         In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

MORTGAGE POOL INSURANCE POLICY

         As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

         The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

         Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

         Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

         o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

         o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer; ? if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

         o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

         Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

         Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

         The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

         If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

         Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

SPECIAL HAZARD INSURANCE POLICY

         As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

         Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

         o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

         o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

         Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

         The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

         Restoration of the property with the proceeds described under clause
(1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

         The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

         A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

         If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

         Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BOND

         As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

FINANCIAL GUARANTEE INSURANCE

         Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUND

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

         Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

CROSS-SUPPORT FEATURES

         If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include other agreements, such as interest rate exchange agreements, interest rate cap, swap, floor or corridor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and/or on the value of one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities. The terms of any such agreement will be such that the performance of the related securities will be primarily based on the financial assets of the trust fund.

DESCRIPTION OF PRIMARY INSURANCE POLICIES

         Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

         As set forth under "Description of the Securities--Procedures for Realization Upon Defaulted Mortgage Loans", the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in this prospectus and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

         As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

         o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

         o in the event of any physical loss or damage to the mortgaged property,have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

         o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

PRIMARY HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

         Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (a) the replacement cost of the improvements less physical depreciation and
(b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

         Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

STANDARD HAZARD INSURANCE POLICIES ON MANUFACTURED HOMES

         The applicable servicing agreement for each series will require the master servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the manufactured home is located, and in an amount which is not less than the lesser of the maximum insurable value of the manufactured home or the principal balance due from the obligor on the related contract; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. when a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the master servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the master servicer will contain a standard loss payee clause in favor of the master servicer and its successors and assigns. Unless otherwise stated in the related prospectus supplement, if any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the master servicer will be required to pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

         The master servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and will be required to maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy will be substantially in the form and in the amount carried by the master servicer as of the date of the related servicing agreement. The master servicer will pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer shall cease to be acceptable to the master servicer, the master servicer will use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

FHA INSURANCE

         The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

         The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA GUARANTEES

         The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

         Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

         The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

         GENERAL

         All of the mortgage loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single-family property or multifamily property, as the case may be, is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also contain (i) cooperative loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

         The single-family loans and multifamily loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a single-family loan or multifamily loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

LEASES AND RENTS

         Mortgages and deeds of trust which encumber multifamily property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

         Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

COOPERATIVE LOANS

         The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the master servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, the contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage loan seller and transferred to the depositor. With respect to a series of notes or certificates, as applicable, and as described in the related prospectus supplement, the master servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the mortgage loan seller pursuant to its repurchase obligation for breach of warranties.

         The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

         Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

         There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

         Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

         While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES

         In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

         The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

         Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

         In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership Act, if such mortgage loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels. Such mortgage loans, the "High Cost Loans". The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

COOPERATIVE LOANS

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

         The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages".

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

         The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

         Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans originated other than by federal savings and loan associations and federal savings banks that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying these window period loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying window period loans unless the property underlying such window period loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be window period loans.

         With the expiration of the exemption for window period loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the window period, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of such mortgage loans which may be outstanding until maturity.

TRANSFER OF MANUFACTURED HOMES

         Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

         In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

         Generally, mortgage loans may be prepaid in full or in part without penalty. Generally, multifamily loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the offered certificates. The Office of Thrift Supervision, or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

         Title V also provides that, subject to the following conditions, state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

         ARM loans and revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

         o state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans and revolving credit loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

         o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

         o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

         The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM loans and revolving credit loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

         All of the ARM loans and revolving credit loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM loans and revolving credit loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

         o the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and

         o        the mortgage loan seller, the depositor or the trustee were

         Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS' CIVIL RELIEF ACT

         Under the terms of the Servicemembers' Civil Relief Act a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single-family loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

         The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of four general types:

         o REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o Notes representing indebtedness of an owner trust for federal income tax purposes,

         o Grantor Trust Certificates representing interests in a Grantor Trust Fund to which no REMIC election will be made,

         o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

         o Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

         An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

         (1) on the basis of a constant yield method,

         (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

         (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

         Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, it is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. Whether any holder of the REMIC Regular Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "--Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

         Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

         (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

         (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

         The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

         For REMIC Residual Certificateholders, an excess inclusion:

         (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

         (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC Residual Certificates. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC Residual Certificates may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

         o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their own tax advisors prior to making an investment in the certificates.

SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

         o equal the cost of the REMIC Regular Certificate to the certificateholder,

         o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

         o reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

         The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

         o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

         o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

         o residual interests in the entity are not held by disqualified organizations and

         o information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

         o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

         For these purposes, a disqualified organization means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

         o        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

         o any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that
(1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         The assets constituting certain Grantor trust funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates are encouraged to consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor trust fund that includes buydown mortgage loans.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor trust fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

         It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

         The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

         As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

         CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For federal income tax purposes,

         (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

         (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership trust fund based on capital accounts; and

         (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

         Treatment of the Partnership trust fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership trust fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

         PARTNERSHIP TAXATION. As a partnership, the Partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership trust fund. It is anticipated that the Partnership trust fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates --If Stripped Bond Ruled Do Not Apply", "--Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership trust fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership trust fund income even if they have not received cash from the Partnership trust fund to pay these taxes.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the Partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership trust fund.

         Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership trust fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership trust fund should not have original issue discount income. However, the purchase price paid by the Partnership trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium." As stated in the previous paragraph, the Partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

         If the Partnership trust fund acquires the mortgage loans at a market discount or premium, the Partnership trust fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership trust fund, the old partnership, to a new Partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership trust fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership trust fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

         Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

         SECTION 754 ELECTION. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership trust fund income than would be appropriate based on their own purchase price for Partnership Certificates.

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership trust fund and will report each certificateholder s allocable share of items of Partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership trust fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership trust fund. The information referred to above for any calendar year must be furnished to the Partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership trust fund would be engaged in a trade or business in the United States for these purposes, the Partnership trust fund will withhold as if it were so engaged in order to protect the Partnership trust fund from possible adverse consequences of a failure to withhold. The Partnership trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the Partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder s certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership trust fund, taking the position that no taxes were due because the Partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                             REPORTABLE TRANSACTIONS

         Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.


                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

         A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

         o a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

         o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

         o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

         o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

         A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

         ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the ERISA plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you are encouraged to consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

         GENERAL. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor referred to as the DOL. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

         PURCHASE AND SALE OF SECURITIES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

         TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The DOL has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

         Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

         To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

         The DOL has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

         CLASS EXEMPTIONS. The DOL has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

         o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

         o PTCE 86-128, which exempts certain transactions between a plans and certain broker-dealers.

         o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

         o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

         o PTCE 95-60, which exempts certain transactions entered into by insurance company general accounts.

         o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         ADMINISTRATIVE EXEMPTION FOR OFFERINGS MANAGED BY CERTAIN UNDERWRITERS. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwrite is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. Amendments to the Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000)
and 67 Fed. Reg. 54487 (August 22, 2002). The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "securities." When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

         In order for the Underwriters' Exemption to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements, including certain swaps and yield maintenance agreements, with respect to any of the these obligations; and a pre-funding account.

         CONDITIONS FOR PRE-FUNDING ACCOUNTS. If the trust includes a pre-funding account, the following conditions also apply:

         o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

         o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

         o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

         o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

         o Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

         o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

         o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

         o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

         o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

         ADDITIONAL CONDITIONS FOR THE UNDERWRITERS' EXEMPTION. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

         o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

         o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a LTV that exceeds 100% as of the date of the issuance of the securities.

         o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV of any one-to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a LTV that exceeds 100% at the date of issuance of the securities or (y) any one- to four- family residential mortgage loan or home equity has a LTV that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

         o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

         o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

         o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         o In the case of certain types of issuers, the pooling and servicing agreement or trust agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

         The Underwriters' Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer, Depositor or Seller.

         An "eligible Swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

         A "qualified plan investor" is an ERISA plan, an IRA or a Keogh plan where the decision to buy such class of securities is made on behalf of such plan entity by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption ("PTCE") 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and plan) under management of at least $100 million at the time the securities are acquired by the plan entity.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

         LIMITS ON SCOPE OF THE UNDERWRITERS' EXEMPTION. The Underwriters' Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

         The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

         o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

         o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

         o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

         o Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

         The Underwriters' Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if:

         o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

         o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

         STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

CONSULTATION WITH COUNSEL

         There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

         Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you are encouraged to consult with your advisors regarding the requirements of applicable state law.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH SUBSTANTIAL EQUITY FEATURES OR CERTAIN SECURITIES

         Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including but not limited to REMIC Residual Certificates and any securities which are not rated in the applicable generic rating category by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan, an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

         In lieu of an opinion of counsel, in the case of certain securities as provided for in the related prospectus supplement, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to acquire or hold the securities or interest therein is an "insurance company general account" as defined in PTCE 95-60; and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. Additional representations may be required prior to the purchase of subordinate certificates, as provided in the related prospectus supplement.

         An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing the securities on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan or (b) the purchase of the security by or on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.


TAX EXEMPT INVESTORS

         An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" under section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

         THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN INVESTORS ARE ENCOURAGED TO CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

         On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Citigroup Global Markets Inc. Acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securites may be effected through one or more resecuritization transactions, in accordance with Rule 190.

         Alternatively, the prospectus supplement may specify that the securities will be distributed by Citigroup Global Markets Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Citigroup Global Markets Inc. acts as agent in the sale of securities, Citigroup Global Markets Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Citigroup Global Markets Inc. elects to purchase securities as principal, Citigroup Global Markets Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Citigroup Global Markets Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Citigroup Global Markets Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Citigroup Global Markets Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the securities.

         The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made by this prospectus. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

         It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

         Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Such ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facility maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         Any Form 10-D, Form 10-K or Form 8-K filed on behalf of the issuing entity will be signed by the depositor.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act of 1933 and to which reference is made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of securities offered hereby evidencing interest therein. Finalized agreements, including the exhibits to these agreements, will be filed by Form 8-K and incorporated by reference into the registration statement. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance, or by telephone at (212) 816-6000. The depositor has determined that its financial statements are not material to the offering of any securities offered by this prospectus.

                                    GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

BIF:  Bank Insurance Fund Savings Association Insurance Fund ("SAIF").

CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

CHARTER ACT:  Federal National Mortgage Association Charter Act.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE:  The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

CONTRACT: Any conditional sales contracts and installment loan agreements with respect to manufactured homes.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT:  The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

DOL:  The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R.ss.2510. 3-101.

DTC:  Depository Trust Company.

DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA:  Employment Retirement Income Security Act of 1974, as amended

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

FANNIE MAE:  Federal National Mortgage Association.

FDIC:  Federal Deposit Insurance Corporation.

FHA:  Federal Housing Administration.

FHA LOANS:  Any mortgage loan originated by the FHA.

FREDDIE MAC:  Federal Home Loan Mortgage Corporation.

FREDDIE MAC ACT: Title III of the Emergency Home Finance Act of 1970, as amended.

FTC RULE:  The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982.

GNMA:  Government National Mortgage Association.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994.

HOUSING ACT:  Title II of the National Housing Act of 1934, as amended.

INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

LTV:  loan to value ratio.

MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

MULTIFAMILY LOANS:  Mortgage loans relating to Multifamily Properties.

MULTIFAMILY PROPERTIES: Rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units.

NBRC: The National Bankruptcy Review Commission.

NCUA:  The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

RELIEF ACT: The Servicemembers' Civil Relief Act.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS:  Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF:  The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

SMMEA:  Secondary Mortgage Market Enhancement Act of 1984.

SPECIAL HAZARD SUBORDINATION AMOUNT: The amount of any Special Hazard RealizedLoss that is allocated to the subordinate securities of a series.

STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA:  Veterans' Administration.

VA LOANS:  Any mortgage loan originated by the VA.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

          SEC Registration Fee................         107.00
          Printing and Engraving Fees.........      20,000.00*
          Legal Fees and Expenses.............     150,000.00*
          Accounting Fees and Expenses........      50,000.00*
          Trustee Fees and Expenses...........      20,000.00*
          Rating Agency Fees..................      75,000.00*
          Miscellaneous.......................      15,000.00*
               Total..........................    $330,107.00

---------
*Based on the offering of a single series of Securities.


Item 15. Indemnification of Directors and Officers.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threat ened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Trust Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16. Exhibits.

         1.1*     Form of Underwriting Agreement.

         3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-107958).

         3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-107958).

         4.1      Form of Pooling and Servicing Agreement.

         4.2* Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through Certificates (incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-107958).

         4.3 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.

         4.4 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit
                  4.5 to Registration Statement No. 333-107958).

         4.5*     Form of Indenture, for a series consisting of Mortgage-Backed
                  Notes.

         5.1*     Opinion of Thacher Proffitt & Wood LLP.

         8.1* Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

         23.1* Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits 5.1 and 8.1).

         *        Previously filed

Item 17. Undertakings (Item 17 of Form S-3).

         In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that

                  (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

                  (C) PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to
                  Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         If the Registrant is relying on Rule 430B;

         (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

         (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

         (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

         (b) As to documents subsequently filed that are incorporated by reference:

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

         (d) Undertaking regarding the Qualification of Trust Indentures.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

         (e) Undertaking in Connection with Incorporation by Reference of Certain Filings under the Securities Exchange Act of 1934 in Accordance with Regulation AB.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Mortgage Loan Trust Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the ___ day of February, 2006.

                                          CITIGROUP MORTGAGE LOAN TRUST INC.

                                          By:
                                              ---------------------------------
                                          Name:  Susan Mills
                                          Title: Managing Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

           SIGNATURE                          CAPACITY                           DATE
           ---------                          --------                           ----
                                    Director and President (Principal      February __, 2006
-----------------------------       Executive Officer)
Randall Costa

Scott Freidenrich                   Treasurer (Principal Financial         February __, 2006
-----------------------------       Officer)

-----------------------------       Controller                             February __, 2006
Peter Patricola

-----------------------------       Director                               February __, 2006
Mark I. Tsesarsky

-----------------------------       Director                               February __, 2006
Jeffrey Perlowitz

-----------------------------       Director                               February __, 2006
Evelyn Echevarria

                                  EXHIBIT INDEX

       Exhibit
       Number
       --------
         1.1*     Form of Underwriting Agreement.

         3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-107958).

         3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-107958).

         4.1      Form of Pooling and Servicing Agreement.

         4.2* Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through Certificates (incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-107958).

         4.3 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.

         4.4 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit
                  4.5 to Registration Statement No. 333-107958).

         4.5*     Form of Indenture, for a series consisting of Mortgage-Backed
                  Notes.

         5.1*     Opinion of Thacher Proffitt & Wood LLP.

         8.1* Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

         23.1* Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits 5.1 and 8.1).

         *        Previously filed

                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    Depositor


                             [_____________________]
                                    Servicer


                             [_____________________]
                               Trust Administrator


                                       and


                             [_____________________]
                                     Trustee


                    -----------------------------------------

                         POOLING AND SERVICING AGREEMENT
                       Dated as of [_____________________]

                    -----------------------------------------


                             [_____________________]

                         Series [_____________________]

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS

SECTION 1.01            Defined Terms.......................................................
SECTION 1.02            Allocation of Certain Interest Shortfalls...........................

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01            Conveyance of Mortgage Loans........................................
SECTION 2.02            Acceptance of the Trust Fund by the Trustee.........................
SECTION 2.03            Repurchase or Substitution of Mortgage Loans by the Seller or
                        the Depositor.......................................................
SECTION 2.04            [Reserved]..........................................................
SECTION 2.05            Representations, Warranties and Covenants of the Servicer...........
SECTION 2.06            Issuance of the Certificates........................................
SECTION 2.07            Conveyance of the REMIC Regular Interests; Acceptance of the
                        Trust REMICs by the Trustee.........................................
SECTION 2.08            Puposes and Powers of the Trust.....................................

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01            Servicer to Act as Servicer.........................................
SECTION 3.02            Sub-Servicing Agreements Between the Servicer and Sub-Servicers.....
SECTION 3.03            Successor Sub-Servicers.............................................
SECTION 3.04            Liability of the Servicer...........................................
SECTION 3.05            No Contractual Relationship Between Sub-Servicers and Trustee,
                        Trust Administrator or Certificateholders...........................
SECTION 3.06            Assumption or Termination of Sub-Servicing Agreements by Trust
                        Administrator.......................................................
SECTION 3.07            Collection of Certain Mortgage Loan Payments........................
SECTION 3.08            Sub-Servicing Accounts..............................................
SECTION 3.09            Collection of Taxes, Assessments and Similar Items; Servicing
                        Accounts............................................................
SECTION 3.10            Collection Account and Distribution Account.........................
SECTION 3.11            Withdrawals from the Collection Account and Distribution
                        Account.............................................................
SECTION 3.12            Investment of Funds in the Collection Account and the
                        Distribution Account................................................
SECTION 3.13            [Reserved]..........................................................
SECTION 3.14            Maintenance of Hazard Insurance and Errors and Omissions and
                        Fidelity Coverage...................................................
SECTION 3.15            Enforcement of Due-On-Sale Clauses; Assumption Agreements...........
SECTION 3.16            Realization Upon Defaulted Mortgage Loans...........................
SECTION 3.17            Trustee to Cooperate; Release of Mortgage Files.....................
SECTION 3.18            Servicing Compensation..............................................
SECTION 3.19            Reports to the Trust Administrator; Collection Account
                        Statements..........................................................
SECTION 3.20            Statement as to Compliance..........................................
SECTION 3.21            Assessments of Compliance and Attestation Reports...................
SECTION 3.22            Access to Certain Documentation.....................................
SECTION 3.23            Title, Management and Disposition of REO Property...................
SECTION 3.24            Obligations of the Servicer in Respect of Prepayment Interest
                        Shortfalls..........................................................
SECTION 3.25            Obligations of the Servicer in Respect of Monthly Payments..........
SECTION 3.26            Commission Reporting................................................
SECTION 3.27            Advance Facility....................................................

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01            Distributions.......................................................
SECTION 4.02            Statements to Certificateholders....................................
SECTION 4.03            Remittance Reports; P&I Advances....................................
SECTION 4.04            Allocation of Extraordinary Trust Fund Expenses and Realized
                        Losses..............................................................
SECTION 4.05            Compliance with Withholding Requirements............................
SECTION 4.06            Net WAC Rate Carryover Reserve Account..............................
SECTION 4.07            Commission Reporting................................................
SECTION 4.08            Cap Account.........................................................
SECTION 4.09            [Reserved]..........................................................

ARTICLE V THE CERTIFICATES

SECTION 5.01            The Certificates....................................................
SECTION 5.02            Registration of Transfer and Exchange of Certificates...............
SECTION 5.03            Mutilated, Destroyed, Lost or Stolen Certificates...................
SECTION 5.04            Persons Deemed Owners...............................................
SECTION 5.05            Certain Available Information.......................................

ARTICLE VI THE DEPOSITOR AND THE SERVICER

SECTION 6.01            Liability of the Depositor and the Servicer.........................
SECTION 6.02            Merger or Consolidation of the Depositor or the Servicer............
SECTION 6.03            Limitation on Liability of the Depositor, the Servicer and
                        Others..............................................................
SECTION 6.04            Limitation on Resignation of the Servicer...........................
SECTION 6.05            Rights of the Depositor in Respect of the Servicer..................
SECTION 6.06            Duties of the Credit Risk Manager...................................
SECTION 6.07            Limitation Upon Liability of the Credit Risk Manager................
SECTION 6.08            Removal of the Credit Risk Manager..................................

ARTICLE VII DEFAULT

SECTION 7.01            Servicer Events of Default..........................................
SECTION 7.02            Trust Administrator or Trustee to Act; Appointment of Successor.....
SECTION 7.03            Notification to Certificateholders..................................
SECTION 7.04            Waiver of Servicer Events of Default................................

ARTICLE VIII CONCERNING THE TRUSTEE aND THE TRUST ADMINISTRATOR

SECTION 8.01            Duties of Trustee and Trust Administrator...........................
SECTION 8.02            Certain Matters Affecting the Trustee and the Trust
                        Administrator.......................................................
SECTION 8.03            Neither the Trustee nor Trust Administrator Liable for
                        Certificates or Mortgage Loans......................................
SECTION 8.04            Trustee and Trust Administrator May Own Certificates................
SECTION 8.05            Trustee's, Trust Administrator's and Custodians' Fees and
                        Expenses............................................................
SECTION 8.06            Eligibility Requirements for Trustee and Trust Administrator........
SECTION 8.07            Resignation and Removal of the Trustee and the Trust
                        Administrator.......................................................
SECTION 8.08            Successor Trustee or Trust Administrator............................
SECTION 8.09            Merger or Consolidation of Trustee or Trust Administrator...........
SECTION 8.10            Appointment of Co-Trustee or Separate Trustee.......................
SECTION 8.11            [Reserved]..........................................................
SECTION 8.12            Appointment of Office or Agency.....................................
SECTION 8.13            Representations and Warranties......................................
SECTION 8.14            [Reserved]..........................................................
SECTION 8.15            No Trustee or Trust Administrator Liability for Actions or
                        Inactions of Custodians.............................................

ARTICLE IX TERMINATION

SECTION 9.01            Termination Upon Repurchase or Liquidation of the Mortgage
                        Loans...............................................................
SECTION 9.02            Additional Termination Requirements.................................

ARTICLE X REMIC PROVISIONS

SECTION 10.01           REMIC Administration................................................
SECTION 10.02           Prohibited Transactions and Activities..............................
SECTION 10.03           Servicer, Trustee and Trust Administrator Indemnification...........

ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01           Amendment...........................................................
SECTION 11.02           Recordation of Agreement; Counterparts..............................
SECTION 11.03           Limitation on Rights of Certificateholders..........................
SECTION 11.04           Governing Law.......................................................
SECTION 11.05           Notices.............................................................
SECTION 11.06           Severability of Provisions..........................................
SECTION 11.07           Notice to Rating Agencies...........................................
SECTION 11.08           Article and Section References......................................
SECTION 11.09           Grant of Security Interest..........................................
SECTION 11.10           Third Party Rights..................................................

Exhibits
--------

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2A Certificate
Exhibit A-3       Form of Class A-2B Certificate
Exhibit A-4       Form of Class A-2C Certificate
Exhibit A-5       Form of Class A-2D Certificate
Exhibit A-6       Form of Class M-1 Certificate
Exhibit A-7       Form of Class M-2 Certificate
Exhibit A-8       Form of Class M-3 Certificate
Exhibit A-9       Form of Class M-4 Certificate
Exhibit A-10      Form of Class M-5 Certificate
Exhibit A-11      Form of Class M-6 Certificate
Exhibit A-12      Form of Class M-7 Certificate
Exhibit A-13      Form of Class M-8 Certificate
Exhibit A-14      Form of Class M-9 Certificate
Exhibit A-15      Form of Class M-10 Certificate
Exhibit A-16      Form of Class M-11 Certificate
Exhibit A-17      Form of Class M-12 Certificate
Exhibit A-18      Form of Class M-13 Certificate
Exhibit A-19      Form of Class CE Certificate
Exhibit A-20      Form of Class P Certificate
Exhibit A-21      Form of Class R Certificate
Exhibit A-22      Form of Class R-X Certificate
Exhibit B         [Reserved]
Exhibit C         [Reserved]
Exhibit D         Form of Assignment Agreements
Exhibit E         Request for Release
Exhibit F-1       Form of Transferor Representation Letter and Form of
                  Transferee Representation Letter in Connection with Transfer of the Private Certificates Pursuant to Rule 144A Under the
                  1933 Act
Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit in Connection with Transfer of Residual
                  Certificates
Exhibit G         Form of Certification with respect to ERISA and the Code
Exhibit H-1       Form of Certification to be provided by the Depositor with
                  Form 10-K
Exhibit H-2       Form of Certification to be provided to the Depositor by the
                  Trust Administrator
Exhibit H-3       Form of Certification to be provided to the Depositor by the
                  Servicer
Exhibit I         Form of Cap Contract
Exhibit J         Form of Cap Administration Agreement

Schedule 1        Mortgage Loan Schedule
Schedule 2        Prepayment Charge Schedule

         This Pooling and Servicing Agreement, is dated and effective as of [_______________], among CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor, [_______________], as Servicer, [_______________], as Trust Administrator, and
[_______________], as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than any Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account, the Cap Account and the Cap Contract) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

                                         REMIC I                     Initial                  Latest Possible
         Designation                 Remittance Rate          Uncertificated Balance         Maturity Date(1)
        -------------              ------------------        ------------------------      --------------------
           I-LTAA                          (2)                   $   [_________]              [____________]
           I-LTA1                          (2)                   $   [_________]              [____________]
           I-LTA2A                         (2)                   $   [_________]              [____________]
           I-LTA2B                         (2)                   $   [_________]              [____________]
           I-LTA2C                         (2)                   $   [_________]              [____________]
           I-LTA2D                         (2)                   $   [_________]              [____________]
           I-LTM1                          (2)                   $   [_________]              [____________]
           I-LTM2                          (2)                   $   [_________]              [____________]
           I-LTM3                          (2)                   $   [_________]              [____________]
           I-LTM4                          (2)                   $   [_________]              [____________]
           I-LTM5                          (2)                   $   [_________]              [____________]
           I-LTM6                          (2)                   $   [_________]              [____________]
           I-LTM7                          (2)                   $   [_________]              [____________]
           I-LTM8                          (2)                   $   [_________]              [____________]
           I-LTM9                          (2)                   $   [_________]              [____________]
           I-LTM10                         (2)                   $   [_________]              [____________]
           I-LTM11                         (2)                   $   [_________]              [____________]
           I-LTM12                         (2)                   $   [_________]              [____________]
           I-LTM13                         (2)                   $   [_________]              [____________]
           I-LTZZ                          (2)                   $   [_________]              [____________]
            I-LTP                          (2)                   $   [_________]              [____________]
          I-LT1SUB                         (2)                   $   [_________]              [____________]
          I-LT1GRP                         (2)                   $   [_________]              [____________]
          I-LT2SUB                         (2)                   $   [_________]              [____________]
          I-LT2GRP                         (2)                   $   [_________]              [____________]
           I-LTXX                          (2)                   $   [_________]              [____________]

------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates and the Class CE Interest and the Class P Interest, which are uncertificated.

                                                                Initial Aggregate
                                                              Certificate Principal           Latest Possible
         Designation                Pass-Through Rate                Balance                 Maturity Date(1)
       ---------------             -------------------        ---------------------         -------------------
          Class A-1                    Variable(2)               $   [_________]              [____________]
         Class A-2A                    Variable(2)               $   [_________]              [____________]
         Class A-2B                    Variable(2)               $   [_________]              [____________]
         Class A-2C                    Variable(2)               $   [_________]              [____________]
         Class A-2D                    Variable(2)               $   [_________]              [____________]
          Class M-1                    Variable(2)               $   [_________]              [____________]
          Class M-2                    Variable(2)               $   [_________]              [____________]
          Class M-3                    Variable(2)               $   [_________]              [____________]
          Class M-4                    Variable(2)               $   [_________]              [____________]
          Class M-5                    Variable(2)               $   [_________]              [____________]
          Class M-6                    Variable(2)               $   [_________]              [____________]
          Class M-7                    Variable(2)               $   [_________]              [____________]
          Class M-8                    Variable(2)               $   [_________]              [____________]
          Class M-9                    Variable(2)               $   [_________]              [____________]
         Class M-10                    Variable(2)               $   [_________]              [____________]
         Class M-11                    Variable(2)               $   [_________]              [____________]
         Class M-12                    Variable(2)               $   [_________]              [____________]
         Class M-13                    Variable(2)               $   [_________]              [____________]
      Class CE Interest                Variable(3)               $   [_________]              [____________]
      Class P Interest                   N/A(4)                  $   [_________]              [____________]

----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE Interest will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class CE Interest outstanding from time to time which shall equal the aggregate Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP). The Class CE Interest will not accrue interest on their Certificate Principal Balance.
(4)  The Class P Interest will not accrue interest.

                                    REMIC III

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Interest will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Class of Certificates.

                                                                Initial Aggregate
                                                              Certificate Principal           Latest Possible
         Designation                Pass-Through Rate                Balance                 Maturity Date(1)
    Class CE Certificates              Variable(2)               $   [_________]              [____________]
   -----------------------         -------------------        ----------------------        -------------------



-----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for the Class CE Certificates.
(2) The Class CE Certificates will receive [__]% of amounts received in respect of the Class CE Interest.

                                    REMIC IV

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class R-IV Interest will evidence the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                                Initial Aggregate
                                                              Certificate Principal           Latest Possible
         Designation                Pass-Through Rate                Balance                 Maturity Date(1)
    Class P Certificates               Variable(2)               $   [_________]              [____________]
   -----------------------         -------------------        ----------------------        -------------------



----------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive [__]% of amounts received in respect of the Class P Interest.


         As of the Cut-off Date, the Group I Mortgage Loans had an aggregate Stated Principal Balance equal to $[__________] and the Group II Mortgage Loans had an aggregate Stated Principal Balance equal to $[----------].

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Trust Administrator and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Defined Terms.

         Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

         "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, (x) the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date minus (y) the amount of the increase in the Certificate Principal Balance of such Class due to the receipt of Subsequent Recoveries as provided in Section 4.01.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the record of sale of the Mortgage.

         "Assignment Agreement": Each of the agreements among the Depositor, the Seller and the related Originator regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the Due Period relating to such Distribution Date and received by the Servicer (or by a Sub-Servicer on their behalf) on or prior to the related Determination Date, after deduction of the Servicing Fee and the Credit Risk Manager Fee for such Distribution Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for Mortgage Loans, Subsequent Recoveries and other unscheduled payments of principal and interest in respect of the Mortgage Loans or REO Properties received by the Servicer during the related Prepayment Period, (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payments paid by the Servicer in respect of Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date and (e) Prepayment Charges received and Servicer Prepayment Charge Payment Amounts paid in respect of Mortgage Loans with respect to which a Principal Prepayment occurred during the related Prepayment Period and any amounts received from the Seller as contemplated in
Section 2.03(b) in respect of any Principal Prepayment that occurred during or prior to the related Prepayment Period over (ii) the sum of (a) amounts reimbursable to the Servicer, the Trustee, the Trust Administrator or a Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through (i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Servicer or to be withdrawn by the Servicer from the Collection Account pursuant to Section 3.18.

         "Balloon Mortgage Loan": A fixed-rate Mortgage Loan that provides for the payment of the unamortized Stated Principal Balance of such Mortgage Loan in a single payment at the maturity of such fixed-rate Mortgage Loan that is substantially greater than the preceding monthly payment.

         "Balloon Payment": A payment of the unamortized Stated Principal Balance of a fixed-rate Mortgage Loan in a single payment at the maturity of such fixed-rate Mortgage Loan that is substantially greater than the preceding Monthly Payment.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be the Class A Certificates and the Mezzanine Certificates.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
5.01.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New York, the State of Texas, the State of Missouri, the State of Iowa, the State of Maryland, the State of California, the State of Arizona, or in the city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Trust Administrator is located, are authorized or obligated by law or executive order to be closed.

         "Cap Account": The account or accounts created and maintained pursuant to Section 4.08. The Cap Account must be an Eligible Account.

         "Cap Administration Agreement": As defined in Section 4.01.

         "Cap Administrator": [____________].

         "Cap Contract": The cap contract between the Trustee on behalf of the Trust and the Cap Provider in the form attached hereto as Exhibit I.

         "Cap Provider": [____________]

         "Cash-out Refinancing": A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

         "Certificate": Any one of the Citigroup Mortgage Loan Trust Inc., [____________], Series [____________], issued under this Agreement.

         "Certificate Factor": With respect to any Class of Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

         "Certificate Margin": With respect to the Floating Rate Certificates and for purposes of the Marker Rate and the Maximum I-LTZZ Uncertificated Interest Deferral Amount, the specified REMIC I Regular Interest as follows:

                                                        Certificate Margin
                                                 ------------------------------
         Class       REMIC I Regular Interest      (1) (%)           (2) (%)
       ---------     ------------------------    ----------        ------------
          A-1                 I-LTA1               [____]%           [____]%
          A-2A               I-LTA2A               [____]%           [____]%
          A-2B               I-LTA2B               [____]%           [____]%
          A-2C               I-LTA2C               [____]%           [____]%
          A-2D               I-LTA2D               [____]%           [____]%
          M-1                 I-LTM1               [____]%           [____]%
          M-2                 I-LTM1               [____]%           [____]%
          M-3                 I-LTM3               [____]%           [____]%
          M-4                 I-LTM4               [____]%           [____]%
          M-5                 I-LTM5               [____]%           [____]%
          M-6                 I-LTM6               [____]%           [____]%
          M-7                 I-LTM7               [____]%           [____]%
          M-8                 I-LTM8               [____]%           [____]%
          M-9                 I-LTM9               [____]%           [____]%
          M-10               I-LTM10               [____]%           [____]%
          M-11               I-LTM11               [____]%           [____]%
          M-12               I-LTM12               [____]%           [____]%
          M-13               I-LTM13               [____]%           [____]%

         ----------
         (1) For each Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.

          (2)     For each other Interest Accrual Period.


         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Trust Administrator may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Trust Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, minus all distributions allocable to principal made thereon and, in the case of the Mezzanine Certificates, Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to the Class CE Certificates as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

         "Certificate Register" and "Certificate Registrar": The register maintained pursuant to Section 5.02. [____________] will act as Certificate Registrar, for so long as it is Trust Administrator under this Agreement.

         "Class": Collectively, all of the Certificates bearing the same class designation.

         "Class A-1 Certificates": Any one of the Class A-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class A-2A Certificates": Any one of the Class A-2A Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class A-2B Certificates": Any one of the Class A-2B Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class A-2C Certificates": Any one of the Class A-2C Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class A-2D Certificates": Any one of the Class A-3C Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class A Certificates": Collectively, the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates and the Class A-2D Certificates.

         "Class A Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

         "Class CE Certificate": Any one of the Class CE Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-19 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class CE Interest": An uncertificated interest in the Trust Fund held by the Trust Administrator on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-2 Certificate": Any one of the Class M-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-3 Certificate": Any one of the Class M-3 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-4 Certificate": Any one of the Class M-4 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-4 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-5 Certificate": Any one of the Class M-5 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-5 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-6 Certificate": Any one of the Class M-6 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-6 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distributions of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-7 Certificate": Any one of the Class M-7 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-7 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-8 Certificate": Any one of the Class M-8 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-8 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-9 Certificate": Any one of the Class M-9 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-9 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-10 Certificate": Any one of the Class M-10 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-10 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-11 Certificate": Any one of the Class M-11 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-11 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[------------].

         "Class M-12 Certificate": Any one of the Class M-12 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-17 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-12 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class M-13 Certificate": Any one of the Class M-13 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class M-13 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date), (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-12 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-13 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[____________].

         "Class P Certificate": Any one of the Class P Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-20 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

         "Class P Interest": An uncertificated interest in the Trust Fund held by the Trust Administrator on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-21 and evidencing the ownership of the Class R-I Interest and the Class R-II Interest.

         "Class R-X Certificate": Any one of the Class R-X Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-22 and evidencing the ownership of the Class R-III Interest and the Class R-IV Interest.

         "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

         "Class R-II Interest": The uncertificated Residual Interest in REMIC
II.

         "Class R-III Interest": The uncertificated Residual Interest in REMIC III.

         "Class R-IV Interest": The uncertificated Residual Interest in REMIC
IV.

         "Closing Date": [____________].

         "Code": The Internal Revenue Code of 1986, as amended.

         "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled
"[____________], as servicer for [____________], as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust, [____________], Series [____________]," and which must be an Eligible Account.

         "Commission": The Securities and Exchange Commission.

         "Compensating Interest Payment": With respect to any Distribution Date and the Mortgage Loans for which a Principal Prepayment in full or in part was received during the related Prepayment Period, an amount equal to the lesser of
(A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) the aggregate Servicing Fee received in the related Due Period.

         "Corresponding Certificate": With respect to each REMIC I Regular Interest, the Class of Regular Certificates listed below:

       REMIC I Regular Interest             Class
       ------------------------          -------------
                I-LTA1                    Class A-1
               I-LTA2A                    Class A-2A
               I-LTA2B                    Class A-2B
               I-LTA2C                    Class A-2C
               I-LTA2D                    Class A-2D
                I-LTM1                    Class M-1
                I-LTM2                    Class M-2
                I-LTM3                    Class M-3
                I-LTM4                    Class M-4
                I-LTM5                    Class M-5
                I-LTM6                    Class M-6
                I-LTM7                    Class M-7
                I-LTM8                    Class M-8
                I-LTM9                    Class M-9
               I-LTM10                    Class M-10
               I-LTM11                    Class M-11
               I-LTM12                    Class M-12
               I-LTM13                    Class M-13
                I-LTP                      Class P

         "Corporate Trust Office": The principal corporate trust office of the Trustee or the Trust Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 388 Greenwich, 14th Floor, New York New York 10013, or such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trustee and, with respect to the Trustee, at the date of the execution of this instrument is located at [____________], Attention: [____________], or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trust Administrator.

         "Credit Risk Manager": [____________], a [____________] corporation, and its successors and assigns.

         "Credit Risk Management Agreement": The agreement, dated as of the Closing Date, between the Credit Risk Manager and the Servicer, regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

         "Credit Risk Manager Fee": With respect to any Distribution Date, an amount equal to the Credit Risk Manager Fee Rate accrued for one month on the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

         "Credit Risk Manager Fee Rate": [__]% per annum.

         "Cumulative Realized Loss Percentage": The aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after reduction for all Subsequent Recoveries received from the Cut-off Date through the Prepayment Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Custodian": A document custodian appointed by the Trustee to perform (or in the case of the related initial Custodian otherwise engaged to perform) custodial duties with respect to the Mortgage Files. The initial Custodian is [___________]. A Custodian may be the Trustee, any Affiliate of the Trustee or an independent entity.

         "Custodial Agreement": An agreement pursuant to which a Custodian performs custodial duties with respect to the Mortgage Files. With respect to the related initial Custodian, the applicable agreement pursuant to which the related initial Custodian performs its custodial duties with respect to the Mortgage Files.

         "Cut-off Date": With respect to each Original Mortgage Loan, [___________]. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": As defined in Section 5.01(b).

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

         "Delinquency Percentage": As of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO Properties or in bankruptcy (and delinquent 60 days or more), and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

         "Depositor": Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Institution": Any depository institution or trust company, including the Trustee and the Trust Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has, or is a subsidiary of a holding company that has, an outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category (P-1 by Moody's, F-1 by Fitch and A-1 by S&P) by the Rating Agencies (or a comparable rating if S&P, Moody's and Fitch are not the Rating Agencies).

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee or Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be entitled "[___________], as Trust Administrator for [___________] as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., [___________], Series [___________]." The Distribution Account must be an Eligible Account.

         "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in [___________].

         "DOL": The United States Department of Labor or any successor in interest.

         "DOL Regulations": The regulations promulgated by the DOL at 29 C.F.R.ss.2510.3-101.

         "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the related Due Date.

         "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and Trust Administrator. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Estate in Real Property": A fee simple estate in a parcel of land.

         "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that [__]% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

         "Expense Adjusted Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Maximum Mortgage Rate (or Mortgage Rate, in the case of any fixed-rate Mortgage Loan) for such Mortgage Loan minus the sum of the (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

         "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the sum of the (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

         "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee, the Trust Administrator or a Custodian from the Trust Fund pursuant to Section 2.01 or Section 8.05 and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trust Administrator, shall not, obtain reimbursement or indemnification from any other Person.

         "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the related Originator, the Seller, the Depositor or the Servicer pursuant to or as contemplated by Section 2.03 or Section 9.01), a determination made by the Servicer that all Liquidation Proceeds have been recovered. The Servicer shall maintain records of each Final Recovery Determination made thereby.

         "Fitch": Fitch Ratings, or its successor in interest.

         "Floating Rate Certificates": The Class A Certificates and the Mezzanine Certificates.

         "Formula Rate": With respect to any Distribution Date and each Class of Floating Rate Certificates, the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

         "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

         "Group I Allocation Percentage": With respect to the Group I Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Group I Certificates": The Class A-1 Certificates. "Group I Interest Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount for the related Distribution Date that represents interest received or advanced on the Group I Mortgage Loans and Compensating Interest Payments on the Group I Mortgage Loans (net of Servicing Fees and Credit Risk Manager Fees).

         "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I. All Group I Mortgage Loans have a principal balance at origination that conforms to Freddie Mac loan limits.

         "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment due on the Group I Mortgage Loans during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group I Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03 or
Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Principal Amortization) received on the Group I Mortgage Loans during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Servicer pursuant to Section
4.03 in respect of a preceding Distribution Date and (iv) the Group I Allocation Percentage of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Group I Allocation Percentage of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Floating Rate Certificates.

         "Group I Principal Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount equal to the sum of the amounts set forth in (i) through (iii) of the definition of Group I Principal Distribution Amount.

         "Group I Senior Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[___________].

         "Group II Allocation Percentage": With respect to the Group II Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Group II Certificates": The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

         "Group II Interest Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount for the related Distribution Date that represents interest received or advanced on the Group II Mortgage Loans and Compensating Interest Payments on the Group II Mortgage Loans (net of Servicing Fees and Credit Risk Manager Fees).

         "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II. All Group II Mortgage Loans have a principal balance at origination that may or may not conform to Freddie Mac loan limits.

         "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment due on the Group II Mortgage Loans during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group II Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03 or
Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Principal Amortization) received on the Group II Mortgage Loans during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Servicer pursuant to Section
4.03 in respect of a preceding Distribution Date and (iv) the Group II Allocation Percentage of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Group II Allocation Percentage of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be
(x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Floating Rate Certificates.

         "Group II Principal Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount equal to the sum of the amounts set forth in (i) through (iii) of the definition of Group II Principal Distribution Amount.

         "Group II Senior Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $[_____________].

         "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates.

         "Indenture": An indenture relating to the issuance of notes secured by the Class CE Certificates, the Class P Certificates and/or the Residual Certificates (or any portion thereof).

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of [__]% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to any REMIC within the meaning of Section 856(d)(3) of the Code if any REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, [__]% or more of any Class of Certificates), so long as any REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and any REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trust Administrator has received an Opinion of Counsel for the benefit of the Trustee and the Trust Administrator to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, the index specified in the related Mortgage Note.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Accrual Period": With respect to any Distribution Date and the Floating Rate Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class CE Certificates and the REMIC Regular Interests, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

         "Interest Carry Forward Amount": With respect to any Distribution Date and the Class A Certificates or the Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date, (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining unpaid from the previous Distribution Date and (iii) accrued interest on the sum of (i) and (ii) above calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

         "Interest Determination Date": With respect to the Floating Rate Certificates and for purposes of the definition of Marker Rate and Maximum I-LTZZ Uncertificated Interest Deferral Amount, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTM13, and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

         "Interest Distribution Amount": With respect to any Floating Rate Certificate and the Class CE Certificates and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Floating Rate Certificates, or on the Notional Amount, in the case of the Class CE Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, shall not accrue interest. All distributions of interest on the Floating Rate Certificates shall be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class CE Certificates shall be based on a 360-day year consisting of twelve 30-day months. The Interest Distribution Amount with respect to each Distribution Date, as to any Floating Rate Certificate or the Class CE Certificates, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from any REMIC by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 9.01.

         "Liquidation Proceeds": The amount (including any Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or Section 9.01.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

         "Loan Group": Loan Group I or Loan Group II, as the context requires.

         "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

         "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

         "London Business Day": Any day on which banks in the City of London and New York are open and conducting transactions in United States dollars.

         "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTM13 and REMIC I Regular Interest I-LTZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest I-LTZZ) subject to a cap equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the related Net WAC Pass-Through Rate for the related Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest I-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, each such cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 30.

         "Master Agreement": Any of the Master Mortgage Loan Purchase and Interim Servicing Agreements between an Originator and the Seller.

         "Maximum Cap Rate": For any Distribution Date with respect to the Group I Certificates, the sum of (A) a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 30 and (B) a per annum rate equal to the product of (x) the payment made by the Cap Provider divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12.

         For any Distribution Date with respect to the Group II Certificates, the sum of (A) a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period and (B) a per annum rate equal to the product of (x) the payment made by the Cap Provider divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12.

         For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the applicable Loan Group, the current Certificate Principal Balance of the related Class A Certificates) of the weighted average of the Maximum Cap Rate for the Group I Mortgage Loans and the Group II Mortgage Loans, in each case, weighted on the basis of the outstanding Stated Principal Balances of the related Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

         "Maximum I-LTZZ Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I Remittance Rate applicable to REMIC I Regular Interest I-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ minus the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTM13 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the related Net WAC Pass-Through Rate for the related Corresponding Certificate; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 30.

         "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         "MERS System": The system of recording transfers of Mortgages electronically maintained by MERS.

         "Mezzanine Certificates": Collectively, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates, the Class M-12 Certificates and the Class M-13 Certificates.

         "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

         "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "MOM Loan": With respect to any Mortgage Loans registered with MERS on the MERS(R) System, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc., or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement, as from time to time held as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Remittance Rate": With respect to any Mortgage Loan or REO Property, as of any date of determination, the then applicable Mortgage Rate in respect thereof net of the Servicing Fee Rate.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i)      the Mortgage Loan identifying number;

(ii)     a code indicating whether the Mortgaged Property is owner-occupied;

(iii)    the type of Residential Dwelling constituting the Mortgaged Property;

(iv)     the original months to maturity;

(v)      the original date of the mortgage;

(vi)     the Loan-to-Value Ratio at origination;

(vii)    the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)   the date on which the first Monthly Payment was due on the Mortgage
         Loan;

(ix)     the stated maturity date;

(x)      the amount of the Monthly Payment at origination;

(xi)     the amount of the Monthly Payment as of the Cut-off Date;

(xii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xiii)   the original principal amount of the Mortgage Loan;

(xiv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xv) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

(xvi) a code indicating the documentation style (i.e., full, alternative or reduced);

(xvii)   the Value of the Mortgaged Property;

(xviii)  the sale price of the Mortgaged Property, if applicable;

(xix) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(xx)     the Servicing Fee Rate;

(xxi)    the term of the Prepayment Charge , if any;

(xxii) the percentage of the principal balance covered by lender paid mortgage insurance, if any; and

(xxiii) with respect to each Adjustable-Rate Mortgage Loan, the Adjustment Dates, the Gross Margin, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Periodic Rate Cap, the maximum first Adjustment Date Mortgage Rate adjustment, the first Adjustment Date immediately following the origination date and the rounding code (i.e., nearest [___]%, next highest [___]%).

         The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans by Loan Group and in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-off Date (not taking into account any Principal Prepayments received on the Cut-off Date); and (6) the amount of the Monthly Payment as of the Cut-off Date. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

         "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction thereof as a result of a Debt Service Reduction or operation of the Relief Act, which rate (i) with respect to each fixed-rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded as provided in the Mortgage Note, of the Index, as published as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

         "Mortgagor": The obligor on a Mortgage Note.

         "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of
(x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amounts distributable to the holders of the Class A Certificates and the Interest Distribution Amounts distributable to the holders of the Mezzanine Certificates and (B) the Principal Remittance Amount.

         "Net WAC Pass-Through Rate": For any Distribution Date with respect to the Group I Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

         For any Distribution Date with respect to the Group II Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

         For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the applicable Loan Group, the Certificate Principal Balance of the related Class A Certificates) of (i) the weighted average of the Net WAC Pass-Through Rate for the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the weighted average of the Net WAC Pass-Through Rate for the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC I Remittance Rates on
(a) REMIC I Regular Interest I-LT1SUB, subject to a cap and a floor equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans and (b) REMIC I Regular Interest I-LT2SUB, subject to a cap and a floor equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

         "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 4.06.

         "Net WAC Rate Carryover Amount": With respect to any Distribution Date and any Class of Floating Rate Certificates, the sum of (A) the positive excess, if any, of (i) the amount of interest that would have accrued on such Class of Certificates for such Distribution Date if the Pass-Through Rate for such Class of Certificates for such Distribution Date were calculated at the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Pass-Through Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest accrued on such unpaid amount for the most recently ended Interest Accrual Period at the Formula Rate for such Class of Certificates and such Distribution Date.

         "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any P&I Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer will not or, in the case of a proposed P&I Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Non-United States Person": Any Person other than a United States
Person.

         "Notional Amount": With respect to the Class CE Interest and any Distribution Date, the aggregate Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP and REMIC I Regular Interest I-LTXX) for such Distribution Date.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

         "One-Month LIBOR": With respect to the Class A-1 Certificates and for purposes of the Marker Rate and Maximum I-LTZZ Uncertificated Interest Deferral Amount, REMIC I Remittance Rate for REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTM13, and any Interest Accrual Period therefor, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trust Administrator, after consultation with the Depositor, shall select an alternative comparable index (over which the Trust Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Trust Administrator acceptable to the Trustee, if such opinion is delivered to the Trustee, or reasonably acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The Determination Date on which the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund is less than [__]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Original Mortgage Loan": Any Mortgage Loans included in Trust Fund as of the Closing Date.

         "Originator": Each of [____________________].

         "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date (calculated for this purpose only after assuming that [__]% of the Principal Remittance Amount on such Distribution Date has been distributed).

         "Overcollateralization Increase Amount": With respect to any Distribution Date, the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) any amounts received under the Cap Contract for this purpose and (b) the Overcollateralization Deficiency Amount for such Distribution Date (calculated for this purpose only after assuming that [__]% of the Principal Remittance Amount on such Distribution Date has been distributed).

         "Overcollateralization Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Principal Remittance Amount for such Distribution Date and (b) the Excess Overcollateralized Amount.

         "Overcollateralization Target Amount": With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to [__]% of the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) [__]% of the then current aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) [__]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

         "Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates after giving effect to distributions to be made on such Distribution Date.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to the Floating Rate Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Pass-Through Rate for such Distribution Date.

         With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) [__]% of the interest on REMIC I Regular Interest I-LTP and [__]% of the interest on REMIC I Regular Interest I-LTX and (ii) interest on the Uncertificated Principal Balance of each REMIC I Regular Interest listed in clause (y) below at a rate equal to the related REMIC I Remittance Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTM13 and REMIC I Regular Interest I-LTZZ. With respect to the Class CE Certificates, [__]% of the interest distributable to the Class CE Interest, expressed as a per annum rate.

         "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $[____] and integral multiples of $[____] in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $[__] and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $[____] and integral multiples of $[____] in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of [__]% and multiples thereof.

         "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee, the Trust Administrator or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by the Rating Agencies in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by the Rating Agencies that rate such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds affiliated with the Trustee, the Trust Administrator or an Affiliate of either of them, that have been rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch; and

                  (vii) if previously confirmed in writing to the Servicer, the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than [____]% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.03.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         "Prepayment Assumption": As defined in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

         "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as Schedule 2 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv) the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Rate (less the Servicing Fee) on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in
Section 3.24.

         "Prepayment Period": With respect to each Distribution Date, the period commencing on the 16th day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing [_____________]) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

         "Prime Rate": The lesser of (i) the per annum rate of interest, publicly announced from time to time by [_____________] at its principal office in [_____________], as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by [_____________]) and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, the sum of the (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

         "Private Certificates": Any of the Class A-1, Class M-11, Class M-12, Class M-13, Class CE, Class P or Residual Certificates.

         "Prospectus Supplement": The Prospectus Supplement, dated [_____________], relating to the public offering of the Group II Certificates and the Mezzanine Certificates (other than the Class M-11, Class M-12 and Class M-13 Certificates).

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased by the Seller pursuant to or as contemplated by Section 2.03 or
Section 9.01, and as confirmed by an Officers' Certificate from the party purchasing the Mortgage Loan to the Trustee and the Trust Administrator, an amount equal to the sum of: (i) [__]% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, minus the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01; (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property; (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(a)(ix) and Section 3.16(b); and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses incurred or to be incurred by the Trust Fund in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law with respect to the related Mortgage Loan. With respect to any Mortgage Loan or REO Property to be purchased by an Originator pursuant to or as contemplated by
Section 2.03 or Section 9.01, and as confirmed by an Officers' Certificate from the related Originator to the Trustee and the Trust Administrator, an amount equal to the amount set forth pursuant to the terms of the related Master Agreement.

         "Qualified Insurer": Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan by the Seller pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) be covered under a Primary Mortgage Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of [__]% and the Deleted Mortgage Loan was covered by a Primary Mortgage Insurance Policy, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, and (vi) conform to each representation and warranty set forth in the related Assignment Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (viii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (iv) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. With respect to an Originator, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of the related Master Agreement which must, on the date of such substitution conform to the terms set forth in the related Master Agreement.

         "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

         "Rating Agencies": S&P, Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, the "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, written notice of which designation shall be given to the Trustee, the Trust Administrator and the Servicer.

         "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan prior to the date such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii).

         With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of any REMIC, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month that occurs during the Prepayment Period in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to
Section 3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all Servicing Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan (without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) and any unpaid Servicing Fees for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.11(a)(iii) or Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         "Record Date": With respect to each Distribution Date and any Floating Rate Certificate so long as such Floating Rate Certificates is a Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate.

         "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

         "Relief Act": The Servicemembers Civil Relief Act, or any state law providing for similar relief.

         "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges related thereto as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Assignment Agreements (including any security interest created thereby); and (v) the Collection Account (other than any amounts representing the Servicer Prepayment Charge Payment Amount), the Distribution Account (other than any amounts representing the Servicer Prepayment Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date, all Prepayment Charges payable in connection with Principal Prepayments on the Mortgage Loans made before the Cut-off Date, the Net WAC Rate Carryover Reserve Account, the Cap Contract, the Cap Account and Servicer Prepayment Charge Payment Amounts.

         "REMIC I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, divided by (b) 12.

         "REMIC I Marker Allocation Percentage": [__]% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTM13, REMIC I Regular Interest I-LTZZ, REMIC I Regular Interest I-LTP and REMIC I Regular Interest I-LTX.

         "REMIC I Overcollateralized Amount": With respect to any date of determination, (i) [__]% of the aggregate Uncertificated Balance of the REMIC I Regular Interests minus (ii) the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTM13, REMIC I Regular Interest I-LTP and REMIC I Regular Interest I-LTX, in each case as of such date of determination.

         "REMIC I Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) [__]% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTM13 and the denominator of which is the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTM13 and REMIC I Regular Interest I-LTZZ.

         "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time or shall otherwise be entitled to interest as set forth herein, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

         "REMIC I Remittance Rate": With respect to REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTM13, REMIC I Regular Interest I-LTZZ, REMIC I Regular Interest I-LTP, REMIC I Regular Interest I-LTX, REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT2SUB and REMIC I Regular Interest I-LTXX, the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans. With respect to REMIC I Regular Interest I-LT1GRP, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans and with respect REMIC I Regular Interest I-LT2GRP, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans.

         "REMIC I Required Overcollateralized Amount": [__]% of the Overcollateralization Target Amount.

         "REMIC I Sub WAC Allocation Percentage": [__]% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP and REMIC I Regular Interest I-LTXX.

         "REMIC I Subordinated Balance Ratio": The ratio between the Uncertificated Balances of each REMIC I Regular Interest ending with the designation "SUB,", equal to the ratio between, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the Class A Certificates, the Mezzanine Certificates, the Class CE Interest, the Class P Interest and the Class R-II Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC III": The segregated pool of assets consisting of all of the Class CE Interest conveyed in trust to the Trust Administrator, for the benefit of the Class CE Certificates, and the Class R-III Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC IV": The segregated pool of assets consisting of all of the Class P Interest conveyed in trust to the Trust Administrator, for the benefit of the Class P Certificates, and the Class R-IV Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interests": The REMIC I Regular Interests, the Class CE Interest and the Class P Interest.

         "Remittance Report": A report in form and substance acceptable to the Trust Administrator prepared by the Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trust Administrator and the Servicer.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

         "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of any Trust REMIC.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Mortgage Loan Remittance Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

         "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

         "Residential Dwelling": Any one of the following: (i) an attached or detached one- family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

         "Residual Certificates": The Class R Certificates and the Class R-X Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trust Administrator, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer thereof customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "S&P" Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successors in interest.

         "Scheduled Principal Balance": With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of
(i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired minus the principal portion of each Monthly Payment that would have become due on such related Mortgage Loan after such REO Property was acquired if such Mortgage Loan had not been converted to an REO Property; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

         "Seller": Citigroup Global Markets Realty Corp. or its successor in interest.

         "Senior Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine, Class CE and Class P Certificates, calculated after taking into account distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

         "Senior Interest Distribution Amount": With respect to any Distribution Date and each Class of Class A Certificates, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date.

         "Servicer": [_______________] or any successor Servicer appointed as herein provided, each in its capacity as a Servicer hereunder.

         "Servicer Event of Default": One or more of the events described in
Section 7.01.

         "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01.

         "Servicer Remittance Date": With respect to any Distribution Date, the [__] day of the calendar month in which such Distribution Date occurs or, if such [__] day is not a Business Day, the Business Day immediately following.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e. any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement and
(v) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23. Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement.The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate": With respect to each Mortgage Loan, the rate of [__]% per annum.

         "Servicing Officer": Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name appear on a list of Servicing Officers furnished by the Servicer to the Trustee, the Trust Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $[_______]. With respect to the Class P and the Residual Certificates, a hypothetical Certificate of such Class evidencing a [__]% Percentage Interest in such Class.

         "Startup Day": With respect to any Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of
Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus, the principal portion of Monthly Payments that would have become due on such related Mortgage Loan after such REO Property was acquired if such Mortgage Loan had not been converted to an REO Property, to the extent advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stayed Funds": If the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of any payment required to be made under the terms of the Certificates and this Agreement is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

         "Stepdown Date": The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in [_______________] and (b) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to any distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than [__]%.

         "Sub-Servicer": Any Person with which any Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

         "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Subsequent Recoveries": As of any Distribution Date, amounts received by the Trust Fund (net of any related expenses permitted to be reimbursed to the related Sub-Servicer or the Servicer from such amounts under the related Sub-Servicing Agreement or hereunder) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

         "Substitution Shortfall Amount": As defined in Section 2.03(d) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any Trust REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price": As defined in Section 9.01.

         "Terminator": As defined in Section 9.01.

         "Trailing Recoveries": Any Insurance Proceeds, Liquidation Proceeds and other payments or recoveries on a Mortgage Loan received or collected by the Servicer after a Final Recovery Determination has been made with respect to such Mortgage Loan or related REO Property.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trigger Event": A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if:

         (a) the Delinquency Percentage exceeds [__]% of the Senior Enhancement Percentage for the prior Distribution Date; or

         (b) the Cumulative Realized Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

              DISTRIBUTION DATE OCCURRING IN                    PERCENTAGE
              ---------------------------------               --------------
              [________] through [________]                        [__]%
              [________] through [________]                        [__]%
              [________] through [________]                        [__]%
              [________] through [________]                        [__]%
              [________] and thereafter                            [__]%

         "Trust Administrator": [_______________], or its successor in interest, or any successor trust administrator appointed as herein provided.

         "Trust Fund": Collectively, all of the assets of each Trust REMIC, the Net WAC Rate Carryover Reserve Account, the Cap Contract, distributions made to the Trust Administrator by the Cap Administrator under the Cap Administration Agreement and the Cap Account, Servicer Prepayment Charge Payment Amounts and the other assets conveyed by the Depositor to the Trustee pursuant to Section 2.01.

         "Trust REMIC": Any of REMIC I, REMIC II, REMIC III and REMIC IV.

         "Trustee": [_______________], or its successor in interest, or any successor trustee appointed as herein provided.

         "Uncertificated Balance": The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by interest deferrals as provided in Section 4.01. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

         "Uncertificated Interest": With respect to any REMIC Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 1.02 and Section 4.04.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, for purposes solely of the restrictions on the transfer of the Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

         "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, [__]% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, [__]% of all Voting Rights will be allocated to the holders of the Class P Certificates and [__]% of all Voting Rights will be allocated among the holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

         SECTION 1.02 Allocation of Certain Interest Shortfalls.

         For purposes of calculating the Interest Distribution Amount for the Floating Rate Certificates and the Class CE Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of the Class CE Certificates and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate immediately prior to such Distribution Date.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date:

                  (A) The REMIC I Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and the REMIC I Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTM13 and REMIC I Regular Interest I-LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; and

                  (B) The REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and the REMIC I Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP and REMIC I Regular Interest I-LTXX, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01 Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Assignment Agreements, payments made to the Trust Administrator by the Cap Administrator under the Cap Administration Agreement and the Cap Account, and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee executed copies of the Assignment Agreements, and the Trustee and the Trust Administrator acknowledge receipt of the same on behalf of the Certificateholders.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or a Custodian on its behalf, the following documents or instruments (a "Mortgage File") with respect to each Mortgage Loan so transferred and assigned:

(i) The Mortgage Note, endorsed by manual or facsimile signature without recourse by the related Originator or an Affiliate of the related Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the Affiliate of the related Originator and from such Affiliate to the Trustee;

(ii) The original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan, if applicable, and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an assignment from the related Originator or an Affiliate of the related Originator to the Trustee in recordable form of the Mortgage which may be included, where permitted by local law, in a blanket assignment or assignments of the Mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the Mortgage to the Person assigning the Mortgage Loan to the Trustee (or to MERS, noting the presence of the MIN, if the Mortgage Loan is registered on the MERS(R) System);

(iv) Any original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement applicable to the Mortgage Loan; and

(v) The original or a copy of the title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance) pertaining to the Mortgaged Property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender's recording instructions, with the original to be delivered within 180 days of the Closing Date or an attorney's opinion of title in jurisdictions where such is the customary evidence of title.

         In instances where an original recorded Mortgage cannot be delivered by the Depositor to the Trustee (or a Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with the recording of such Mortgage, the Depositor may, (a) in lieu of delivering such original recorded Mortgage referred to in clause (ii) above, deliver to the Trustee (or a Custodian on behalf of the Trustee) a copy thereof, provided that the Depositor certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and (b) in lieu of delivering the completed assignment in recordable form referred to in clause (iii) above to the Trustee (or a Custodian on behalf of the Trustee), deliver such assignment to the Trustee (or a Custodian on behalf of the Trustee) completed except for recording information. In all such instances, the Depositor will deliver the original recorded Mortgage and completed assignment (if applicable) to the Trustee (or a Custodian on behalf of the Trustee) promptly upon receipt of such Mortgage. In instances where an original recorded Mortgage has been lost or misplaced, the Depositor or the related title insurance company may deliver, in lieu of such Mortgage, a copy of such Mortgage bearing recordation information and certified as true and correct by the office in which recordation thereof was made. In instances where the original or a copy of the title insurance policy referred to in clause (vi) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a Mortgage Loan cannot be delivered by the Depositor to the Trustee (or a Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement because such policy is not yet available, the Depositor may, in lieu of delivering the original or a copy of such title insurance referred to in clause (vi) above, deliver to the Trustee (or a Custodian on behalf of the Trustee) a binder with respect to such policy (which may be a certificate relating to a master policy of title insurance) and deliver the original or a copy of such policy (which may be a certificate relating to a master policy of title insurance) to the Trustee (or a Custodian on behalf of the Trustee) within 180 days of the Closing Date, in instances where an original assumption, modification, buydown or conversion-to-fixed- interest-rate agreement cannot be delivered by the Depositor to the Trustee (or a Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, the Depositor may, in lieu of delivering the original of such agreement referred to in clause (iv) above, deliver a certified copy thereof.

         To the extent not already recorded, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Servicer, at the expense of the Seller shall promptly (and in no event later than five Business Days following the later of the Closing Date and the date of receipt by the Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to any Trust REMIC, in the appropriate public office for real property records, each Assignment delivered to it pursuant to (iii) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Servicer, at the expense of the Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, but without limiting the requirement that such Assignments be in recordable form, neither the Servicer nor the Trustee shall be required to submit or cause to be submitted for recording any Assignment delivered to it or a Custodian pursuant to (iii) above if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date; provided, however, notwithstanding the foregoing, the Servicer shall submit each Assignment for recording, at no expense to the Trust Fund or the Servicer, upon the earliest to occur of: (A) reasonable direction by Holders of Certificates entitled to at least [__]% of the Voting Rights, (B) the occurrence of a Servicer Event of Default, (C) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (D) the occurrence of a servicing transfer as described in Section 7.02 of this Agreement and (E) with respect to any one Assignment the occurrence of a foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the Assignments, such expense will be paid by the Servicer and the Servicer shall be reimbursed for such expenses by the Trust as Servicing Advances.

         In connection with the assignment of any Mortgage Loan registered on the MERS System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not and will not permit a Sub-Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         With respect to a maximum of approximately [__]% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in (i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee (or a Custodian on behalf of the Trustee) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee (or a Custodian on behalf of the Trustee) is subsequently located, such original Mortgage Note shall be delivered to the Trustee (or a Custodian on behalf of the Trustee) within three Business Days.

The Depositor shall deliver or cause to be delivered to the Trustee (or a Custodian on behalf of the Trustee) promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan. The Depositor shall deliver or cause the Seller to deliver to the Servicer copies of all trailing documents required to be included in the servicing file at the same time the originals or certified copies thereof are delivered to the Trustee or Custodian, such documents including but not limited to the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. The Servicer shall not be responsible for any custodian fees or other costs incurring in obtaining such documents and the Depositor shall cause the Servicer to be reimbursed for any such costs it may incur in connection with performing its obligations under this Agreement.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee (or a Custodian on behalf of the Trustee) are and shall be held by or on behalf of the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (or a Custodian on behalf of the Trustee). Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

         Wherever it is provided in this Section 2.01 that any document, evidence or information relating to a Mortgage Loan be delivered or supplied to the Trustee, the Depositor shall do so by delivery thereof to the Trustee or a Custodian on behalf of the Trustee.

         The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a high-cost home loan as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

         The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Cap Contract on the Closing Date and thereafter on behalf of the Trust and the Holders of the Floating Rate Certificates. The Seller, the Depositor, the Servicer, the Trust Administrator and the Holders of the Floating Rate Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform the Trust Fund's obligations under the Cap Contract and shall do so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity. The Trustee shall not have any responsibility for the contents, adequacy or sufficiency of the Cap contract, including, without limitation, any representations and warranties contained therein.

         SECTION 2.02 Acceptance of the Trust Fund by the Trustee.

         Subject to the provisions of Section 2.01 and subject to any exceptions noted on an exception report delivered by or on behalf of the Trustee, the Trustee acknowledges receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(iv)) above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee, by execution and delivery hereof, acknowledges receipt, subject to the review described in the succeeding sentence, of the documents and other property referred to in Section 2.01 and declares that the Trustee (or a Custodian on behalf of the Trustee) holds and will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future Certificateholders. The Trustee or the related Custodian on its behalf shall, for the benefit of the Trustee and the Certificateholders, review each Mortgage File within 90 days after execution and delivery of this Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans. If in the course of such review the Trustee or the related Custodian on its behalf finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee or the related Custodian on its behalf shall promptly so notify the Depositor, the Trust Administrator, the Seller, the Servicer and, if such notice is from the related Custodian on the Trustee's behalf, the Trustee. In addition, upon the discovery by the Depositor, the Servicer, the Trust Administrator or the Trustee of a breach of any of the representations and warranties made by the related Originator or the Seller in the related Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

         The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a custodial agreement with a Custodian pursuant to which the Trustee appoints a Custodian to hold the Mortgage Files on behalf of the Trustee for the benefit of the Trustee and all present and future Certificateholders, which may provide that the related Custodian shall, on behalf of the Trustee, conduct the review of each Mortgage File required under the first paragraph of this Section 2.02. Initially, [___________] is appointed as Custodian with respect to the related Mortgage Files of all the related Mortgage Loans and, notwithstanding anything to the contrary herein, it is understood that such initial Custodian shall be responsible for the review contemplated in the second paragraph of this Section 2.02 and for all other functions relating to the receipt, review, reporting and certification provided for herein with respect to the Mortgage Files (other than ownership thereof for the benefit of the Certificateholders and related duties and obligations set forth herein).

         SECTION 2.03 Repurchase or Substitution of Mortgage Loans by the Seller
                      or the Depositor.

         (a) Upon discovery or receipt of notice by the Depositor, the Servicer, the Trust Administrator or the Trustee of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by an Originator or the Seller of any representation, warranty or covenant under an Assignment Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the party so discovering or receiving notice shall promptly notify the other parties to this Agreement, and the Trustee thereupon shall promptly notify the related Originator and the Seller of such defect, missing document or breach and request that the related Originator deliver such missing document or cure such defect or that the related Originator or the Seller, as applicable, cure such breach within 90 days from the date the related Originator or the Seller, as applicable, was notified of such missing document, defect or breach, and if the related Originator or Seller, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the related Originator or Seller, as applicable, under the related Assignment Agreement (i) to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, and (ii) to indemnify the Trust Fund in respect of such missing document, defect or breach, in the case of each of (i) and (ii), if and to the extent that the related Originator or Seller, as applicable, is obligated to do so under the related Assignment Agreement. The Purchase Price for the repurchased Mortgage Loan and any indemnification shall be remitted by the related Originator or the Seller, as applicable, to the Servicer for deposit into the Collection Account, and the Trust Administrator, upon receipt of written notice from the Servicer of such deposit, shall give written notice to the Trustee and the related Custodian that such deposit has taken place and the Trustee shall release (or cause the related Custodian to release on its behalf) to the related Originator or the Seller, as applicable, the related Mortgage File, and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the related Originator or the Seller, as applicable, any Mortgage Loan released pursuant hereto, and the Trustee and the Trust Administrator shall have no further responsibility with regard to such Mortgage File. In furtherance of the foregoing, if the related Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the related Originator or the Seller, as applicable, pursuant to the related Assignment Agreement at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the related Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS rules and regulations. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the related Assignment Agreement the related Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the related Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, and if and to the extent provided in the related Assignment Agreement to perform any applicable indemnification obligations with respect to any such omission, defect or breach, as provided in such Assignment Agreement, shall constitute the only remedies respecting such omission, defect or breach available to the Trustee or the Trust Administrator on behalf of the Certificateholders.

         (b) Notwithstanding anything to the contrary in this Section 2.03, with respect to any breach by the related Originator or the Seller, as applicable, of any representation and warranty which breach materially and adversely affects the value of any Prepayment Charge or the interests of the Certificateholders therein, the Trustee shall enforce the obligation of the related Originator or the Seller, as applicable, to remedy such breach as provided in the related Assignment Agreement as follows: upon any Principal Prepayment with respect to the affected Mortgage Loan, the related Originator or the Seller, as applicable, shall pay or cause to be paid to the Purchaser the excess, if any, of (x) the amount of such Prepayment Charge calculated as set forth in the Mortgage Loan Schedule and (y) the amount collected from the Mortgagor in respect of such Prepayment Charge.

         (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

         (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

         As to any Deleted Mortgage Loan for which the related Originator or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the related Originator or the Seller, as applicable, delivering to the Trustee (or to the related Custodian on behalf of the Trustee, as applicable), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment in blank or to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The related Custodian on its behalf and on behalf of the Trustee shall, for the benefit of the Certificateholders, review each Mortgage File within 90 days after execution and delivery of this Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans. If in the course of such review the Trustee or the related Custodian on its behalf finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee or the related Custodian on its behalf shall promptly so notify the Depositor, the Trust Administrator, the related Originator, the Seller and the Servicer. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the related Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the related Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trust Administrator shall give or cause to be given written notice to the Trustee and the Certificateholders that such substitution has taken place, and the Trust Administrator shall amend or cause the related Custodian to amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and, upon receipt thereof, shall deliver a copy of such amended Mortgage Loan Schedule to the Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the related Assignment Agreement (including all applicable representations and warranties thereof included in such Assignment Agreement), in each case as of the date of substitution.

         For any month in which the related Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Mortgage Loan Remittance Rate. On the date of such substitution, the Trustee will monitor the obligation of the related Originator or the Seller, as applicable, to deliver or cause to be delivered, and shall request that such delivery be to the Servicer for deposit in the Collection Account, an amount equal to the Substitution Shortfall Amount, if any, and the Trustee (or the related Custodian on behalf of the Trustee, as applicable), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and written notice given by the Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File or Files and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (e) Upon discovery by the Depositor, the Servicer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties to this Agreement, and the Trustee shall give written notice thereof to the Seller. In connection therewith, the related Originator or the Seller, as applicable, pursuant to the related Assignment Agreement or the Depositor pursuant to this Agreement shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the related Originator or the Seller, as applicable, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the related Originator or the Seller, as applicable, under the related Assignment Agreement or (iii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a). The Trustee shall reconvey to the Depositor, the related Originator or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased by an Originator or the Seller for breach of a representation or warranty.

         SECTION 2.04 [Reserved].

         SECTION 2.05 Representations, Warranties and Covenants of the Servicer.

         (a) The Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing;

(v) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii) The Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement;

(viii) The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") in a timely manner; and

(ix) The Servicer (or a Sub-Servicer servicing the Mortgage Loans on its behalf) is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to the related Custodian on its behalf and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Trust Administrator. Subject to Section 7.01, the obligation of the Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedies against the Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

         SECTION 2.06 Issuance of the Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the related Custodian on its behalf of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I delivered on the date hereof, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery of such assets delivered on the date hereof and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates (other than the Class CE Certificates, the Class P Certificates and the Class R-X Certificates), the Class CE Interest and the Class P Interest constitute the entire beneficial ownership interest in REMIC II.

         SECTION 2.07 Conveyance of the REMIC Regular Interests; Acceptance of
                      the Trust REMICs by the Trustee.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee (or the related Custodian on its behalf, as applicable) acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates (other than the Class CE Certificates and the Class P Certificates), the Class CE Interest, the Class P Interest and the Class R Certificates (in respect of the Class R-II Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates (other than the Class CE Certificates and the Class P Certificates), the Class CE Interest, the Class P Interest and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the Regular Certificates, the Class CE Interest and the Class P Interest, constitute the entire beneficial ownership interest in REMIC II.

         (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest (which is uncertificated) for the benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-III Interest). The Trustee acknowledges receipt of the Class CE Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-III Interest). The interests evidenced by the Class R-III Interest, together with the Class CE Certificates, constitute the entire beneficial ownership interest in REMIC III.

         (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-IV Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-IV Interest). The interests evidenced by the Class R-IV Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC IV.

         (e) Concurrently with (i) the assignment and delivery to the Trustee of REMIC I and the acceptance by the Trustee thereof, pursuant to Section 2.01,
Section 2.02 and subsection (a) hereof, (ii) the assignment and delivery to the Trustee of REMIC II (including the Residual Interest therein represented by the Class R-II Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and subsection (b) hereof, (iii) the assignment and delivery to the Trustee of REMIC III (including the Residual Interest therein represented by the Class R-III Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and subsection (c) hereof and
(iv) the assignment and delivery to the Trustee of REMIC IV (including the Residual Interest therein represented by the Class IV Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and subsection (d) hereof, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, (A) the Class R Certificates in authorized denominations evidencing the Class R-I Interest and the Class R-II Interest and (B) the Class R-X Certificates in authorized denominations evidencing the Class R-III Interest and the Class R-IV Interest.

         SECTION 2.08 Puposes and Powers of the Trust.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

         (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

         (c) to make payments on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section
2.08 may not be amended, without the consent of the Certificateholders evidencing [__]% or more of the aggregate Voting Rights of the Certificates.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         SECTION 3.01 Servicer to Act as Servicer.

         The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)    the Servicer's obligation to make P&I Advances or Servicing Advances;
         or

(iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) the collection of such Prepayment Charge would be in violation of applicable laws or (iii) the amount of the Prepayment Charge set forth on the Prepayment Charge Schedule is not consistent with the related Mortgage Note or is otherwise unenforceable. If a Prepayment Charge is waived as permitted by meeting the standard described in clauses (ii) or (iii) above, then, the Trustee shall make commercially reasonable efforts to attempt to enforce the obligations of the related Originator under the Master Agreement to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates; provided, however, that the Trustee shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Trustee in enforcing any obligations of any Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the related Assignment Agreement. If the Trustee makes a good faith determination as evidenced by an officer's certificate delivered by the Trustee to the Trust Administrator, that the Servicer's efforts are not reasonably expected to be successful in enforcing such rights, it shall notify the Trust Administrator of such failure and the Trust Administrator, with the cooperation of the Servicer, shall enforce the obligation of the related Originator under the Master Agreement to pay to the Servicer the amount of such waived Prepayment Charge. If such Originator fails to pay the amount of such waived Prepayment Charge in accordance with its obligations under the related Master Agreement, the Trustee, Trust Administrator, the Servicer and the Depositor shall consult on further actions to be taken against such Originator. Notwithstanding the foregoing, to the extent that the Trustee and the related Originator are the same entity, the Trust Administrator shall enforce the obligations of the related Originator under the related Master Agreement pursuant to the terms of this paragraph.

         To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

         In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses (i) incurred as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System or (ii) if the affected Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, incurred in connection with the actions described in the preceding sentence, shall be subject to withdrawal by the Servicer from the Collection Account.

         Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan (except with respect to a Mortgage Loan that is in default or, in the judgment of the Servicer, such default is reasonably foreseeable) that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

         SECTION 3.02 Sub-Servicing Agreements Between the Servicer and
                      Sub-Servicers.

         (a) The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans; provided, however, such sub-servicing arrangement and the terms of the related Sub-Subservicing Agreement must provide for the servicing of Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder.

         (b) Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least [__]% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least [__]% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub- Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Trust Administrator copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

         (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         SECTION 3.03 Successor Sub-Servicers.

         The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

         SECTION 3.04 Liability of the Servicer.

         Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         SECTION 3.05 No Contractual Relationship Between Sub-Servicers and
                      Trustee, Trust Administrator or Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee, the Trust Administrator and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         SECTION 3.06 Assumption or Termination of Sub-Servicing Agreements by
                      Trust Administrator.

         In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Default), the Trust Administrator or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trust Administrator elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trust Administrator, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section
7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trust Administrator, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

         The Servicer at its expense shall, upon request of the Trust Administrator, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         SECTION 3.07 Collection of Certain Mortgage Loan Payments.

         The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and the servicing standards set forth in Section 3.01, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to
Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor, if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

         SECTION 3.08 Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the Sub-Servicing Account, in no event more than two Business Days after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement. The Sub-Servicer shall thereafter remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

         SECTION 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         The Servicer shall establish and maintain (or cause a Sub-Servicer to establish and maintain) one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, fire and hazard insurance premiums, Primary Mortgage Insurance Premiums, water charges, sewer rents and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than one Business Day after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Each Sub-Servicer shall deposit in the escrow account established under the Sub-Servicing Agreement, in no event more than two Business Days after the Sub-Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of Escrow Payments; (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section
3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX; or (vi) recover amounts deposited in error. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         SECTION 3.10 Collection Account and Distribution Account.

         (a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trust Administrator, the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it from and after the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

(ii) all payments on account of interest (net of the related Servicing Fee and any Prepayment Interest Excess) on each Mortgage Loan;

(iii) all Insurance Proceeds, Trailing Recoveries and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

(iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01;

(vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to
         Section 2.03; and

(viii) all Prepayment Charges collected by the Servicer and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

         For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

         The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trust Administrator, as agent for the Trustee, shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 4:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the subtraction therefrom of the Credit Risk Manager Fee) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Servicer and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $[_______] following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $[_______] as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 4:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

         (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Servicer shall give notice to the Trustee, the Trust Administrator and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the Servicer, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trust Administrator from time to time for deposit, and upon written notification from the Servicer, the Trust Administrator shall so deposit, in the Distribution Account:

(i)      any P&I Advances, as required pursuant to Section 4.03;

(ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii) any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

(iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

(v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

         (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trust Administrator shall deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.

         (f) The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

         SECTION 3.11 Withdrawals from the Collection Account and Distribution
                      Account.

         (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

(i) to remit to the Trust Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii) subject to Section 3.16(d), to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

(iii) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (A) any unpaid Servicing Fees, (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan and (C) without limiting any right of withdrawal set forth in clause (vi) below, any Servicing Advances made with respect to a Mortgage Loan that, following the final liquidation of a Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for such Servicing Advances;

(iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v) to pay to the Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi) to reimburse the Servicer for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03;

(vii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii) to reimburse the Servicer, the Trust Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section
         2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix) to pay, or to reimburse the Servicer for advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to
         Section 3.16(b); and

(x)      to clear and terminate the Collection Account pursuant to Section 9.01.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee and the Trust Administrator, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above. Reconciliations will be prepared by the Servicer for the Collection Account within 30 calendar days after the bank statement cut-off date. All items requiring reconciliation will be resolved within 90 calendar days of their original identification.

         (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)      to make distributions to the Cap Account in accordance with Section
         4.08;

(ii)     to make distributions to Certificateholders in accordance with Section
         4.01;

(iii) to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

(iv)     to reimburse the Trust Administrator or the Trustee pursuant to Section
         7.02;

(v)      to pay any amounts in respect of taxes pursuant to 10.01(g)(iii);

(vi)     to pay any Extraordinary Trust Fund Expenses;

(vii) to reimburse the Trust Administrator or the Trustee for any P&I Advance made by it under Section 7.01 (if not reimbursed by the Servicer) to the same extent the Servicer would be entitled to reimbursement under
         Section 3.11(a);

(viii)   to pay the Credit Risk Manager the Credit Risk Manager Fee; and

(ix)     to clear and terminate the Distribution Account pursuant to Section
         9.01.

         SECTION 3.12 Investment of Funds in the Collection Account and the
                      Distribution Account.

         (a) The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account"), and the Trust Administrator may at the direction of the Depositor direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to hold the funds in such Investment Account uninvested or to invest the funds in such Investment Account in one or more Permitted Investments specified in such instruction bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such) or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and the Distribution Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trust Administrator, shall be for the benefit of the Trust Administrator and shall be subject to its withdrawal at any time. The Trust Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than [__]% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         SECTION 3.13 [Reserved].

         SECTION 3.14 Maintenance of Hazard Insurance and Errors and Omissions
                      and Fidelity Coverage.

         (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the Trust Administrator (upon the Trustee's or the Trust Administrator's reasonable request) with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the related Custodian (with a copy to the Trustee and the Trust Administrator) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         SECTION 3.16 Realization Upon Defaulted Mortgage Loans.

         (a) The Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and
Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Trust Administrator, the Servicer or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                           (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Section
3.23 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         (c) [Reserved].

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii)(B); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii)(A).

         SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the related Custodian, on behalf of the Trustee, by a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section
3.10 have been or will be so deposited) of a Servicing Officer and shall request that the related Custodian, on behalf of the Trustee, deliver to it the Mortgage File. Upon receipt of such certification and request, the related Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Servicer, and the Servicer is authorized to cause the removal from the registration on the MERS(R) System of any such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

         The Trustee (or a Custodian on its behalf) shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Servicer for servicing purposes.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the related Custodian, on behalf of the Trustee, shall, upon request of the Servicer and delivery to the related Custodian and the Trustee of a Request for Release in the form of Exhibit E, release the related Mortgage File to the Servicer, and the related Custodian, on behalf of the Trustee, shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the related Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the related Custodian, on behalf of the Trustee, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the related Custodian, on behalf of the Trustee, to the Servicer.

         (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.18 Servicing Compensation.

         As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)(A) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

         Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee and the Trust Administrator) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         SECTION 3.19 Reports to the Trust Administrator; Collection Account
                      Statements.

         Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trust Administrator and the Trustee, upon the request of the Trust Administrator or the Trustee, a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

         SECTION 3.20 Statement as to Compliance.

         The Servicer shall deliver to the Trustee, the Trust Administrator, the Depositor and the Rating Agencies on or before March 15 of each year, commencing in 2007, an officer's certificate (an "Annual Statement of Compliance"), certifying that with respect to the period ending December 31st of the prior year: (i) the Servicer or such Servicing Officer, as applicable, has reviewed the activities of the Servicer during the preceding calendar year or portion thereof and its performance under this Agreement or other applicable servicing agreement and (ii) to the best of the Servicer's or such Servicing Officer's, as applicable, knowledge, based on such review, the Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fullfill of any such duties, responsibilities or obligations, in any material respect, specifying each such failure known to such Servicing Officer and the nature and status of cure provisions thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator. In addition to the foregoing, the Servicer will, to the extent reasonable, give any other servicing information required by the Securities and Exchange Commission pursuant to applicable law. The Servicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer's obligations under this Section 3.20. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans serviced by it to a Sub-Servicer, the Servicer shall deliver an officer's certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Servicer.

         If the Servicer cannot deliver the Annual Statement of Compliance by March 15th of such year, the Trustee, at its sole option, may permit a cure period for the related Servicer to deliver such Annual Statement of Compliance, but in no event later than March 30th of such year.

         Failure of the Servicer to timely comply with this Section 3.20 shall be deemed an Servicer Event of Termination, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         SECTION 3.21 Assessments of Compliance and Attestation Reports.

         On and after January 1, 2006, each of the Servicer and the Trustee shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit [__]). Each of the Servicer and the Trustee shall deliver to the Depositor (and, in the case of the Servicer, the Trustee) on or before March 15th of each calendar year beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Depositor regarding the Servicer's and Trustee's assessment of compliance with the applicable Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Servicer or the Trustee that contains the following:

         (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer or the Trustee;

         (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer or the Trustee;

         (c) An assessment by such officer of the Servicer's or Trustee's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer or the Trustee, as applicable, that are backed by the same asset type as the Mortgage Loans;

         (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's or Trustee's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer or Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer or Trustee, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit [___] hereto delivered to the Depositor (and, in the case of the Servicer, the Trustee) concurrently with the execution of this Agreement.

         On or before March 15th of each calendar year beginning in 2007, each of the Servicer and the Trustee shall furnish to the Depositor (and, in the case of the Servicer, the Trustee) a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer or the Trustee, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         Each of the Servicer and the Trustee shall cause any servicer, and each subcontractor determined by the Servicer or the Trustee, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor (and, in the case of the Servicer, the Trustee) an assessment of compliance and accountants' attestation.

         If the Servicer or the Trustee cannot deliver the related Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Servicer or the Trustee, as applicable, to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 30th of such year.

         Failure of the Servicer to timely comply with this Section 3.21 shall be deemed a Servicer Event of Termination, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         SECTION 3.22 Access to Certain Documentation.

         The Servicer shall provide to the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. Payments on the Mortgage Loans, including any Principal Prepayments in full, made in accordance with the related Mortgage File will be entered into the Servicer's set of records no more than two Business Days after receipt, and allocated to principal or interest as specified in the related Mortgage File. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Trust Administrator and to any Person identified to the Servicer as a prospective transferee of a Certificate subject to the execution of a confidentiality agreement in form and substance satisfactory to the servicer, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access. Nothing in this Section 3.22 shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 3.22.

         SECTION 3.23 Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Servicer, on behalf of the Trust Fund, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the above three-year grace period would otherwise expire, an extension of the above three-year grace period, unless the Servicer shall have delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third taxable year after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than one Business Day after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)      all insurance premiums due and payable in respect of such REO Property;

(ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)    all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

         Notwithstanding the foregoing, none of the Servicer, the Trust Administrator or the Trustee shall:

(i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trust Administrator and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

         The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i) the terms and conditions of any such contract shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

         (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO
Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. Any income from the related REO Property received during any calendar months prior to a Final Recovery Determination, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d), shall be withdrawn by the Servicer from each REO Account maintained by it and remitted to the Trust Administrator for deposit into the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date relating to a Final Recovery Determination with respect to such Mortgage Loan, for distribution on the related Distribution Date in accordance with Section 4.01.

         (e) Subject to the time constraints set forth in Section 3.23(a), and further subject to obtaining the approval of the insurer under any related Primary Mortgage Insurance Policy (if and to the extent that such approvals are necessary to make claims under such policies in respect of the affected REO Property), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be remitted to the Trust Administrator for deposit in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         SECTION 3.24 Obligations of the Servicer in Respect of Prepayment
                      Interest Shortfalls.

         The Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on or before 4:00 p.m. New York time on the Servicer Remittance Date from its own funds (or from a Sub-Servicer's own funds received by the Servicer in respect of Compensating Interest) an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the applicable Compensating Interest Payment.

         SECTION 3.25 Obligations of the Servicer in Respect of Monthly
                      Payments.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. If amounts paid by the Servicer with respect to any Mortgage Loan pursuant to this Section 3.25 are subsequently recovered from the related Mortgagor, the Servicer shall be permitted to reimburse itself for such amounts paid by it pursuant to this Section 3.25 from such recoveries.

         SECTION 3.26 Commission Reporting.

         (a) (i) The Trust Administrator and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trust Administrator to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as part of the monthly statement or otherwise as part of the Form 10-D; provided that the Trust Administrator shall have received no later than four Business Days prior to the date such Distribution Report on Form 10-D is required to be filed, all information required to be provided to the Trust Administrator as described in
Section 4.07(a)(iv). The information required to be filed on Form 10-D is as set forth in Exhibit C. The Trust Administrator shall not be responsible for determing what information is required to be filed on Form 10-D or for any filing that is not made on a timely basis in accordance with Regulation AB in the event that such information is not delivered to the Trust Administrator on or prior to the fourth Business Day prior to the applicable filing deadline.

                  (ii) The Trust Administrator will prepare and file Current Reports on Form 8-K in respect of the Trust, signed by the Depositor, as and when required; provided, that, the Trust Administrator shall have received no later than four Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report and required to be provided to the Trust Administrator as described in Section 4.07(a)(iv) below. The Depositor shall prepare or cause to be prepared and file the Current Report on Form 8-K attaching this Agreement as an exhibit. The information required to be filed on Form 8-K is as set forth in Exhibit C. The Trust Administrator shall not be responsible for determing what information is required to be filed on Form 8-K or for any filing that is not made on a timely basis in accordance with Regulation AB in the event that such information is not delivered to the Trust Adminsitrator on or prior to the fourth Business Day prior to the applicable filing deadline.

                  (iii) No later than January 30, 2007, the Trust Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and
(y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Servicer shall provide the Trust Administrator with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.21 and 3.22 (including with respect to any Sub-Servicer or subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Trust Administrator shall, subject to subsection
(d) below, file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations and conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or subcontractor, if required to be filed) and with respect to the Trust Administrator, and the Form 10-K certification in the form attached hereto as Exhibit H-1 (the "Certification") signed by the senior officer of the Depositor in charge of securitization; provided that the Trust Administrator shall have received no later than March 25th of each calendar year prior to the filing deadline for the Form 10-K all information, data and exhibits required to be provided or filed with such Form 10-K and required to be provided to the Trust Administrator as described in clause (a)(iv) below. If they are not so timely delivered, the Trust Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trust Administrator. The information required to be filed on Form 10-K is as set forth in Exhibit C. The Trust Administrator shall not be responsible for determing what information is required to be filed on Form 10-K or for any filing that is not made on a timely basis in accordance with Regulation AB in the event that such information is not delivered to the Trust Adminsitrator on or prior to the fourth Business Day prior to the applicable filing deadline.

                  (iv) As to each item of information required to be included in any Form 10-D, Form 8-K or Form 10-K, the Trust Administrator's obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit B as the responsible party for providing that information, if other than the Trust Administrator, as and when required as described above. The Depositor hereby agrees to notify and provide to the Trust Administrator all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K, with respect to which that entity is indicated in Exhibit B as the responsible party for providing that information. The Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Depositor shall be responsible for determining the pool concentration applicable to any originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. In addition, in the event that affiliations among the parties to this transaction, other than as disclosed in the Prospectus Supplement under the heading "AFFILIATIONS AND RELATED TRANSACTIONS", are required to be reported on Form 10-K, the Depositor shall notify the Trust Administrator of such requirement by no later than March 1st of each year in which a Form 10-K is filed.

         (b) In addition, (x) the Trust Administrator shall sign a certification (in the form attached hereto as Exhibit H-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (the "Trust Administrator Certification"); provided, however, that the Trust Administrator shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K, and (y) the Servicer shall sign a certification (in the related form attached hereto as Exhibit H-3) for the benefit of the Depositor, the Trust Administrator and their officers, directors and Affiliates regarding certain aspects of the Certification (the "Servicer Certification"). The Servicer Certification shall be delivered to the Depositor and the Trust Administrator no later than March 15th or if such day is not a Business Day, the preceding Business Day, each year (subject to Section 4.07(a)).

         In addition, (A) the Trust Administrator shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of third party claims based upon (i) a breach of the Trust Administrator's obligations under this Section 4.07 or (ii) any material misstatement or omission contained in the Trust Administrator Certification, the Annual Statement of Compliance delivered by the Trust Administrator pursuant to
Section 3.20 or the Assessment of Compliance delivered by the Trust Administrator pursuant to Section 3.21 and (B) the Servicer shall indemnify and hold harmless the Depositor, the Trust Administrator and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based upon (i) a breach of such Servicer's obligations under this Section 4.07, (ii) any material misstatement or omission contained in the Servicer's Certification, the Annual Statement of Compliance provided by the Servicer pursuant to Section 3.20, the Assessment of Compliance provided by the Servicer pursuant to Section 3.21 or (iii) any information correctly derived by the Trust Administrator and included in a Form 10-D or Form 10-K from information provided to the Trust Administrator by the Servicer under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trust Administrator agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trust Administrator on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other. Notwithstanding the foregoing, in no event shall the Trust Administrator be liable for any consequential, indirect or punitive damages.

         SECTION 3.27 Advance Facility.

         (a) Either (i) the Servicer or (ii) the Trust Administrator, on behalf of the Trust Fund, with the consent of and at the direction of the Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such P&I Advances and/or Servicing Advances. If the Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Trust Administrator shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Trust Administrator enters into such an Advance Facility pursuant to this Section 3.26, the Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and provides the Trust Administrator with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.26(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trust Administrator, rather than the Servicer, and include the Servicer's acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trust Administrator shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

         (b) If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Fund, but instead the Servicer shall include such amounts in the applicable remittance to the Trust Administrator made pursuant to Section 3.11(a). The Trust Administrator is hereby authorized to pay to the Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with
Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Servicer itself funded such P&I Advance or Servicing Advance. The Trust Administrator is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

         (c) All P&I Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         (d) Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Trust Administrator and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         SECTION 4.01 Distributions.

         (a) (1) On each Distribution Date, the Trust Administrator shall, first, withdraw from the Distribution Account an amount equal to the Credit Risk Manager Fee for such Distribution Date and shall pay such amount to the Credit Risk Manager and, second, withdraw from the Distribution Account an amount equal to the Available Distribution Amount for such Distribution Date and shall distribute the following amounts, in the following order of priority:

(I) On each Distribution Date, the Group I Interest Remittance Amount shall be distributed to the Certificateholders in the following order of priority:

         (i) to the Holders of the Group I Certificates, the Senior Interest Distribution Amount related to such Certificates; and

         (ii) concurrently, to the Holders of each Class of Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class, remaining undistributed after the distribution of the Group II Interest Remittance Amount, as set forth in Section 4.01(a)(1)(II)(i) below.

(II) On each Distribution Date, the Group II Interest Remittance Amount shall be distributed to the Certificateholders in the following order of priority:

         (i) concurrently, to the Holders of each Class of Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Senior Interest Distribution Amount related to such Certificates; and

         (ii) to the Holders of the Group I Certificates, the Senior Interest Distribution Amount related to such Certificates, remaining undistributed after the distribution of the Group I Interest Remittance Amount, as set forth in Section 4.01(a)(1)(I)(i) above.

(III)    On each Distribution Date, following the distributions made pursuant to
         Section 4.01(a)(1)(I) and (II) above, any remaining Group I Interest Remittance Amount and Group II Interest Remittance Amount will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such Class.

         (2)(I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

         (i) to the Holders of the Group I Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

         (ii) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(4) below), after taking into account the distribution of the Group II Principal Distribution Amount, as described in Section 4.01(a)(2)(II)(i) below, until the Certificate Principal Balances of such Classes have been reduced to zero.

(II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:

         (i) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(4) below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

         (ii) to the Holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described in Section 4.01(a)(2)(I)(i) above, until the Certificate Principal Balance of such Class has been reduced to zero.

(III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, in each case, until the Certificate Principal Balance of such Class has been reduced to zero.

(IV) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

         (i) to the Holders of the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

         (ii) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(4) below), after taking into account the distribution of the Group II Principal Distribution Amount, as described in Section 4.01(a)(2)(V)(i) below, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances of such Classes have been reduced to zero.

(V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:

         (i) to the Holders of the Group II Certificates (allocated among the Classes of Group II Certificates in the priority described in Section 4.01(a)(4) below), the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero; and

         (ii) to the Holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described in Section 4.01(a)(2)(IV)(i) above, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance of such Class has been reduced to zero.

(VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed in the following order of priority:

         (i) to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (iii) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (iv) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (v) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (vi) to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (vii) to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (viii) to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (ix) to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (x) to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (xi) to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (xii) to the Holders of the Class M-12 Certificates, the Class M-12 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

         (xiii) to the Holders of the Class M-13 Certificates, the Class M-13 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

                  (3) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed by the Trust Administrator as follows:

         (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, as part of the Principal Distribution Amount in an amount equal to the Overcollateralization Increase Amount for the Certificates, without taking into account amounts, if any, received under the cap contract, distributable as part of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount;

         (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates in that order, in each case, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

         (iii) sequentially to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to each such Class of Certificates for such Distribution Date;

         (iv) to the Net WAC Rate Carryover Reserve Account, any Net WAC Rate Carryover Amounts for the Floating Rate Certificates, without taking into account amount, if any, received under the cap contract for such Distribution Date;

         (v) to the Holders of the Class CE Certificates, (a) the Interest Distribution Amount and any Overcollateralization Reduction Amount for such Distribution Date and (b) on any Distribution Date on which the aggregate Certificate Principal Balance of the Floating Rate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         (vi) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term on a Mortgage Loan as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  (4) With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the respective Certificate Principal Balance of each such Class has been reduced to zero, with the exception that on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates has been reduced to zero, principal distributions will be allocated concurrently, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, on a pro rata basis based on the Certificate Principal Balances of each such Class, until their respective Certificate Principal Balances have been reduced to zero.

                   (5) On each Distribution Date, after making the distributions of the Available Distribution Amount as set forth above, the Trust Administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount in the following order of priority:

         (i) concurrently, to the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance for each such Class prior to any distributions of principal on such Distribution Date and then on a PRO RATA basis based on any remaining Net WAC Rate Carryover Amount for each such Class; and

         (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, the related Net WAC Rate Carryover Amount.

                  (6) On each Distribution Date, after making the distributions of the Available Distribution Amount, Net Montly Excess Cashflow and amounts on the deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trust Administrator, in its capacity as Cap Administrator, shall distribute the amount on deposit in the Cap Account as follows:

         (i) concurrently, to each Class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Senior Interest Distribution Amount;

         (ii) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the difference between (x) the Overcollateralization Deficiency Amount, if any, and (y) the amount distributed pursuant to Section 4.01(d)(i) of this Agreement;

         (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

         (iv) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11, Class M-12 and Class M-13 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

         (v) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account, on a PRO RATA basis based on such respective remaining Net WAC Rate Carryover Amounts; and

         (vi) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account.

                  (7) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-I Interest, as the case may be:

         (i) to Holders of REMIC Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTM13, REMIC I Regular Interest I-LTZZ REMIC I Regular Interest I-LTP and REMIC I Regular Interest I-LTX, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus
                  (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I Regular Interest I-LTZZ shall be reduced when the sum of the REMIC I Overcollateralized Amount is less than the REMIC I Required Overcollateralized Amount, by the lesser of (x) the amount of such difference and
                  (y) the Maximum I-LTZZ Uncertificated Interest Deferral Amount and such amounts will be payable to the Holders of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTM13, in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by such amount;

         (ii) to Holders of REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP and REMIC I Regular Interest I-LTXX, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

         (iii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) [__]% of such remainder (less the amount payable
                  in clause (v) below) to the Holders of REMIC I Regular Interest I-LTAA, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero;

                           (b) [__]% of such remainder (less the amount payable
                  in clause (v) below) first, to the Holders of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2A, REMIC I Regular Interest I-LTA2B, REMIC I Regular Interest I-LTA2C, REMIC I Regular Interest I-LTA2D, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTM13, and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC I Regular Interests are reduced to zero and second, to the Holders of REMIC I Regular Interest I-LTZZ, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero; then

                           (c) to the Holders of REMIC I Regular Interest I-LTP,
                  on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $[__] has been distributed pursuant to this clause; and

                           (d) to the Holders of REMIC I Regular Interest I-LTX
                  upon termination of the Trust pursuant to Article IX hereof;
                  and

         (iv) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (ii) above, and such that distributions of principal shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to [__]% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to [__]% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest I-LTXX.

         (v) any remaining amount to the Holders of the Class R Certificates (as Holder of the Class R-I Interest).

         (b) On each Distribution Date, the Trust Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer or any Sub-Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or any Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

         Following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

         (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and with respect to any Class of Certificates other than the Residual Certificates is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $[_______] or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Trust Administrator, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Depositor, the Trustee, the Trust Administrator or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

         (e) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than five days after the latest related Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:

(i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

(iii) Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates and shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

         (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount allocated to such Certificate in respect of Realized Losses pursuant to Section
4.04 and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

         SECTION 4.02 Statements to Certificateholders.

         On each Distribution Date, the Trust Administrator shall prepare and make available on its website to each Holder of the Regular Certificates and the Cap Provider, a statement as to the distributions made on such Distribution Date setting forth:

(i) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to principal and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and the Certificate Principal Balances of the Regular Certificates before and after any distributions of principal;

(ii) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to interest;

(iii) the aggregate amount of servicing compensation received by the Servicer during the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(iv)     the aggregate amount of P&I Advances for such Distribution Date;

(v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties at the close of business on such Distribution Date;

(vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(vii) the number and aggregate unpaid principal balance of Mortgage Loans in respect of which (1) one Monthly Payment is Delinquent, (2) two Monthly Payments are Delinquent, (3) three Monthly Payments are Delinquent and
         (4) foreclosure proceedings have begun;

(viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

(x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses;

(xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiii) the aggregate Certificate Principal Balance of each such Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses;

(xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

(xv) the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date (separately identifying any reductions in the case of Subordinate Certificates resulting from the allocation of Realized Losses allocable to interest and Extraordinary Trust Fund Expenses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

(xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xviii) [(a) the Delinquency Percentage, the numerator and the denominator used to calculate the Delinquency Percentage and whether the Delinquency Percentage exceeds the level set forth in clause (a) of the definition of Trigger Event, (b) the Cumulative Realized Loss Percentage, the numerator and the denominator used to calculate the Cumulative Realized Loss Percentage and whether the Cumultaive Realized Loss Percentage exceeds the level set forth in clause (b) of the definition of Trigger Event];

(xix)    the total cashflows received and the general sources thereof;

(xx) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

(xxi) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

(xxii) any Allocated Realized Loss Amount with respect to each Class of Certificates for such Distribution Date;

(xxiii) the amounts deposited into the Net WAC Rate Carryover Reserve Account for such Distribution Date, the amounts withdrawn from such account and distributed to each Class of Certificates, and the amounts remaining on deposit in such account after all deposits into and withdrawals from such account on such Distribution Date;

(xxiv) the Net WAC Rate Carryover Amounts for each Class of Certificates, if any, for such Distribution Date and the amounts remaining unpaid after reimbursements therefor on such Distribution Date;

(xxv) if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xxvi) the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date;

(xxvii) the fees and expenses accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(xxviii) material breaches of representations and warranties regarding the Mortgage Loans.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

         Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall forward to each Person (with a copy to the Trustee) who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

         On each Distribution Date, the Trust Administrator shall make available to the Depositor, each Holder of a Residual Certificate, the Trustee, the Servicer and the Credit Risk Manager, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall forward to each Person (with a copy to the Trustee) who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

         Upon request, the Trust Administrator shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trust Administrator's duties are limited to the extent that the Trust Administrator receives timely reports as required from the Servicer.

         On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") on its website (1) CUSIP level factors for each class of Certificates as of such Distribution Date and (2) the number and aggregate unpaid principal balance of Mortgage Loans that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force, in each case using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

         SECTION 4.03 Remittance Reports; P&I Advances.

         (a) By the third Business Day following each Determination Date, the Servicer shall deliver to the Trust Administrator by telecopy (or by such other means as the Servicer, the Trust Administrator and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of nonrecoverable P&I Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary for the Trust Administrator to make the distributions contemplated by Section
4.01 and for the Trust Administrator to prepare the statements to Certificateholders contemplated by Section 4.02. The Servicer shall make a good faith effort to deliver any such additional information to the Trust Administrator within two Business Days of any such request, provided that in no event shall the Servicer be required to provide any such additional information to the Trust Administrator to the extent the Trust Administrator makes such request prior to the third Business Day following the Determination Date. Neither the Trustee nor the Trust Administrator shall be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

         (b) The amount of P&I Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date; provided however, that with respect to any Balloon Mortgage Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related Balloon Payment but will be required to continue to make Advances in accordance with this Section 4.03(b) with respect to such Balloon Mortgage Loan in an amount equal to an assumed scheduled interest that would otherwise be due based on the original amortization schedule for that Balloon Mortgage Loan (with each interest portion thereof net of the related Servicing Fee) and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans.

         On or before 4:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or, if received from a Sub-Servicer, from funds remitted by a Sub-Servicer in payment of required P&I Advances or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such P&I Advance) or
(iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trust Administrator will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trust Administrator on such Servicer Remittance Date is less than the P&I Advances required to be made by the Servicer for the related Distribution Date.

         (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

         (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the Trust Administrator, the Credit Risk Manager and the Trustee.

         (e) If the Servicer shall fail to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to this Section 4.03, then the Trust Administrator as successor servicer, by not later than 1:00 p.m. on the related Distribution Date, shall make such P&I advance from its own funds by depositing the amount of such advance into the Distribution Account, and the Trust Administrator shall include the amount so advanced by the Trust Administrator in the Available Distribution Amount distributed on such Distribution Date.

         SECTION 4.04 Allocation of Extraordinary Trust Fund Expenses and
                      Realized Losses.

         (a) Prior to each Distribution Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Distribution Date, the Servicer shall also determine as to each Mortgage
Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be either included in the related Remittance Report or evidenced by an Officers' Certificate delivered to the Trust Administrator and the Trustee by the Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

         (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to the Interest Distribution Amount for the Class CE Certificates for the related Interest Accrual Period; second, to payments received under the cap contract, third, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-13 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M-12 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class M-11 Certificates until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourteenth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and sixteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated and any allocation of Realized Losses to a Class CE Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(3). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

         (c) The REMIC I Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, [__]% and [__]%, respectively; second, to the Uncertificated Balances of the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, [__]% and [__]%, respectively; third, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM13 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM13 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM12 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM11 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM10 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM10 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM9 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM9 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM8 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM7 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM7 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM6 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM5 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM5 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM4 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM4 has been reduced to zero; thirteenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM3 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM3 has been reduced to zero; fourteenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM2 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM2 has been reduced to zero and fifteenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM1 and REMIC I Regular Interest I-LTZZ, [__]%,[__]% and [__]%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM1 has been reduced to zero.

         The REMIC I Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to [__]% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to [__]% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest I-LTXX.

         SECTION 4.05 Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

         SECTION 4.06 Net WAC Rate Carryover Reserve Account.

         (a) No later than the Closing Date, the Trust Administrator shall establish and maintain a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, [___________], as Trust Administrator, in trust for the registered holders of Citigroup Mortgage Loan Trust, [___________], Series [___________]."

         (b) On each Distribution Date, the Trust Administrator has been directed by the Class CE Certificateholders to, and therefore shall, deposit into the Net WAC Rate Carryover Reserve Account, any Net WAC Rate Carryover Amounts for such Distribution Date, rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Floating Rate Certificates, and shall distribute the aggregate Net WAC Rate Carryover Amount, if any, for such Distribution Date from the Net WAC Rate Carryover Reserve Account to the Holders of the Floating Rate Certificates in the amounts and priorities set forth in Section 4.01(g).

         On each Distribution Date, after the payment of any Net WAC Rate Carryover Amounts on the Floating Rate Certificates, any amounts remaining in the Net WAC Rate Carryover Reserve Account, shall be payable to the Trust Administrator as additional compensation to it, subject to the immediately following paragraph.

         (c) For federal and state income tax purposes, the Class CE Certificateholders shall be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC II to the Holder of the Class CE Interest and by REMIC III to the Holder of the Class CE Certificates. Upon the termination of the Trust Fund, or the payment in full of the Floating Rate Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account shall be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account shall be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         (d) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator is hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         (e) All amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

         (f) For federal tax return and information reporting, the right of the Holders of the Floating Rate Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

         SECTION 4.07 [Reserved].

         SECTION 4.08 Cap Account

         (a) No later than the Closing Date, the Cap Administrator shall establish and maintain with itself, as agent for the Trust Administrator, a separate, segregated trust account titled, "Cap Account, [___________], as Cap Administrator, in trust for the Cap Provider and the registered holders of Citigroup Mortgage Loan Trust Inc., [___________]s, Series [___________]." Such account shall be an Eligible Account and amounts therein shall be held uninvested.

         (b) On each Distribution Date, prior to any distribution to any Certificate, the Trust Administrator shall deposit into the Cap Account amounts received by the Trust Administrator from the Cap Administrator, for distribution in accordance with Section 4.01(a)(6) above, pursuant to the Cap Administration Agreement, dated as of the Closing Date (the "Cap Administration Agreement"), among [___________] in its capacity as Trust Administrator and Cap Administrator and Citigroup Global Markets Realty Corp. (in substantially the form attached hereto as Exhibit N).

         (c) For federal income tax purposes, the Cap Account shall be owned by the majority Holder of the Class CE Certificates.

         (d) For federal and state income tax purposes, the Class CE Certificateholders shall be deemed to be the owners of the Cap Account. Upon the termination of the Trust Fund, or the payment in full of the Floating Rate Certificates, all amounts remaining on deposit in the Cap Account shall be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Cap Account shall be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator is hereby directed, to deposit into the Cap Account the amounts described above on each Distribution Date.

         SECTION 4.09 [Reserved]

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01 The Certificates.

         (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

         The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-6. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trust Administrator to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution, authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Book-Entry Certificates shall initially be issued as one or more Certificates held by Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer and the Trust Administrator and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the successor Trust Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

         The Trustee, the Trust Administrator, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than [__]% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book- Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $[_______], except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $[_______] immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 5.02 Registration of Transfer and Exchange of Certificates.

         (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Residual Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee or indenture trustee administrator under the Indenture or (iii) a transfer of any such Class CE, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee or indenture trustee administrator under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Servicer, in its capacity as such, or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit F-1 hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(b) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501(d) of the 1933 Act.

         No transfer of a Private Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R.ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit G, unless, (i) in the case of a Class CE Certificate, a Class P Certificate or Residual Certificate, the Trust Administrator is provided with an Opinion of Counsel on which the Trust Administrator, the Depositor, the Trustee and the Servicer may rely, to the effect that the purchase of such Certificates is permissible under ERISA and the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee, the Trust Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee, the Trust Administrator or the Trust Fund or (ii) in the case of a Class M-11 Certificate, Class M-12 Certificate or Class M-13 Certificate, (1) such Person is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Neither a certification nor an Opinion of Counsel will be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Residual Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class CE, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

         Each beneficial owner of a Mezzanine Certificate (other than a Class M-11 Certificate, Class M-12 Certificate or Class M-13 Certificate) or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that such Mezzanine Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch and the Certificates are so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Private Certificate or Mezzanine Certificate or any interest therein is acquired or held in violation of the provisions of the preceding two paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding two paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the Trustee, the Trust Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         (c) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

         (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

         (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trust Administrator shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2, from the proposed Transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

         (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

         (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a transferor affidavit (a "Transferor Affidavit"), in the form attached hereto as Exhibit F-2, to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

         (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

(ii) The Trust Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trust Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

         (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this
                  Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trust Administrator. Such purchaser may be the Trust Administrator itself or any Affiliate of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trust Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv) The Trust Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.

(v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

         (A) written notification from the Rating Agencies to the effect that the modification, addition to or elimination of such provisions will not cause the Rating Agencies to downgrade its then-current ratings of any Class of Certificates; and

         (B) an Opinion of Counsel, in form and substance satisfactory to the Trust Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause (x) any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

         (d) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (e) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange, upon notice from the Trust Administrator, the Trust Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for two separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-I Interest and the Class R-II Interest that was evidenced by the Class R Certificate being exchanged and
(ii) with respect to each Class R-X Certificate, the Holder thereof may exchange, in the manner described above, such Class R-X Certificate for two separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-III Interest and the Class R-IV Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

         (f) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (g) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.

         SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04 Persons Deemed Owners.

         The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator or any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.05 Certain Available Information.

         The Trust Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trust Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trust Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date to evidence such Servicer's determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance and (E) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trust Administrator upon request at the expense of the person requesting the same.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

         SECTION 6.01 Liability of the Depositor and the Servicer.

         The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor herein.

         SECTION 6.02 Merger or Consolidation of the Depositor or the Servicer.

         Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

         SECTION 6.03 Limitation on Liability of the Depositor, the Servicer and
                      Others.

         None of the Depositor, the Servicer (and any Sub-Servicer) or any of the directors, officers, employees or agents of the Depositor or the Servicer (and any Sub-Servicer) shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the related Sub-Servicing Agreement, as applicable, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer (and any Sub-Servicer) or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer (and any Sub-Servicer) pursuant hereto or the related Sub-Servicing Agreement, as applicable, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or the related Sub-Servicing Agreement, as applicable. The Depositor, the Servicer (and any Sub-Servicer) and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder or the related Sub-Servicing Agreement, as applicable. The Depositor, the Servicer (and any Sub-Servicer) and any director, officer, employee or agent of the Depositor or the Servicer (and any Sub-Servicer) shall be indemnified and held harmless by the Trust Fund against (i) any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or the related Sub-Servicing Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or the related Sub-Servicing Agreement, as applicable, and (ii) any breach of a representation or warranty regarding the Mortgage Loans. None of the Depositor or the Servicer (and any Sub-Servicer) shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement or the related Sub-Servicing Agreement, as applicable, and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer (and any Sub-Servicer) may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement or the related Sub-Servicing Agreement, as applicable, and the rights and duties of the parties hereto or to the related Sub-Servicing Agreement, as applicable, and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer (and any Sub-Servicer) acts without the consent of Holders of Certificates entitled to at least [__]% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder or the related Sub-Servicing Agreement, as applicable), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or the related Sub-Servicing Agreement, as applicable) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor (subject to the limitations set forth above) and the Servicer (and any Sub-Servicer) shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in
Section 3.11 or from the corresponding custodial account established under the related Sub-Servicing Agreement, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

         SECTION 6.04 Limitation on Resignation of the Servicer.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and the Trust Administrator, which consent may not be unreasonably withheld, with written confirmation from the Rating Agencies (which confirmation shall be furnished to the Depositor, the Trustee and the Trust Administrator) that such resignation will not cause the Rating Agencies to reduce the then current rating of the Class A Certificates and provided that a qualified successor has agreed to assume the duties and obligations of the Servicer hereunder. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Servicer shall become effective until the Trust Administrator or the Trustee, as applicable, in accordance with Section 7.02 hereof, or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

         The Trustee and the Depositor hereby specifically consent to the pledge and assignment by the Servicer of all of the Servicer's right, title and interest in, to and under this Agreement to a lender and if a Servicer Event of Termination occurs, agree that the Servicer or its designee may appoint the successor servicer, provided that at the time of such appointment, such successor meets the requirements of a successor Servicer pursuant to Section 7.02(a) hereof and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

         SECTION 6.05 Rights of the Depositor in Respect of the Servicer.

         The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Trustee and the Trust Administrator, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the Trustee and the Trust Administrator its (and any such Sub-Servicer's) most recent financial statements of the parent company of the Servicer and such other information relating to the Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Trust Administrator shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Trustee or the Trust Administrator, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of any of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

         SECTION 6.06 Duties of the Credit Risk Manager.

         For and on behalf of the Trust, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the respective Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, the Trust Administrator and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

         SECTION 6.07 Limitation Upon Liability of the Credit Risk Manager.

         Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, the Trust Administrator or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the related Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

         SECTION 6.08 Removal of the Credit Risk Manager.

         The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than [__]% of the Voting Rights in the Trust Fund, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager's removal to the Trust Administrator. Upon receipt of such notice, the Trust Administrator shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01 Servicer Events of Default.

         With respect to the Servicer, individually, if any one of the following events ("Servicer Event of Default") shall occur and be continuing:

(i) any failure by the Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trust Administrator or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least [__]% of the Voting Rights; or

(ii) any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trust Administrator or the Trustee, or to the Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least [__]% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days or results in the entry of an order for relief or any such adjudication or appointment; or

(iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) any failure of the Servicer to make, or of the Trust Administrator to make on behalf of the Servicer, any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to
         Section 4.03 which continued unremedied for a period of one Business Day after the date upon which written notice of such failure (which notice the Trust Administrator must provide by 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date), requiring the same to be remedied, shall have been given to the Servicer by the Trust Administrator.

         If a Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least [__]% of Voting Rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as a Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vi) hereof shall occur and shall not have been remedied during the applicable time period set forth in clause (vi) above, the Trust Administrator shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as a Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section and, without limitation, the Trust Administrator is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trust Administrator with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trust Administrator in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trust Administrator for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee and the Trust Administrator shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee or the Trust Administrator, as the case may be, assigned to and working in the Trustee's or the Trust Administrator's Corporate Trust Office, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee or the Trust Administrator, as applicable, and such notice references the Certificates, the Trust Fund or this Agreement.

         SECTION 7.02 Trust Administrator or Trustee to Act; Appointment of
                      Successor.

         (a) On and after the time the Servicer receives a notice of termination, the Trust Administrator (and in the event the Trust Administrator fails in its obligation, the Trustee) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, the Servicer shall not have the right to withdraw any funds from the Collection Account without the consent of the Trust Administrator or the Trustee, as applicable, and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trust Administrator or the Trustee, as applicable, is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trust Administrator or the Trustee, as applicable, shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trust Administrator or the Trustee, as applicable, as successor to the Servicer hereunder. As compensation therefor, the Trust Administrator or the Trustee, as applicable, shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Servicer prior to its termination or resignation). Notwithstanding the above, the Trust Administrator or the Trustee, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least [__]% of the Voting Rights so request in writing to the Trust Administrator or the Trustee, as applicable, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of not less than $[_______] as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. No appointment of a successor Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trust Administrator or the Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trust Administrator, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trust Administrator or the Trustee, as applicable, shall act in such capacity as hereinabove provided.

         (b) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer, including the Trust Administrator or the Trustee, as applicable, if the Trust Administrator or the Trustee, as applicable, is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trust Administrator or the Trustee, as applicable, and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this
Section 7.02(b).

         (c) Notwithstanding any provision in this Agreement to the contrary, for a period of 30 days following the date on which the Servicer shall have received a notice of a Servicer Event of Termination pursuant to Section 7.01, the terminated Servicer or its designee may appoint a successor servicer that satisfies the eligibility criteria of a successor servicer set forth above, with the consent of the Depositor or its Affiliate (such consent not to be unreasonably withheld); provided that such successor servicer agrees to fully effect the servicing transfer within 90 days following the termination of the Servicer and to make all Advances that would otherwise be made by the successor servicer under Section 7.01 as of the date of such appointment, and to reimburse the terminated Servicer for any unreimbursed Advances and Servicing Advances it has made and any reimbursable expenses that they may have incurred in connection with this Section 7.02(c). Any proceeds received in connection with the appointment of such successor servicer shall be the property of the terminated Servicer or its designee. Notwithstanding the foregoing, in the event of a Servicer Event of Termination pursuant to Section 7.01(vi), either (i) the Servicer shall remit the amount of the required Advance by 10:00 a.m. New York time on the Business Day following the Servicer Remittance Date with respect to each Distribution Date during such 30-day period until it appoints a successor servicer during such 30-day period pursuant to this Section 7.02 (c) or (ii) by 10:00 a.m. New York time on the Business Day following the Servicer Remittance Date, the Servicer shall have appointed a successor servicer that satisfies the eligibility criteria of a successor servicer set forth above, with the consent of the Depositor or its Affiliate (such consent not to be unreasonably withheld) and that has remitted the amount of the required Advance to the Trustee. If the Servicer fails to adhere to the requirements set forth in the immediately preceding sentence, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall immediately assume the Servicer's obligations to make Advances, subject to Section 7.02(a)

         SECTION 7.03 Notification to Certificateholders.

         (a) Upon any termination of a Servicer pursuant to Section 7.01 above or any appointment of a successor to a Servicer pursuant to Section 7.02 above, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trust Administrator becomes aware of the occurrence of such an event, the Trust Administrator shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

         SECTION 7.04 Waiver of Servicer Events of Default.

         Subject to Section 11.09(d), the Holders representing at least [__]% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

         SECTION 8.01 Duties of Trustee and Trust Administrator.

         Each of the Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

         Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Trust Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, it shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of each of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Trust Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, that conform to the requirements of this Agreement;

(ii) Neither the Trustee nor the Trust Administrator shall be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of it unless it shall be proved that it was negligent in ascertaining the pertinent facts;

(iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least [__]% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the it or exercising any trust or power conferred upon it, under this Agreement; and

(iv) Neither the Trustee nor the Trust Administrator shall be required to take notice or be deemed to have notice or knowledge of any default unless a Responsible Officer of the Trustee or the Trust Administrator, as the case may be, shall have received written notice thereof or a Responsible Officer shall have actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee or Trust Administrator, as applicable, may conclusively assume there is no default.

         Neither the Trustee nor the Trust Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, in each case not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. With respect to the Trustee and the Trust Administrator, none of the provisions contained in this Agreement shall in any event require the Trustee or the Trust Administrator, as the case may be, to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee or the Trust Administrator, as applicable, shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         SECTION 8.02 Certain Matters Affecting the Trustee and the Trust
                      Administrator.

         (a) Except as otherwise provided in Section 8.01:

(i) Each of the Trustee and the Trust Administrator and any director, officer, employee or agent of the Trustee or the Trust Administrator, as the case may be, may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) Each of the Trustee and the Trust Administrator, as the case may be, may consult with counsel of its selection and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trust Administrator or the Trustee of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

(iv) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of a Servicer Event of Default hereunder, and after the curing of all Servicer Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least [__]% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require indemnity satisfactory to it against such cost, expense, or liability from such Certificateholders as a condition to taking any such action;

(vi) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and neither the Trustee nor the Trust Administrator shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care;

(vii) Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Servicer pursuant to Section 3.12; and

(viii) Any request or direction of the Depositor, the Servicer or the Certificateholders mentioned herein shall be sufficiently evidenced in writing.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         SECTION 8.03 Neither the Trustee nor Trust Administrator Liable for
                      Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, on behalf of the Trustee, the authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trust Administrator and authentication of the Trust Administrator on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

         SECTION 8.04 Trustee and Trust Administrator May Own Certificates.

         Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Trust Administrator, as applicable.

         SECTION 8.05 Trustee's, Trust Administrator's and Custodians' Fees and
                      Expenses.

         (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself any income and gain realized from the investment of funds deposited in the Distribution Account. The Trustee's fees will be paid by the Trust Administrator pursuant to a separate agreement between the Trustee and the Trust Administrator, and such compensation will not be an expense of the Trust. Each of the Trustee, the Trust Administrator, a Custodian and any director, officer, employee or agent of any of them, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, the Trust Administrator or a Custodian, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's, the Trust Administrator's or a Custodian's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee, the Trust Administrator or a Custodian, as applicable, in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement (or, in the case of a Custodian, under the applicable Custodial Agreement), other than any loss, liability or expense (i) resulting from any breach of any Servicer's obligations in connection with this Agreement for which the Servicer shall indemnify the Trustee and the Trust Administrator pursuant to Section 8.05(b) and Section
10.03 (and in the case of the Trustee, resulting from any breach of the Trust Administrator's obligations in connection with this Agreement for which the Trust Administrator shall indemnify the Trustee pursuant to Section 10.03(a) and in the case of the Trust Administrator, resulting from any breach of the Trustee's obligations in connection with this Agreement for which the Trustee shall indemnify the Trust Administrator pursuant to Section 10.03(c)), (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to Section 10.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder (or, in the case of a Custodian, under the applicable Custodial Agreement) or as a result of a breach of the Trustee's or the Trust Administrator's obligations under Article X hereof (or, in the case of a Custodian, as a result of a breach of such Custodian's obligations under the related Custodial Agreement). Any amounts payable to the Trustee, the Trust Administrator, a Custodian, or any director, officer, employee or agent of any of them in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Trust Administrator, a Custodian or any director, officer, employee or agent of any of them may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator for payment to the applicable indemnified Person from the Distribution Account at any time.

         (b) The Servicer agrees to indemnify the Trustee, the Trust Administrator and any Custodian from, and hold each harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee, the Trust Administrator or such Custodian, as the case may be. Any payment hereunder made by the Servicer to the Trustee, the Trust Administrator or such Custodian shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

         SECTION 8.06 Eligibility Requirements for Trustee and Trust
                      Administrator.

         Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $[_______] and subject to supervision or examination by federal or state authority. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

         SECTION 8.07 Resignation and Removal of the Trustee and the Trust
                      Administrator.

         Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer and the Certificateholders and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or trust administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor trustee or trust administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or Trust Administrator, as applicable, and the Servicer by the Depositor. If no successor trustee or trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator, as applicable.

         If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor (or in the case of the Trust Administrator, the Trustee) may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor trustee or trust administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Trust Administrator so removed and to the successor trustee or trust administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Servicer by the Depositor.

         The Holders of Certificates entitled to at least [__]% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee or trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

         If no successor Trust Administrator shall have been appointed and shall have accepted appointment within 60 days after the Trust Administrator ceases to be the Trust Administrator pursuant to this Section 8.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.

         Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor trustee or trust administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or trust administrator as provided in Section 8.08. Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new trust administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder. As compensation therefor, the Trustee shall be entitled to all fees the Trust Administrator would have been entitled to if it had continued to act hereunder.

         SECTION 8.08 Successor Trustee or Trust Administrator.

         Any successor trustee or trust administrator appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Trustee or the Trust Administrator, as applicable, and to its predecessor trustee or trust administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective and such successor trustee or trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or trust administrator herein. The predecessor trustee or trust administrator shall deliver to the successor trustee or trust administrator all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder and the Depositor and the predecessor trustee or trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or trust administrator all such rights, powers, duties and obligations.

         No successor trustee or trust administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or trust administrator shall be eligible under the provisions of Section
8.06 and the appointment of such successor trustee or trust administrator shall not result in a downgrading of any Class of Certificates by the Rating Agencies, as evidenced by a letter from the Rating Agencies.

         Upon acceptance of appointment by a successor trustee or trust administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or trust administrator, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09 Merger or Consolidation of Trustee or Trust Administrator.

         Any corporation or association into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, as applicable, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11 [Reserved].

         SECTION 8.12 Appointment of Office or Agency.

         The Trust Administrator will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

         SECTION 8.13 Representations and Warranties.

         Each of the Trustee and the Trust Administrator hereby represents and warrants to the Servicer, the Depositor and the Trustee and the Trust Administrator, as applicable, as of the Closing Date, that:

(i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the it to perform its obligations under this Agreement or the financial condition of it.

(vi) No litigation is pending or, to the best of its knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or the financial condition of it.

         SECTION 8.14 [Reserved].

         SECTION 8.15 No Trustee or Trust Administrator Liability for Actions or
                      Inactions of Custodians.

         Notwithstanding anything to the contrary herein, in no event shall the Trustee pr the Trust Administrator be liable to any party hereto or to any third party for the performance of any custody-related functions with respect to which the applicable Custodian shall fail to take action on behalf of the Trustee or Trust Administrator, as the case may be, or, with respect to which the performance of custody-related functions pursuant to the terms of the custodial agreement with the applicable Custodian shall fail to satisfy all the related requirements under this Agreement.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01 Termination Upon Repurchase or Liquidation of the Mortgage
                      Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Trustee and the Trust Administrator with respect to the Mortgage Loans (other than the obligations of the Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Servicer to provide for and the Trust Administrator to make payments in respect of the REMIC I Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee or the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (on a servicing retained basis) of all Mortgage Loans and each related REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or related REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (b) the Latest Possible Maturity Date (as defined in the Preliminary Statement).

         Subject to Section 3.10 hereof, the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans and the appraised value of any REO Properties (such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trust Administrator) and (ii) the fair market value of the Mortgage Loans and the REO Properties (as determined by the Servicer, with the consent of the Trust Administrator as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 9.01(c)), in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances allocable to such Mortgage Loans and REO Properties (the "Termination Price"); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture.

         (b) The Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than [__]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of a Residual Certificate, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

         (c) Notice of the liquidation of any Certificates shall be given promptly by the Trust Administrator by letter to the related Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each related REO Property remaining in REMIC I by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the related Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which REMIC I will terminate and final payment of the Certificates and will be made upon presentation and surrender of the Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month in which such distribution will be made an amount in immediately available funds equal to the Termination Price. Upon certification to the Trust Administrator by a Servicing Officer of the making of such final deposit, the Trust Administrator shall promptly release or cause to be released to the related Terminator the Mortgage Files for the remaining Mortgage Loans and the Trust Administrator shall execute all assignments, endorsements and other instruments delivered to it which are necessary to effectuate such transfer.

         (d) Upon receipt of notice by the Trust Administrator of the presentation of the Certificates by the Certificateholders on the related final Distribution Date to the Trust Administrator, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 9.01.

         Immediately following the deposit of funds in trust hereunder in respect of each of the Certificates the Trust Fund shall terminate.

         SECTION 9.02 Additional Termination Requirements.

         (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property, REMIC I shall be terminated, in each case in accordance with the following additional requirements (or in connection with the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I, the additional requirement specified in clause (i) below):

(i) The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to REMIC I's final Tax Return pursuant to Treasury regulation Section 1.860F-1, and such termination shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

(ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trust Administrator shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the related Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand in REMIC I (other than cash retained to meet claims), and REMIC I shall terminate at that time.

         (b) At the expense of the Terminator (or in the event of termination under Section 9.01(a)(ii), at the expense of the Servicer), the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of REMIC I pursuant to this Section 9.02.

         (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for REMIC I which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                                REMIC PROVISIONS

         SECTION 10.01 REMIC Administration.

         (a) The Trust Administrator shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made by the Trust Administrator on behalf of the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I. The Floating Rate Certificates, the Class CE Interest and the Class P Interest shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. The Class CE Certificates shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III. The Class P Certificates shall be designated as the Regular Interests in REMIC IV and the Class R-IV Interest shall be designated as the Residual Interest in REMIC IV. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC Regular Interests and the interests represented by the Certificates.

         (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trust Administrator shall pay any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), and shall be entitled to reimbursement from the Trust therefor to the extent permitted under Section 8.05. The Trust Administrator, as agent for any Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By its acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

         (d) The Trust Administrator shall prepare and the Trustee at the direction of the Trust Administrator shall sign and the Trust Administrator shall file all of the Tax Returns in respect of the REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this Article.

         (e) The Trust Administrator shall perform on behalf of any Trust REMIC all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority including the filing of Form 8811 with the Internal Revenue Service within 30 days following the Closing Date. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of any Trust REMIC. The Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

         (f) The Servicer, the Trustee and the Trust Administrator shall take such action and shall cause any Trust REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Servicer, the Trustee and the Trust Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Trust Administrator have received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trust Administrator or the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or its assets, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee and the Trust Administrator or their designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur. The Trust Administrator and the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Trust Administrator. At all times as may be required by the Code, the Trust Administrator, the Trustee or Servicer will ensure that substantially all of the assets of any Trust REMIC will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this
Article X, or otherwise (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

         (h) [Reserved].

         (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to any Trust REMIC on a calendar year and on an accrual basis.

         (j) Following the Startup Day, the Servicer, the Trustee and the Trust Administrator shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) None of the Trustee, the Trust Administrator or the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         SECTION 10.02 Prohibited Transactions and Activities.

         None of the Depositor, the Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any Trust REMIC, (iii) the termination of any Trust REMIC pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         SECTION 10.03 Servicer, Trustee and Trust Administrator
Indemnification.

         (a) The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, the Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Servicer or the Trustee as a result of a breach of the Trust Administrator's covenants set forth in this Article X.

         (b) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Servicer's covenants set forth in Article III or this Article X.

         (c) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.01 Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer, the Trustee and the Trust Administrator without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders) or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee and the Trust Administrator, adversely affect in any material respect the interests of any Certificateholder or (b) written notice to the Depositor, the Servicer, the Trustee and the Trust Administrator from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency). No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least [__]% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Cap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Cap Provider or Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee and Trust Administrator or (ii) written notice to the Depositor, the Servicer, the Trustee and the Trust Administrator from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least [__]% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Prior to executing any amendment pursuant to this Section, the Trustee and the Trust Administrator shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement.

         Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment to
Section 4.01(e), Section 4.08 or Section 11.10 of this Agreement without the prior written consent of the Cap Provider.

         Promptly after the execution of any such amendment the Trust Administrator shall furnish a copy of such amendment to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

         Notwithstanding the foregoing, each of the Trustee and Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         SECTION 11.02 Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 11.03 Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee and Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and
(ii) the Holders of Certificates entitled to at least [__]% of the Voting Rights shall have made written request upon the Trustee and the Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or Trust Administrator hereunder and shall have offered to the Trustee or the Trust Administrator, as applicable, such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, the Trustee and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04 Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 11.05 Notices.

         All directions, demands and notices hereunder shall be sent (i) via facsimile (with confirmation of receipt) or (ii) in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trust Administrator and the Trustee in writing by the Depositor, (b) in the case of [_______________], [_______________], Attention: [_______________] (telecopy number:
[_______________]), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Trust Administrator and the Depositor in writing by the Servicer, (c) in the case of the Trust Administrator, [_______________],
Attention: [_______________] (telecopy number [_______________]), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Servicer and the Depositor in writing by the Trust Administrator and (d) in the case of the Trustee, [_______________], Attention: [_______________] (telecopy number [_______________]), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trust Administrator and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

         SECTION 11.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.07 Notice to Rating Agencies.

         The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies, and the Servicer shall use its best efforts promptly to provide notice to the Trust Administrator, with respect to each of the following of which the Trust Administrator or the Servicer, as applicable, has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of any Servicer, the Trust Administrator or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account;

                  7. Any event that would result in the inability of the Trust Administrator or the Trustee, as applicable, were it to succeed as Servicer, to make advances regarding delinquent Mortgage Loans; and

                  8. The filing of any claim under the Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

         In addition, the Trust Administrator shall make available to the Rating Agencies copies of each report to Certificateholders described in Section 4.02 and the Servicer, as required pursuant to Section 3.20 and Section 3.21, shall promptly furnish to the Rating Agencies copies of the following:

                  1. Each annual statement as to compliance described in Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

         Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Fitch Ratings, One State Street Plaza, New York, New York 10004, to Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and to Moody's at 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

         SECTION 11.08 Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         SECTION 11.09 Grant of Security Interest.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

         SECTION 11.10 Third Party Rights.

         The Cap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

         IN WITNESS WHEREOF, the Depositor, the Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                            CITIGROUP MORTGAGE LOAN TRUST INC.,
                                            as Depositor


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            [_______________],
                                            as a Servicer


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            [_______________],
                                            as Trust Administrator


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            [_______________],
                                            not in its individual capacity
                                            but solely as Trustee


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


         On the ____ day of [______________], before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________ of Citigroup Mortgage Loan Trust Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 -------------------------
                                                      Notary Public


[Notarial Seal]

STATE OF ______________)
                       ) ss.:
COUNTY OF ___________  )


         On the ____ day of [______________], before me, a notary public in and for said State, personally appeared _________________, known to me to be a ________________ of [______________], one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 -------------------------
                                                      Notary Public


[Notarial Seal]

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


         On the ____ day of [______________], before me, a notary public in and for said State, personally appeared _________________, known to me to be a ________________ of [______________], one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 -------------------------
                                                      Notary Public


[Notarial Seal]

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )


         On the ____ day of [______________], before me, a notary public in and for said State, personally appeared _________________, known to me to be a ________________ of [______________], one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 -------------------------
                                                      Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                        FORM OF CLASS A-[__] CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series [____]                            Aggregate Certificate Principal Balance
                                         of the Class A-[__] Certificates as of
                                         the Issue Date: $[________].00

Pass-Through Rate: Variable              Denomination: $[________].00

Cut-off Date and date of Pooling and     Servicer:  [___________]
Servicing Agreement: [___________]

First Distribution Date: [__________]    Trust Administrator:  [___________]

No. 1                                    Trustee: [_________]

                                         Issue Date: [___________]

                                         CUSIP: [___________]


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                                [_______________]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_________], THE SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-[__] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-[__] Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among [_________] (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-[__] Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which the Certificate belongs.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trust Administrator the Trustee and any agent of the Depositor, the Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: [_________] ___, [___]


                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------
TEN ENT - as tenants by the entireties           (Cust) (Minor) under
                                                 Uniform Gifts to Minors Act
JT TEN - as joint tenants with right
     if survivorship and not as                  -------------------
     tenants in common                                 (State)

         Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
                       Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
______________________________________________________________________________ .


Dated:                                     -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________ for the account of _______________________________, account numbe______________________________, or, if mailed by check, to______________________________________________________
______________________________________________________________________________ .

Applicable statements should be mailed to_______________________________________
______________________________________________________________________________ .

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                         FORM OF CLASS [__] CERTIFICATE

   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

   THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

   NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES.

Series [____]                            Aggregate Certificate Principal Balance
                                         of the Class [__] Certificates as of
                                         the Issue Date: $[________].00

Pass-Through Rate: Variable              Denomination: $[________].00

Cut-off Date and date of Pooling and     Servicer:  [___________]
Servicing Agreement: [___________]

First Distribution Date: [__________]    Trust Administrator:  [___________]

No. 1                                    Trustee: [_________]

                                         Issue Date: [___________]

                                         CUSIP: [___________]


   DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                                  [___________]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_________], THE SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [__] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [__] Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among [_________] (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [__] Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which the Certificate belongs.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of this Certificate to a Plan subject to ERISA or section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: [_________] ___, [___]


                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------
TEN ENT - as tenants by the entireties           (Cust) (Minor) under
                                                 Uniform Gifts to Minors Act
JT TEN - as joint tenants with right
     if survivorship and not as                  -------------------
     tenants in common                                 (State)

         Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
                       Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
______________________________________________________________________________ .


Dated:                                     -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________ for the account of _______________________________, account numbe______________________________, or, if mailed by check, to______________________________________________________
______________________________________________________________________________ .

Applicable statements should be mailed to_______________________________________
______________________________________________________________________________ .

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-17

                          FORM OF CLASS CE CERTIFICATE

   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

   THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

   THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

   NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series: [____]                           Aggregate Certificate Principal Balance
                                         of the Class CE Certificates as of the
                                         Issue Date: $[_________]

Pass-Through Rate: Variable              Denomination: $[_________]

Cut-off Date and date of Pooling and     Servicer:  [___________]
Servicing  Agreement: [___________]

First Distribution Date: [__________]    Trust Administrator: [___________]

No. 1                                    Trustee: [_________]

Aggregate Notional Amount of the Class   Issue Date: [___________]

CE Certificates as of the Issue Date: $[_________]


   THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT, AS THE CASE MAY BE, OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                                [_______________]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_________], THE SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that [____________] is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among [_________] (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which the Certificate belongs.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of
(i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and any Sub-Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.


Dated: [_________] ___, [___]


                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------
TEN ENT - as tenants by the entireties           (Cust) (Minor) under
                                                 Uniform Gifts to Minors Act
JT TEN - as joint tenants with right
     if survivorship and not as                  -------------------
     tenants in common                                 (State)

         Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
                       Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
______________________________________________________________________________ .


Dated:                                     -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________ for the account of _______________________________, account numbe______________________________, or, if mailed by check, to______________________________________________________
______________________________________________________________________________ .

Applicable statements should be mailed to_______________________________________
______________________________________________________________________________ .

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-18

                           FORM OF CLASS P CERTIFICATE

   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

   THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

   NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series: [____]                           Aggregate Certificate Principal Balance
                                         of the Class P Certificates as of the
                                         Issue Date: $100.00

Cut-off Date and date of Pooling and     Denomination: $100.00
Servicing Agreement: [_____________]

First Distribution Date: [__________]    Servicer:  [___________]

No. 1                                    Trust Administrator:  [___________]

                                         Trustee: [_________]

                                         Issue Date: [___________]

   DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                                [______________]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_________], THE SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that [____________] is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among [_________] (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which the Certificate belongs.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of
(i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and any Sub-Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: [_________] ___, [___]


                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------
TEN ENT - as tenants by the entireties           (Cust) (Minor) under
                                                 Uniform Gifts to Minors Act
JT TEN - as joint tenants with right
     if survivorship and not as                  -------------------
     tenants in common                                 (State)

         Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
                       Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
______________________________________________________________________________ .


Dated:                                     -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________ for the account of _______________________________, account numbe______________________________, or, if mailed by check, to______________________________________________________
______________________________________________________________________________ .

Applicable statements should be mailed to_______________________________________
______________________________________________________________________________ .

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-19

                           FORM OF CLASS R CERTIFICATE

   THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

   ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

   THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

   NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

   ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT
   (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
   SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series [____]                             Aggregate Percentage Interest of the
                                          Class R Certificates as of the Issue
                                          Date: 100%
Cut-off Date and date of Pooling and
Servicing Agreement: [___________]

First Distribution Date: [___________]    Servicer:  [___________]

No. 1                                     Trust Administrator:  [___________]

                                          Trustee: [_________]

                                          Issue Date: [___________]

   DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                                 [____________]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_________], THE SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that [____________] is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among [_________] (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trust Administrator, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         Any resale, transfer or other disposition of this certificate may be made only in accordance with the provisions of section 5.02 of the agreement referred to herein.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of
(i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and any Sub-Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in REMIC I and REMIC II, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon REMIC I or REMIC II.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the holders of the Class X Certificates or the Servicer of all Mortgage Loans and related REO Property remaining in REMIC I, (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor, and none of the Trustee, Servicer or Trust Administrator assume responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: [_________] ___, [___]


                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------
TEN ENT - as tenants by the entireties           (Cust) (Minor) under
                                                 Uniform Gifts to Minors Act
JT TEN - as joint tenants with right
     if survivorship and not as                  -------------------
     tenants in common                                 (State)

         Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
                       Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
______________________________________________________________________________ .


Dated:                                     -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________ for the account of _______________________________, account numbe______________________________, or, if mailed by check, to______________________________________________________
______________________________________________________________________________ .

Applicable statements should be mailed to_______________________________________
______________________________________________________________________________ .

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-20

                          FORM OF CLASS R-X CERTIFICATE

   THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

   ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

   THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

   NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

   ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT
   (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
   SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series [____]                           Aggregate Percentage Interest of the
                                        Class R-X Certificates as of the Issue
                                        Date: 100%

Cut-off Date and date of Pooling and
Servicing Agreement: [___________]

First Distribution Date: [___________]  Servicer:  [___________]

No. 1                                   Trust Administrator:  [___________]

                                        Trustee: [_________]

                                        Issue Date: [___________]


   DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                                  [___________]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_________], THE SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that [____________] is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R-X Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R-X Certificates created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among [_________] (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-X Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trust Administrator, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         Any resale, transfer or other disposition of this certificate may be made only in accordance with the provisions of section 5.02 of the agreement referred to herein.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of
(i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and any Sub-Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-X Certificates have been designated as a residual interest in REMIC I and REMIC II, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-X Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon REMIC I or REMIC II.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the holders of the Class X Certificates or the Servicer of all Mortgage Loans and related REO Property remaining in REMIC I, (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor, and none of the Trustee, Servicer or Trust Administrator assume responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: [_________] ___, [___]


                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                           [___________], as Trust Administrator


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------
TEN ENT - as tenants by the entireties           (Cust) (Minor) under
                                                 Uniform Gifts to Minors Act
JT TEN - as joint tenants with right
     if survivorship and not as                  -------------------
     tenants in common                                 (State)

         Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
                       Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
______________________________________________________________________________ .


Dated:                                     -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________ for the account of _______________________________, account numbe______________________________, or, if mailed by check, to______________________________________________________
______________________________________________________________________________ .

Applicable statements should be mailed to_______________________________________
______________________________________________________________________________ .

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.

                                    EXHIBIT B

                        FORM 10-D, FORM 8-K AND FORM 10-K
                            REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trust Administrator pursuant to Section 4.07(a)(iv). If the Trust Administrator is indicated below as to any item, then the Trust Administrator is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked "4.02 statement" are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Trust Administrator based on information received from the Servicer; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

    FORM            ITEM                              DESCRIPTION                             RESPONSIBLE PARTY
-------------- --------------- ---------------------------------------------------------- ---------------------------
10-D           Must be filed within 15 days of the Distribution Date.
               ======================================================
-------------- --------------- ------------------------------------------------------- ------------------------------
               1               DISTRIBUTION AND POOL PERFORMANCE INFORMATION
-------------- --------------- ------------------------------------------------------- ------------------------------
                               ITEM  1121(A)  -  DISTRIBUTION  AND  POOL  PERFORMANCE
                               INFORMATION
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (1)  Any  applicable  record  dates,   accrual  dates,  4.02 statement
                               determination dates for calculating  distributions and
                               actual distribution dates for the distribution period.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (2) Cash flows  received  and the sources  thereof for  4.02 statement distributions, fees and expenses.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (3) Calculated  amounts and  distribution  of the flow  4.02 statement of funds for the period  itemized by type and priority
                               of payment, including:
-------------- --------------- ------------------------------------------------------- ------------------------------
                                        (i) Fees or expenses  accrued and paid,  with  4.02 statement an  identification of the general purpose of such fees
                               and the party receiving such fees or expenses.
-------------- --------------- ------------------------------------------------------- ------------------------------
                                        (ii)  Payments  accrued or paid with  respect  4.02 statement to  enhancement  or other  support  identified in Item
                               1114 of Regulation  AB (such as insurance  premiums or
                               other   enhancement   maintenance   fees),   with   an
                               identification   of  the   general   purpose  of  such
                               payments and the party receiving such payments.
-------------- --------------- ------------------------------------------------------- ------------------------------
                                        (iii)    Principal,    interest   and   other  4.02 statement
                               distributions  accrued  and  paid on the  asset-backed
                               securities  by type  and by class  or  series  and any
                               principal or interest shortfalls or carryovers.
-------------- --------------- ------------------------------------------------------- ------------------------------
                                        (iv)  The  amount  of  excess  cash  flow  or  4.02 statement excess spread and the disposition of excess cash flow.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (4)  Beginning  and ending  principal  balances of the  4.02 statement asset-backed securities.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (5) Interest  rates  applicable to the pool assets and  4.02 statement the asset-backed securities,  as applicable.  Consider
                               providing  interest rate  information  for pool assets
                               in  appropriate  distributional  groups or incremental
                               ranges.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (6)  Beginning  and  ending  balances  of  transaction  4.02 statement accounts,  such  as  reserve  accounts,  and  material
                               account activity during the period.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (7) Any  amounts  drawn on any credit  enhancement  or  4.02 statement other  support  identified  in Item 1114 of Regulation
                               AB,  as   applicable,   and  the  amount  of  coverage
                               remaining  under  any such  enhancement,  if known and
                               applicable.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (8) Number and amount of pool assets at the  beginning  4.02 statement
                               and  ending  of  each   period,   and   updated   pool
                               composition  information,  such  as  weighted  average  Updated pool composition
                               coupon,   weighted  average  life,   weighted  average  information fields to be as
                               remaining term, pool factors and prepayment amounts.    specified by Depositor from
                                                                                       time to time
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (9) Delinquency and loss information for the period.    4.02 statement.

                               In  addition,  describe  any  material  changes to the  Form 10-D report: Depositor
                               information    specified   in   Item   1100(b)(5)   of
                               Regulation AB regarding the pool assets.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (10)  Information  on the  amount,  terms and  general  4.02 statement purpose of any advances made or reimbursed  during the
                               period,  including  the general use of funds  advanced
                               and the general source of funds for reimbursements.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (11)  Any  material   modifications,   extensions   or  Form   10-D   report:   Trust
                               waivers  to  pool  asset  terms,  fees,  penalties  or  Administrator  (to the extent payments during the  distribution  period or that have  of the Trust  Administrator's
                               cumulatively become material over time.                 actual knowledge)
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (12) Material  breaches of pool asset  representations  Form 10-D report or warranties or transaction covenants.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (13)  Information  on ratio,  coverage  or other tests  4.02 statement
                               used   for   determining   any   early   amortization,
                               liquidation or other  performance  trigger and whether
                               the trigger was met.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               (14)   Information   regarding  any  new  issuance  of  Form 10-D report: Depositor asset-backed  securities  backed  by  the  same  asset
                               pool,                                                   Form 10-D report: Depositor
                               [information  regarding] any pool asset changes (other
                               than in connection  with a pool asset  converting into
                               cash in accordance with its terms),  such as additions
                               or  removals  in  connection   with  a  prefunding  or
                               revolving  period  and pool  asset  substitutions  and  Form 10-D report: Depositor repurchases  (and purchase rates, if applicable),  and
                               cash flows  available  for future  purchases,  such as
                               the balances of any prefunding or revolving  accounts,
                               if applicable.
                               Disclose  any  material  changes in the  solicitation,
                               credit-granting,       underwriting,      origination,
                               acquisition or pool selection  criteria or procedures,
                               as  applicable,  used to originate,  acquire or select
                               the new pool assets.
-------------- --------------- ------------------------------------------------------- ------------------------------
                               ITEM  1121(B)  -  PRE-FUNDING   OR  REVOLVING   PERIOD  Depositor
                               INFORMATION
                               Updated  pool   information  as  required  under  Item
                               1121(b).
-------------- --------------- ------------------------------------------------------- ------------------------------
               2               LEGAL PROCEEDINGS
-------------- --------------- ------------------------------------------------------- ------------------------------
                               Item  1117 - Legal  proceedings  pending  against  the
                               following  entities,  or  their  respective  property,
                               that  is  material  to  Certificateholders,  including
                               proceedings  known to be  contemplated by governmental  Seller
                               authorities:                                            Depositor
                               Seller                                                  Trustee
                               Depositor                                               Trust Administrator
                               Trustee                                                 Depositor
                               Trust Administrator                                     Servicer
                               Issuing entity                                          Originator
                               Servicer                                                Custodian
                               Originator
                               Custodian
-------------- --------------- ------------------------------------------------------- ------------------------------
               3               SALES OF SECURITIES AND USE OF PROCEEDS
-------------- --------------- ------------------------------------------------------- ------------------------------
                               INFORMATION FROM ITEM 2(A) OF PART II OF FORM 10-Q:

                               With  respect  to  any  sale  of   securities  by  the
                               sponsor,  depositor or issuing entity, that are backed  Depositor by the same asset pool or are otherwise  issued by the
                               issuing  entity,  whether or not  registered,  provide
                               the sales and use of proceeds  information in Item 701
                               of  Regulation   S-K.   Pricing   information  can  be
                               omitted if securities were not registered.
-------------- --------------- ------------------------------------------------------- ------------------------------
               4               DEFAULTS UPON SENIOR SECURITIES
-------------- --------------- ------------------------------------------------------- ------------------------------
                               INFORMATION FROM ITEM 3 OF PART II OF FORM 10-Q:
                               Report the  occurrence of any Event of Default  (after
                               expiration  of any grace  period and  provision of any               N/A
                               required notice)
-------------- --------------- ------------------------------------------------------- ------------------------------
               5               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
-------------- --------------- ------------------------------------------------------- ------------------------------
                               INFORMATION FROM ITEM 4 OF PART II OF FORM 10-Q         Depositor       or      Trust
                                                                                       Administrator  (to the extent
                                                                                       of the Trust  Administrator's
                                                                                       actual knowledge)
-------------- --------------- ------------------------------------------------------- ------------------------------
               6               SIGNIFICANT OBLIGORS OF POOL ASSETS
-------------- --------------- ------------------------------------------------------- ------------------------------
                               ITEM   1112(B)   -   SIGNIFICANT   OBLIGOR   FINANCIAL  N/A
                               INFORMATION*
-------------- --------------- ------------------------------------------------------- ------------------------------
                               *This  information  need only be  reported on the Form
                               10-D for the  distribution  period  in  which  updated
                               information is required pursuant to the Item.
-------------- --------------- ------------------------------------------------------- ------------------------------
               7               SIGNIFICANT ENHANCEMENT PROVIDER INFORMATION
-------------- --------------- ------------------------------------------------------- ------------------------------
                               ITEM   1114(B)(2)   -  CREDIT   ENHANCEMENT   PROVIDER
                               FINANCIAL INFORMATION*
                               Determining applicable disclosure threshold             Depositor
                               Obtaining required financial  information or effecting
                               incorporation by reference                              Depositor
-------------- --------------- ------------------------------------------------------- ------------------------------
                               ITEM  1115(B)  -  DERIVATIVE   COUNTERPARTY  FINANCIAL
                               INFORMATION*
                               Determining current maximum probable exposure           Depositor
                               Determining current significance percentage
                               Obtaining required financial  information or effecting
                               incorporation by reference                              Trust Administrator
                                                                                       Depositor

-------------- --------------- ------------------------------------------------------- ------------------------------
                               *This  information  need only be  reported on the Form
                               10-D for the  distribution  period  in  which  updated
                               information is required pursuant to the Items.
-------------- --------------- ------------------------------------------------------- ------------------------------
               8               OTHER INFORMATION
-------------- --------------- ------------------------------------------------------- ------------------------------
                               DISCLOSE  ANY  INFORMATION  REQUIRED TO BE REPORTED ON  The Responsible Party for
                               FORM 8-K DURING  THE  PERIOD  COVERED BY THE FORM 10-D  the applicable Form 8-K item
                               BUT NOT REPORTED                                        as indicated below
-------------- --------------- ------------------------------------------------------- ------------------------------
               9               EXHIBITS
-------------- --------------- ------------------------------------------------------- ------------------------------
                               Distribution report                                     Trust Administrator
-------------- --------------- ------------------------------------------------------- ------------------------------
                               EXHIBITS  REQUIRED BY ITEM 601 OF REGULATION S-K, SUCH  Depositor
                               AS MATERIAL AGREEMENTS
-------------- --------------- ------------------------------------------------------- ------------------------------
8-K            Must be filed within four business days of an event reportable on Form 8-K.
               ===========================================================================
-------------- ------------------------------------------------------------------------------------------------------
               1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Disclosure   is   required   regarding   entry  into  or  Depositor
                               amendment of any  definitive  agreement that is material
                               to  the  securitization,  even  if  depositor  is  not a
                               party.
                               Examples: servicing agreement, custodial agreement.
                               Note:   disclosure   not   required  as  to   definitive
                               agreements that are fully disclosed in the prospectus
-------------- --------------- --------------------------------------------------------- ----------------------------
               1.02            TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Disclosure  is  required  regarding  termination  of any  Depositor
                               definitive   agreement   that   is   material   to   the
                               securitization  (other  than  expiration  in  accordance
                               with its terms), even if depositor is not a party.
                               Examples: servicing agreement, custodial agreement.

-------------- --------------- --------------------------------------------------------- ----------------------------
               1.03            BANKRUPTCY OR RECEIVERSHIP
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Disclosure  is  required  regarding  the  bankruptcy  or  Trust Administrator (to
                               receivership with respect to any of the following:        the extent of the Trust
                               Sponsor    (Seller),    Depositor,    Servicer,    Trust  Administrator's actual
                               Administrator, Cap Provider, Custodian                    knowledge)
-------------- --------------- --------------------------------------------------------- ----------------------------
               2.04            TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT
                               FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
                               OFF-BALANCE SHEET ARRANGEMENT
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Includes an early  amortization,  performance trigger or  Trust   Administrator   (to
                               other  event,  including  event of  default,  that would  the  extent  of  the  Trust
                               materially  alter the payment  priority/distribution  of  Administrator's      actual
                               cash flows/amortization schedule.                         knowledge)
                               Disclosure  will be made of events other than  waterfall
                               triggers which are disclosed in the 4.02 statement
-------------- --------------- --------------------------------------------------------- ----------------------------
               3.03            MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Disclosure is required of any material modification to    Trust Administrator
                               documents defining the rights of Certificateholders,
                               including the Pooling and Servicing Agreement
-------------- --------------- --------------------------------------------------------- ----------------------------
               5.03            AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
                               CHANGE IN FISCAL YEAR
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Disclosure is required of any amendment "to the           Depositor
                               governing documents of the issuing entity"
-------------- --------------- --------------------------------------------------------- ----------------------------
               5.06            CHANGE IN SHELL COMPANY STATUS
-------------- --------------- --------------------------------------------------------- ----------------------------
                               [Not applicable to ABS issuers]                           Depositor
-------------- --------------- --------------------------------------------------------- ----------------------------
               6.01            ABS INFORMATIONAL AND COMPUTATIONAL MATERIAL
-------------- --------------- --------------------------------------------------------- ----------------------------
                               [Not included in reports to be filed under Section 4.07]  Depositor
-------------- --------------- --------------------------------------------------------- ----------------------------
-------------- --------------- --------------------------------------------------------- ----------------------------
               6.02            CHANGE OF SERVICER, TRUSTEE OR TRUST ADMINISTRATOR
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Requires   disclosure   of  any  removal,   replacement,  Trust Administrator or
                               substitution   or  addition  of  any  master   servicer,  Servicer
                               affiliated  servicer,  other  servicer  servicing 10% or
                               more of pool  assets at time of report,  other  material
                               servicers,   trust  administrator  or  trustee.  Reg  AB
                               disclosure about any new servicer,  trust  administrator
                               or trustee is also required.
-------------- --------------- --------------------------------------------------------- ----------------------------
               6.03            CHANGE IN CREDIT ENHANCEMENT OR OTHER EXTERNAL SUPPORT
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Covers  termination  of any  enhancement in manner other  Depositor than by its terms, the addition of an enhancement,  or a
                               material  change in the  enhancement  provided.  Applies
                               to   external    credit    enhancements   as   well   as
                               derivatives.   Reg   AB   disclosure   about   any   new
                               enhancement provider is also required.
-------------- --------------- --------------------------------------------------------- ----------------------------
               6.04            FAILURE TO MAKE A REQUIRED DISTRIBUTION                   Trust Administrator
-------------- --------------- --------------------------------------------------------- ----------------------------
               6.05            SECURITIES ACT UPDATING DISCLOSURE
-------------- --------------- --------------------------------------------------------- ----------------------------
                               If any  material  pool  characteristic  differs by 5% or  Depositor more at the time of issuance of the securities  from the
                               description  in the final  prospectus,  provide  updated
                               Reg AB disclosure about the actual asset pool.
-------------- --------------- --------------------------------------------------------- ----------------------------
                               If there are any new servicers or  originators  required  Depositor to be disclosed  under  Regulation AB as a result of the
                               foregoing,  provide the information  called for in Items
                               1108 and 1110 respectively.
-------------- --------------- --------------------------------------------------------- ----------------------------
               7.01            REGULATION FD DISCLOSURE                                  Depositor
-------------- --------------- --------------------------------------------------------- ----------------------------
               8.01            OTHER EVENTS
-------------- --------------- --------------------------------------------------------- ----------------------------
                               Any  event,  with  respect to which  information  is not  Depositor otherwise  called for in Form 8-K,  that the  registrant
                               deems of importance to security holders.
-------------- --------------- --------------------------------------------------------- ----------------------------
               9.01            FINANCIAL STATEMENTS AND EXHIBITS                                     N/A
-------------- --------------- --------------------------------------------------------- ----------------------------
10-K           Must be filed within 90 days of the fiscal year end for the registrant.
               =======================================================================
-------------- ------------------------------------------------------------------------------------------------------
               9B              OTHER INFORMATION
-------------- --------------- ---------------------------------------------------------- ---------------------------
                               Disclose any information  required to be reported on Form  Depositor
                               8-K during the  fourth  quarter  covered by the Form 10-K
                               but not reported
-------------- --------------- ---------------------------------------------------------- ---------------------------
               15              EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
-------------- --------------- ---------------------------------------------------------- ---------------------------
                               ITEM 1112(B) - SIGNIFICANT OBLIGOR FINANCIAL INFORMATION              N/A
-------------- --------------- ---------------------------------------------------------- ---------------------------
                               ITEM 1114(B)(2) - CREDIT  ENHANCEMENT  PROVIDER FINANCIAL
                               INFORMATION
                               Determining applicable disclosure threshold
                               Obtaining  required  financial  information  or effecting  Trust Administrator incorporation by reference
                                                                                          Depositor
-------------- --------------- ---------------------------------------------------------- ---------------------------
                               ITEM   1115(B)  -   DERIVATIVE   COUNTERPARTY   FINANCIAL
                               INFORMATION
                               Determining current maximum probable exposure              Trust Administrator
                               Determining current significance percentage
                               Obtaining  required  financial  information  or effecting  Trust Administrator incorporation by reference
                                                                                          Depositor
-------------- --------------- ---------------------------------------------------------- ---------------------------

-------------- --------------- ---------------------------------------------------------- ---------------------------
                               Item 1119 - Affiliations  and  relationships  between the
                               following  entities,   or  their  respective   affiliates
                               entered into  outside the ordinary  course of business or
                               is on terms  other  than  would be  obtained  in an arm's
                               length  transaction with an unrelated third party,  apart
                               from the asset-backed  securities  transaction,  that are
                               material to Certificateholders:
                               Seller                                                     Seller
                               Depositor                                                  Depositor
                               Trustee                                                    Trustee
                               Trust Administrator                                        Trust Administrator
                               Issuing entity                                             Issuing entity
                               Servicer                                                   Servicer
                               Originator                                                 Originator
                               Custodian                                                  Custodian
                               Credit Enhancer/Support Provider, if any                   Depositor
                               Significant Obligor, if any                                Depositor
-------------- --------------- ---------------------------------------------------------- ---------------------------
                               ITEM  1122 -  ASSESSMENT  OF  COMPLIANCE  WITH  SERVICING  Each  Party  participating
                               CRITERIA                                                   in the servicing function
-------------- --------------- ---------------------------------------------------------- ---------------------------
                               ITEM 1123 - SERVICER COMPLIANCE STATEMENT                  Servicer and Trust
                                                                                          Administrator
-------------- --------------- ---------------------------------------------------------- ---------------------------

                                    EXHIBIT C

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE

Definitions
-----------
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Trust Administrator - waterfall calculator (may be the Trustee, or may be the Master Servicer)
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor (Trust Administrator performs this function)
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party's title. So, for example, in a particular transaction, the trustee may perform the "paying agent" and "trust administrator" functions, while in another transaction, the trust administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

KEY:
----
X - obligation

------------------ ---------------------------------- ------------- ---------- ----------------
REG AB REFERENCE   SERVICING CRITERIA                 PRIMARY       MASTER     TRUST
                                                      SERVICER      SERVICER   ADMINISTRATOR
------------------ ---------------------------------- ------------- ---------- ----------------
                   GENERAL SERVICING CONSIDERATIONS
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(1)(i)      Policies   and   procedures   are       X            X
                   instituted    to   monitor    any
                   performance   or  other  triggers
                   and    events   of   default   in
                   accordance  with the  transaction
                   agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(1)(ii)     If   any    material    servicing       X            X
                   activities   are   outsourced  to
                   third   parties,   policies   and
                   procedures   are   instituted  to
                   monitor    the   third    party's
                   performance  and compliance  with
                   such servicing activities.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Any     requirements    in    the
                   transaction     agreements     to
                   maintain a back-up  servicer  for
1122(d)(1)(iii)    the Pool Assets are maintained.
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(1)(iv)     A  fidelity  bond and  errors and       X            X
                   omissions  policy is in effect on
                   the  party  participating  in the
                   servicing   function   throughout
                   the   reporting   period  in  the
                   amount of  coverage  required  by
                   and otherwise in accordance  with
                   the  terms  of  the   transaction
                   agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   CASH COLLECTION AND
                   ADMINISTRATION
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(2)(i)      Payments   on  pool   assets  are       X            X             X
                   deposited  into  the  appropriate
                   custodial   bank   accounts   and
                   related  bank  clearing  accounts
                   no more  than two  business  days
                   following receipt,  or such other
                   number of days  specified  in the
                   transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Disbursements   made   via   wire       X            X             X
                   transfer  on behalf of an obligor
                   or to an  investor  are made only
1122(d)(2)(ii)     by authorized personnel.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Advances  of funds or  guarantees       X            X
                   regarding    collections,    cash
                   flows or  distributions,  and any
                   interest  or other  fees  charged
                   for  such  advances,   are  made,
                   reviewed    and    approved    as
                   specified   in  the   transaction
1122(d)(2)(iii)    agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   The  related   accounts  for  the                                  X
                   transaction,    such    as   cash
                   reserve   accounts   or  accounts
                   established  as a  form  of  over
                   collateralization,            are
                   separately    maintained   (e.g.,
                   with  respect to  commingling  of
                   cash)   as  set   forth   in  the
1122(d)(2)(iv)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Each    custodial    account   is       X            X             X
                   maintained    at   a    federally
                   insured  depository   institution
                   as set  forth in the  transaction
                   agreements.  For purposes of this
                   criterion,   "federally   insured
                   depository    institution"   with
                   respect  to a  foreign  financial
                   institution   means   a   foreign
                   financial  institution that meets
                   the    requirements    of    Rule
                   13k-1(b)(1)   of  the  Securities
1122(d)(2)(v)      Exchange Act. *
------------------ ---------------------------------- ------------ ------------ ---------------
                   Unissued  checks are  safeguarded       X
                   so  as  to  prevent  unauthorized
1122(d)(2)(vi)     access.
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(2)(vii)    Reconciliations  are  prepared on       X            X             X
                   a    monthly    basis   for   all
                   asset-backed  securities  related
                   bank     accounts,      including
                   custodial  accounts  and  related
                   bank  clearing  accounts.   These
                   reconciliations      are      (A)
                   mathematically    accurate;   (B)
                   prepared  within 30 calendar days
                   after the bank  statement  cutoff
                   date,  or such  other  number  of
                   days     specified     in     the
                   transaction    agreements;    (C)
                   reviewed  and approved by someone
                   other   than   the   person   who
                   prepared the reconciliation;  and
                   (D)  contain   explanations   for
                   reconciling      items.     These
                   reconciling  items  are  resolved
                   within 90 calendar  days of their
                   original identification,  or such
                   other  number  of days  specified
                   in the transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   INVESTOR REMITTANCES AND
                   REPORTING
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(3)(i)      Reports to  investors,  including       X            X             X
                   those  to  be   filed   with  the
                   Commission,   are  maintained  in
                   accordance  with the  transaction
                   agreements     and     applicable
                   Commission          requirements.
                   Specifically,  such  reports  (A)
                   are prepared in  accordance  with
                   timeframes  and  other  terms set
                   forth    in    the    transaction
                   agreements;      (B)      provide
                   information     calculated     in
                   accordance    with   the    terms
                   specified   in  the   transaction
                   agreements;  (C) are  filed  with
                   the  Commission  as  required  by
                   its  rules and  regulations;  and
                   (D) agree with  investors' or the
                   trustee's   records   as  to  the
                   total  unpaid  principal  balance
                   and   number   of   Pool   Assets
                   serviced by the Servicer.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Amounts  due  to  investors   are       X            X             X
                   allocated    and    remitted   in
                   accordance    with    timeframes,
                   distribution  priority  and other
                   terms    set    forth    in   the
1122(d)(3)(ii)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Disbursements    made    to    an       X            X             X
                   investor  are  posted  within two
                   business  days to the  Servicer's
                   investor  records,  or such other
                   number of days  specified  in the
1122(d)(3)(iii)    transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Amounts   remitted  to  investors       X            X             X
                   per the  investor  reports  agree
                   with cancelled  checks,  or other
                   form  of  payment,  or  custodial
1122(d)(3)(iv)     bank statements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   POOL ASSET ADMINISTRATION
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(4)(i)      Collateral  or  security  on pool       X            X
                   assets is  maintained as required
                   by the transaction  agreements or
                   related pool asset documents.
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(4)(ii)     Pool     assets    and    related       X            X
                   documents  are   safeguarded   as
                   required   by   the   transaction
                   agreements
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(4)(iii)    Any   additions,    removals   or       X            X
                   substitutions  to the asset  pool
                   are made,  reviewed  and approved
                   in     accordance     with    any
                   conditions  or   requirements  in
                   the transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(4)(iv)     Payments    on    pool    assets,       X
                   including  any  payoffs,  made in
                   accordance  with the related pool
                   asset  documents  are  posted  to
                   the  Servicer's  obligor  records
                   maintained   no  more   than  two
                   business days after  receipt,  or
                   such   other   number   of   days
                   specified   in  the   transaction
                   agreements,   and   allocated  to
                   principal,   interest   or  other
                   items    (e.g.,     escrow)    in
                   accordance  with the related pool
                   asset documents.
------------------ ---------------------------------- ------------ ------------ ---------------
                   The Servicer's  records regarding       X
                   the pool  assets  agree  with the
                   Servicer's  records  with respect
                   to an obligor's  unpaid principal
1122(d)(4)(v)      balance.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Changes   with   respect  to  the       X            X
                   terms or status  of an  obligor's
                   pool    assets    (e.g.,     loan
                   modifications  or re-agings)  are
                   made,  reviewed  and  approved by
                   authorized      personnel      in
                   accordance  with the  transaction
                   agreements   and   related   pool
1122(d)(4)(vi)     asset documents.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Loss   mitigation   or   recovery       X            X
                   actions    (e.g.,     forbearance
                   plans,  modifications  and  deeds
                   in    lieu    of     foreclosure,
                   foreclosures  and  repossessions,
                   as  applicable)   are  initiated,
                   conducted    and   concluded   in
                   accordance  with  the  timeframes
                   or       other       requirements
                   established  by  the  transaction
1122(d)(4)(vii)    agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(4)(viii)   Records  documenting   collection       X
                   efforts  are  maintained   during
                   the   period  a  pool   asset  is
                   delinquent  in  accordance   with
                   the transaction agreements.  Such
                   records  are   maintained  on  at
                   least a  monthly  basis,  or such
                   other  period  specified  in  the
                   transaction    agreements,    and
                   describe the entity's  activities
                   in  monitoring   delinquent  pool
                   assets  including,  for  example,
                   phone calls,  letters and payment
                   rescheduling   plans   in   cases
                   where   delinquency   is   deemed
                   temporary   (e.g.,   illness   or
                   unemployment).
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(4)(ix)     Adjustments  to interest rates or       X            X
                   rates of return  for pool  assets
                   with variable  rates are computed
                   based on the  related  pool asset
                   documents.
------------------ ---------------------------------- ------------ ------------ ---------------
1122(d)(4)(x)      Regarding   any  funds   held  in       X
                   trust  for an  obligor  (such  as
                   escrow accounts):  (A) such funds
                   are analyzed,  in accordance with
                   the    obligor's    pool    asset
                   documents,  on at least an annual
                   basis,   or  such  other   period
                   specified   in  the   transaction
                   agreements;  (B) interest on such
                   funds is paid,  or  credited,  to
                   obligors   in   accordance   with
                   applicable  pool asset  documents
                   and  state  laws;  and  (C)  such
                   funds   are   returned   to   the
                   obligor  within 30 calendar  days
                   of full  repayment of the related
                   pool   assets,   or  such   other
                   number of days  specified  in the
                   transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Payments  made  on  behalf  of an       X
                   obligor    (such    as   tax   or
                   insurance  payments)  are made on
                   or before the related  penalty or
                   expiration  dates,  as  indicated
                   on  the   appropriate   bills  or
                   notices   for   such    payments,
                   provided  that such  support  has
                   been  received by the servicer at
                   least 30  calendar  days prior to
                   these   dates,   or  such   other
                   number of days  specified  in the
1122(d)(4)(xi)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Any  late  payment  penalties  in       X
                   connection  with any  payment  to
                   be made on behalf  of an  obligor
                   are  paid  from  the   Servicer's
                   funds  and  not  charged  to  the
                   obligor,  unless the late payment
                   was  due to the  obligor's  error
1122(d)(4)(xii)    or omission.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Disbursements  made on  behalf of       X
                   an obligor are posted  within two
                   business  days  to the  obligor's
                   records    maintained    by   the
                   servicer,  or such  other  number
                   of   days    specified   in   the
1122(d)(4)(xiii)   transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Delinquencies,   charge-offs  and                    X
                   uncollectible     accounts    are
                   recognized    and   recorded   in
                   accordance  with the  transaction
1122(d)(4)(xiv)    agreements.
------------------ ---------------------------------- ------------ ------------ ---------------
                   Any   external   enhancement   or                                  X
                   other   support,   identified  in
                   Item  1114(a)(1)  through  (3) or
                   Item  1115 of  Regulation  AB, is
                   maintained  as set  forth  in the
1122(d)(4)(xv)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ---------------

___________
*Subject to clarification from the SEC.

                                    EXHIBIT D

                  FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

                                    EXHIBIT E

                               REQUEST FOR RELEASE

                  TO:      [____________]

Re: Pooling and Servicing Agreement dated as of [___________], among [_________], as Depositor, [___________] as Servicer, [___________] as
         Trust Administrator and [_________] as Trustee
         ------------------------------------------------------------------

         In connection with the administration of the Mortgage Loans held by you as Trustee for the Owner pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
Mortgagor Name, Address & Zip Code:


Reason for Requesting Documents (check one):

______________               1.     Mortgage Paid in Full
______________               2.     Foreclosure
______________               3.     Substitution
______________               4.     Other Liquidation (Repurchases, etc.)
______________               5.     Nonliquidation


Reason:______________________________________________

Address to which Trustee should
Deliver the Custodian's Mortgage File:

                               [_________________]
                               [_________________]


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


Issuer:
        -----------------------------

                                              Address:
                                                       -------------------------


Date:
      ----------------------                           -------------------------

Trustee


[_________________]


Please acknowledge the execution of the above request by your signature and date below:

-------------------------------------
Signature                                     Date

Documents returned to Trustee:

------------------------------------
Trustee                                       Date

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

[______________]


         Re: [_________], Asset-Backed Pass-Through Certificates, Series [____], Class , representing a % Class Percentage Interest
                  -----------------------------------------------------------

Ladies and Gentlemen:

         In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

         Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement dated as of [___________], among [_________], as Depositor, [___________] as Servicer, [___________] as trust administrator and [_________] as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

         Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                              Very truly yours,

                                              [Transferor]



                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                    FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

[______________]


         Re: [_________], Asset-Backed Pass-Through Certificates, Class, Series [____], representing a % Percentage Interest
                  -----------------------------------------------------------

Ladies and Gentlemen:

         In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

         1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement dated as of [___________], among [_________], as Depositor, [___________] as
Servicer, [___________] as trust administrator and [_________] as Trustee , pursuant to which the Certificates were issued.

                                              [Transferee]



                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                              ANNEX 1 TO EXHIBIT F
            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [_________], as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

         2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

------------
*    Subject to clarification from the SEC.
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.


         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee,
                  (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer,
                  (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___     ___       Will the Transferee be purchasing the Certificates only for
Yes     No        the Transferee's own account?

         6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



Dated:
                                              ----------------------------------
                                              Print Name of Transferee


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                              ANNEX 2 TO EXHIBIT F

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [_________], as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                             Dated:

                                             ----------------------------------
                                             Print Name of Transferee or Advisor

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             IF AN ADVISER:

                                             -----------------------------------
                                             Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER

       The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

1.       I am an executive officer of the Purchaser.

2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.



                                              Name of Purchaser

                                              ----------------------------------


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              Date of this certificate:
                                              Date of information provided in
                                              paragraph 3

                                   EXHIBIT F-2



                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

STATE OF                )
                        )   ss.:
COUNTY OF               )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of [___________] (the "Agreement"), among [_________], as depositor (the "Depositor"), [___________] as Servicer, (the "Servicer"), [___________] as trust administrator and [_________], as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is ___________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

         12. Check one of the following:

         [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

         (i) the present value of any consideration given to the Transferee to acquire such Certificate;

         (ii) the present value of the expected future distributions on such Certificate; and

         (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

         For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

         [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

         (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

         (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

         (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

         (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

         [_]      None of the above.

         13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .


                                              [NAME OF TRANSFEREE]


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

 [Corporate Seal]

ATTEST:

-----------------------------------
 [Assistant] Secretary

         Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ______ day of ____________, 20__.


                                              ----------------------------------
                                                         NOTARY PUBLIC

                                              My Commission expires the __ day
                                              of _________, 20__

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )


         __________________________, being duly sworn, deposes, represents and warrants as follows:

         1. I am a ____________________ of ____________________________ (the
"Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

         2. The Owner is not transferring the Class R Certificates or Class R-X Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

         3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

         4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

         5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

         6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                              [OWNER]


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:  [Vice] President


ATTEST


By:
    ---------------------------------
    Name:
    Title:  [Assistant] Secretary


         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

         Subscribed and sworn before me this ____ day of __________, 20___.


                                              ----------------------------------
                                              Notary Public


                                              County of ________________________
                                              State of _________________________

                                              My Commission expires:

                                    EXHIBIT G

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                     [Date]

[________________]


Re:      [_________]
         Asset-Backed Pass-Through Certificates, Series [____], Mortgage Class
         ---------------------------------------------------------------------

Dear Sirs:

         _______________________ (the "Transferee") intends to acquire from
_____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Citigroup Mortgage Loan Trust, Series [____], Mortgage Pass-Through Certificates, Class [CE] [P] [R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of [___________] (the "Agreement"), among [_________], as depositor (the "Depositor"), [___________] as Servicer, (the "Servicer"), [___________] as trust administrator and [_________], as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer that:

         The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

                                              Very truly yours,



                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                   EXHIBIT H-1

      FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                                  Certification

         I, [identify the certifying individual], certify that:

         1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K [identify issuing entity] (i.e., the name of the specific deal to which this certification relates rather than just the name of the Depositor)] (the "Exchange Act periodic reports");

         2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

         4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and

         5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: [_____________].


                                              [_____________________]


                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:
                                              Date:

                                   EXHIBIT H-2

                            FORM CERTIFICATION TO BE
                PROVIDED TO DEPOSITOR BY THE TRUST ADMINISTRATOR

                                   EXHIBIT H-3

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE SERVICER
                                 WITH RESPECT TO
                               [________________]

                                    EXHIBIT I

                                    RESERVED

                                    EXHIBIT J

                                    RESERVED

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE 2

                           PREPAYMENT CHARGE SCHEDULE

_______________________________________________________________________________




                         [___________________________],

                               as Master Servicer,




                      CITIGROUP MORTGAGE LOAN TRUST 200_-_,
                                    as Issuer


                                       and


                         [___________________________],
                              as Indenture Trustee,




                       __________________________________


                               SERVICING AGREEMENT

                           Dated as of [_____________]


                       __________________________________




                                 Mortgage Loans


                      Citigroup Mortgage Loan Trust 200_-_



_______________________________________________________________________________


                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.      Definitions................................................................
Section 1.02.      Other Definitional Provisions..............................................
Section 1.03.      Interest Calculations......................................................

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.01.      Representations and Warranties Regarding the Master Servicer...............
Section 2.02.      Existence..................................................................
Section 2.03.      Enforcement of Representations and Warranties..............................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.      Master Servicer to Act as Master Servicer..................................
Section 3.02.      Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.........
Section 3.03.      Successor Sub-Servicers....................................................
Section 3.04.      Liability of the Master Servicer...........................................
Section 3.05.      No Contractual Relationship Between Sub-Servicers, the Indenture
                   Trustee or the Noteholders.................................................
Section 3.06.      Assumption or Termination of Sub-Servicing Agreements by the
                   Indenture Trustee..........................................................
Section 3.07.      Collection of Certain Mortgage Loan Payments...............................
Section 3.08.      Sub-Servicing Accounts.....................................................
Section 3.09.      Collection of Taxes, Assessments and Similar Items; Servicing Accounts.....
Section 3.10.      Collection Account and Payment Account.....................................
Section 3.11.      Withdrawals from the Collection Account and Payment Account................
Section 3.12.      Investment of Funds in the Collection Account and the Payment Account......
Section 3.13.      [Reserved].................................................................
Section 3.14.      Maintenance of Hazard Insurance and Errors and Omissions
                   and Fidelity Coverage......................................................
Section 3.15.      Enforcement of Due-On-Sale Clauses; Assumption Agreements..................
Section 3.16.      Realization Upon Defaulted Mortgage Loans..................................
Section 3.17.      Trustee to Cooperate; Release of Mortgage Files............................
Section 3.18.      Servicing Compensation.....................................................
Section 3.19.      Reports to the Indenture Trustee and Others; Collection Account
                   Statements.................................................................
Section 3.20.      Statement as to Compliance.................................................
Section 3.21.      Independent Public Accountants' Servicing Report...........................
Section 3.22.      Access to Certain Documentation............................................
Section 3.23.      Title, Management and Disposition of REO Property..........................
Section 3.24.      Obligations of the Master Servicer in Respect of Prepayment
                   Interest Shortfalls........................................................
Section 3.25.      Obligations of the Master Servicer in Respect of Mortgage Rates and
                   Monthly Payments...........................................................
Section 3.26.      Advance Facility...........................................................

                                   ARTICLE IV

                              SERVICING CERTIFICATE

Section 4.01.      Remittance Reports and P&I Advances........................................
Section 4.02.      Exchange Act Reporting.....................................................

                                    ARTICLE V

                               THE MASTER SERVICER

Section 5.01.      Liability of the Master Servicer...........................................
Section 5.02.      Merger or Consolidation of or Assumption of the Obligations of
                   the Master Servicer........................................................
Section 5.03.      Limitation on Liability of the Master Servicer and Others..................
Section 5.04.      Master Servicer Not to Resign..............................................
Section 5.05.      Delegation of Duties.......................................................
Section 5.06.      Rights of the Issuer in Respect of the Master Servicer.....................
Section 5.07.      Indemnification............................................................

                                   ARTICLE VI

                                     DEFAULT

Section 6.01.      Master Servicer Events of Default..........................................
Section 6.02.      Indenture Trustee to Act; Appointment of Successor.........................
Section 6.03.      Notification to Noteholders................................................
Section 6.04.      Waiver of Master Servicer Events of Default................................

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01.      Amendment..................................................................
Section 7.02.      GOVERNING LAW..............................................................
Section 7.03.      Notices....................................................................
Section 7.04.      Severability of Provisions.................................................
Section 7.05.      Third-Party Beneficiaries..................................................
Section 7.06.      Counterparts...............................................................
Section 7.07.      Effect of Headings and Table of Contents...................................
Section 7.08.      Termination................................................................
Section 7.09.      No Petition................................................................
Section 7.10.      No Recourse................................................................
Section 7.11.      Indenture Trustee Rights...................................................

                                  ARTICLE VIII

                 DUTIES OF THE MASTER SERVICER AS ADMINISTRATOR

Section 8.01.      Administrative Duties......................................................
Section 8.02.      Records....................................................................
Section 8.03.      Additional Information to be Furnished.....................................
Section 8.04.      No Recourse to Owner Trustee...............................................


EXHIBITS

Exhibit A          Mortgage Loan Schedule
Exhibit B          Form of Request for Release
Exhibit C-1        Form of Certification to Be Provided by the Depositor with Form 10-K
Exhibit C-2        Form of Certification to Be Provided to the Depositor by the Indenture Trustee
Exhibit D          Form of Officer's Certificate Regarding Annual Statement of Compliance

                  This Servicing Agreement, dated as of [_____________], among [_________________________], as Master Servicer (the "Master Servicer" ), Citigroup Mortgage Loan Trust 200_-_, as Issuer (the "Issuer") and [_________________________], as Indenture Trustee (the "Indenture Trustee").


                          W I T N E S S E T H T H A T :

                  WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, Citigroup Mortgage Loan Trust Inc. (the "Depositor") will acquire the Mortgage Loans;

                  WHEREAS, the Depositor will create Citigroup Mortgage Loan Trust 200_-_, a Delaware statutory trust, and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Issuer;

                  WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement dated as of [_____________] (the "Trust Agreement") among the Depositor, as depositor, Wilmington Trust Company, as owner trustee (the "Owner Trustee") and [_________________________], as certificate registrar and certificate paying agent, the Depositor will convey the Mortgage Loans to the Issuer in exchange for the Certificates (as defined below);

                  WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Trust Certificates, Series 200_-_ (the "Certificates");

                  WHEREAS, pursuant to the terms of an Indenture dated as of [_____________] (the "Indenture") between the Issuer and
[_________________________] (the "Indenture Trustee"), the Issuer will pledge the Mortgage Loans and issue and transfer to or at the direction of the Purchaser the Asset-Backed Notes, Series 200_-_, Class A- [____], Class M-[__] Notes (collectively, the "Notes"); and

                  WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A directly or through one or more Sub-Servicers;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINITIONS. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                  Section 1.02. OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                  Section 1.03. INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Stated Principal Balance of a Mortgage Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months, notwithstanding the terms of the related Mortgage Note and Mortgage.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section 2.01. REPRESENTATIONS AND WARRANTIES REGARDING THE MASTER SERVICER. The Master Servicer hereby represents, warrants and covenants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, and the Noteholders that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized and validly existing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Servicing Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Servicing Agreement;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Servicing Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Servicing Agreement, has duly executed and delivered this Servicing Agreement, and this Servicing Agreement, assuming due authorization, execution and delivery by the Depositor and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Servicing Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is a HUD approved servicer. No event has occurred, including but not limited to a change in insurance coverage, that would make the Master Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

                  (v) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Servicing Agreement;

                  (vi) [Reserved];

                  (vii) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Servicing Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (viii) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Servicing Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Servicing Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Servicing Agreement;

                  (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Servicing Agreement or the consummation by it of the transactions contemplated by this Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (x) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01; and

                  (xi) The Master Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

                  The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.01 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Indenture Trustee, the Depositor and the Noteholders. Upon discovery by any of the Depositor, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Indenture Trustee. Subject to Section 6.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Master Servicer set forth in this Section 2.01 to cure breaches shall constitute the sole remedy against the Master Servicer available to the Noteholders, the Depositor and the Indenture Trustee on behalf of the Noteholders respecting a breach of the representations, warranties and covenants contained in this Section 2.01. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer set forth in Section 2.01(x) above, which breach materially and adversely affects the interests of the Holders of the Certificates in any Prepayment Charge, the Master Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Notes, by depositing such amount into the Collection Account.

                  Section 2.02. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

                  Section 2.03. ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES.
(a) The Master Servicer (to the extent it is not [_________] or an Affiliate of [_________], and otherwise the Indenture Trustee) shall enforce the representations and warranties and related obligations for breaches thereof of [_________] pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by [_________] of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of the value of such Mortgage Loan or the interests therein of the Noteholders, the Indenture Trustee shall give prompt written notice to [_________] and the Master Servicer of such defect, missing document or breach and request that [_________] deliver such missing document or cure such defect or breach within 60 days from the date [_________] was notified of such missing document, defect or breach, and if [_________] does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer, to the extent it is not [_________] or an Affiliate of [_________], and otherwise the Indenture Trustee, shall enforce the obligations of [_________] under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Issuer at the Purchase Price within 90 days after the date on which [_________] was notified of such missing document, defect or breach, if and to the extent that [_________] is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Master Servicer for deposit in the Collection Account and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to [_________] the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as [_________] shall furnish to it and as shall be necessary to vest in [_________] any Mortgage Loan released pursuant hereto. The Indenture Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, [_________] may cause such Mortgage Loan to be removed from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b); provided, however, [_________] may not substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that violates any predatory or abusive lending law. It is understood and agreed that the obligation of [_________] to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Indenture Trustee and the Noteholders. The Indenture Trustee will be reimbursed for reasonable expenses incurred in connection with any breach or defect giving rise to the purchase obligation under this Section
2.03 pursuant to Section 3.11(a)(viii).

                  With respect to the representations and warranties made by [_________] in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall not be charged with knowledge of any breach of any such representation or warranty by [_________] unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such breach or a Responsible Officer of the Indenture Trustee receives written notice of such breach from the Depositor, the Master Servicer or the Noteholders.

                  (b) As to any Deleted Mortgage Loan for which [_________] substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by [_________] delivering to the Indenture Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.1(b) of the Mortgage Loan Purchase Agreement, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Indenture Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached as Exhibit C-1 to the Indenture, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit C-2 to the Indenture with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Estate and will be retained by [_________]. For the month of substitution, payments to Noteholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and [_________] shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give or cause to be given written notice to the Noteholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Servicing Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee and the Owner Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Servicing Agreement and the Mortgage Loan Purchase Agreement, including, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement.

                  For any month in which [_________] substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, [_________] will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to [_________] the related Mortgage File or Files and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, [_________] shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                                   ARTICLE III

                  ADMINISTRATION ANDSERVICING OF MORTGAGE LOANS

                  Section 3.01. MASTER SERVICER TO ACT AS MASTER SERVICER.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust Estate and in the best interests of and for the benefit of the Noteholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Servicing Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Note by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make P&I Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Master Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or
(B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related mortgagor has stated to the Master Servicer or an applicable Sub-Servicer an intention to refinance the related Mortgage Loan and (y) the Master Servicer has concluded in its reasonable judgement that the waiver of such Prepayment Charge would induce such mortgagor to refinance with the Master Servicer or (iii) collection of the related Prepayment Charge would violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) or (iii) above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Notes, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

                  Subject only to the above-described servicing standards and the terms of this Servicing Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Indenture Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Trust Estate, the Issuer, the Noteholders and the Indenture Trustee or any of them, and upon written notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Indenture Trustee and Noteholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Servicing Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Issuer and the Indenture Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Issuer and the Indenture Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating payments to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable).

                  The Master Servicer may delegate its responsibilities under this Servicing Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Servicing Agreement.

                  Section 3.02. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER
                                AND SUB-SERVICERS.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Notes. The Indenture Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that, based on an Officers' Certificate of the Master Servicer delivered to the Indenture Trustee (upon which the Indenture Trustee can conclusively rely), meets the requirements applicable to Sub-Servicing Agreements set forth in this Servicing Agreement and that is otherwise permitted under this Servicing Agreement.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Servicing Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Servicing Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Servicing Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders without the consent of the Holders of Notes entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Notes entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Servicing Agreement. Any variation without the consent of the Holders of Notes entitled to at least [__]% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Servicing Agreement and therefore prohibited. The Master Servicer shall deliver to the Indenture Trustee, upon its request, copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Indenture Trustee and the Noteholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of enforcing the obligations of a Sub-Servicer at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  Section 3.03. SUCCESSOR SUB-SERVICERS.

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee (if the Indenture Trustee is acting as Master Servicer) without fee, in accordance with the terms of this Servicing Agreement, in the event that the Master Servicer (or the Indenture Trustee, if it is then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

                  Section 3.04. LIABILITY OF THE MASTER SERVICER.

                  Notwithstanding any Sub-Servicing Agreement or the provisions of this Servicing Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of
Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

                  Section 3.05. NO CONTRACTUAL RELATIONSHIP BETWEEN
                                SUB-SERVICERS, THE INDENTURE TRUSTEE OR THE
                                NOTEHOLDERS.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Servicing Agreement is sufficient to pay such fees.

                  Section 3.06. ASSUMPTION OR TERMINATION OF SUB-SERVICING
                                AGREEMENTS BY THE INDENTURE TRUSTEE.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Indenture Trustee, its designee or other successor master servicer shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Indenture Trustee, such designee or other successor master servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section
3.03. Upon such assumption, the Indenture Trustee, its designee or the successor master servicer appointed pursuant to Section 6.02 shall be deemed, subject to
Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Indenture Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  The Servicing Fee payable to the Indenture Trustee or other successor master servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Servicing Agreement.

                  Section 3.07. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause
(ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to
Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

                  Section 3.08. SUB-SERVICING ACCOUNTS.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Servicing Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Servicing Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  Section 3.09. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR
                                ITEMS; SERVICING ACCOUNTS.

                  The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Servicing Agreement. Withdrawals of amounts from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Servicing Agreement in accordance with Section 7.08. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

                  Section 3.10. COLLECTION ACCOUNT AND PAYMENT ACCOUNT.

                  (a) On behalf of the Trust Estate, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Owner Trustee, the Indenture Trustee and the Noteholders. On behalf of the Trust, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with the redemption of the Notes pursuant to
         Section 8.07 of the Indenture) and Subsequent Recoveries;

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 3.1 of the Mortgage Loan Purchase Agreement or Section 3.16;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03(b) hereof; and

                  (viii) all Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, modification or assumption fees, or insufficient funds charges need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Estate, the Master Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Payment Account by 1:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Payment Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Payment Account) for the related Payment Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.26 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $[_________] following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $[_______] as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, by 1:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Owner Trustee, the Indenture Trustee, the Originator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Payment Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Indenture Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Indenture Trustee shall give notice to the Master Servicer and the Depositor of the location of the Payment Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Indenture Trustee for deposit in an account (which may be the Payment Account and must satisfy the standards for the Payment Account as set forth in the definition thereof) and for all purposes of this Servicing Agreement shall be deemed to be a part of the Collection Account (and in such event, the Master Servicer shall provide the Indenture Trustee with written instructions regarding the investment of such funds); provided, however, that the Indenture Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account any amount not required to be deposited therein, it may at any time request in writing that the Indenture Trustee withdraw such amount from the Payment Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Indenture Trustee from time to time for deposit, and the Indenture Trustee shall so deposit, in the Payment
Account:

                  (i) any P&I Advances, as required pursuant to Section 4.01;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property; and

                  (iii) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfall.

                  (e) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account (and the Payment Account to the extent that funds therein are deemed to be part of the Collection Account).

                  Section 3.11. WITHDRAWALS FROM THE COLLECTION ACCOUNT AND
                                PAYMENT ACCOUNT.

                  (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

                  (i) to remit to the Indenture Trustee for deposit in the Payment Account the amounts required to be so remitted pursuant to
         Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

                  (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer, as applicable, (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received with respect to such Mortgage Loan and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Master Servicer, the Depositor, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 3.1 of the Mortgage Loan Purchase Agreement or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Master Servicer for any P&I Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of Section 4.01;

                  (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 3.02(b) and Section 5.03;

                  (viii) to reimburse the Master Servicer or Indenture Trustee for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 3.1 of the Mortgage Loan Purchase Agreement and Section 2.03 hereof, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                  (x) to clear and terminate the Collection Account pursuant to
         Section 7.08.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and
(ix) above. The Master Servicer shall provide written notification to the Indenture Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above; provided that an Officers' Certificate in the form described under Section 4.01(d) shall suffice for such written notification to the Indenture Trustee in respect of clause (vi) hereof.

                  (b) The Indenture Trustee shall, from time to time, make withdrawals from the Payment Account, for any of the following purposes, without priority:

                  (i) to make payments to Noteholders in accordance with Section 4.01;

                  (ii) to pay and reimburse itself and the Owner Trustee amounts to which it or the Owner Trustee is entitled pursuant to Section 6.07 of the Indenture;

                  (iii) to reimburse itself pursuant to Section 6.02;

                  (iv) to pay to an Advancing Person reimbursements for P&I Advances and/or Servicing Advances pursuant to Section 3.26; and

                  (v) to clear and terminate the Payment Account pursuant to
         Section 4.10 of the Indenture.

                  Section 3.12. INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT
                                AND THE PAYMENT ACCOUNT.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account or any REO Account (for purposes of this Section 3.12, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if the Indenture Trustee is the obligor thereon. Amounts in the Payment Account shall be held uninvested unless directed otherwise pursuant to Section 3.10(d) of the Servicing Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders. The Indenture Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account and Payment Account, solely to the extent that the Master Servicer gives the Indenture Trustee investment directions with respect to the funds in the Payment Account pursuant to Section 3.10(d), and any REO Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) Except as otherwise expressly provided in this Servicing Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment (of which a Responsible Officer of the Indenture Trustee obtains actual knowledge), the Indenture Trustee may and, subject to
Section 6.01 of the Indenture, upon the request of the Holders of Notes representing more than [__]% of the Voting Rights allocated to any Class of Notes, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (d) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee pursuant to
Section 3.11 or 3.12.

                  Section 3.13. [RESERVED].

                  Section 3.14. MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND
                                OMISSIONS AND FIDELITY COVERAGE.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Servicing Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating payments to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Noteholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Master Servicer shall keep in force during the term of this Servicing Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Servicing Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days prior written notice to the Indenture Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  Section 3.15. ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION
                                AGREEMENTS.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Estate and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Originator and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply the Originator's underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Indenture Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Indenture Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  Section 3.16. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  (a) The Master Servicer shall exercise its discretion, consistent with customary servicing procedures and the terms of this Servicing Agreement, with respect to the enforcement and servicing of defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the modification of such Mortgage Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.

                  In furtherance of the foregoing, the Master Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Servicing Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Issuer either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Indenture Trustee, the Trust Estate or the Noteholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Estate to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Estate to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Estate to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate; provided that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.01(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Master Servicer may at its option, on behalf of the Issuer, purchase from the Issuer any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or
(a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Payment Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

                  (e) The Holder of the Certificates will have the option to purchase, at any one time, [__]% (and in any case, at least [__] Mortgage Loans) of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the greater of (A) the aggregate Purchase Price of such Mortgage Loans and (B) the aggregate fair market value of such Mortgage Loans. The Mortgage Loans that may be purchased by the Holder of the Trust Certificates pursuant to this paragraph will be selected by the Master Servicer in its sole discretion. If at any time the Holder of the Certificates exercises such option, it shall immediately notify or cause to be notified the Indenture Trustee by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage Files to the Holder of the Trust Certificates.

                  Section 3.17. TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify or cause to be notified the Indenture Trustee by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release and deliver the related Mortgage File to the Master Servicer (at the expense of the Master Servicer and at no cost to the Indenture Trustee or the Trust Estate). No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Payment Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Indenture Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Indenture Trustee of a Request for Release in the form of Exhibit B, release the related Mortgage File to the Master Servicer, and the Indenture Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Indenture Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Indenture Trustee, the Master Servicer shall provide notice to the Indenture Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Indenture Trustee to the Master Servicer or its designee.

                  (c) Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  Section 3.18. SERVICING COMPENSATION.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Sections 3.26, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Servicing Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

                  Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds charges or otherwise (subject to Section 3.24 and other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and
Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the expenses of the Indenture Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  Section 3.19. REPORTS TO THE INDENTURE TRUSTEE AND OTHERS;
                                COLLECTION ACCOUNT STATEMENTS.

                  Not later than twenty days after each Payment Date, the Master Servicer shall forward to the Indenture Trustee (upon the Indenture Trustee's request) and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Indenture Trustee.

                  In addition, on each Payment Date, the Master Servicer shall forward to the Rating Agencies and the Indenture Trustee a report setting forth the percentage of Mortgage Loans that are 30 or more days delinquent, in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy.

                  Section 3.20. STATEMENT AS TO COMPLIANCE.

                  The Master Servicer will deliver to the Indenture Trustee, the NIMS Insurer and the Depositor not later than March 15th, commencing in 2007, an Officers' Certificate (an "Annual Statement of Compliance") substantially in the form of Exhibit [__] attached hereto stating, as to each signatory thereof, that
(i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such calendar year, or, if there has been a failure to fulfill any such obligation in any material respectx, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Copies of any such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Indenture Trustee. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans serviced by it to a Sub-Servicer, the Master Servicer shall deliver an officer's certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Master Servicer.

                  If the Master Servicer cannot deliver the Annual Statement of Compliance by March 15th of such year, the Indenture Trustee, at its sole option, may permit a cure period for the related Servicer to deliver such Annual Statement of Compliance, but in no event later than March 30th of such year.

                  Failure of the Master Servicer to timely comply with this
Section 3.20 shall be deemed an Master Servicer Event of Termination, automatically, without notice and without any cure period, and the Indenture Trustee may, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

                  Section 3.21. ASSESSMENTS OF COMPLIANCE AND ATTESTATION
                                REPORTS.

                  On and after January 1, 2006, each of the Master Servicer and the Indenture Trustee shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit [__]). Each of the Master Servicer and the Indenture Trustee shall deliver to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) on or before March 15th of each calendar year beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Depositor regarding the Master Servicer's and Indenture Trustee's assessment of compliance with the applicable Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Master Servicer or the Indenture Trustee that contains the following:

                  (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Master Servicer or the Indenture Trustee;

                  (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Master Servicer or the Indenture Trustee;

                  (c) An assessment by such officer of the Master Servicer's or Indenture Trustee's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or the Indenture Trustee, as applicable, that are backed by the same asset type as the Mortgage Loans;

                  (d) A statement that a registered public accounting firm has issued an attestation report on the Master Servicer's or Indenture Trustee's Assessment of Compliance for the period consisting of the preceding calendar year; and

                  (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer or Indenture Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or Indenture Trustee, that are backed by the same asset type as the Mortgage Loans.

                  Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit [___] hereto delivered to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) concurrently with the execution of this Agreement.

                  On or before March 15th of each calendar year beginning in 2007, each of the Master Servicer and the Indenture Trustee shall furnish to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Master Servicer or the Indenture Trustee, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

                  Each of the Master Servicer and the Indenture Trustee shall cause any servicer, and each subcontractor determined by the Master Servicer or the Trustee, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) an assessment of compliance and accountants' attestation.

                  If the Master Servicer or the Indenture Trustee cannot deliver the related Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Master Servicer or the Indenture Trustee, as applicable, to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 30th of such year.

                  Failure of the Master Servicer to timely comply with this
Section 3.21 shall be deemed a Master Servicer Event of Termination, automatically, without notice and without any cure period, and the Indenture Trustee may, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

                  Section 3.22. ACCESS TO CERTAIN DOCUMENTATION.

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Noteholder or Note Owner, access to the documentation in the Master Servicer's possession regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. Payments on the Mortgage Loans, including any Principal Prepayments in full, made in accordance with the related Mortgage File will be entered into the Master Servicer's set of records no more than two Business Days after receipt, and allocated to principal or interest as specified in the related Mortgage File. In addition, access to the documentation in the Master Servicer's possession regarding the Mortgage Loans will be provided to any Noteholder or Note Owner, the Indenture Trustee, the Owner Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Note; provided, however, that providing access to such Person will not violate any applicable laws, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  Section 3.23. TITLE, MANAGEMENT AND DISPOSITION OF REO
                                PROPERTY.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, in trust for the benefit of the Noteholders. The Master Servicer, on behalf of the Issuer, shall either sell any REO Property prior to the end of the third taxable year after the Issuer acquires ownership of such REO Property for purposes of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of the Code.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Indenture Trustee for the benefit of the Noteholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have the sole discretion to determine whether an immediate sale of an REO Property or continued management of such REO Property is in the best interests of the Noteholders. In furtherance of the foregoing, the Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Servicing Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Noteholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, neither the Master Servicer nor the Indenture Trustee shall:

                  (i) authorize the Issuer to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Issuer;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Indenture Trustee to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of the Code at any time that it is held by the Issuer, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent contractor;

                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Indenture Trustee on behalf of the Noteholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent contractor, and nothing in this Servicing Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent contractor, irrespective of whether the Master Servicer's compensation pursuant to Section
3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Payment Account in accordance with
Section 3.10(d)(ii), for payment on the related Payment Date in accordance with
Section 3.05 of the Indenture, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Practices.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Payment Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for payment on the related Payment Date in accordance with Section 3.05 of the Indenture. Any REO Disposition shall be for cash only.

                  Section 3.24. OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF
                                PREPAYMENT INTEREST SHORTFALLS.

                  The Master Servicer shall deliver to the Indenture Trustee for deposit into the Payment Account by 1:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the aggregate Servicing Fee for the related Prepayment Period. Any amounts paid by the Master Servicer pursuant to this
Section 3.24 shall not be reimbursed by the Trust Estate.

                  Section 3.25. OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF
                                MORTGAGE RATES AND MONTHLY PAYMENTS.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Servicing Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Estate, the Indenture Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Servicing Agreement. Notwithstanding the foregoing, this
Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  Section 3.26. ADVANCE FACILITY.

                  (a) Either (i) the Master Servicer or (ii) the Indenture Trustee, on behalf of the Trust Estate, with the consent of the Master Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances to the Trust Estate under this Servicing Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such P&I Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Indenture Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Indenture Trustee enters into such an Advance Facility pursuant to this Section 3.26, the Master Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and the Master Servicer provides the Indenture Trustee with an Officers' Certificate that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Servicing Agreement for such amount to the extent provided in
Section 3.26(b). Such Officers' Certificate must specify the amount of the reimbursement, the Section of this Servicing Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Indenture Trustee, rather than the Master Servicer or proof of an Event of Default under the Advance Facility. The Indenture Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of the Master Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Servicing Agreement.

                  (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Estate, but instead the Master Servicer shall remit such amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. The Indenture Trustee is hereby authorized to pay to the Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Payment Account to the same extent the Master Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Master Servicer itself funded such P&I Advance or Servicing Advance. The Indenture Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

                  (c) All P&I Advances and Servicing Advances made pursuant to the terms of this Servicing Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

                  (d) Any amendment to this Section 3.26 or to any other provision of this Servicing Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor Master Servicer, may be entered into by the Indenture Trustee and the Master Servicer without the consent of any Noteholder, notwithstanding anything to the contrary in this Servicing Agreement.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

                  Section 4.01. REMITTANCE REPORTS AND P&I ADVANCES. (a) On the Business Day following each Determination Date, the Master Servicer shall deliver to the Indenture Trustee by telecopy (or by such other means as the Master Servicer or the Indenture Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Payment Date. On the same date, the Master Servicer shall electronically transmit (in a format acceptable to the Indenture Trustee), a data file containing the information set forth in such Remittance Report with respect to the related Payment Date or if electronic transmission is not available, the Master Servicer shall forward to the Indenture Trustee by overnight mail a computer readable magnetic tape. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Payment Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Payment Date and (ii) such other information with respect to the Mortgage Loans as the Indenture Trustee may reasonably require to perform the calculations necessary to make the payments contemplated by Section 3.05 of the Indenture and to prepare the statements to Noteholders contemplated by Section 3.26 of the Indenture. The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The amount of P&I Advances to be made by the Master Servicer for any Payment Date shall equal, subject to Section 4.01(d), the sum of, (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Payment Account pursuant to Section 3.23 for payment on such Payment Date; provided, however, that the Master Servicer shall not be required to make P&I Advances with respect to Relief Act Interest Shortfalls or Prepayment Interest Shortfalls in excess of their respective obligations under Section 3.24.

                  By 1:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future payment (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future payment have been, as permitted by this Section 4.01, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future payment and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Payment Amount for the related Payment Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be paid to the Classes of Noteholders pursuant to Section 3.26 of the Indenture on such Payment Date if such amounts held for future payments had not been so used to make P&I Advances. The Indenture Trustee will provide notice to the Master Servicer by telecopy by the close of business on the Business Day prior to the Payment Date (so long as the Indenture Trustee receives the required remittance from the Master Servicer) in the event that the amount remitted by the Master Servicer to the Indenture Trustee on such date is less than the amount required to be remitted by the Master Servicer as set forth in the Remittance Report for the related Payment Date.

                  (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Servicing Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Estate pursuant to any applicable provision of this Servicing Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Indenture Trustee.

                  Section 4.02. EXCHANGE ACT REPORTING.

                  (a) The Indenture Trustee and the Master Servicer shall reasonably cooperate with the Issuer and the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Indenture Trustee shall prepare on behalf of the Trust any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Indenture Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor or the Issuer (or such other entity).

                  (b) Within 15 days after each Distribution Date, the Indenture Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D (which shall, if applicable, provide the information required by each of the items set forth in Part II thereof) with a copy of the monthly statement to be furnished by the Indenture Trustee to the Noteholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as an exhibit thereto; provided that the Indenture Trustee shall have received no later than 10 days prior to the date such Distribution Report on Form 10-D is required to be filed, the following information:

                  (A) Notice of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time from the Master Servicer;

                  (B) Notice of any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes, such as Mortgage Loan substitutions and repurchases, and cash flows available for future purchases, if applicable, from the Depositor, the Seller or Master Servicer;

                  (C) A brief description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Noteholders from each of the Depositor, the Seller and the Master Servicer if applicable;

                  (D) The information required by Item 2 of Part II of Form 10-Q regarding any sale of securities that are either backed by the same asset pool or are otherwise issued by the issuer, regardless of whether the transaction was registered under the Securities Act of 1933 during the period covered by the report from the Depositor;

                  (E) The information required by Item 3 of Part II of Form 10-Q with respect to defaults upon the senior securities during the period covered by the report, from the Depositor;

                  (F) Any information required to be disclosed in a report on Form 8-K during the period covered by the report on the Form 10-D, but not reported, whether or not otherwise required by the Form 10-D from the Depositor and the Master Servicer; and

                  (G) Any exhibits to the Form 10-D from the Depositor.

                  (ii) The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Master Servicer shall have timely notified the Indenture Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Indenture Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report with respect to:

                  (A) Any entry into a material definitive agreement, any termination of a material definitive agreement and any bankruptcy or receivership of the Depositor, the Seller or the Master Servicer (including any servicer that does not sign this Agreement and any Sub-Servicer that signs a Sub-Servicing agreement) from the Depositor, the Seller or the Master Servicers as applicable;

                  (B) Any material modification to the rights of Noteholders, amendments of the articles of incorporation or bylaws or a change of the fiscal year of any transaction party from each of the Depositor, the Seller or the Master Servicer as applicable; and

                  (C) Any Securities Act update provided by the Depositor.

                  (iii) Prior to January 30th in each year commencing in 2007, the Indenture Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Master Servicer shall provide the Indenture Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Master Servicer pursuant to Sections 3.20 and 3.21. Prior to
(x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Indenture Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21 and a certification in the form attached hereto as Exhibit R-1 (the "Depositor Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The Depositor, the Seller and the Master Servicers shall provide the Indenture Trustee with the following information, as applicable, no later than March 15th of each calendar year prior to the filing deadline for the Form 10-K:

                  (A) Any exhibits or financial statement schedules required by
         Item 15 of Form 10-K from each of the Depositor, the Seller and the Master Servicer;

                  (B) A description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Noteholders from each of the Depositor, the Seller and the Master Servicer, if applicable;

                  (C) A description of any affiliations between the transaction parties pursuant to Item 1119 of Regulation AB from the Depositor; and

                  (D) The Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21.

                  (c) The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any items other than those specified in this Section 4.02; provided, however, the Indenture Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Indenture Trustee under the Exchange Act shall be sent to the Depositor electronically or at the addressed set forth in
Section 11.05. Fees and expenses incurred by the Indenture Trustee in connection with this Section 4.02 shall not be reimbursable from the Trust Fund.

                  (d) The Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Indenture Trustee 's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Indenture Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  The Indenture Trustee shall subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon third party claims relating to information included in any Form 10-K provided by the Trustee other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs arising out of third party claims relating to information contained in the Depositor Certification, the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21. In addition, the Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee's obligations under this Section
4.02 or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Indenture Trustee, in connection with a breach of the Indenture Trustee's obligations under this
Section 4.02 or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Indenture Trustee on the other.

                  (e) Nothing shall be construed from the foregoing subsections
(a), (b) and (c) to require the Indenture Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Indenture Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 4.02(b) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Indenture Trustee of any obligation under this Agreement.

                  (f) Upon any filing with the Securities and Exchange Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (g) Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

                  (h) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Indenture Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b). Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

                  (i) Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and this Section 4.02 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. ss.ss. 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

                  (j) Each Form 8-K shall be filed by the Indenture Trustee within 15 days after each Payment Date, with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit C-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (k) In addition, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit C-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Indenture Trustee's certification shall be delivered to the Depositor by no later than March 19th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Indenture Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, the Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee's obligations under this Section 4.02(c) or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Indenture Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.02 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Indenture Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.02 with respect to the Depositor or
Section 4.02(c) with respect to the Indenture Trustee or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Indenture Trustee on the other.

                  (l) Upon any filing with the Securities and Exchange Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (m) Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

                  (n) To the extent that, following the Closing Date, the Depositor certifies to the Indenture Trustee that reports and certifications differing from those required under this Section 4.02 comply with the reporting requirements under the Exchange Act, the Indenture Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 4.02 (in accordance with Section 7.01) in order to comply with such amended reporting requirements and such amendment of this Section 4.02. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its rights, protections, obligations and immunities under this Servicing Agreement.

                                    ARTICLE V

                               THE MASTER SERVICER

                  Section 5.01. LIABILITY OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

                  Section 5.02. MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF THE MASTER SERVICER. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Master Servicer will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Servicing Agreement.

                  The Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and PROVIDED, FURTHER, that each Rating Agency's rating of the Notes in effect immediately prior to such merger or consolidation will not be qualified, reduced, or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

                  Section 5.03. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. None of the Master Servicer or any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuer, the Depositor, the Owner Trustee, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Notes, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Servicing Agreement; provided, however, that the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Servicing Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Noteholders to receive any amount in the Collection Account.

                  Section 5.04. MASTER SERVICER NOT TO RESIGN. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Indenture Trustee. No resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Servicing Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Servicing Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  Section 5.05. DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of
Section 5.04.

                  Section 5.06. RIGHTS OF THE ISSUER IN RESPECT OF THE MASTER SERVICER. The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Issuer and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Issuer and the Indenture Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Servicing Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Issuer and the Indenture Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to the Basic Documents or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Indenture Trustee or the Trust Estate, and in any case, the Issuer or the Indenture Trustee as the case may be, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer or the Master Servicer, (iv) disclosure as required pursuant to this Servicing Agreement or
(v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Basic Documents approved in advance by the Issuer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Issuer may, but is not obligated to, enforce the obligations of the Master Servicer under this Servicing Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Servicing Agreement or exercise the rights of the Master Servicer under this Servicing Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Servicing Agreement by virtue of such performance by the Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Servicing Agreement or otherwise.

                  Section 5.07. INDEMNIFICATION. (a) The Master Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without negligence (gross negligence in the case of the Owner Trustee) or willful misconduct on its part, arising out of, or in connection with, the failure by the Master Servicer to perform its duties in compliance with this Servicing Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document, provided that:

                  (i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Master Servicer written notice thereof as soon as practicable after a Responsible Officer of the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof, it being understood that failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder;

                  (ii) while maintaining control over its own defense, the Depositor, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Master Servicer, which consent shall not be unreasonably withheld.

                  To the extent that the Indenture Trustee is not indemnified by the Master Servicer hereunder, it shall be indemnified by the Issuer pursuant to
Section 6.07 of the Indenture.

                  (b) The Master Servicer agrees to indemnify the Indemnified Parties for, and to hold the Indemnified Parties, harmless against, any Expenses which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, any other Basic Document, the Trust Estate, the administration of the Trust Estate or the action or inaction of such Indemnified Party, except to the extent such Expense is (i) caused by such Indemnified Party's own willful misconduct, gross negligence or bad faith or grossly negligent failure to act or (ii) incurred as a result of the inaccuracy of any representation or warranty contained in
Section 6.03 of the Trust Agreement expressly made by the Owner Trustee, solely with respect to the Owner Trustee.

                  (c) No termination of this Servicing Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee shall affect the obligations created by this Section 5.06 of the Master Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this Servicing Agreement and the resignation or removal of the Master Servicer. Any amounts to be paid by the Master Servicer pursuant to this Subsection may not be paid from the Trust Estate.

                                   ARTICLE VI

                                     DEFAULT

                  Section 6.01. MASTER SERVICER EVENTS OF DEFAULT.

                  (a) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Indenture Trustee for payment to the Noteholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Notes and this Servicing Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of not less than [__]% of the aggregate Note Balances of the Notes; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Servicing Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.01, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Indenture Trustee or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

                  (vii) any failure of the Master Servicer to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

                  If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, the Depositor or the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least [__]% of Voting Rights, the Indenture Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vii) hereof shall occur, the Indenture Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof and the Indenture Trustee or a successor Master Servicer appointed in accordance with Section 6.02, shall immediately make such P&I Advance and assume, pursuant to Section 6.02, the duties of a successor Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Servicing Agreement, and to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Servicing Agreement, including, without limitation, the transfer within one Business Day to the Indenture Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Payment Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Servicing Agreement on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances or otherwise, and shall continue to be entitled to the benefits of Section 5.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 6.01, the Indenture Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by a Responsible Officer of the Indenture Trustee and such notice references the Notes, the Trust Estate or this Servicing Agreement.

                  Section 6.02. INDENTURE TRUSTEE TO ACT; APPOINTMENT OF
                                SUCCESSOR.

                  (a)(1) On and after the time the Master Servicer receives a notice of termination, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Servicing Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Indenture Trustee (except for any representations or warranties of the Master Servicer under this Servicing Agreement, the responsibilities, duties and liabilities contained in Section
2.01 and the obligation to deposit amounts in respect of losses pursuant to
Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.01; provided, however, that if the Indenture Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Indenture Trustee shall not be obligated to make P&I Advances pursuant to Section 4.01; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 6.01 shall not be considered a default by the Indenture Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Indenture Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 6.02(a)(2) below, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Notes entitled to at least [__]% of the Voting Rights so request in writing to the Indenture Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $[__________], as the successor to the Master Servicer under this Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Servicing Agreement.

                  The Indenture Trustee or other successor master servicer shall be entitled to be reimbursed by the Master Servicer (or by the Trust Estate if the Master Servicer is unable to fulfill its obligations hereunder or if the Indenture Trustee is acting as successor Master Servicer) for all reasonable out-of-pocket costs (such expenses of the Indenture Trustee to be documented by the Indenture Trustee to the extent possible) associated with the transfer of servicing from the predecessor master servicer, including without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.

                  (2) No appointment of a successor to the Master Servicer under this Servicing Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Servicing Agreement, the Indenture Trustee shall act in such capacity as hereinabove provided.

                  Section 6.03. NOTIFICATION TO NOTEHOLDERS.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 6.01 above or any appointment of a successor to the Master Servicer pursuant to Section 6.02 above, the Indenture Trustee shall give prompt written notice thereof to the Owner Trustee, the Depositor and Noteholders at their respective addresses appearing in the Note Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to all Holders of Notes notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  Section 6.04. WAIVER OF MASTER SERVICER EVENTS OF DEFAULT.

                  The Holders representing at least [__]% of the Voting Rights evidenced by all Classes of Notes affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 6.01 may be waived only by all of the Holders of the Notes. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  Section 7.01. AMENDMENT. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Notes or the rating then assigned to the Notes, and the consent of the Indenture Trustee.

                  Section 7.02. GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 7.03. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

                  (a) in the case of the Master Servicer:

                  [_________________________]
                  [_________________________]
                  [_________________________]
                  Attention: [__________]

                  (b) in the case of Rating Agencies:

                  [Moody's Investors Service, Inc.
                  4th Floor
                  99 Church Street
                  New York, New York 10007
                  Attention: Residential Mortgage Monitoring Unit]

                  [Standard & Poor's, a division of
                  The McGraw-Hill Companies, Inc.
                  55 Water Street - 41st Floor
                  New York, New York 10041
                  Attention: Asset Backed Surveillance Group]

                  [Fitch Inc.
                  One State Street Plaza
                  New York, New York 10004]

                  [Dominion Bond Rating Services, Inc.
                  55 Broadway, 15th Floor
                  New York, New York 10006]

                  (c) in the case of the Owner Trustee, the Corporate Trust
Office:

                  [________________]
                  [________________]
                  [________________]
                  [________________]
                  Attention: [________________]

                  (d) in the case of the Issuer, to Citigroup Mortgage Loan Trust 200_-_:

                  [_________________________]
                  [________________]
                  [________________]
                  Attention: [________________]

                  (e) in the case of the Indenture Trustee:

                  [_________________________]
                  [________________]
                  [________________]
                  Attention: [________________]

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

                  Section 7.04. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Notes or the rights of the Noteholders thereof.

                  Section 7.05. THIRD-PARTY BENEFICIARIES. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Servicing Agreement.

                  Section 7.06. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 7.07. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 7.08. TERMINATION. The respective obligations and responsibilities of the Master Servicer and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to
Section 4.10 thereof.

                  Section 7.09. NO PETITION. The Master Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Servicing Agreement by one year.

                  Section 7.10. NO RECOURSE. The Master Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Servicing Agreement.

                  Section 7.11. INDENTURE TRUSTEE RIGHTS. The Indenture Trustee shall be entitled to the same rights, protections, indemnities and immunities afforded to it under the Indenture as if specifically set forth herein.

                  Section 7.12. COMPLIANCE. In order to comply with its duties under the U.S.A. Patriot Act, the Indenture Trustee shall obtain and verify certain information and documentation from the Master Servicer hereto, including but not limited to such Master Servicer's name, address, and other identifying information.

                                  ARTICLE VIII

                  DUTIES OF THE MASTERSERVICER AS ADMINISTRATOR

                  Section 8.01. ADMINISTRATIVE DUTIES.

                  (a) DUTIES WITH RESPECT TO THE INDENTURE. The Administrator shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Administrator shall consult with the Owner Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Indenture. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

                  (b) DUTIES WITH RESPECT TO THE ISSUER.

                  (i) In addition to the duties of the Administrator set forth in this Servicing Agreement or any of the Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Servicing Agreement or any of the Basic Documents or under state and federal tax and securities laws (including, but not limited to, UCC filings in applicable jurisdictions and annual compliance certificates, if any), and at the request of the Owner Trustee or the Indenture Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Servicing Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Notes (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Indenture Trustee or the Owner Trustee.

                  (ii) Notwithstanding anything in this Servicing Agreement or any of the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee and Certificate Paying Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.03 of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Certificate Paying Agent pursuant to such provision.

                  (iii) In carrying out the foregoing duties or any of its other obligations under this Servicing Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer in any material respect than with terms made available to unrelated third parties.

                  (c) TAX MATTERS. The Administrator shall prepare, on behalf of the Owner Trustee, financial statements and such annual or other reports of the Issuer as are necessary for the preparation by the Indenture Trustee of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including, without limitation, Form 1099.

                  (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (A) the amendment of or any supplement to the
                  Indenture;

                           (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                           (C) the amendment, change or modification of this
                  Servicing Agreement or any of the Basic Documents to which the Indenture Trustee or the Owner Trustee, as applicable, is a party;

                           (D) the appointment of successor Certificate Paying
                  Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                           (E) the removal of the Indenture Trustee.

                  (e) MASTER SERVICER SHALL ACT AS ADMINISTRATOR. By execution of this Agreement, the Master Servicer agrees to be bound as Administrator and shall perform the obligations of the Administrator as described herein.

                  Section 8.02. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed under this Servicing Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee and the Owner Trustee at any time during normal business hours.

                  Section 8.03. ADDITIONAL INFORMATION TO BE FURNISHED. The Administrator shall furnish to the Issuer, the Indenture Trustee and the Owner Trustee from time to time such additional information regarding the Mortgage Loans and the Notes as the Issuer, the Indenture Trustee or the Owner Trustee shall reasonably request.

                  Section 8.04. NO RECOURSE TO OWNER TRUSTEE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Citigroup Mortgage Loan Trust 200_-_, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

                  IN WITNESS WHEREOF, the Master Servicer, the Issuer and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.


                                                    [_________________________]
                                                    as Master Servicer



                                                    By:________________________
                                                    Name:
                                                    Title:



                                                    CITIGROUP MORTGAGE LOAN
                                                    TRUST 200_-_, as Issuer



                                                    By: [____________], not in
                                                    its individual capacity, but
                                                    solely as Owner Trustee



                                                    By:________________________
                                                    Name:
                                                    Title:



                                                    [_________________________]
                                                    as Indenture Trustee



                                                    By:________________________
                                                    Name:
                                                    Title:



                                                    By:________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE
                                (Filed Manually)

(In accordance with Rule 202 of Regulation S-T, this Mortgage Loan Schedule is being filed in paper pursuant to a continuing hardship exemption.)

                                    EXHIBIT B

                           FORM OF REQUEST FOR RELEASE
                             (for Indenture Trustee)

LOAN INFORMATION

        Name of Mortgagor:           ______________________________

        Master Servicer
        Loan No.:                    ______________________________

INDENTURE TRUSTEE

        Name:                        ______________________________

        Address:                     ______________________________

        Trustee Mortgage
        File No.:                    ______________________________

ISSUER

Name:                                CITIGROUP MORTGAGE LOAN TRUST 200_-_

Address:                             ______________________________

Certificates:                        Asset-Backed Notes, Series 200_-_.

                  The undersigned Master Servicer hereby acknowledges that it has received from [_________________________], as Indenture Trustee for the Holders of Asset-Backed Notes, Series 200_-_, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Servicing Agreement, dated as of [_____________], among the Indenture Trustee, the Issuer and the Master Servicer (the "Servicing Agreement").

(  )      Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Indenture Trustee.

(  )      Mortgage recorded on _________________________ as instrument no.
          ____________________ in the County Recorder's Office of the County of
          _______________, State of __________________ in
          book/reel/docket_________________ of official records at page/image
          _____________.

(  )      Deed of Trust recorded on ___________________ as instrument no.
          ________________ in the County Recorder's Office of the County of
          _________________, State of ____________________ in book/reel/docket
          _________________ of official records at page/image ______________.

(  )      Assignment of Mortgage or Deed of Trust to the Indenture Trustee,
          recorded on __________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ------------.

(  )      Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(  )      -----------------------------------

(  )      -----------------------------------

(  )      -----------------------------------

(  )      -----------------------------------

                  The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Indenture Trustee, solely for the purposes provided in the Servicing Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Indenture Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Servicing Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Indenture Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:
                                     [_________________________]



                                     By:________________________
                                     Name:
                                     Title:

                                   EXHIBIT C-1

      FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                                  Certification

                  I, [identify the certifying individual], certify that:

                  1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K [identify issuing entity] (i.e., the name of the specific deal to which this certification relates rather than just the name of the Depositor)] (the "Exchange Act periodic reports");

                  2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                  3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                  4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and

                  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party:
[_____________].


                                     CITIGROUP MORTGAGE LOAN TRUST INC.


                                     By:________________________
                                     Name:
                                     Title:
                                     Date:

                                   EXHIBIT C-2

                           FORM OF CERTIFICATION TO BE
               PROVIDED TO THE DEPOSITOR BY THE INDENTURE TRUSTEE

         Re: Citigroup Mortgage Loan Trust 200_-_ (the "Trust" or the "Issuer") Asset-Backed Notes, Series 200_-_

                  I, [identify the certifying individual], a [title] of [_________________________], as Indenture Trustee, hereby certify to Citigroup Mortgage Loan Trust Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year 2005, and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Indenture Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Indenture Trustee under the Servicing Agreement is included in these distribution reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated [_____________] (the "Indenture"), between Citigroup Mortgage Loan Trust 200_-_, as issuer, and [_________________________], as indenture trustee.


                                     [_________________________],
                                     as Indenture Trustee


                                     By:________________________
                                     Name:
                                     Title:
                                     Date:

                                    EXHIBIT D

                              OFFICER'S CERTIFICATE
                    REGARDING ANNUAL STATEMENT OF COMPLIANCE

___________________ Trust, Series 200_-___

_______________ Asset-Backed Notes

                  I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the
"Master Servicer"), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Servicing Agreement, dated as of ____________, _____ (the "Servicing Agreement"), among _____________________, as issuer, the Master Servicer, as master servicer and ________________, as indenture trustee.

                  2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Servicing Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Servicing Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

Dated: _________________

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.


                                     By:________________________
                                     Name:
                                     Title:



                  I, _________________________, a (an) __________________ of the
[Master Servicer], hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the [Master Servicer] and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.


                                     By:________________________
                                     Name:
                                     Title: